As filed with the Securities and Exchange Commission on March 15, 2022

Registration No. 333-256598

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 6

to

FORM S-11

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

STRATEGIC STORAGE TRUST VI, INC.

(Exact Name of Registrant as Specified in Its Governing Instruments)

10 Terrace Road

Ladera Ranch, California 92694

(877) 327-3485

(Address, Including Zip Code and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Nicholas M. Look

Secretary

Strategic Storage Trust VI, Inc.

10 Terrace Road

Ladera Ranch, California 92694

(877) 327-3485

(Name, Address, Including Zip Code and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Michael K. Rafter, Esq.

Erin Reeves McGinnis, Esq.

NELSON MULLINS RILEY & SCARBOROUGH LLP

201 17th Street NW

Suite 1700

Atlanta, Georgia 30363

(404) 322-6000

Approximate date of commencement of proposed sale to the public: As soon as practicable following effectiveness of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☒

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant files a further amendment which specifically states that this Registration Statement will thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement becomes effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell any of the securities described in this prospectus until the registration statement that we have filed with the U.S. Securities and Exchange Commission is effective. This prospectus is not an offer to sell the securities, and it is not soliciting an offer to buy these securities, in any state where an offer or sale of the securities is not permitted.

SUBJECT TO COMPLETION

PRELIMINARY PROSPECTUS DATED MARCH 15, 2022

Maximum Offering of $1,095,000,000 in Shares of Common Stock

Strategic Storage Trust VI, Inc. is a newly organized Maryland corporation that intends to elect to qualify as a real estate investment trust, or REIT, for federal income tax purposes for the taxable year ended December 31, 2021. We expect to use a substantial amount of the net proceeds from this offering to primarily invest in income-producing and growth self storage properties and related self storage real estate investments. We are externally advised by Strategic Storage Advisor VI, LLC, our advisor. SmartStop REIT Advisors, LLC, our sponsor, is the sole voting member of our advisor and Strategic Storage Property Management VI, LLC, our property manager.

We are offering up to $1.0 billion in shares of our common stock in our primary offering, consisting of three classes of shares: Class A shares for $10.33 per share (up to $450 million in shares), Class T shares for $10.00 per share (up to $450.0 million in shares), and Class W shares for $9.40 per share (up to $100.0 million in shares). Our share classes are designed for and available for different categories of investors. All investors can choose to purchase Class A shares or Class T shares in the offering, while Class W shares are only available to investors purchasing through certain fee-based programs or registered investment advisers. The share classes have differing sales commissions, including an ongoing stockholder servicing fee with respect to Class T shares and an ongoing dealer manager servicing fee with respect to Class W shares. There are discounts available for certain categories of purchasers of Class A shares as described in the “Plan of Distribution” section of this prospectus. We are also offering up to $95.0 million in shares of our common stock pursuant to our distribution reinvestment plan at $9.81 per share for Class A shares, $9.50 per share for Class T shares and $9.40 per share for Class W shares. We will offer these shares until [        ], 2024, which is two years after the effective date of this offering, unless extended by our board of directors for an additional year as permitted under applicable law. Some jurisdictions require us to renew this registration annually. We reserve the right to reallocate shares offered among classes of shares and between our primary offering and our distribution reinvestment plan. We also reserve the right to terminate this offering in our sole discretion.

On February 26, 2021, we commenced a private offering of up to $200.0 million in shares of our common stock and up to $20.0 million in shares of our common stock pursuant to our distribution reinvestment plan to accredited investors only pursuant to a confidential private placement memorandum. As of March 1, 2022, we had sold approximately $83.7 million in shares in our private offering. We will redesignate all shares of common stock issued in our private offering as Class P shares. SmartStop OP, L.P., an affiliate of our sponsor and the operating partnership of SmartStop Self Storage REIT, Inc., contributed $5.0 million to our operating partnership in order to fund initial startup costs and to provide us with the flexibility to begin acquiring properties prior to raising substantial funds in our private offering. The $5.0 million contribution was made net of sales commissions and dealer manager fees, but without giving effect to any other discounts available in the private offering. Due to the proceeds raised in our private offering and our existing operations, there is no minimum number of shares we must sell before accepting subscriptions in this offering.

We are an “emerging growth company” under the federal securities laws and will be subject to reduced public company reporting requirements. Investing in our common stock involves a high degree of risk. You should purchase these securities only if you can afford a complete loss of your investment. See “Restrictions on Ownership and Transfer” beginning on page 167 to read about limitations on transferability. See “Risk Factors” beginning on page 24 to read about the risks you should consider before buying shares of our common stock. The most significant risks include the following:

•

No public market currently exists for shares of our common stock and we may not list our shares on a national securities exchange before three to five years after completion of this offering, if at all; therefore, it may be difficult to sell your shares. If you sell your shares, it will likely be at a substantial discount. Our charter does not require us to pursue a liquidity transaction at any time.

•

Until we generate operating cash flows sufficient to pay distributions to you, we may pay distributions from financing activities, which may include borrowings in anticipation of future cash flows or the net proceeds of this offering (which may constitute a return of capital). Therefore, it is likely that some or all of the distributions that we make will represent a return of capital to you, at least in the first few years of operation. We are not prohibited from undertaking such activities by our charter, bylaws or investment policies, and we may use an unlimited amount from any source to pay our distributions, and it is likely that we will use offering proceeds to fund a majority of our initial distributions.

•

This is an initial public offering; we have little operating history, and the prior performance of real estate programs sponsored by our sponsor or its affiliates may not be indicative of our future results.

•

This is a “best efforts” offering. If we are unable to raise substantial funds in this offering, we may not be able to invest in a diverse portfolio of real estate and real estate-related investments, and the value of your investment may fluctuate more widely with the performance of specific investments.

•

We are a “blind pool” because we have not identified any properties to acquire with the net proceeds from this offering. As a result, you will not be able to evaluate the economic merits of our future investments prior to their purchase. We may be unable to invest the net proceeds from this offering on acceptable terms to investors, or at all.

•

Investors in this offering will experience immediate dilution in their investment primarily because (i) we pay upfront fees in connection with the sale of our shares that reduce the proceeds to us, (ii) pursuant to our private offering, as of March 1, 2022, we have sold approximately 8.8 million shares of our common stock at a weighted average purchase price of approximately $9.48 per share and received weighted average net proceeds of approximately $8.71 per share, and (iii) we paid organization and other offering expenses in connection with our private offering.

•	There are substantial conflicts of interest among us and our sponsor, advisor, property manager, and transfer agent.

•

Our advisor will face conflicts of interest relating to the purchase of properties, including conflicts with SmartStop Self Storage REIT, Inc., the parent company of our sponsor, and Strategic Storage Growth Trust II, Inc., and such conflicts may not be resolved in our favor, which could adversely affect our investment opportunities.

•

We have no employees and must depend on our advisor to select investments and conduct our operations. However, the personnel at our advisor and its affiliates are also the personnel of other advisory entities of other real estate programs. Accordingly, time spent on these other initiatives diverts attention from our activities, which could negatively impact us.

•	We will pay substantial fees and expenses to our advisor, its affiliates and participating broker-dealers, which will reduce cash available for investment and distribution.

•	We may incur substantial debt, which could hinder our ability to pay distributions to our stockholders or could decrease the value of your investment.

•	We may fail to qualify as a REIT, which could adversely affect our operations and our ability to make distributions.

•	Our board of directors may change any of our investment objectives without your consent.

Neither the Securities and Exchange Commission, the Attorney General of the State of New York nor any other state securities regulator has approved or disapproved of our common stock, determined if this prospectus is truthful or complete or passed on or endorsed the merits of this offering. Any representation to the contrary is a criminal offense. Securities regulators have not passed upon whether this offering can be sold in compliance with existing or future suitability or conduct standards, including the “Regulation Best Interest” standard, to any or all purchasers.

The use of projections or forecasts in this offering is prohibited. Any representation to the contrary and any predictions, written or oral, as to the amount or certainty of any present or future cash benefit or tax consequence which may flow from an investment in our shares of common stock is prohibited.

	Price to Public	Sales Commissions*	Dealer Manager Fee*	Net Proceeds (Before Expenses)
Primary Offering
Per Class A Share	$10.33	$0.62	$0.31	$9.40
Per Class T Share	$10.00	$0.30	$0.30	$9.40
Per Class W Share	$9.40	$—	$—	$9.40
Total Maximum (1)	$1,000,000,000	$40,500,000	$27,000,000	$932,500,000
Distribution Reinvestment Plan
Per Class A Share	$9.81	$—	$—	$9.81
Per Class T Share	$9.50	$—	$—	$9.50
Per Class W Share	$9.40	$—	$—	$9.40
Total Maximum	$95,000,000	$—	$—	$95,000,000

(1)	Assumes $450.0 million in Class A shares, $450.0 million in Class T shares and $100.0 million in Class W shares are sold.
*

The maximum amount of sales commissions we will pay is 6% of the gross offering proceeds in our primary offering. The maximum amount of dealer manager fees we will pay is 3% of the gross offering proceeds in our primary offering. The amount of sales commissions differs among Class A shares, Class T shares and Class W shares. The sales commissions and, in some cases, the dealer manager fee, will not be charged or may be reduced with regard to shares sold to or for the account of certain categories of purchasers. The reduction in these fees will be accompanied by a reduction in the per share purchase price, except that shares sold under the distribution reinvestment plan will be sold at set prices as set forth above. See “Plan of Distribution.” We will also pay our dealer manager ongoing fees not shown in the table above, including (i) a monthly stockholder servicing fee for Class T shares that will accrue daily in the amount of 1/365th of 1% of the purchase price per share of Class T shares sold in our primary offering, and (ii) a monthly dealer manager servicing fee for Class W shares that will accrue daily in the amount of 1/365th of 0.5% of the purchase price per share of Class W shares sold in our primary offering. In the aggregate, underwriting compensation from all sources, including the sales commission, dealer manager fees, stockholder servicing fees and dealer manager servicing fees will not exceed the 10% limitation on underwriting compensation imposed by FINRA.

Pacific Oak Capital Markets, LLC is the dealer manager of this offering and will offer the shares on a best efforts basis. Our dealer manager is a member firm of the Financial Industry Regulatory Authority. The minimum permitted purchase is generally $5,000.

[                    ], 2022

EXPLANATORY NOTE

Prior to commencing this offering, all outstanding shares of common stock issued in the private placement offering will be classified as Class P common stock. We are offering Class A common stock, Class T common stock and Class W common stock in this offering. We will (i) file Articles of Amendment to change the designation of our common stock to Class P common stock and (ii) file Articles Supplementary to reclassify some of our Class P common stock into Class A common stock, Class T common stock and Class W common stock. We will amend and restate our advisory agreement with our advisor and our operating partnership agreement and will enter into a new dealer manager agreement with our dealer manager, and an affiliate of our dealer manager will acquire a 10% non-voting membership interest in our advisor. In this draft prospectus, we generally assume that all of these events have occurred.

i

SUITABILITY STANDARDS

An investment in our shares of common stock involves significant risks and is only suitable for persons who have adequate financial means, desire a relatively long-term investment, and will not need liquidity from their investment. Initially, there will be no public market for our shares and we cannot assure you that one will develop, which means that it may be difficult for you to sell your shares. This investment is not suitable for persons who seek liquidity or guaranteed income, or who seek a short-term investment.

In consideration of these factors, we have established suitability standards for an initial purchaser or subsequent transferee of our shares. These suitability standards require that a purchaser of shares have, excluding the value of a purchaser’s home, furnishings and automobiles, either:

•	a net worth of at least $250,000; or

•	a gross annual income of at least $70,000 and a net worth of at least $70,000.

Several states have established suitability requirements that are more stringent than our standards described above. Shares will be sold only to investors in these states who meet our suitability standards set forth above along with the special suitability standards set forth below:

•	For Alabama Residents - Shares will only be sold to Alabama residents representing that they have a liquid net worth of at least 10 times their investment in us and our affiliates.

•	For California Residents - Investments in our shares by residents of the State of California must not exceed 10% of such investor’s net worth.

•

For Idaho Residents - Purchasers residing in Idaho must have either (a) a liquid net worth of $85,000 and annual gross income of $85,000 or (b) a liquid net worth of $300,000. Additionally, an Idaho investor’s total investment in us shall not exceed 10% of his or her liquid net worth.

•

For Kansas Residents - It is recommended by the office of the Kansas Securities Commissioner that Kansas investors not invest, in the aggregate, more than 10% of their liquid net worth in this and other non-traded REITs.

•

For Kentucky Residents - Investments by residents of the State of Kentucky must not exceed 10% of such investor’s liquid net worth in our shares or the shares of our affiliates’ non-publicly traded REITs.

•

For Maine Residents - The Maine Office of Securities recommends that an investor’s aggregate investment in this offering and similar direct participation investments not exceed 10% of the investor’s liquid net worth.

•

For Massachusetts Residents – Massachusetts investors may not invest more than 10% of their liquid net worth in us, in illiquid business development companies, illiquid REITs, and illiquid direct participation programs.

•	For Missouri Residents - No more than 10 percent (10%) of any one (1) Missouri investor’s liquid net worth shall be invested in any single class of our stock.

•

For Nebraska Residents - In addition to the suitability standards above, Nebraska investors must limit their aggregate investment in our shares and in other non-publicly traded REITs to 10% of such investor’s net worth. Accredited investors, as defined in 17 C.F.R. § 230.501, as amended, are not subject to this limitation.

•

For New Jersey Residents - Shares will only be sold to residents of New Jersey who have either (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of at least $85,000, or (b) a minimum liquid net worth of $350,000. In addition, a New Jersey investor’s investment in us, our affiliates, and other non-publicly traded direct investment programs (including real estate investment trusts, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) may not exceed 10% of his or her liquid net worth.

•

For New Mexico Residents - In addition to the suitability standards above, the State of New Mexico requires that each investor in that state limit his or her investment in us, our affiliates, and other non-traded real estate investment trusts to not more than 10% of their liquid net worth.

•

For North Dakota Residents - Shares will only be sold to residents of the State of North Dakota representing that they have a net worth of at least 10 times their investment in us and that they meet one of our suitability standards.

•

For Ohio Residents - It shall be unsuitable for an Ohio investor’s aggregate investment in shares of us, our affiliates, and in other non-traded real estate investment trusts to exceed 10% of his or her liquid net worth.

•

For Oregon Residents - Shares will only be sold to residents of the State of Oregon representing that they have a liquid net worth of at least 10 times their investment in us and our affiliates and that they meet one of our suitability standards.

•	For Pennsylvania Residents - A Pennsylvania resident’s investment in us must be no more than 10% of his or her net worth.

•	For Tennessee Residents - A Tennessee resident’s investment in us must not exceed 10% of his or her liquid net worth (exclusive of home, home furnishings and automobiles).

•

For Vermont Residents - Accredited investors in Vermont, as defined in 17 C.F.R. § 230.501, as amended, may invest freely in this offering. In addition to the suitability standards described above, non-accredited Vermont investors may not purchase an amount in this offering that exceeds 10% of the investor’s liquid net worth.

For purposes of determining the suitability of an investor, net worth in all cases should be calculated excluding the value of an investor’s home, home furnishings, and automobiles. Other than as set forth above, “liquid net worth” is defined as that portion of net worth which consists of cash, cash equivalents, and readily marketable securities.

We will not accept any subscriptions or subscription proceeds or issue any shares to Pennsylvania investors unless and until we raise a minimum of $50,000,000 in gross offering proceeds (including sales made to residents of other jurisdictions). Because this minimum closing amount is less than $100,000,000, Pennsylvania investors are cautioned to carefully evaluate our ability to fully accomplish our stated objectives and to inquire as to the current dollar volume of our subscription proceeds.

The minimum initial investment is at least $5,000 in shares, except for purchases by (1) our existing stockholders, including purchases made pursuant to the distribution reinvestment plan, (2) existing investors in other programs sponsored by our sponsor and its affiliates, which may be in lesser amounts, and (3) purchases made by an IRA, for which the minimum initial investment is at least $1,500. After you have purchased the minimum investment, any additional purchases must be investments of at least $100, except for purchases of shares pursuant to our distribution reinvestment plan, which may be in lesser amounts. In addition, you may not transfer, fractionalize, or subdivide your investment in shares of our common stock so as to retain fewer than the number of shares of our common stock required under the applicable minimum initial investment. In order for retirement plans to satisfy the minimum initial investment requirements, unless otherwise prohibited by state law, spouses may contribute funds from their separate IRAs, provided that each such contribution is at least $100. You should note that an investment in shares of our common stock will not, in itself, create a retirement plan and that in order to create a retirement plan, you must comply with all applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”).

Our sponsor and each participating broker-dealer, authorized representative, or any other person selling shares on our behalf are required to make every reasonable effort to determine that the purchase of shares is a suitable and appropriate investment for each investor based on information provided by the investor regarding the investor’s financial situation and investment objectives. Our sponsor or the participating broker-dealer, authorized representative, or any other person selling shares on our behalf will make this determination based on information provided by such investor to our sponsor or the participating broker-dealer, authorized representative, or any other person selling shares on our behalf, including such investor’s age, investment objectives, investment experience, income, net worth, financial situation, and other investments held by such investor, as well as any other pertinent factors.

Our sponsor or the participating broker-dealer, authorized representative or any other person selling shares on our behalf will maintain records for at least six years of the information used to determine that an investment in the shares is suitable and appropriate for each investor.

In making this determination, our sponsor or the participating broker-dealer, authorized representative or other person selling shares on our behalf will, based on a review of the information provided by you, consider whether you:

•	meet the minimum income and net worth standards that we have established;

•	can reasonably benefit from an investment in our common stock based on your overall investment objectives and portfolio structure;

•	are able to bear the economic risk of the investment based on your overall financial situation; and

•	have an apparent understanding of:

•	the fundamental risks of an investment in our common stock;

•	the risk that you may lose your entire investment;

•	the lack of liquidity of our common stock;

•	the restrictions on transferability of our common stock;

•	the background and qualifications of our advisor and its affiliates; and

•	the tax consequences of an investment in our common stock.

In the case of sales to fiduciary accounts, the suitability standards must be met by the fiduciary account, the person who directly or indirectly supplied the funds for the purchase of the shares, or the beneficiary of the account. Given the long-term nature of an investment in our shares, our investment objectives, and the relative illiquidity of our shares, our suitability standards are intended to help ensure that shares of our common stock are an appropriate investment for those of you who become investors.

On June 5, 2019, the SEC adopted Regulation Best Interest, which establishes a new standard of conduct for broker-dealers and natural persons who are associated persons of a broker-dealer under the Exchange Act, that enhances the standard beyond suitability. Broker-dealers have been required to comply with Regulation Best Interest since June 30, 2020. Regulation Best Interest includes the general obligation that broker-dealers shall act in the “best interest” of retail customers in making any recommendation of any securities transaction or investment strategy, without putting the financial or other interests of the broker-dealer ahead of the retail customer. When making such a recommendation, a broker-dealer must act in such customer’s best interest at the time the recommendation is made. Furthermore, broker-dealers are under a duty of care to evaluate other reasonably available alternatives in the purchaser’s best interest and such alternatives are likely to exist. Additionally, under Regulation Best Interest, high cost, high risk, and complex products may require greater scrutiny by broker-dealers and their salespersons before they recommend such products. Listed entities may be reasonable alternatives to an investment in us, and may feature characteristics like lower cost, less complexity, and lesser or different risks than an investment in us; investments in listed securities often involve nominal or no commissions at the time of initial purchase. The general obligation can be satisfied by the broker-dealer’s compliance with four specified component obligations: (i) provide certain required disclosure before or at the time of the recommendation, about the recommendation and the relationship between the broker-dealer and the retail customer; (ii) exercise reasonable diligence, care, and skill in making the recommendation; (iii) establish, maintain, and enforce written policies and procedures reasonably designed to address conflicts of interest; and (iv) establish, maintain, and enforce written policies and procedures reasonably designed to achieve compliance with Regulation Best Interest. Like existing suitability obligations, the component obligations of Regulation Best Interest contain a quantitative standard. Such quantitative standard may be more or less restrictive pursuant to Regulation Best Interest than under the suitability standard. The impact of Regulation Best Interest on broker-dealers cannot be determined at this time as no administrative or case law exists under Regulation Best Interest and the full scope of its applicability is uncertain. In addition to Regulation Best Interest, certain states, including Massachusetts, have adopted or may adopt state-level standards that seek to further enhance the broker-dealer standard of conduct to a fiduciary standard for all broker-dealer recommendations made to retail customers in their states. In comparison to the standards of Regulation Best Interest, the Massachusetts fiduciary standard, for example, requires broker-dealers to adhere to the duties of utmost care and loyalty to customers. The Massachusetts standard requires a broker-dealer to make recommendations without regard to the financial or any other interest of any party other than the retail customer, and that broker-dealers must make all reasonably practicable efforts to avoid conflicts of interest, eliminate conflicts that cannot reasonably be avoided, and mitigate conflicts that cannot reasonably be avoided or eliminated. In addition, broker-dealers are required to provide retail investors a brief relationship summary, or Form CRS, that summarizes for the investor key information about the broker-dealer. Form CRS is different from this prospectus, which contains information regarding this offering and our company.

v

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. Such statements can be identified by the use of forward-looking terminology such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “would,” “could,” “should” and variations of these words and similar expressions. Although we believe that our expectations reflected in the forward-looking statements are based on reasonable assumptions, these expectations may not prove to be correct.

The forward-looking statements included or incorporated by reference herein are based upon our current expectations, plans, estimates, assumptions and beliefs that involve numerous risks and uncertainties. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, our actual results and performance could differ materially from those set forth in the forward-looking statements. Factors that could have a material adverse effect on our operations and future prospects include, but are not limited to:

•	our ability to raise capital and effectively deploy the proceeds raised in this offering in accordance with our investment strategy and objectives;

•	the failure of properties to perform as we expect;

•	risks associated with acquisitions, dispositions and development of properties;

•	our failure to successfully integrate acquired properties and operations;

•	unexpected delays or increased costs associated with any development projects;

•	the availability of cash flows from operating activities for distributions and capital expenditures;

•	difficulties in economic conditions generally and the real estate, debt, and securities markets specifically, including those related to the COVID-19 pandemic;

•	legislative or regulatory changes, including changes to the laws governing the taxation of REITs;

•	our failure to obtain, renew, or extend necessary financing or access the debt or equity markets;

•	conflicts of interest arising out of our relationships with our sponsor, advisor, and their affiliates;

•	risks associated with using debt to fund our business activities, including re-financing and interest rate risks;

•	increases in interest rates, operating costs, or greater than expected capital expenditures;

•	changes to U.S. generally accepted accounting principles (“GAAP”); and

•	our ability to continue to qualify as a REIT.

Any of the assumptions underlying forward looking statements could prove to be inaccurate. You are cautioned not to place undue reliance on any forward-looking statements included or incorporated by reference in this prospectus. All forward-looking statements are made as of the date of this prospectus and the risk that actual results will differ materially from the expectations expressed in this prospectus will increase with the passage of time. Except as otherwise required by the federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements after the date of this prospectus, whether as a result of new information, future events, changed circumstances or any other reason. In light of the significant uncertainties inherent in the forward-looking statements included or incorporated by reference in this prospectus, including, without limitation, the risks described under “Risk Factors,” the inclusion of such forward-looking statements should not be regarded as a representation by us or any other person that the objectives and plans set forth in this prospectus will be achieved.

SUMMARY OF PRINCIPAL RISK FACTORS

We are subject to numerous risks and uncertainties that could cause our actual results and future events to differ materially from those set forth or contemplated in our forward-looking statements, including those summarized below. The following list of risks and uncertainties is only a summary of some of the most important factors and is not intended to be exhaustive. This risk factor summary should be read together with the more detailed discussion of risks and uncertainties set forth under “Risk Factors.”

•

We have limited prior operating history and financing sources, and the prior performance of real estate investment programs sponsored by our sponsor and its affiliates may not be an indication of our future results.

•

There is currently no public trading market for our shares and there may never be one; therefore, it will be difficult for you to sell your shares. Our charter does not require us to pursue a liquidity transaction at any time.

•

You may be unable to sell your shares because your ability to have your shares redeemed pursuant to our share redemption program is subject to significant restrictions and limitations and if you are able to sell your shares under the program, you may not be able to recover the amount of your investment in our shares.

•	The actual value of shares that we redeem under our share redemption program may be substantially less than what we pay.

•

We have paid, and may continue to pay, distributions from sources other than cash flow from operations, which may include borrowings or the net proceeds of this offering (which may constitute a return of capital); therefore, we will have fewer funds available for the acquisition of properties, and our stockholders’ overall return may be reduced. Therefore, it is likely that some or all of the distributions that we make will represent a return of capital to you, at least in the first few years of operation.

•	We may be unable to pay or maintain cash distributions or increase distributions over time.

•

Investors in this offering will experience immediate dilution of their investment in us primarily because (i) we pay upfront fees in connection with the sale of our shares that reduce the proceeds to us, (ii) pursuant to our private offering, as of March 1, 2022, we have sold approximately 8.8 million shares of our common stock at a weighted average purchase price of approximately $9.48 per share and received weighted average net proceeds of approximately $8.71 per share, and (iii) we paid organization and other offering expenses in connection with our private offering.

•

This is a “best efforts” offering. If we are unable to raise substantial funds, we will be limited in the number and type of investments we may make, and the value of your investment will fluctuate with the performance of the specific properties we acquire.

•	Because this is a “blind pool” offering, you will not have the opportunity to evaluate the investments we will make with the proceeds of this offering before you purchase our shares.

•	We may suffer from delays in locating suitable investments, which could adversely affect our ability to make distributions and the value of your investment.

•

Our ability to operate profitably will depend upon the ability of our advisor to efficiently manage our day-to-day operations and the ability of our property manager and affiliates of our advisor to effectively manage our properties.

•

Because an affiliate of our dealer manager owns a 10% economic interest in our advisor, you may not have the benefit of an independent review of the prospectus or our company as is customarily performed in underwritten offerings.

•	Our advisor, property manager, and their officers and certain of our key personnel will face competing demands relating to their time, and this may cause our operating results to suffer.

•

Our advisor will face conflicts of interest relating to the purchase of properties, including conflicts with SmartStop and SSGT II, and such conflicts may not be resolved in our favor, which could adversely affect our investment opportunities.

•

Our advisor and its affiliates will face conflicts of interest relating to the incentive fee structure under our operating partnership agreement, which could result in actions that are not necessarily in the long-term best interests of our stockholders.

•	SSA may receive economic benefits from its status as a special limited partner without bearing any of the investment risk.

•	Our board of directors may change any of our investment objectives without your consent, including our focus on income-producing and growth self storage properties.

•

Payment of fees to our advisor and its affiliates will reduce cash available for investment and distribution. There are a number of such fees that may have to be paid and certain fees may be added or the amounts increased without stockholder approval.

•	The growth portion of our property acquisition strategy involves a higher risk of loss than more conservative investment strategies.

•

Because we are focused on the self storage industry, our rental revenues will be significantly influenced by demand for self storage space generally, and a decrease in such demand would likely have a greater adverse effect on our rental revenues than if we owned a more diversified real estate portfolio.

•	We will be subject to risks associated with joint venture partners in joint venture arrangements that otherwise may not be present in other real estate investments.

•	We are subject to additional risks as a result of any joint venture interest or properties we acquire in Canada.

•	We have broad authority to incur debt, and high debt levels could hinder our ability to make distributions and could decrease the value of your investment.

•	We have incurred, and intend to continue to incur, indebtedness secured by our properties, which may result in foreclosure.

•	Failure to qualify as a REIT would adversely affect our operations and our ability to make distributions as we will incur additional tax liabilities.

x

QUESTIONS AND ANSWERS ABOUT THIS OFFERING

Below we have provided some of the more frequently asked questions and answers relating to an offering of this type. Please see “Prospectus Summary” and the remainder of this prospectus for more detailed information about this offering.

Q:	What is a REIT?

A:	REIT stands for “real estate investment trust.” In general, a REIT is a company that:

•	combines the capital of many investors to acquire or provide financing for real estate properties;

•	allows individual investors to invest in a diversified real estate portfolio managed by a professional management team;

•	is required to distribute to investors at least 90% of its REIT taxable income each year; and

•

avoids the federal “double taxation” of corporate income because a REIT is generally not subject to federal corporate income taxes on its net income distributed to stockholders if it complies with certain requirements.

Q:	What is Strategic Storage Trust VI, Inc.?

A:

Strategic Storage Trust VI, Inc. is a recently-formed Maryland corporation that intends to qualify as a REIT for federal income tax purposes commencing with our taxable year ended December 31, 2021. We do not have any employees and are externally managed by our advisor, Strategic Storage Advisor VI, LLC.

Q.	Do you currently have any shares outstanding?

A.

Yes. On February 26, 2021, we commenced a private offering of up to $200 million in shares of our common stock to accredited investors only pursuant to a confidential private placement memorandum. As of March 1, 2022, we had received aggregate gross offering proceeds of approximately $83.7 million from the sale of common stock in our private offering, representing approximately 8.8 million shares.

Q:	Who is the sponsor of Strategic Storage Trust VI, Inc.?

A:

SmartStop REIT Advisors, LLC is our sponsor. Our sponsor is an indirect subsidiary of SmartStop Self Storage REIT, Inc. (“SmartStop”). SmartStop is a self-managed REIT with a fully integrated operations team of approximately 420 self storage professionals focused on growing the SmartStop® Self Storage brand. SmartStop, through our sponsor, also sponsors other self storage programs. SmartStop is one of the largest self storage companies in North America, with an owned and managed portfolio of 163 properties in 19 states and Ontario, Canada and comprising approximately 111,000 units and 12.6 million rentable square feet. SmartStop and its affiliates own or manage 19 operating self storage properties in the Greater Toronto Area, which total approximately 16,200 units and 1.7 million rentable square feet.

On March 10, 2021, SmartStop OP, L.P., an affiliate of our sponsor (“SmartStop OP”), contributed $5.0 million to our operating partnership, Strategic Storage Operating Partnership VI, L.P., in exchange for 549,450.55 units of limited partnership interest in our operating partnership (the “OP Investment”). The OP Investment was made net of sales commissions and dealer manager fees, but without giving effect to the early investor discounts available to the purchase of shares in our private offering. At the effective time of the OP Investment, SmartStop OP was admitted as a limited partner to our operating partnership. The proceeds of the OP Investment were primarily used to partially fund the acquisition of the Phoenix Property, as described elsewhere in this prospectus. As of March 1, 2022, SmartStop OP’s investment in our operating partnership represented approximately 6% of the outstanding units of limited partnership interest.

Q:	Do you currently own any self storage facilities?

A:

Yes. As of February 25, 2022, we owned six operating self storage facilities located in three states (Arizona, Florida, and Nevada) and joint venture interests in two development properties in Toronto, Ontario. As of February 25, 2022, our wholly-owned self storage portfolio was comprised as follows:

Property	Date Acquired	Purchase Price	Year Built	Approx. Sq. Ft. (net)	Approx. Units	% of Total Rentable Sq. Ft.	Physical Occupancy at Acquisition %	Physical Occupancy %(1)
Phoenix – AZ	3/11/2021	$16,000,000	2020	84,200	810	22%	44%	92%
Las Vegas – NV	6/1/2021	$8,000,000	2020	52,300	335	13%	20%	95%
Surprise – AZ	8/26/2021	$13,500,000	2017	72,800	665	19%	87%	91%
Phoenix II – AZ	11/30/2021	$11,000,000	2021	68,500	650	18%	0%	38	%(2)
Bradenton – FL	12/30/2021	$15,650,000	2020	64,400	800	16%	54%	66%
Apopka – FL	12/30/2021	$11,350,000	2021	45,300	320	12%	5%	33	%(3)

Total		$75,500,000		387,500	3,580	100%	38%	70%

(1)	Represents the occupied square feet divided by total rentable square feet as of February 25, 2022.
(2)	We acquired the Phoenix II property after the seller received a certificate of occupancy.
(3)	We acquired the Apopka property on December 30, 2021. The seller received certificate of occupancy and commenced operations on November 19, 2021.

Investments in Unconsolidated Real Estate Ventures

Toronto Property

On April 19, 2021, we (through our subsidiaries) and SmartCentres Real Estate Investment Trust (“SmartCentres”) (through its subsidiaries) closed on a tract of land located in Toronto, Ontario (the “Toronto Land”). The Toronto Land is owned by a limited partnership in which we (through our subsidiaries) and SmartCentres (through its subsidiaries) each own 50% of the limited partner interests and 50% of the general partner interests. At closing, we (through our subsidiaries) subscribed for 50% of the units of the limited partnership at an agreed upon subscription price of approximately $4.25 million CAD, representing a contribution equivalent to 50% of the purchase price of the Toronto Land. The contribution was funded with a combination of proceeds from our private offering and a term loan from SmartStop OP for approximately $2.1 million, as described elsewhere in this prospectus.

We expect that the limited partnership will develop the Toronto Land into a self storage facility containing approximately 1,200 storage units and approximately 98,500 square feet of rental space (the “Toronto Property”). We currently estimate that development costs will equal approximately $17.5 million CAD. The project is expected to be funded with debt proceeds. We expect the development to be completed in the second half of 2023.

Toronto II Property

On December 14, 2021, we (through our subsidiaries) and SmartCentres (through its subsidiaries) closed on three parcels of land located in Toronto, Ontario (the “Toronto II Property”). The Toronto II Property is owned by a limited partnership in which we (through our subsidiaries) and SmartCentres (through its subsidiaries) each own 50% of the limited partner interests and 50% of the general partner interests. At closing, we (through our subsidiaries) subscribed for 50% of the units of the limited partnership at an agreed upon subscription price of approximately $6.6 million CAD, representing a contribution equivalent to 50% of the purchase price of the Toronto II Property. The contribution was funded with proceeds from our private offering.

We expect that the limited partnership will develop the Toronto II Property into a self storage facility containing approximately 1,500 storage units and approximately 121,500 square feet of rental space. We currently estimate that development costs will equal approximately $22.6 million CAD. The project is expected to be funded with debt proceeds. We expect the development to be completed in the second half of 2023.

Q:	What is your primary investment strategy?

A:

Our primary investment strategy is to invest in income-producing and growth self storage properties and related self storage real estate investments in locations including, but not limited to, the United States and Canada, that are expected to support sustainable stockholder distributions over the long term while also achieving appreciation in the value of our properties and, hence, appreciation in stockholder value. While we intend to invest in a mix of income-producing and growth self storage properties, we do not have a planned allocation percentage between these two strategies at this time. We will seek to achieve our objectives by primarily investing in the following types of assets in the self storage asset class: (i) self storage facilities with stabilized occupancy rates; (ii) properties to be developed, currently under development or in lease-up; (iii) properties in need of expansion, redevelopment or repositioning; and (iv) other growth investments. We may also invest in mortgage loans, securities of real estate companies, and other real estate-related investments.

Q:	What is your strategy for use of debt?

A:

We intend to use medium-to-high leverage (between 50% to 60% loan to purchase price) to make investments. At certain times during this offering, our debt leverage levels may be temporarily higher as we acquire properties in advance of funds being raised in this offering. Our board of directors will regularly monitor our investment pipeline in relation to our projected fundraising efforts and otherwise evaluate market conditions related to our debt leverage ratios throughout this offering. As of December 31, 2021, our debt leverage was approximately 53%.

Q:	How will Strategic Storage Trust VI own its real estate properties?

A:

We intend to either wholly own properties, or own properties through joint ventures. For our wholly owned properties, Strategic Storage Operating Partnership VI, L.P., our subsidiary operating partnership, will own, directly or indirectly through one or more special purpose entities, all of these self storage properties. We may also own properties through one or more joint ventures, with our joint venture interest being held directly or indirectly through our operating partnership. We are the sole general partner of our operating partnership, and we control the operating partnership. This structure is commonly known as an UPREIT.

Q:	What is an UPREIT?

A:

UPREIT stands for “Umbrella Partnership Real Estate Investment Trust.” An UPREIT is a REIT that holds all or substantially all of its properties through a partnership in which the REIT (here SST VI) holds an interest. Using an UPREIT structure may give us an advantage in acquiring properties from persons who might not otherwise sell their properties because of unfavorable tax results. Generally, a sale of property directly to a REIT, or a contribution in exchange for REIT shares, is a taxable transaction to the selling property owner. However, in an UPREIT structure, a seller of a property who desires to defer taxable gain on the sale of his property may transfer the property to the UPREIT in exchange for limited partnership units in the UPREIT’s operating partnership without recognizing gain for tax purposes.

Q:	What is a taxable REIT subsidiary?

A:

A taxable REIT subsidiary is a fully taxable corporation that can perform activities unrelated to the leasing of self storage space to tenants or customers, such as third-party management, development and other independent business activities, as well as provide products and services to our tenants or customers. Our company is allowed to own up to 100% of the stock of taxable REIT subsidiaries. We will be subject to a 100% penalty tax on certain amounts if (i) the economic arrangements among our tenants and customers, our taxable REIT subsidiary and us or (ii) payment terms for services provided by our taxable REIT subsidiary for us, are not comparable to similar arrangements among unrelated parties. We, along with Strategic Storage TRS VI, Inc., a wholly-owned subsidiary of our operating partnership, made an election to treat Strategic Storage TRS VI, Inc. as a taxable REIT subsidiary. Strategic Storage TRS VI, Inc., among other things, conducts certain activities (such as selling moving supplies and locks and renting trucks or other moving equipment) that, if conducted by us, could cause us to receive non-qualifying income under the REIT gross income tests.

Q:	If I buy shares, will I receive distributions, and how often?

A:	Yes. We expect to pay distributions on a monthly basis to our stockholders. See “Description of Shares — Distribution Policy.”

Q:	Will the distributions I receive be taxable as ordinary income?

A:

Yes and no. Generally, distributions that you receive, including distributions that are reinvested pursuant to our distribution reinvestment plan, will be taxed as ordinary income to the extent they are from current or accumulated earnings and profits. We expect that some portion of your distributions may not be subject to tax in the year received because depreciation expense reduces taxable income but does not reduce cash available for distribution. In addition, we have made and may continue to make distributions using offering proceeds. We are not prohibited by our charter, bylaws or investment policies from using offering proceeds to make distributions. We may use an unlimited amount from any source to pay our distributions, and it is likely that we will use offering proceeds to fund a majority of our initial distributions. The portion of your distribution that is not subject to tax immediately is considered a return of investors’ capital for tax purposes and will reduce the tax basis of your investment. This, in effect, defers a portion of your tax until your investment is sold or we are liquidated, at which time you would be taxed at capital gains rates. However, because each investor’s tax considerations are different, we suggest that you consult with your tax advisor. You also should review the section of this prospectus entitled “Federal Income Tax Considerations.”

Q:	Are there risks involved in an investment in your shares?

A:

An investment in our shares is subject to significant risks, including risks related to this offering, risks related to conflicts of interest, risks related to the self storage industry, risks related to investments in real estate, risks associated with debt financing and federal income tax risks. You should carefully consider the information set forth in “Summary of Principal Risk Factors” beginning on page vii and “Risk Factors” beginning on page 24 for a discussion of the material risk factors relevant to an investment in our shares.

Q:	What will you do with the money raised in this offering?

A:

We will use the net offering proceeds from your investment to primarily make self storage investments pursuant to our acquisition strategy. We will focus on both income-producing and growth self storage properties. The diversification of our portfolio is dependent upon the amount of proceeds we receive in this offering. We intend to use the net offering proceeds to primarily make investments in self storage facilities and related self storage real estate investments and pay real estate-related acquisition fees and acquisition expenses. We may also use net offering proceeds to pay down debt or make distributions if our cash flows from operations are insufficient. See “Estimated Use of Proceeds” for a detailed discussion on the use of proceeds in connection with this offering.

Q:	What kind of offering is this?

A:

Through our dealer manager, we are offering a maximum of $1 billion in shares of our common stock in our primary offering, consisting of three classes of shares: Class A shares at a price of $10.33 per share (up to $450 million in shares), Class T shares at a price of $10.00 per share (up to $450 million in shares) and Class W shares at a price of $9.40 per share (up to $100 million in shares). These shares are being offered on a “best efforts” basis. We are also offering up to $95,000,000 in shares of our common stock at $9.81 per share for Class A shares, $9.50 per share for Class T shares and $9.40 per share for Class W shares pursuant to our distribution reinvestment plan to those stockholders who elect to participate in such plan as described in this prospectus. We reserve the right to reallocate the shares offered among classes of shares and between our primary offering and our distribution reinvestment plan.

Q:	Why are you offering three classes of your common stock?

A:

We are offering three classes of our common stock in order to provide investors with more flexibility in making their investment in us. In determining to offer three classes of shares of common stock, our board of directors took into consideration a number of factors, including amendments to FINRA Rule 2310 and NASD Rule 2340, as described more fully in FINRA Regulatory Notice 15-02. These amendments require investor account statements to reflect an estimated value per share as determined based on either the net investment method or appraised value method. The net investment method may only be used before 150 days following the second anniversary of the date we commenced this offering and generally determines the estimated value per share based on the “amount available for investment” percentage in the “Estimated Use of Proceeds” section of this prospectus, which deducts from gross offering proceeds the sales commissions, dealer manager fees, and organization and offering expenses. The appraised value method, which can be used at any time, consists of the appraised valuation disclosed in the issuer’s most recent periodic or current report filed with the Securities and Exchange Commission (“SEC”). In turn, the per share estimated value disclosed in an issuer’s most recent periodic or current report must be based on valuations of the assets and liabilities of the issuer and those valuations must be: (a) conducted by, or with the material assistance or confirmation of, a third party valuation expert or service; (b) performed at least annually; and (c) derived from a methodology that conforms to standard industry practice.

Q:	What are the similarities and differences between the three classes of common stock?

A:

The differences among each class relate to the sales commissions and other fees payable in respect of each class. All investors can choose to purchase Class A shares or Class T shares in the offering, while Class W shares are only available to certain categories of investors, as described below under the heading “Class W shares.” Each share of our common stock, regardless of class, will be entitled to one vote per share on matters presented to the common stockholders for approval. The following summarizes the differences in sales commissions and other fees among our classes of common stock.

	Class A Shares	Class T Shares		Class W Shares
Offering Price	$10.33	$10.00		$9.40
Sales Commissions	6%	3%		None
Dealer Manager Fee	3%	3%		None
Stockholder Servicing Fee	None	1	%(1)	None
Dealer Manager Servicing Fee	None	None		0.50	%(2)

(1)

We will pay our dealer manager a monthly stockholder servicing fee for Class T shares sold in our primary offering that will accrue daily in the amount of 1/365th of 1% of the purchase price per Class T share sold in our primary offering. We will cease paying the stockholder servicing fee with respect to the Class T shares sold in this offering at the earlier of (i) the date we list our shares on a national securities exchange, merge or consolidate with or into another entity, or sell or dispose of all or substantially all of our assets, (ii) the date at which the aggregate underwriting compensation from all sources equals 10% of the gross proceeds from the sale of Class A shares, Class T shares and Class W shares in our primary offering (i.e., excluding proceeds from sales pursuant to our distribution reinvestment plan), which calculation shall be made by us with the assistance of our dealer manager commencing after the termination of our primary offering, (iii) with respect to a particular Class T share, the third anniversary of the issuance of the share, and (iv) the date that such Class T share is redeemed or is no longer outstanding.
(2)

We will pay our dealer manager a monthly dealer manager servicing fee for Class W shares sold in our primary offering that will accrue daily in the amount of 1/365th of 0.50% of the purchase price per Class W share sold in our primary offering. We will cease paying the dealer manager servicing fee with respect to the Class W shares sold in this offering at the earlier of (i) the date we list our shares on a national securities exchange, merge or consolidate with or into another entity, or sell or dispose of all or substantially all of our assets, (ii) the date at which the aggregate underwriting compensation from all sources equals 10% of the gross proceeds from the sale of Class A shares, Class T shares and Class W shares in our primary offering (i.e., excluding proceeds from sales pursuant to our distribution reinvestment plan), which calculation shall be made by us with the assistance of our dealer manager commencing after the termination of our primary offering, (iii) the end of the month in which the aggregate dealer manager servicing fees paid in our primary offering with respect to Class W shares equals 9% of the gross proceeds from the sale of Class W shares in our primary offering (i.e., excluding proceeds from sales pursuant to our distribution reinvestment plan), which calculation shall be made by us with the assistance of our dealer manager commencing after the termination of our primary offering, and (iv) the date that such Class W share is redeemed or is no longer outstanding.

Class A Shares

•

A higher front end sales commission than Class T shares, which is a one-time fee charged at the time of purchase of the shares. Front-end fees are not paid on Class W shares. The sales commissions and, in some cases, the dealer manager fee, will not be charged or may be reduced with regard to shares sold to or for the account of certain categories of purchasers. See “Plan of Distribution” for additional information.

•	No monthly stockholder servicing fee or dealer manager servicing fee charges.

Class T Shares

•	Lower front end sales commission than Class A shares.

•

Class T shares purchased in the primary offering pay a stockholder servicing fee which will accrue daily in the amount of 1/365th of 1% of the purchase price per share of Class T shares sold in our primary offering. The stockholder servicing fee paid in respect of Class T shares will be allocated to the Class T shares as a class, and these fees will impact the amount of distributions payable on Class T shares.

A purchaser of Class T shares in our primary offering will pay approximately $0.008 per Class T share per month (i.e., 1% divided by 12 months, then multiplied by the purchase price of $10.00 per share) in stockholder servicing fees for each month from the date of purchase through the date we cease paying the stockholder servicing fee. Although we cannot predict the length of time over which this fee will be paid by any given investor due to the varying dates of purchase and the timing of a liquidity event, we currently estimate that a Class T share purchased immediately after the effective date of this prospectus will be subject to the stockholder servicing fee for three years and the investor will pay aggregate fees of approximately $0.30 per share during that time. For example, assuming none of the shares purchased are redeemed or otherwise disposed of prior to the date we cease paying the stockholder servicing fee, we currently estimate that with respect to a one-time $10,000 investment in Class T shares, approximately $300 in stockholder servicing fees will be paid to the dealer manager over three years.

Class W Shares

•

Only available to investors who: (i) purchase shares through fee-based programs, also known as wrap accounts, (ii) purchase shares through participating broker-dealers that have alternative fee arrangements with their clients, (iii) purchase shares through certain registered investment advisers, (iv) purchase shares through bank trust departments or any other organization or person authorized to act in a fiduciary capacity for its clients or customers, (v) are an endowment, foundation, pension fund or other institutional investor, or (vi) are a part of any other categories of purchasers or through any other distribution channels that we name in an amendment or supplement to this prospectus.

•	No front end sales commission or dealer manager fee, and no monthly stockholder servicing fee.

•

Class W shares purchased in the primary offering pay a dealer manager servicing fee which will accrue daily in the amount of 1/365th of 0.50% of the purchase price per share of Class W shares sold in our primary offering. The dealer manager servicing fee paid in respect of Class W shares will be allocated to the Class W shares as a class, and these fees will impact the amount of distributions payable on Class W shares.

A purchaser of Class W shares in our primary offering will pay approximately $0.0039 per Class W share per month (i.e., 0.50% divided by 12 months, then multiplied by the purchase price of $9.40 per share) in dealer manager servicing fees for each month from the date of purchase through the date we cease paying the dealer manager servicing fee. Therefore, stockholders who purchase Class W shares earlier in the offering will likely pay greater dealer manager servicing fees and, hence, total underwriting compensation, than stockholders who purchase Class W shares later in the offering. We cannot predict with great accuracy the length of time over which this fee will be paid by any given investor due to, among many factors, the varying dates of purchase and the timing of a liquidity event. However, assuming we sell the maximum amount in our primary offering, of which 10% is from the sale of Class W shares and assuming we do not undergo a liquidity event, we currently estimate that a Class W share purchased immediately after the effective date of this offering will be subject to the dealer manager servicing fee for approximately 18 years and the investor will pay dealer manager servicing fees of approximately $0.85 per share during that time. For example, making the assumptions above and assuming none of the shares purchased are redeemed or otherwise disposed of prior to the date we cease paying the dealer manager servicing fee, we currently estimate that with respect to a one-time $10,000 investment in Class W shares immediately after the effective date of this offering, approximately $900 in dealer manager servicing fees will be paid to the dealer manager over 18 years.

•

Our advisor will fund 1% of gross offering proceeds from the sale of Class W shares only towards the payment of organization and offering expenses. Our advisor will not seek reimbursement from us for such payment.

Other Considerations

We will not pay a sales commission or the dealer manager fee with respect to shares sold pursuant to our distribution reinvestment plan, although the amount of the monthly stockholder servicing fee payable with respect to Class T shares sold in our primary offering will be allocated among all Class T shares, including those sold under our distribution reinvestment plan, and the amount of the monthly dealer manager servicing fee payable with respect to Class W shares sold in our primary offering will be allocated among all Class W shares, including those sold under our distribution reinvestment plan. The fees and expenses listed above will be allocated on a class-specific basis. The payment of class-specific expenses will result in different amounts of distributions being paid with respect to each class of shares. Specifically, distributions on Class T shares and Class W shares will be lower than distributions on Class A shares because Class T shares are subject to the ongoing stockholder servicing fee and Class W shares are subject to the ongoing dealer manager servicing fee. See “Description of Shares” and “Plan of Distribution” for further discussion of the differences between our classes of shares.

In the event of our voluntary or involuntary liquidation, dissolution or winding up, or any liquidating distribution of our assets, then such assets, or the proceeds therefrom, will be distributed among the holders of Class A shares, Class T shares and Class W shares ratably in proportion to the respective net asset value for each class until the net asset value for each class has been paid. We will calculate the estimated net asset value per share as a whole for all Class A shares, Class T shares and Class W shares and then will determine any differences attributable to each class. We expect the estimated net asset value per share of each Class A share, Class T share and Class W share to be the same, except in the unlikely event that the stockholder servicing fees exceed the amount otherwise available for distribution to holders of Class T shares or the dealer manager servicing fees exceed the amount otherwise available for distribution to holders of Class W shares in a particular period (prior to the deduction of the stockholder servicing fees or the dealer manager servicing fees, as applicable). If the stockholder servicing fees exceed the amount otherwise available for distribution to holders of Class T shares or if the dealer manager servicing fees exceed the amount otherwise available for distribution to the holders of Class W shares, the excess will reduce the estimated net asset value per share of each Class T share and Class W share, as applicable. Each holder of shares of a particular class of common stock will be entitled to receive, ratably with each other holder of shares of such class, that portion of such aggregate assets available for distribution as the number of outstanding shares of such class held by such holder bears to the total number of outstanding shares of such class then outstanding. Until we calculate our first estimated net asset value per share, we will use the net investment method (ignoring purchase price discounts for certain categories of purchasers) as the estimated per share value of our shares on account statements.

We may sell Class A shares in our primary offering at a reduced price to (1) our directors and officers, as well as directors, officers, and employees of our advisor and its affiliates or our dealer manager, including sponsors and consultants, (2) participating broker-dealers and their registered representatives, and (3) participating registered investment advisors. We may also sell Class A shares in our primary offering at a reduced price to immediate family members as well as IRAs or other retirement accounts of any of the foregoing persons or entities. For the foregoing categories, the reduced price will reflect the fact that sales commissions and, in some cases, the dealer manager fee, will not be paid with respect to such sales. Registered investment advisors, or RIAs, are generally compensated on a fee-for-service basis and will not collect sales commissions in connection with the sale of shares in this offering. Our Class A shares are also eligible for volume discounts. See “Plan of Distribution.”

When deciding which class of shares to buy, you should consider, among other things, the amount of your investment, the length of time you intend to hold the shares (assuming you are able to dispose of them), the sales commission and fees attributable to each class of shares, and whether you qualify for any sales commission discounts described herein. Before making your investment decision, please consult with your financial advisor regarding your account type and the classes of shares you may be eligible to purchase.

Q:	How does a “best efforts” offering work?

A:

When shares are offered to the public on a “best efforts” basis, the dealer manager and the participating broker-dealers are only required to use their best efforts to sell the shares and have no firm commitment or obligation to purchase any of the shares. Therefore, we may not sell all or any of the shares that we are offering.

Q:	How long will this offering last?

A:

The offering will not last beyond [                 ], 2024 (two years after the effective date of this offering); provided, however, that the amount of shares of our common stock registered pursuant to this offering is the amount that we reasonably expect to be offered and sold within two years from the initial effective date of this offering and, to the extent permitted by applicable law, we may extend this offering for an additional year, or, in certain circumstances, longer. Our board of directors may determine that it is in the best interest of our stockholders to conduct a follow-on offering, in which case offerings of our common stock could be conducted for six years or more. We reserve the right to terminate this offering earlier at any time.

Q:	Who can buy shares?

A:

Generally, you may buy shares pursuant to this prospectus provided that you have either (1) a net worth of at least $70,000 and a gross annual income of at least $70,000, or (2) a net worth of at least $250,000. For this purpose, net worth does not include your home, home furnishings and automobiles. Some states have higher suitability requirements. You should carefully read the more detailed description under “Suitability Standards” immediately following the cover page of this prospectus.

Q:	For whom is an investment in your shares recommended?

A:

An investment in our shares may be appropriate if you (1) meet the suitability standards as set forth herein, (2) seek to diversify your personal portfolio with a finite-life, real estate-based investment, (3) seek to receive income, (4) seek to preserve capital, (5) wish to obtain the benefits of potential capital appreciation, and (6) are able to hold your investment for a long period of time. On the other hand, we caution persons who require liquidity or guaranteed income, or who seek a short-term investment.

Q:	May I make an investment through my IRA, SEP, or other tax-deferred account?

A:

Yes. You may make an investment through your individual retirement account (IRA), a simplified employee pension (SEP) plan or other tax-deferred account. In making these investment decisions, you should consider, at a minimum, (1) whether the investment is in accordance with the documents and instruments governing your IRA, plan or other account, (2) whether the investment satisfies the fiduciary requirements associated with your IRA, plan or other account, (3) whether the investment will generate unrelated business taxable income (UBTI) to your IRA, plan or other account, (4) whether there is sufficient liquidity for such investment under your IRA, plan or other account, (5) the need to value the assets of your IRA, plan or other account annually or more frequently, and (6) whether the investment would constitute a prohibited transaction under applicable law.

Q:	Is there any minimum investment required?

A:

Yes. Generally, you must invest at least $5,000; provided, however, that the minimum required initial investment for purchases made by an IRA is $1,500. Investors who already own our shares and existing investors in other programs sponsored by our sponsor and its affiliates can make additional purchases for less than the minimum investment. You should carefully read the more detailed description of the minimum investment requirements appearing under “Suitability Standards” immediately following the cover page of this prospectus.

Q:	How do I subscribe for shares?

A:

If you meet the suitability standards described herein and choose to purchase shares in this offering, you must complete a subscription agreement, like the one contained in this prospectus as Appendix A, for a specific number of shares and pay for the shares at the time you subscribe.

Q:	May I reinvest my distributions?

A:

Yes. Under our distribution reinvestment plan, you may reinvest the distributions you receive, which will be reinvested in the same class of shares as the shares paying the distribution. The purchase price per share under our distribution reinvestment plan will be $9.81 per share for Class A shares, $9.50 per share for Class T shares and $9.40 per share for Class W shares during this offering. No sales commissions or dealer manager fees will be paid on shares sold under the distribution reinvestment plan. Please see “Description of Shares — Distribution Reinvestment Plan” for more information regarding our distribution reinvestment plan.

Q:	If I buy shares in this offering, how may I later sell them?

A:

At the time you purchase the shares, they will not be listed for trading on any national securities exchange. Unless and until our shares are listed for trading on a national securities exchange, it is not expected that a public market for our shares will develop. As a result, if you wish to sell your shares, you may not be able to do so promptly or at all, or you may only be able to sell them at a substantial discount from the price you paid. In general, however, you may sell your shares to any buyer that meets the applicable suitability standards unless such sale would cause the buyer to own more than 9.8% of the value of our then-outstanding capital stock (which includes common stock and any preferred stock we may issue) or more than 9.8% of the value or number of shares, whichever is more restrictive, of our then-outstanding common stock. See “Suitability Standards” and “Description of Shares — Restrictions on Ownership and Transfer.” We are offering a share redemption program, as discussed under “Description of Shares — Share Redemption Program,” which may provide limited liquidity for some of our stockholders; however, our share redemption program contains significant restrictions and limitations and we may suspend or terminate our share redemption program if our board of directors determines that such program is not in the best interests of our stockholders.

Q:	What is the impact of being an “emerging growth company”?

A:

We do not believe that being an “emerging growth company,” as defined by the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, will have a significant impact on our business or this offering. As an “emerging growth company,” we are eligible to take advantage of certain exemptions from, or reduced disclosure obligations relating to, various reporting requirements that are normally applicable to public companies. Such exemptions include, among other things, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations relating to executive compensation in proxy statements and periodic reports, and exemptions from the requirement to hold a non-binding advisory vote on executive compensation and obtain stockholder approval of any golden parachute payments not previously approved. If we take advantage of any of these exemptions, some investors may find our common stock a less attractive investment as a result.

Additionally, under Section 107 of the JOBS Act, an “emerging growth company” may take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”), for complying with new or revised accounting standards. This means an “emerging growth company” can delay adopting certain accounting standards until such standards are otherwise applicable to private companies. However, we are electing to “opt out” of such extended transition period, and will therefore comply with new or revised accounting standards on the applicable dates on which the adoption of such standards is required for non-emerging growth companies. Section 107 of the JOBS Act provides that our decision to opt out of such extended transition period for compliance with new or revised accounting standards is irrevocable.

We could remain an “emerging growth company” until the earliest of (i) the last day of the fiscal year following the fifth anniversary of the date of the first sale of our common stock pursuant to the registration statement for this offering, (ii) the last day of the first fiscal year in which we have total annual gross revenue of $1.07 billion or more, (iii) the last day of the fiscal year that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, or the Exchange Act (which would occur if the market value of our common stock held by non-affiliates exceeds $700 million, measured as of the last business day of our most recently completed second fiscal quarter, and we have been publicly reporting for at least 12 months), or (iv) the date on which we have, during the preceding three year period, issued more than $1 billion in non-convertible debt.

Q:	Will I be notified of how my investment is doing?

A:	Yes. We will provide you with periodic updates on the performance of your investment with us, including:

•	quarterly distribution reports from our transfer agent;

•	quarterly account statements from our transfer agent;

•	three quarterly financial reports;

•	an annual report; and

•	an annual IRS Form 1099 (as applicable).

We will provide this information to you via U.S. mail or other courier, facsimile, electronic delivery, in a filing with the SEC or annual report, or posting on our website at www.StrategicREIT.com.

Q:	When will I get my detailed tax information?

A:	Your IRS Form 1099 will be placed in the mail by January 31 of each year, as applicable.

Q:	Who can help answer my questions?

A:	If you have more questions about the offering or if you would like additional copies of this prospectus, you should contact your registered representative or contact:

Pacific Oak Capital Markets, LLC

3200 Park Center Drive, Suite 800

Costa Mesa, California 92626

Telephone: (866) 722-6257

Q:	Who is the transfer agent?

A:	The name and address of the transfer agent is as follows:

Strategic Transfer Agent Services, LLC

10 Terrace Road

Ladera Ranch, California 92694

(866) 418-5144

Strategic Transfer Agent Services, LLC, or our transfer agent, will provide transfer agent services to us and subscribers of our shares.

PROSPECTUS SUMMARY

This prospectus summary highlights material information contained elsewhere in this prospectus. Because it is a summary, it may not contain all of the information that is important to you. To understand this offering fully, you should read the entire prospectus carefully, including the “Questions and Answers About this Offering” and “Risk Factors” sections and the financial statements, before making a decision to invest in our shares.

Strategic Storage Trust VI, Inc.

Strategic Storage Trust VI, Inc. is a Maryland corporation incorporated in 2020 that intends to elect to qualify as a real estate investment trust, or REIT, for federal income tax purposes commencing with the taxable year ended December 31, 2021.

We expect to use substantially all of the net proceeds from this offering to invest in self storage facilities and related self storage real estate investments. As of February 25, 2022, we owned six operating self storage facilities located in three states (Arizona, Florida, and Nevada) and joint venture interests in two development properties in Toronto, Ontario. However, because we have not yet identified specific properties to purchase with the proceeds of this offering, we are considered to be a blind pool.

Our office is located at 10 Terrace Road, Ladera Ranch, California 92694. Our telephone number is (949) 429-6600 and our fax number is (949) 429-6606. Additional information about us may be obtained at www.StrategicREIT.com, but the contents of that site are not incorporated by reference in or otherwise a part of this prospectus.

Our Sponsor

Our sponsor, SmartStop REIT Advisors, LLC, is an indirect subsidiary of SmartStop. SmartStop is a self-managed REIT with a fully integrated operations team of approximately 420 self storage professionals focused on growing the SmartStop® Self Storage brand. SmartStop is currently closed to new investors. H. Michael Schwartz, our Chief Executive Officer, also serves as Chief Executive Officer of SmartStop and of our sponsor. SmartStop, through our sponsor, also sponsors other self storage programs. See the “Conflicts of Interest — Interests in Other Real Estate Programs and Other Concurrent Offerings” section of this prospectus for additional information. SmartStop is one of the largest self storage companies in North America, with an owned and managed portfolio of 163 properties in 19 states and Ontario, Canada and comprising approximately 111,000 units and 12.6 million rentable square feet. SmartStop and its affiliates own or manage 19 operating self storage properties in the Greater Toronto Area, which total approximately 16,200 units and 1.7 million rentable square feet. Additional information regarding SmartStop is available at www.smartstopselfstorage.com, but the contents of that site are not incorporated by reference in or otherwise a part of this prospectus.

In addition to being our sponsor, SmartStop REIT Advisors is the owner of our property manager and is the sole voting member of our advisor.

Our Advisor

Strategic Storage Advisor VI, LLC, which was formed in Delaware in 2020, is our advisor and is responsible for managing our affairs on a day-to-day basis and identifying and making acquisitions on our behalf, subject to oversight by our board of directors. Our sponsor owns 90% of the economic interests (and 100% of the voting membership interests) of our advisor.

Our Property Manager

Strategic Storage Property Management VI, LLC, a Delaware limited liability company, is our property manager and manages our properties. See “Management — Affiliated Companies — Our Property Manager” and “Conflicts of Interest.” Our property manager was formed in 2020 to manage our properties. See “Management Compensation” for a discussion of the fees and expense reimbursements that will be payable to our property manager. Our property manager may enter into sub-property management agreements with affiliates or third party management companies and pay part of its management fee to such affiliates or third parties.

Our Management

We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. Currently, we have three directors — H. Michael Schwartz, our Chief Executive Officer, and two independent directors, Stephen G. Muzzy and Alexander S. Vellandi. All of our executive officers and our chairman of the board of directors are affiliated with our advisor and/or our property manager. Our charter, which requires that a majority of our directors be independent of our advisor, provides that our independent directors are responsible for reviewing the performance of our advisor and must approve other matters set forth in our charter. See the “Conflicts of Interest — Certain Conflict Resolution Procedures” section of this prospectus. Our directors will be elected annually by our stockholders.

Our REIT Status

If we continue to qualify as a REIT, we generally will not be subject to federal income tax on income that we distribute to our stockholders. Under the Code, a REIT is subject to numerous organizational and operational requirements, including a requirement that it distribute at least 90% of its annual taxable income to its stockholders. If we fail to qualify for taxation as a REIT in any year, our income will be taxed at regular corporate rates, and we may be precluded from qualifying for treatment as a REIT for the four-year period following our failure to qualify. Even if we qualify as a REIT for federal income tax purposes, we may still be subject to state and local taxes on our income and property and to federal income and excise taxes on our undistributed income.

Our Structure

Below is a chart showing our ownership structure and the entities that are affiliated with our advisor and sponsor.

*

The address of all of these entities, except Pacific Oak Capital Markets, LLC, is 10 Terrace Road, Ladera Ranch, California 92694. The address for Pacific Oak Capital Markets, LLC is 3200 Park Center Drive, Suite 800, Costa Mesa, California 92626.

**	SmartStop REIT Advisors, LLC and SmartStop Storage Advisors, LLC are each indirect subsidiaries of SmartStop Self Storage REIT, Inc.
***	An affiliate of our dealer manager owns a 10% non-voting membership interest in our advisor.
****

SmartStop OP, L.P., an affiliate of SmartStop Storage Advisors, LLC and the operating partnership of SmartStop Self Storage REIT, Inc., holds common units of Strategic Storage Operating Partnership VI, L.P., our operating partnership, in connection with the OP Investment of $5.0 million made by SmartStop OP, L.P. into our operating partnership described elsewhere in this prospectus. As of March 1, 2022, SmartStop OP’s investment in our operating partnership represented approximately 6% of the outstanding units of limited partnership interest.

Conflicts of Interest

Our advisor will experience conflicts of interest in connection with the management of our business affairs, including the following:

•

The management personnel of our advisor and its affiliates also make investment decisions for SmartStop and SSGT II, which also invest in self storage properties. Consequently, management personnel will need to determine which investment opportunities to recommend to us or an affiliated program or joint venture and also determine how to allocate resources among us and the other affiliated programs;

•	Our advisor or its affiliates may receive higher fees by providing an investment opportunity to an entity other than us;

•

We may engage in transactions with other programs sponsored by affiliates of our advisor or sponsor which may entitle such affiliates to fees in connection with their services, as well as entitle our advisor and its affiliates to fees on both sides of the transaction;

•	We may structure the terms of joint ventures between us and other programs sponsored by our sponsor and its affiliates;

•	Our advisor and its affiliates, including our property manager, will have to allocate their time between us and other real estate programs and activities in which they are involved;

•

We do not own or control the intellectual property rights to the “SmartStop® Self Storage” brand and other trademarks and intellectual property that we expect to use in connection with our self storage facilities;

•	Our advisor and its affiliates will receive substantial fees in connection with the management of our properties regardless of the quality of the property acquired or the services provided to us; and

•	Our advisor and its affiliates may receive substantial compensation in connection with a potential listing or other liquidity event.

These conflicts of interest could result in decisions that are not in our best interests. See the “Conflicts of Interest” and the “Risk Factors — Risks Related to Conflicts of Interest” sections of this prospectus for a detailed discussion of the various conflicts of interest relating to your investment, as well as the procedures that we have established to mitigate a number of these potential conflicts.

Compensation to Our Advisor and its Affiliates and our Dealer Manager

Our advisor and its affiliates and our dealer manager will receive compensation and reimbursements for services relating to this offering and the management of our assets. The most significant items of compensation are summarized in the table below. Such items of compensation and fees may be increased by our board of directors without the approval of our stockholders. Please see the “Management Compensation” section of this prospectus for a complete discussion of the compensation payable to our advisor and its affiliates. The sales commissions and dealer manager fees may vary for different categories of purchasers as described in the “Plan of Distribution” section of this prospectus. The table below assumes the sale of $450 million in Class A shares, $450 million in Class T shares and $100 million in Class W shares and that such shares will be sold through distribution channels associated with the highest possible sales commissions and dealer manager fees and accounts for the fact that shares will be sold through our distribution reinvestment plan at $9.81 per share for Class A shares, $9.50 per share for Class T shares and $9.40 per share for Class W shares with no sales commissions and no dealer manager fees.

Type of Compensation (Recipient)	Determination of Amount	Estimated Amount for Maximum Offering
Offering Stage

Sales Commissions (Participating Dealers)	Up to 6% of gross proceeds of the sale of Class A shares in our primary offering and up to 3% of gross offering proceeds from the sale of Class T shares in our primary offering; we will not pay any sales commissions on sales of Class W shares or shares under our distribution reinvestment plan; the dealer manager will re-allow all sales commissions to participating broker-dealers.	$40,500,000

Dealer Manager Fee (Dealer Manager)	3% of gross proceeds of the sale of Class A and Class T shares in our primary offering; we will not pay a dealer manager fee on sales of Class W shares or shares under our distribution reinvestment plan.	$27,000,000

Stockholder Servicing Fee (Participating Dealers)	Subject to Financial Industry Regulatory Authority (“FINRA”) limitations on underwriting compensation, 1/365th of 1% of the purchase price per share of Class T shares sold in our primary offering which will accrue daily and be paid monthly. Generally, 100% of the stockholder servicing fee will be re-allowed to participating broker-dealers.	Actual amounts are dependent on the number of Class T shares purchased and the length of time held, and, therefore, cannot be determined at the present time.

Dealer Manager Servicing Fee (Dealer Manager)	Subject to FINRA limitations on underwriting compensation, 1/365th of 0.50% of the purchase price of Class W shares sold in our primary offering which will accrue daily and be paid monthly.	Actual amounts are dependent on the number of Class W shares purchased and the length of time held, and, therefore, cannot be determined at the present time.

Other Organization and Offering Expenses (Advisor)	Estimated to be 1% of gross offering proceeds from our primary offering in the event we raise the maximum offering. Our advisor will fund 1% of gross offering proceeds from the sale of Class W shares only towards the payment of organization and offering expenses. Our advisor will not seek reimbursement from us for such payment.	$9,000,000

Operational Stage

Acquisition Fees (Advisor)	1% of the contract purchase price of each property or other real estate investments we acquire	$9,100,000 (estimate without leverage) $22,700,000 (estimate assuming 60% leverage)

Type of Compensation (Recipient)	Determination of Amount	Estimated Amount for Maximum Offering
Acquisition Expenses (Advisor)	Estimated to be approximately 0.75% of the purchase price for expenses paid in connection with the acquisition of real estate assets, regardless of whether we actually acquire such assets.	$6,800,000 (estimate without leverage) $17,020,000 (estimate assuming 60% leverage)

Asset Management Fees (Advisor)	Monthly fee of 0.0625%, which is one-twelfth of 0.75%, of our aggregate asset value.	Not determinable at this time.

Operating Expenses (Advisor and Property Manager)	Reimbursement of our advisor and property manager for costs of providing administrative services, including related personnel costs such as salaries, bonuses and related benefits paid to employees of our advisor or its affiliates, including our named executive officers.	Not determinable at this time.

Initial Property Manager Setup Fee (Property Manager)	One-time fee of $3,750 for each property acquired by us that will be managed by our property manager.	Not determinable at this time.

Property Management Fees (Property Manager)	Aggregate property management fees equal to the greater of $3,000 per month or 6% of gross revenues from our properties. These property management fees may be paid or re-allowed to affiliated or third party property managers.	Not determinable at this time.

Tenant Protection Plan Revenues (Property Manager)	An affiliate of our property manager receives substantially all of the net revenues generated from the sale of tenant protection plans at our properties.	Not determinable at this time.

Construction Fees (Property Manager)	We will pay our property manager a construction fee of 5% of the amount of construction or capital improvement work in excess of $10,000.	Not determinable at this time.

Incentive Plan Compensation (Employees and Affiliates of Advisor)	We may issue stock based awards to our independent directors and to employees and affiliates of our advisor. The total number of shares of common stock we have reserved for issuance under our Employee and Director Long-Term Incentive Plan may not exceed 10% of our outstanding shares at any time.	Not determinable at this time.

Transfer Agent and Registrar Fees (Transfer Agent)	We paid our transfer agent a one-time setup fee of $50,000. In addition, we will pay our transfer agent the following fees: (i) a fixed quarterly fee of $11,132, (ii) a one-time account setup fee of $75 per account, (iii) a monthly fee of $4.32 per open account per month, (iv) a monthly portal fee of $0.30 per account, (v) a one-time transfer fee of $75 per transferred account, and (vi) a fee of $5.50 per investor call received by our transfer agent. Upon request of our transfer agent, we may also advance payment for substantial reasonable out-of-pocket expenditures to be incurred by it.	Not determinable at this time.

Type of Compensation (Recipient)	Determination of Amount	Estimated Amount for Maximum Offering
Development Fees (Advisor)	For properties that we do not wholly-own (directly or indirectly), such as properties owned through a joint venture, our advisor or its affiliate will be entitled to receive from such joint venture or other such co-ownership entity a market-based development fee, some or all of which may be re-allowed to a third party developer.	Not determinable at this time.

Liquidation/Listing Stage

Disposition Fee (Advisor)	Lesser of 1% of contract sales price or 50% of the competitive commission rate.	Not determinable at this time.

Subordinated Share of Net Sale Proceeds (not payable if we are listed on an exchange or have merged) (Affiliate of Advisor)	Upon sale of our properties, an affiliate of our advisor will receive distributions from our operating partnership, pursuant to a special limited partnership interest, equal to 15% of remaining net sale proceeds after we pay stockholders total distributions equal to their invested capital plus a 6% cumulative, non-compounded annual return on invested capital.	Not determinable at this time.

Subordinated Distribution Due Upon Termination of Advisory Agreement (not payable if we are listed on an exchange or have merged) (Affiliate of Advisor)	Upon an involuntary termination or non-renewal of the advisory agreement, an affiliate of our advisor shall be entitled to receive distributions from our operating partnership, pursuant to a special limited partnership interest, equal to 15% of the amount by which (i) the appraised value of our properties, plus the GAAP basis carrying value of our assets less the GAAP basis carrying value of our liabilities at the termination date, plus prior distributions as of the termination date exceeds (ii) the sum of stockholders’ invested capital plus total distributions required to be made to the stockholders in order to pay the stockholders a 6% cumulative, non-compounded annual return on invested capital. Payment of this distribution will be deferred until we receive net proceeds from the sale or refinancing of properties held at the termination date.	Not determinable at this time.

Subordinated Incentive Listing Distribution (payable only if we are listed on an exchange and have not merged) (Affiliate of Advisor)	Upon listing, an affiliate of our advisor will receive distributions from our operating partnership, pursuant to a special limited partnership interest, equal to 15% of the amount by which (i) the sum of our adjusted market value (plus the amount payable pursuant to this provision) plus total distributions exceeds (ii) the sum of the stockholders’ invested capital and the total distributions required to be made to the stockholders in order to pay the stockholders a 6% cumulative, non-compounded annual return on invested capital.	Not determinable at this time.

Type of Compensation (Recipient)	Determination of Amount	Estimated Amount for Maximum Offering
Subordinated Distribution Due Upon Extraordinary Transaction (payable only if we merge and are not listed on an exchange) (Affiliate of Advisor)	Upon a merger or other corporate reorganization, we will pay an affiliate of our advisor a subordinated distribution due upon extraordinary transaction from our operating partnership, pursuant to a special limited partnership interest. This distribution equals 15% of the amount by which the transaction amount (calculated as the aggregate value of all of our issued and outstanding shares using a per share value equal to the per share value paid to our stockholders in such transaction) (plus the amount payable pursuant to this provision), plus total distributions we made prior to such transaction, exceeds the sum of the stockholders’ invested capital and the total distributions required to be paid to the stockholders in order to pay a 6% cumulative, non-compounded annual return on invested capital.	Not determinable at this time.

Estimated Use of Proceeds

If we sell the maximum offering in our primary offering, we estimate that approximately 92.35% of our gross offering proceeds will be used to primarily make investments in self storage facilities and related self storage real estate investments and pay real estate-related acquisition fees and acquisition expenses, while the remaining 7.65% will be used to pay sales commissions, dealer manager fees, and other organization and offering expenses. We expect our acquisition fees to be approximately 0.91% of gross offering proceeds and our acquisition expenses to be approximately 0.68% of gross offering proceeds, which will allow us to invest approximately 90.76% in real estate investments. We have assumed sales during our offering will consist of 45% Class A shares, 45% Class T shares and 10% Class W shares based on discussions with our dealer manager and participating dealers. However, there can be no assurance as to how many shares of each class will be sold. In the event that we sell a greater percentage of Class A shares (which are subject to sales commissions of up to 6%) than currently allocated in this prospectus, the amounts and percentages of offering expenses will increase and the amounts and percentages available for investment will decrease. We may also use net offering proceeds to pay down debt or to fund distributions if our cash flows from operations are insufficient. We may use an unlimited amount from any source to pay our distributions. We will not pay sales commissions or a dealer manager fee on shares sold under our distribution reinvestment plan. Please see the “Estimated Use of Proceeds” section of this prospectus.

Primary Investment Objectives

Our primary investment objectives are to:

•	invest in income-producing and growth self storage properties in a manner that allows us to continue to qualify as a REIT for federal income tax purposes;

•	achieve appreciation in the value of our properties and, hence, appreciation in stockholder value;

•	grow net cash flow from operations in order to provide sustainable cash distributions to our stockholders over the long-term; and

•	preserve and protect your invested capital.

See the “Investment Objectives, Strategy and Related Policies” section of this prospectus for a more complete description of our investment policies and restrictions.

General Acquisition and Investment Policies

While we intend to focus our investment strategy on self storage properties and related self storage real estate investments, we may invest in other storage-related investments. We may additionally invest in other types of commercial real estate properties if our board of directors deems appropriate; however, we have no current intention of investing more than 20% of the net proceeds of this offering in such other commercial real estate properties. We will seek to make investments that will satisfy the primary investment objective of providing regular cash distributions to our stockholders. However, because a significant factor in the valuation of income-producing real property is its potential for future appreciation, we anticipate that some properties we acquire may have the potential for both growth in value and for providing cash distributions to our stockholders. Each acquisition will be approved by our board of directors. The number and mix of properties will depend upon real estate market conditions and other circumstances existing at the time of acquisition and the amount of proceeds raised in this offering.

Liquidity Events

Subject to then-existing market conditions and the sole discretion of our board of directors, we intend to achieve one or more of the following liquidity events within three to five years after completion of this offering:

•	merge, reorganize, or otherwise transfer our company or its assets to another entity that has listed securities;

•	list our shares on a national securities exchange;

•	commence selling our properties and liquidate our company; or

•	otherwise create a liquidity event for our stockholders.

However, we cannot assure you that we will achieve one or more of the above-described liquidity events within the time frame contemplated or at all. This time frame represents our best faith estimate of the time necessary to build a portfolio sufficient enough to effectuate one of the liquidity events listed above. Our charter does not provide a date for termination of our corporate existence and does not require us to pursue a liquidity transaction at any time. Our board of directors has the sole discretion to continue operations beyond five years after completion of the offering if it deems such continuation to be in the best interests of our stockholders.

Our Borrowing Strategy and Policies

Although we intend to use medium-to-high leverage (50% to 60% based on loan to purchase price) to make our investments during this offering, at certain times during this offering, our debt leverage levels may be temporarily higher as we acquire properties in advance of funds being raised in this offering. Our board of directors will regularly monitor our investment pipeline in relation to our projected fundraising efforts and otherwise evaluate market conditions related to our debt leverage ratios throughout this offering. As of December 31, 2021, our debt leverage was approximately 53%.

We may incur our indebtedness in the form of bank borrowings, purchase money obligations to the sellers of properties and publicly- or privately-placed debt instruments or financing from institutional investors or other lenders, including our affiliates. We may obtain a credit facility for a pool of properties, or a separate loan for each acquisition. Our indebtedness may be unsecured or may be secured by mortgages or other interests in our properties. We may use borrowing proceeds to finance acquisitions of new properties, to pay for capital improvements, repairs, or buildouts, to refinance existing indebtedness, to pay distributions, to fund redemptions of our shares, or to provide working capital.

There is no limitation on the amount we can borrow for the purchase of any property. Our aggregate borrowings, secured and unsecured, must be reasonable in relation to our net assets and must be reviewed by our board of directors at least quarterly. Our charter limits our borrowing to 300% of our net assets, as defined

(approximately 75% of the cost of our assets), unless any excess borrowing is approved by a majority of our independent directors and is disclosed to our stockholders in our next quarterly report after such approval. Except as set forth in our charter regarding debt limits, we may re-evaluate and change our debt strategy and policies in the future without a stockholder vote.

Distribution Policy

To qualify and maintain our qualification as a REIT, we are required to make aggregate annual distributions to our stockholders of at least 90% of our annual taxable income (which does not necessarily equal net income as calculated in accordance with generally accepted accounting principles in the United States). Our board of directors may authorize distributions in excess of those required for us to maintain our REIT status depending on our financial condition and such other factors as our board of directors deems relevant. We have not established a minimum distribution level. Distributions will be made on all classes of our common stock at the same time. Distributions paid with respect to Class A shares will be higher than those paid with respect to Class T shares and Class W shares because distributions paid with respect to Class T shares will be reduced by the payment of the stockholder servicing fees and Class W shares will be reduced by the payment of the dealer manager servicing fees. We will calculate our monthly distributions based upon daily record and distribution declaration dates, so investors may be entitled to distributions immediately upon purchasing our shares. We commenced paying distributions in March 2021 and expect to continue to pay distributions on a monthly basis to our stockholders. From commencement of paying distributions in March 2021, all of our distributions have been paid from offering proceeds. To the extent we pay distributions in excess of our cash flow from operations, we may continue to pay such excess distributions from the proceeds of this offering or by borrowing funds from third parties. We are not prohibited from undertaking such activities by our charter, bylaws, or investment policies. We may use an unlimited amount from any source to pay our distributions, and it is likely that we will use offering proceeds to continue to fund a majority of our distributions during this offering (which may constitute a return of capital). Therefore, it is likely that some or all of the distributions that we make will represent a return of capital to you, at least in the first few years of operation. See the “Description of Shares – Distribution Policy” section of this prospectus for a more complete description of our stockholder distribution policy.

Distribution Reinvestment Plan

Under our distribution reinvestment plan, you may reinvest the distributions you receive in additional shares of our common stock, with such distributions being reinvested in the same class of shares as the shares paying the distribution. The purchase price per share under our distribution reinvestment plan is $9.81 per share for Class A shares, $9.50 per share for Class T shares and $9.40 per share for Class W shares. No sales commissions or dealer manager fees will be paid on shares sold under the distribution reinvestment plan. If you participate in the distribution reinvestment plan, you will not receive the cash from your distributions, other than special distributions that are designated by our board of directors. As a result, you may have a tax liability with respect to your share of our taxable income, but you will not receive cash distributions to pay such liability. We may terminate the distribution reinvestment plan at our discretion at any time upon 10 days’ prior written notice to you. See the “Description of Shares — Distribution Reinvestment Plan” section of this prospectus.

Share Redemption Program

Our board of directors adopted a share redemption program that enables you to sell your shares back to us in limited circumstances. Our share redemption program generally permits you to submit your shares for redemption to the extent we have sufficient funds available to us to fund such redemptions after you have held them for at least one year, subject to the significant restrictions and limitations described below.

There are several restrictions on your ability to sell your shares to us under our share redemption program. You generally have to hold your shares for one year before submitting your shares for redemption under the program; however, we may waive the one-year holding period in the event of the death, disability or bankruptcy of a stockholder. In addition, we will limit the number of shares redeemed pursuant to our share redemption program as follows: (1) during any calendar year, we will not redeem in excess of 5% of the weighted average number of shares outstanding during the prior calendar year; and (2) funding for the redemption of shares will be limited to the amount of net proceeds we receive from the sale of shares under our distribution reinvestment plan. These limits may prevent us from accommodating all requests made in any year. We are not obligated to redeem shares under our share redemption program.

During the term of this offering, and subject to certain provisions described in “Description of Shares — Share Redemption Program,” until we establish a net asset value per share, the redemption price per share for Class A, Class T, and Class W shares will initially be equal to the net investment amount of our shares, which will be based on the “amount available for investment” percentage, assuming the maximum amount of our public offering is raised, shown in the estimated use of proceeds table in our prospectus in effect as of the investor’s purchase date. Once our board of directors approves an estimated net asset value per share, the per share price for the redemption of a given class of shares purchased in either our public offering or our private offering shall be equal to the then-current estimated net asset value per share for such class of shares. Our board of directors may choose to amend, suspend, or terminate our share redemption program upon 30 days’ written notice at any time. For a more detailed description of the share redemption program, see the “Description of Shares — Share Redemption Program” section of this prospectus.

ERISA Considerations

The section of this prospectus entitled “Investment by Tax-Exempt Entities and ERISA Considerations” describes the effect the purchase of shares will have on individual retirement accounts and retirement plans subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and/or the Code. ERISA is a federal law that regulates the operation of certain tax-advantaged retirement plans. Any retirement plan trustee or individual considering purchasing shares for a retirement plan or an individual retirement account should read the “Investment by Tax-Exempt Entities and ERISA Considerations” section of this prospectus very carefully.

Description of Shares

Uncertificated Shares

Our board of directors authorized the issuance of our shares without certificates. We expect that, unless and until our shares are listed on a national securities exchange, we will not issue shares in certificated form. Our transfer agent will maintain a stock ledger that contains the name and address of each stockholder and the number of shares that the stockholder holds. With respect to uncertificated stock, we will continue to treat the stockholder registered on our stock ledger as the owner of the shares until the record owner and the new owner deliver a properly executed stock transfer form to us, along with a fee to cover reasonable transfer costs, in an amount determined by our board of directors. We will provide the required form to you upon request.

Stockholder Voting Rights

We intend to hold annual meetings of our stockholders for the purpose of electing our directors and conducting other business matters that may be presented at such meetings. We may also call special meetings of stockholders from time to time. You are entitled to one vote for each share of common stock you own at any of these meetings.

Restrictions on Share Ownership

Our charter contains restrictions on ownership of our shares that prevent any one person from owning more than 9.8% in value of our outstanding shares and more than 9.8% in value or number, whichever is more restrictive, of any class or series of our outstanding shares of stock unless waived by our board of directors. These restrictions are designed to enable us to comply with ownership restrictions imposed on REITs by the Code. For a more complete description of the shares, including restrictions on the ownership of shares, please see the “Description of Shares” section of this prospectus. Our charter also limits your ability to transfer your shares to prospective stockholders unless (1) they meet the minimum suitability standards regarding income or net worth, and (2) the transfer complies with the minimum purchase requirements, which are both described in the “Suitability Standards” section immediately following the cover page of this prospectus.

RISK FACTORS

An investment in our shares involves various risks and uncertainties. You should carefully consider the following risk factors in conjunction with the other information contained in this prospectus before purchasing our shares. The risks discussed in this prospectus can adversely affect our business, operating results, prospects, and financial condition. These risks could cause the value of our shares to decline and could cause you to lose all or part of your investment.

Risks Related to this Offering and an Investment in Strategic Storage Trust VI, Inc.

We have limited prior operating history and financing sources, and the prior performance of real estate investment programs sponsored by our sponsor and its affiliates may not be an indication of our future results.

We have limited prior financial and operating history that investors may use to evaluate our ability to successfully and profitably implement our business plans. Investment decisions must be made solely on an investor’s evaluation of our prospects based on an investor’s own investigation of the investment and the information provided to the investor in this prospectus. As a result of this limited operating history, any evaluation of our prospects is subject to more uncertainty, and therefore more risk, than would be the case with respect to an entity with a more substantial prior operating history.

We are subject to all of the business risks and uncertainties associated with any new business, including the risk that we will not be able to establish profitable operations either in the short- or long-term. Due to our limited operating history, we are relatively untested and face heightened uncertainties with respect to our ability to generate sufficient revenue to enable profitable operations. Furthermore, the prior performance of our sponsor and its affiliates, or their real estate investment programs, should not be relied upon as an indicator of our future performance. We cannot guarantee that we will be able to find suitable investments with the proceeds of our offering. Our failure to timely invest in quality assets could diminish returns to investors and our ability to pay distributions to our stockholders. Such risks and uncertainties could have a material adverse effect on our results of operations and therefore on the value of an investment in our stock.

There is currently no public trading market for our shares and there may never be one; therefore, it will be difficult for you to sell your shares. Our charter does not require us to pursue a liquidity transaction at any time.

There is currently no public market for our shares and there may never be one. You may not sell your shares unless the buyer meets applicable suitability and minimum purchase standards. Our charter also prohibits the ownership by any one individual of more than 9.8% of our stock, unless waived by our board of directors, which may inhibit large investors from desiring to purchase your shares. Moreover, our share redemption program includes numerous restrictions that would limit your ability to sell your shares to us. Our board of directors could choose to amend, suspend, or terminate our share redemption program upon 30 days’ notice. We describe these restrictions in more detail under the “Description of Shares — Share Redemption Program” section of this prospectus. Therefore, it may be difficult for you to sell your shares promptly or at all. If you are able to sell your shares, you will likely have to sell them at a substantial discount to the price you paid for the shares. It also is likely that your shares would not be accepted as the primary collateral for a loan. You should purchase the shares only as a long-term investment because of the illiquid nature of the shares.

You may be unable to sell your shares because your ability to have your shares redeemed pursuant to our share redemption program is subject to significant restrictions and limitations and if you are able to sell your shares under the program, you may not be able to recover the amount of your investment in our shares.

Even though our share redemption program may provide you with a limited opportunity to sell your shares to us after you have held them for a period of one year, you should be fully aware that our share redemption program contains significant restrictions and limitations. Further, our board of directors may limit, suspend, terminate, or amend any provision of the share redemption program upon 30 days’ notice. Redemption of shares, when requested, will generally be made quarterly. During any calendar year, we will not redeem in excess of 5% of the weighted average number of shares outstanding during the prior calendar year and redemptions will be funded solely from proceeds from our distribution reinvestment plan. Therefore, in making a decision to purchase our shares, you should not assume that you will be able to sell any of your shares back to us pursuant to our share redemption program at any time or at all.

Until we establish a net asset value per share, the purchase price for Class A, Class T, and Class W shares we repurchase under our share redemption program will initially be equal to the net investment amount of such shares, which will be based on the “amount available for investment” percentage for the respective class of shares, assuming the maximum amount of our public offering is raised, shown in the estimated use of proceeds table in our prospectus in effect as of the investor’s purchase date. Accordingly, you may receive less by selling your shares back to us than you would receive if our investments were sold for their estimated values and such proceeds were distributed in our liquidation. Once our board of directors approves an estimated net asset value per share, the per share price for the redemption of a given class of shares shall be equal to the then-current estimated net asset value per share for such class of shares. For a more detailed description of the share redemption program, see the “Description of Shares—Share Redemption Program” section of this prospectus.

The actual value of shares that we redeem under our share redemption program may be substantially less than what we pay.

Under our share redemption program, until our board of directors approves an estimated net asset value per share, as published from time to time in an Annual Report on Form 10-K, a Quarterly Report on Form 10-Q, and/or a Current Report on Form 8-K, publicly filed with the SEC, the price for the repurchase of Class A, Class T, and Class W shares shall be equal to the net investment amount of our shares, which will be based on the “amount available for investment” percentage, assuming the maximum amount of our public offering is raised, shown in the estimated use of proceeds table in our prospectus in effect as of the investor’s purchase date. For each class of shares, this amount will equal the current offering price of the shares, less the associated sales commissions, dealer manager fee, and estimated organization and offering expenses not reimbursed by our advisor assuming the maximum amount of our public offering is raised. Once our board of directors approves an estimated net asset value per share, the per share price for the repurchase of Class A, Class T, and Class W shares shall be equal to the then-current estimated net asset value per share for such class of shares. The net investment amount of our shares may not accurately represent the net asset value per share of our common stock at any particular time and may be higher or lower than the actual net asset value per share at such time. Accordingly, the actual value of the shares that we redeem may be less than the redemption price per share that we pay, and, if so, then the redemption will be dilutive to our remaining stockholders. Alternatively, if, at the time of redemption, the net asset value of the shares that we redeem is higher than the redemption price, the redeeming stockholder will not benefit from any increase in the value of the underlying assets.

This is a fixed price offering and the offering price for each class of our shares was arbitrarily determined and may not accurately represent the current value of our assets at any particular time. Therefore, the purchase price you pay for shares of our common stock may be higher than the value of our assets per share of our common stock at the time of your purchase.

This is a fixed price offering, which means that the offering price for each class of shares of our common stock is fixed and will not vary unless and until our board of directors determines to change the offering price for each class of our shares. The fixed offering price for shares of our common stock has not been based on appraisals for any assets we own or may own. Therefore, the fixed offering price established for each class of shares of our common stock may not accurately represent the current value of our assets per share of our common stock at any particular time and may be higher or lower than the actual value of our assets per share at such time. In addition, the fixed offering price may not be indicative of the price you would receive if you sold your shares, the price at which shares of our common stock would trade if they were listed on a national securities exchange or the price you would receive if we were liquidated or dissolved.

We will be required to disclose an estimated value per share of our common stock prior to, or shortly after, the conclusion of this offering, and such estimated value per share may be lower than the purchase price you pay for shares of our common stock in this offering. The estimated value per share may not be an accurate reflection of the fair value of our assets and liabilities and likely will not represent the amount of net proceeds that would result if we were liquidated or dissolved or completed a merger or other sale of our company.

To assist FINRA members and their associated persons that participate in this offering of common stock in meeting their customer account statement reporting obligations pursuant to applicable FINRA and NASD Conduct Rules, we will disclose an estimated value per share of our shares of each class. Initially, we will report the net investment amount of our Class A, Class T, and Class W shares, which will be based on the “amount available for investment” percentage shown in our estimated use of proceeds table. This estimated value per share will be accompanied by any disclosures required under the FINRA and NASD Conduct Rules. This approach to valuing our shares may bear little relationship to, and may exceed, what you would receive for your shares if you tried to sell them or if we liquidated our portfolio or completed a merger or other sale of our company.

As required by recent amendments to rules promulgated by FINRA, we expect to disclose an estimated per share value of our shares based on a valuation no later than 150 days following the second anniversary of the date we commence our public offering, although we may determine to provide an estimated per share value based upon a valuation earlier than presently anticipated. If we provide an estimated per share value of our shares based on a valuation prior to the conclusion of this offering, our board of directors may determine to modify the offering price, including the price at which the shares are offered pursuant to the distribution reinvestment plan, to reflect the estimated value per share.

The price at which you purchase shares and any subsequent estimated values are likely to differ from the price at which a stockholder could resell such shares because: (i) there is no public trading market for our shares at this time; (ii) until we disclose an estimated value per share based on a valuation, the price does not reflect, and will not reflect, the fair value of our assets as we acquire them, nor does it represent the amount of net proceeds that would result from an immediate liquidation of our assets or sale of our company, because the amount of proceeds available for investment from our offering is net of sales commissions, dealer manager fees, and issuer organization and offering expenses; (iii) the estimated value does not take into account how market fluctuations affect the value of our investments, including how the current conditions in the financial and real estate markets may affect the values of our investments; (iv) the estimated value does not take into account how developments related to individual assets may increase or decrease the value of our portfolio; and (v) the estimated value does not take into account any portfolio premium or premiums to value that may be achieved in a liquidation of our assets or sale of our portfolio.

When determining the estimated value per share from and after 150 days following the second anniversary of the date we commence our public offering and annually thereafter, there are currently no SEC, federal, or state rules that establish requirements specifying the methodology to employ in determining an estimated value per share; provided, however, that the determination of the estimated value per share must be conducted by, or with the material assistance or confirmation of, a third-party valuation expert or service and must be derived from a methodology that conforms to standard industry practice. After the initial appraisal, appraisals will be done annually and may be done on a quarterly rolling basis. The valuations will be estimates and consequently should not be viewed as an accurate reflection of the fair value of our investments nor will they represent the amount of net proceeds that would result from an immediate sale of our assets.

We have paid, and may continue to pay, distributions from sources other than cash flow from operations, which may include borrowings or the net proceeds of this offering (which may constitute a return of capital); therefore, we will have fewer funds available for the acquisition of properties, and our stockholders’ overall return may be reduced. Therefore, it is likely that some or all of the distributions that we make will represent a return of capital to you, at least in the first few years of operation.

In the event we do not have enough cash from operations to fund our distributions, we may borrow, issue additional securities, or sell assets in order to fund the distributions or make the distributions out of net proceeds from this offering (which may constitute a return of capital). Therefore, it is likely that some or all of the distributions that we make will represent a return of capital to you, at least in the first few years of operation. From the commencement of paying cash distributions in March 2021, 100% of our cash distributions have been paid from the net proceeds of our private offering. We are not prohibited from undertaking such activities by our charter, bylaws, or investment policies, and we may use an unlimited amount from any source to pay our distributions, and it is likely that we will continue to use offering proceeds to fund a majority of our initial distributions. Payment of distributions in excess of earnings may have a dilutive effect on the value of your shares. If we pay distributions from sources other than cash flow from operations, we will have fewer funds available for acquiring properties, which may reduce our stockholders’ overall returns. Additionally, to the extent distributions exceed cash flow from operations, a stockholder’s basis in our stock may be reduced and, to the extent distributions exceed a stockholder’s basis, the stockholder may recognize a capital gain. See the “Description of Shares — Distribution Policy” section of this prospectus.

We may be unable to pay or maintain cash distributions or increase distributions over time.

There are many factors that can affect the availability and timing of cash distributions to stockholders. During the term of this offering, distributions will be based principally on distribution expectations of our potential investors and cash available from our operations. The amount of cash available for distribution will be affected by many factors, such as our ability to buy properties as offering proceeds become available, and our operating expense levels, as well as many other variables. Actual cash available for distribution may vary substantially from estimates. We cannot assure you that we will be able to continue to pay distributions or that distributions will increase over time, nor can we give any assurance that rents from the properties will increase or that future acquisitions of real properties will increase our cash available for distribution to stockholders. Our actual results may differ significantly from the assumptions used by our board of directors in establishing the distribution rate to stockholders. For a description of the factors that can affect the availability and timing of cash distributions to stockholders, see the “Description of Shares — Distribution Policy” section of this prospectus.

Investors in this offering will experience immediate dilution of their investment in us primarily because (i) we pay upfront fees in connection with the sale of our shares that reduce the proceeds to us, (ii) pursuant to our private offering, as of March 1, 2022, we have sold approximately 8.8 million shares of our common stock at a weighted average purchase price of approximately $9.48 per share and received weighted average net proceeds of approximately $8.71 per share, and (iii) we paid organization and other offering expenses in connection with our private offering.

Stockholders who purchase shares in this offering will incur immediate dilution of their investment in us. This is primarily because of the reasons discussed herein. We pay upfront fees, including sales commissions, dealer manager fees and organization and other offering expenses in connection with this offering that are not available for investment in real estate. In addition, pursuant to our private offering, as of March 1, 2022, we have sold approximately 8.8 million shares of our common stock at a weighted average purchase price of approximately $9.48 per share, which is below the purchase price of our classes of common stock in this offering, for which we received weighted average net proceeds of approximately $8.71 per share in our private offering. Further, organization and offering expenses in our private offering were not subject to a cap and through December 31, 2021, we had incurred organization and other offering costs (which exclude sales commissions and dealer manager fees) in connection with our private offering of approximately $2.4 million.

To date, we have not made any significant investments, other than our investment in six operating self storage facilities and joint venture interests in two development properties, that would offset the dilutive effect of the incurrence of these offering expenses and the sale of our common stock prior to commencement of this offering at a purchase price of less than the purchase prices in this offering. Therefore, the current value per share for investors purchasing our stock in this offering will be below the current offering price.

Because the current offering price for our Class A, Class T, and Class W shares in the primary offering exceeds the net tangible book value per share, investors in this offering will experience immediate dilution in the net tangible book value of their shares.

We are currently offering shares of our Class A common stock, Class T common stock, and our Class W common stock in the primary offering at $10.33, $10.00, and $9.40 per share, respectively, with discounts available to certain categories of purchasers of our Class A shares. The current primary offering prices for our Class A, Class T, and Class W shares exceed our net tangible book value per share, which amount is the same for each class. Our net tangible book value per share is a rough approximation of value calculated as total book value of assets minus total book value of liabilities, divided by the total number of shares of common stock outstanding. Net tangible book value is used generally as a conservative measure of net worth that we do not believe reflects our estimated value per share. It is not intended to reflect the value of our assets upon an orderly liquidation of the company in accordance with our investment objectives. However, net tangible book value does and will reflect certain dilution in value of our common stock from the issue price primarily as a result of (i) the substantial fees paid in connection with this offering and our private offering, including sales commissions and marketing fees reallowed by our dealer manager to participating broker-dealers, (ii) the fees and expenses paid to our advisor and its affiliates in connection with the selection, acquisition, management, and sale of our investments, (iii) general and administrative expenses, (iv) accumulated depreciation and amortization of real estate investments, and (v) the sale of approximately 8.8 million shares of our common stock pursuant to our private offering, as of March 1, 2022, at a weighted average purchase price of approximately $9.48 per share for which we received weighted average net proceeds of approximately $8.71 per share.

As of December 31, 2021, the net tangible book value per share for our fully diluted common stock was $7.10. To the extent we are able to raise additional proceeds in our offering stage, some of the expenses that cause dilution of the net tangible book value per share are expected to decrease on a per share basis, resulting in increases in the net tangible book value per share. This increase would be partially offset by increases in depreciation and amortization expenses related to our real estate investments.

The value of a share of our common stock may be diluted if we issue a stock distribution.

Our board of directors may declare stock distributions. While our objective is to acquire assets that appreciate in value, there can be no assurance that assets we acquire will appreciate in value. Furthermore, we are uncertain as to whether we will change our per share public offering prices during this offering. Therefore, if our board declared a stock distribution for investors who purchase our shares early in this offering, as compared with later investors, those investors who received the stock distribution will receive more shares for the same cash investment as a result of any stock distributions. Because they own more shares, upon a sale or liquidation of the company, these early investors will receive more sales proceeds or liquidating distributions relative to their invested capital compared to later investors. Furthermore, unless our assets appreciate in an amount sufficient to offset the dilutive effect of the prior stock distributions, the value per share for later investors purchasing our stock will be below the value per share of earlier investors.

This is a “best efforts” offering. If we are unable to raise substantial funds, we will be limited in the number and type of investments we may make, and the value of your investment will fluctuate with the performance of the specific properties we acquire.

The primary portion of this offering is being made by our dealer manager on a “best efforts” basis, meaning that the dealer manager is only required to use its best efforts to sell our shares and has no firm commitment or obligation to purchase any of the shares. As a result, the amount of proceeds we raise in this offering may be substantially less than the amount we would need to achieve a broadly diversified property portfolio. If we are unable to raise substantial funds, we will make fewer investments resulting in less diversification in terms of the number of investments owned, the types of investments that we make, and the geographic regions in which our investments are located. In such event, the likelihood of our profitability being affected by the performance of any one of our investments will increase. Additionally, we are not limited in the number or size of our investments or the percentage of net proceeds we may dedicate to a single investment. Your investment in our shares will be subject to greater risk to the extent that we lack a fully diversified portfolio of investments. Further, we will have certain fixed operating expenses, regardless of whether we are able to raise substantial funds in this offering. Our inability to raise substantial funds could increase our fixed operating expenses as a percentage of gross income, potentially reducing our net income and cash flow and potentially limiting our ability to make distributions.

Investors who invest in us at the beginning of the offering may realize a lower rate of return than later investors.

There can be no assurances as to when we will begin to generate sufficient cash flow to fund distributions. As a result, investors who invest in us before we generate significant cash flow may realize a lower rate of return than later investors. We expect to have little, if any, cash flow from operations available for distribution until we make substantial investments. In addition, to the extent our investments are in development or redevelopment projects or in properties that have significant capital requirements, our ability to make distributions may be negatively impacted, especially during our early periods of operation. Until such time as we have sufficient cash flow from operations to fund fully the payment of distributions therefrom, some or all of our distributions, if any, will be paid from other sources, such as from the proceeds of this or other offerings, cash advances to us by our advisor, and borrowings, including borrowings secured by our assets, in anticipation of future operating cash flow.

Investors who invest later in the offering may realize a lower rate of return than investors who invest earlier in the offering to the extent we fund distributions out of sources other than operating cash flow.

To the extent we incur debt to fund distributions earlier in this offering, the amount of cash available for distributions in future periods will be decreased by the repayment of such debt. Similarly, if we use offering proceeds to fund distributions, later investors may experience immediate dilution in their investment because a portion of our net assets would have been used to fund distributions instead of retained in our company and used to make real estate investments. Earlier investors will benefit from the investments made with funds raised later in the offering, while later investors may not share in all of the net offering proceeds raised from earlier investors.

If we, through our advisor, are unable to find suitable investments, then we may not be able to achieve our investment objectives or continue to pay distributions.

Our ability to achieve our investment objectives and to continue to pay distributions is dependent upon the performance of our advisor in selecting our investments and arranging financing. As of the date of this prospectus, we own six operating self storage facilities and joint venture interests in two development properties. You will have no opportunity to evaluate the terms of transactions or other economic or financial data concerning our investments prior to the time we make them. You must rely entirely on the management ability of our advisor and the oversight of our board of directors. We cannot be sure that our advisor will be successful in obtaining suitable investments on financially attractive terms or that, if it makes investments on our behalf, our objectives will be achieved. If we are unable to find suitable investments, we will hold the proceeds of this offering in an interest-bearing account or invest the proceeds in short-term, investment-grade investments. In such an event, our ability to pay distributions to our stockholders would be adversely affected.

Because this is a “blind pool” offering, you will not have the opportunity to evaluate the investments we will make with the proceeds of this offering before you purchase our shares.

We will seek to invest substantially all of the offering proceeds available for investment, after the payment of fees and expenses, in the acquisition of income-producing and growth self storage properties. We may also, in the discretion of our advisor, invest in other types of real estate or in entities that invest in real estate. For a more detailed discussion of our investment policies, see the “Investment Objectives, Strategy, and Related Policies” section of this prospectus. As of the date of this prospectus, we own six operating self storage facilities and joint venture interests in two development properties. Our board of directors and our advisor have broad discretion when identifying, evaluating, and making investments with the proceeds of this offering, and we have not definitively identified any investments that we will make with the proceeds of this offering. We are therefore generally unable to provide you with information to evaluate our potential investments with the proceeds of this offering prior to your purchase of our shares. Additionally, we will not provide you with information to evaluate our investments prior to our acquisition of properties. You must rely on our board of directors and our advisor to evaluate our investment opportunities, and we are subject to the risk that our board of directors or our advisor may not be able to achieve our objectives, may make unwise decisions, or may make decisions that are not in our best interest because of conflicts of interest.

We may suffer from delays in locating suitable investments, which could adversely affect our ability to make distributions and the value of your investment.

We could suffer from delays in locating suitable investments, particularly as a result of our reliance on our advisor at times when management of our advisor is simultaneously seeking to locate suitable investments for other affiliated programs, including SmartStop and SSGT II. Delays we encounter in the selection, acquisition, and development of income-producing and growth properties are likely to adversely affect our ability to make distributions and may also adversely affect the value of your investment. In such event, we may pay all or a substantial portion of any distributions from the proceeds of our private offering and this offering or from borrowings in anticipation of future cash flow, which may constitute a return of your capital. We are not prohibited from undertaking such activities by our charter, bylaws, or investment policies. We have established no maximum of distributions to be paid from such funds. See “Description of Shares — Distribution Policy” for further information on our distribution policy and procedures. Distributions from the proceeds of our private offering or this offering or from borrowings also could reduce the amount of capital we ultimately invest in properties. This, in turn, would reduce the value of your investment. In particular, if we acquire properties prior to the start of construction or during the early stages of construction, it will typically take several months to complete construction and rent available storage units. Therefore, you could suffer delays in the receipt of cash distributions attributable to those particular properties.

If any of our sponsor, advisor, or property manager lose or are unable to retain their executive officers, then our ability to implement our investment objectives could be delayed or hindered, which could adversely affect our ability to make distributions and the value of your investment.

Our success depends to a significant degree upon the contributions of our executive officers and the executive officers of our sponsor, advisor, and property manager, each of whom would be difficult to replace. None of our sponsor, our advisor, or our property manager, as applicable, has an employment agreement with any of these key personnel and we cannot guarantee that all, or any particular one, will remain affiliated with us and/or our sponsor, our advisor, or our property manager. If any of these executive officers were to cease their affiliation with our sponsor, our advisor, or our property manager, our operating results could suffer. If our sponsor, our advisor, or our property manager loses or is unable to retain its executive officers or does not establish or maintain appropriate strategic relationships, our ability to implement our investment strategies could be delayed or hindered, which could adversely affect our ability to make distributions and the value of your investment. See “Management” for more information on our sponsor, our advisor, our property manager, and their officers and key personnel.

Our ability to operate profitably will depend upon the ability of our advisor to efficiently manage our day-to-day operations and the ability of our property manager and affiliates of our advisor to effectively manage our properties.

We will rely on our advisor to manage our business and assets. Our advisor will make all decisions with respect to our day-to-day operations. In addition, we will rely on our property manager to effectively manage and operate our properties. Thus, the success of our business will depend in large part on the ability of our advisor, its affiliates, and our property manager to manage and operate our properties. Any adversity experienced by our advisor, its affiliates, or our property manager or problems in our relationship with these entities could adversely impact our operations and, consequently, our cash flow and ability to make distributions to our stockholders.

We do not own or control the intellectual property rights to the “SmartStop® Self Storage” brand and other trademarks and intellectual property that we expect to use in connection with our properties; therefore, we could potentially lose revenues and incur significant costs if we cease to operate under this brand.

SmartStop owns and controls the intellectual property rights to the “SmartStop® Self Storage” brand, the website www.smartstopselfstorage.com, and other intellectual property that we expect to use in connection with our business and our properties. We will be authorized to use this brand and other intellectual property pursuant to a license and our property management agreements. In the event that we ever cease to operate under the “SmartStop® Self Storage” brand, which has garnered substantial value due to its goodwill and reputation associated therewith, we may lose market share and customers, which could result in lost revenues. In addition, we could incur significant costs to change the signage and otherwise change our name and brand.

We are an “emerging growth company” under the federal securities laws and will be subject to reduced public company reporting requirements.

In April 2012, President Obama signed into law the Jumpstart Our Business Startups Act, or the JOBS Act. We are an “emerging growth company,” as defined in the JOBS Act, and are eligible to take advantage of certain exemptions from, or reduced disclosure obligations relating to, various reporting requirements that are normally applicable to public companies.

We could remain an “emerging growth company” for up to five years, or until the earliest of (1) the last day of the first fiscal year in which we have total annual gross revenue of $1.07 billion or more, (2) December 31 of the fiscal year that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act (which would occur if the market value of our common stock held by non-affiliates exceeds $700 million, measured as of the last business day of our most recently completed second fiscal quarter, and we have been publicly reporting for at least 12 months), or (3) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period. Under the JOBS Act, emerging growth companies are not required to (1) provide an auditor’s attestation report on management’s assessment of the effectiveness of internal control over financial reporting, pursuant to Section 404 of the Sarbanes-Oxley Act, (2) comply with new audit rules adopted by the Public Company Accounting Oversight Board after April 5, 2012 (unless the SEC determines otherwise), (3) provide certain disclosures relating to executive compensation generally required for larger public companies, or (4) hold shareholder advisory votes on executive compensation. If we take advantage of any of these exemptions, we do not know if some investors will find our common stock less attractive as a result.

Additionally, the JOBS Act provides that an “emerging growth company” may take advantage of an extended transition period for complying with new or revised accounting standards that have different effective dates for public and private companies. This means an “emerging growth company” can delay adopting certain accounting standards until such standards are otherwise applicable to private companies. However, we are electing to “opt out” of such extended transition period, and will therefore comply with new or revised accounting standards on the applicable dates on which the adoption of such standards are required for non-emerging growth companies. Section 107 of the JOBS Act provides that our decision to opt out of such extended transition period for compliance with new or revised accounting standards is irrevocable.

We may utilize a portion of the proceeds of this offering to fund the development or purchase of income-producing and growth self storage properties (whether through loans, preferred equity investments, or otherwise), and we may invest in mortgage or other loans, but if these loans and investments are not fully repaid, the resulting losses could reduce the value of your investment.

We will use the net offering proceeds of this offering to purchase primarily a mix of income-producing and growth self storage facilities, to repay debt financing that we may incur when acquiring properties, and to pay real estate commissions, acquisition fees, and acquisition expenses relating to the selection and acquisition of properties, including amounts paid to our advisor and its affiliates. In addition, we may utilize a portion of the net offering proceeds to make loans to, or preferred equity investments in, entities developing or acquiring self storage facilities, including affiliates of our advisor, subject to the limitations in our charter. We may also invest in first or second mortgage loans, mezzanine loans secured by an interest in the entity owning the real estate or other similar real estate loans consistent with our REIT status. We may also invest in participating or convertible mortgages if our board of directors concludes that we and our stockholders may benefit from the cash flow or any appreciation in the value of the subject property. There can be no assurance that a preferred equity investment will be redeemed in full in accordance with the terms of the investment. There can also be no assurance that the foregoing loans will be repaid to us in part or in full in accordance with the terms of the loan or that we will receive interest payments on the outstanding balance of the loan. We anticipate that these loans (other than mezzanine loans) will be secured by mortgages on the self storage facilities, but in the event of a foreclosure, there can be no assurances that we will recover the outstanding balance of the loan. If there are defaults under these loans, we may not be able to repossess and sell the underlying properties quickly. The resulting time delay and associated costs could reduce the value of our investment in the defaulted loans. An action to foreclose on a property securing a mortgage loan is regulated by state statutes and regulations and is subject to many of the delays and expenses of other lawsuits if the defendant raises defenses or counterclaims. In the event of default by a mortgagor, these restrictions, among other things, may impede our ability to foreclose on or sell the mortgaged property or to obtain proceeds sufficient to repay all amounts due to us on the mortgage loan. See the “Investment Objectives, Strategy and Related Policies — Investments in Mortgage Loans” section of this prospectus.

Government regulation of investment advice could have a negative impact on our ability to raise capital.

On June 5, 2019, the SEC adopted Regulation Best Interest, which establishes a new standard of conduct for broker-dealers and natural persons who are associated persons of a broker-dealer under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that enhances the standard beyond suitability. Broker-dealers have been required to comply with Regulation Best Interest since June 30, 2020. Regulation Best Interest includes the general obligation that broker-dealers shall act in the “best interest” of retail customers in making any recommendation of any securities transaction or investment strategy, without putting the financial or other interests of the broker-dealer ahead of the retail customer. When making such a recommendation, a broker-dealer must act in such customer’s best interest at the time the recommendation is made. Furthermore, broker-dealers are under a duty of care to evaluate other reasonably available alternatives in the purchaser’s best interest and such alternatives are likely to exist. Additionally, under Regulation Best Interest, high cost, high risk, and complex products may require greater scrutiny by broker-dealers and their salespersons before they recommend such products. Listed entities may be reasonable alternatives to an investment in us, and may feature characteristics like lower cost, less complexity, and lesser or different risks than an investment in us; investments in listed securities often involve nominal or no commissions at the time of initial purchase. The general obligation can be satisfied by the broker-dealer’s compliance with four specified component obligations: (i) provide certain required disclosure before or at the time of the recommendation, about the recommendation and the relationship between the broker-dealer and the retail customer; (ii) exercise reasonable diligence, care, and skill in making the recommendation; (iii) establish, maintain, and enforce written policies and procedures reasonably designed to address conflicts of interest; and (iv) establish, maintain, and enforce written policies and procedures reasonably designed to achieve compliance with Regulation Best Interest. Like existing suitability obligations, the component obligations of Regulation Best Interest contain a quantitative standard. Such quantitative standard may be more or less restrictive pursuant to Regulation Best Interest than under the suitability standard. In addition, broker-dealers are required to provide retail investors a brief relationship summary, or Form CRS, that summarizes for the investor key information about the broker-dealer. Form CRS is different from this prospectus, which contains information regarding this offering and our company. The impact of Regulation Best Interest on broker-dealers cannot be determined at this time as no administrative or case law exists under Regulation Best Interest and the full scope of its applicability is uncertain.

In addition, the DOL recently adopted its proposed prohibited transaction class exemption allowing investment advisors, broker-dealers, banks, insurance companies and other financial firms that provide fiduciary investment advice to give retirement investment advice using “Impartial Conduct Standards,” which are intended to be consistent with the Regulation Best Interest and the fiduciary duty of registered investment advisers under securities laws. The Impartial Conduct Standards generally require investment advice fiduciaries to provide advice in the best interest of retirement investors, charge only reasonable compensation, and make no materially misleading statements. The proposed exemption also describes when advice about rollovers to individual retirement accounts could be considered fiduciary advice under ERISA and the Code.

In addition to the SEC and DOL rules, several states, including Connecticut, Maryland, Massachusetts, Nevada, New Jersey, and New York, have passed laws or proposed regulations requiring investment advisers, broker-dealers and/or agents to disclose conflicts of interest to clients or to meet standards that their advice be in the customer’s best interest. These recent developments could result in additional requirements imposed on such persons related to the marketing of our shares.

In comparison to the standards of Regulation Best Interest, the Massachusetts fiduciary standard, for example, requires broker-dealers to adhere to the duties of utmost care and loyalty to customers. The Massachusetts standard requires a broker-dealer to make recommendations without regard to the financial or any other interest of any party other than the retail customer, and that broker-dealers must make all reasonably practicable efforts to avoid conflicts of interest, eliminate conflicts that cannot reasonably be avoided, and mitigate conflicts that cannot reasonably be avoided or eliminated.

While we continue to monitor and evaluate the various proposals, we cannot predict what other proposals may be made, or what legislation or regulation may be introduced or become law. Given the recent adoption of the rules described above and the pendency of others, the potential impact on the marketing of our shares through the impacted channels is uncertain.

Risks Related to Conflicts of Interest

Our advisor, property manager, and their officers and certain of our key personnel will face competing demands relating to their time, and this may cause our operating results to suffer.

Our advisor, property manager, and their officers and certain of our key personnel and their respective affiliates are key personnel, advisors, managers, and sponsors of other real estate programs having investment objectives and legal and financial obligations similar to ours, including SmartStop and SSGT II, and may have other business interests as well. Because these persons have competing demands on their time and resources, they may have conflicts of interest in allocating their time between our business and these other activities. Our advisor and its affiliates will devote such time as they determine to be necessary to conduct our business affairs in an appropriate manner. However, time spent on these other initiatives diverts attention from our activities, which could negatively impact us.

Our executive officers and one of our directors face conflicts of interest related to the positions they hold with affiliated entities, which could hinder our ability to successfully implement our investment objectives and to generate returns to you.

Our executive officers and one of our directors are also officers of our advisor, our property manager, and other affiliated entities, including SmartStop and SSGT II. As a result, these individuals owe fiduciary duties to these other entities and their owners, which fiduciary duties may conflict with the duties that they owe to our stockholders and

us. Their loyalties to these other entities could result in actions or inactions that are detrimental to our business, which could harm the implementation of our investment objectives. Conflicts with our business and interests are most likely to arise from involvement in activities related to (1) allocation of new investments and management time and services between us and the other entities, (2) our purchase of properties from, or sale of properties to, affiliated entities, (3) the timing and terms of the investment in or sale of an asset, (4) development of our properties by affiliates, (5) investments with affiliates of our advisor, (6) compensation to our advisor, and (7) our relationship with our property manager. If we do not successfully implement our investment objectives, we may be unable to generate cash needed to make distributions to you and to maintain or increase the value of our assets.

Our advisor will face conflicts of interest relating to the purchase of properties, including conflicts with SmartStop and SSGT II, and such conflicts may not be resolved in our favor, which could adversely affect our investment opportunities.

We may be buying properties at the same time as one or more of the other programs managed by officers and key personnel of our advisor, including SmartStop, a public non-traded REIT that invests in self storage properties with total assets of approximately $1.6 billion as of September 30, 2021; SSGT II, a private REIT sponsored by our sponsor that invests in self storage properties; and other private programs sponsored by our sponsor. An affiliate of our sponsor will have the first right to purchase certain self storage properties, and may have access to significantly greater capital than us. Our advisor and our property manager will have conflicts of interest in allocating potential properties, acquisition expenses, management time, services and other functions between various existing enterprises or future enterprises with which they may be or become involved and our sponsor’s investment allocation policy may not mitigate these risks. There is a risk that our advisor will choose a property that provides lower returns to us than a property purchased by another program sponsored by our sponsor or its affiliates. We cannot be sure that officers and key personnel acting on behalf of our advisor and on behalf of these other programs will act in our best interests when deciding whether to allocate any particular property to us. Such conflicts that are not resolved in our favor could result in a reduced level of distributions we may be able to pay to you and the value of your investment. If our advisor or its affiliates breach their legal or other obligations or duties to us, or do not resolve conflicts of interest in the manner described in this prospectus, we may not meet our investment objectives, which could reduce our expected cash available for distribution to you and the value of your investment.

We may face a conflict of interest if we purchase properties from affiliates of our advisor.

We may purchase properties from one or more affiliates of our advisor in the future. A conflict of interest may exist if such acquisition occurs. The business interests of our advisor and its affiliates may be adverse to, or to the detriment of, our interests. Additionally, the prices we pay to affiliates of our advisor for our properties may be equal to, or in excess of, the prices paid by them, plus the costs incurred by them relating to the acquisition and financing of the properties. These prices will not be the subject of arm’s-length negotiations, which could mean that the acquisitions may be on terms less favorable to us than those negotiated in an arm’s-length transaction. Even though we will use an independent third-party appraiser to determine fair market value when acquiring properties from our advisor and its affiliates, we may pay more for particular properties than we would have in an arm’s-length transaction, which would reduce our cash available for investment in other properties or distribution to our stockholders.

Furthermore, because any agreement that we enter into with affiliates of our advisor will not be negotiated in an arm’s-length transaction, and as a result of the affiliation between our advisor and its affiliates, our advisor may be reluctant to enforce the agreements against such entities. Our board of directors will approve all transactions between us and our advisor and its affiliates. Please see the “Conflicts of Interest — Certain Conflict Resolution Procedures” section of this prospectus.

We may face a conflict of interest if we sell properties to affiliates of our advisor.

We may sell properties to one or more affiliates of our advisor in the future. A conflict may exist if such disposition occurs. The business interests of our advisor and its affiliates may be adverse to, or to the detriment of, our interests. Additionally, the offers we receive from affiliates of our advisor for our properties may be equal to, or less than, the prices we paid for the properties. These prices will not be the subject of arm’s-length negotiations, which could mean that the dispositions may be on terms less favorable to us than those negotiated in an arm’s-length transaction. Even though we will use an independent third-party appraiser to determine fair market value when selling properties to our advisor and its affiliates, we may not be offered as much for particular properties than we may have been offered in an arm’s-length transaction, which would reduce our cash available for investment in other properties or distribution to our stockholders.

Furthermore, because any agreement that we enter into with affiliates of our advisor will not be negotiated in an arm’s-length transaction, and as a result of the affiliation between our advisor and its affiliates, our advisor may be reluctant to enforce the agreements against such entities. Our board of directors will approve all transactions between us and our advisor and its affiliates. Please see the “Conflicts of Interest — Certain Conflict Resolution Procedures” section of this prospectus.

Our advisor and its affiliates will face conflicts of interest relating to the incentive fee structure under our operating partnership agreement, which could result in actions that are not necessarily in the long-term best interests of our stockholders.

Pursuant to our operating partnership agreement, SmartStop Storage Advisors, LLC, an affiliate of our advisor (“SSA”), will be entitled to distributions that are structured in a manner intended to provide incentives to our advisor to perform in our best interests and in the best interests of our stockholders. The amount of such compensation has not been determined as a result of arm’s-length negotiations, and such amounts may be greater than otherwise would be payable to independent third parties. However, because our advisor does not maintain a significant equity interest in us and is entitled to receive substantial minimum compensation regardless of performance, our advisor’s interests will not be wholly aligned with those of our stockholders. In that regard, our advisor could be motivated to recommend riskier or more speculative investments in order for us to generate the specified levels of performance or sales proceeds that would entitle SSA to distributions. In addition, SSA’s entitlement to distributions upon the sale of our assets and to participate in sale proceeds could result in our advisor recommending sales of our investments at the earliest possible time at which sales of investments would produce the level of return that would entitle our advisor and its affiliates to compensation relating to such sales, even if continued ownership of those investments might be in our best long-term interest.

Our operating partnership agreement will require us to pay a performance-based termination distribution to SSA in the event that we terminate our advisor prior to the listing of our shares for trading on an exchange or, absent such listing, in respect of its participation in net sale proceeds. To avoid paying this distribution, our board of directors may decide against terminating the advisory agreement prior to our listing of our shares or disposition of our investments even if, but for the termination distribution, termination of the advisory agreement would be in our best interest. In addition, the requirement to pay the distribution to SSA at termination could cause us to make different investment or disposition decisions than we would otherwise make in order to satisfy our obligation to pay the distribution to SSA. Please see the “Conflicts of Interest—Certain Conflict Resolution Procedures” section of this prospectus.

Our advisor will face conflicts of interest relating to joint ventures that we may form with affiliates of our advisor, which conflicts could result in a disproportionate benefit to other joint venture partners at our expense.

We may enter into joint ventures with affiliates of our advisor, including other programs sponsored by our sponsor or its affiliates, for the acquisition, development, or improvement of properties. Our advisor may have conflicts of interest in determining which program should enter into any particular joint venture agreement. The co-venturer may have economic or business interests or goals that are or may become inconsistent with our business interests or goals. In addition, our advisor may face a conflict in structuring the terms of the relationship between our interests and the interest of the affiliated co-venturer and in managing the joint venture. Since our advisor and its affiliates will control both the affiliated co-venturer and, to a certain extent, us, agreements and transactions between the co-venturers with respect to any such joint venture will not have the benefit of arm’s-length negotiation of the type normally conducted between unrelated co-venturers, which may result in the co-venturer receiving benefits greater than the benefits that we receive. In addition, we may assume liabilities related to the joint venture that exceed the percentage of our investment in the joint venture, and this could reduce the returns on your investment.

Because an affiliate of our dealer manager owns a 10% economic interest in our advisor, you may not have the benefit of an independent review of the prospectus or our company as is customarily performed in underwritten offerings.

An affiliate of our dealer manager owns a 10% non-voting equity interest in our advisor. Accordingly, our dealer manager may not be deemed to have made an independent review of our company or this offering. See “Management — Our Advisor” for more information. You will have to rely on your own broker-dealer to make an independent review of the terms of this offering. If your broker-dealer does not conduct such a review, you will not have the benefit of an independent review of the terms of this offering. Further, the due diligence investigation of our company by our dealer manager should not be considered to be an independent review and, therefore, may not be as meaningful as a review conducted by an unaffiliated broker-dealer or investment banker.

There is no separate counsel for us and our affiliates, which could result in conflicts of interest.

Nelson Mullins Riley & Scarborough LLP (“Nelson Mullins”) acts as legal counsel to us and also represents our sponsor, advisor, property manager, and some of their affiliates. There is a possibility in the future that the interests of the various parties may become adverse and, under the code of professional responsibility of the legal profession, Nelson Mullins may be precluded from representing any one or all of such parties. If any situation arises in which our interests appear to be in conflict with those of our sponsor, our advisor, our property manager, or their affiliates, additional counsel may be retained by one or more of the parties to assure that their interests are adequately protected. Moreover, should a conflict of interest not be readily apparent, Nelson Mullins may inadvertently act in derogation of the interest of the parties, which could affect our ability to meet our investment objectives.

Risks Related to Our Corporate Structure

The limit on the number of shares a person may own may discourage a takeover that could otherwise result in a premium price to our stockholders.

In order for us to qualify as a REIT, no more than 50% of our outstanding stock may be beneficially owned, directly or indirectly, by five or fewer individuals (including certain types of entities) at any time during the last half of each taxable year. To ensure that we do not fail to qualify as a REIT under this test, our charter restricts ownership by one person or entity to no more than 9.8% of the value of our then-outstanding capital stock or more than 9.8% of the value or number of shares, whichever is more restrictive, of our then-outstanding common stock. Our charter also prohibits transfers of our stock that would result in (i) our stock being beneficially owned by fewer than 100 persons or (ii) our owning 10% or more of one of our tenants or customers. These restrictions may have the effect of delaying, deferring, or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer, or sale of all or substantially all of our assets) that might provide a premium price for holders of our common stock. Please see the “Description of Shares — Restrictions on Ownership and Transfer” section of this prospectus.

Our charter permits our board of directors to issue stock with terms that may subordinate the rights of common stockholders or discourage a third party from acquiring us in a manner that might result in a premium price to our stockholders.

Our charter permits our board of directors to issue up to 900,000,000 shares of capital stock. In addition, our board of directors, without any action by our stockholders, may amend our charter from time to time to increase or decrease the aggregate number of shares or the number of shares of any class or series of stock that we have authority to issue. Our board of directors may classify or reclassify any unissued common stock or preferred stock and establish the preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications, and terms or conditions of redemption of any such stock. Thus, our board of directors could authorize the issuance of preferred stock with terms and conditions that could have a priority as to distributions and amounts payable upon liquidation over the rights of the holders of our common stock. Preferred stock could also have the effect of delaying, deferring, or preventing a change in control of our company, including an extraordinary transaction (such as a merger, tender offer, or sale of all or substantially all of our assets) that might provide a premium price for holders of our common stock. Please see the “Description of Shares — Preferred Stock” section of this prospectus.

We will not be afforded the protections of Maryland law relating to control share acquisitions and business combinations.

Maryland law contains many provisions that may prevent someone from acquiring control of our company, including the control share acquisition statute (which eliminates voting rights for certain controlling levels of shares) and the business combination statute (which prohibits a merger or consolidation of us with a 10% stockholder for a specified period of time). These laws may delay or prevent offers to acquire our company and may increase the difficulty of consummating any such offers, even if such a transaction would be in our stockholders’ best interests. Because our charter contains limitations on ownership of 9.8% or more of our shares of common stock, we opted out of the control share acquisition statute and the business combination statute. Therefore, we will not be afforded the protections of these statutes and, accordingly, there is no guarantee that the ownership limitations contained in our charter will provide the same measure of protection as these statutes and prevent an undesired change of control.

SSA may receive economic benefits from its status as a special limited partner without bearing any of the investment risk.

SSA is a special limited partner in our operating partnership. As the special limited partner, SSA is entitled to receive, among other distributions, an incentive distribution of net proceeds from the sale of properties after we have received and paid to our stockholders the threshold return. We will bear all of the risk associated with the properties but, as a result of the incentive distributions to SSA, we may not be entitled to all of the operating partnership’s proceeds from a property sale and certain other events.

Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act of 1940; if we become an unregistered investment company, we will not be able to continue our business.

We do not intend to register as an investment company under the Investment Company Act of 1940 (the “1940 Act”). As of the date of this prospectus, our intended investments in real estate will represent the substantial majority of our total asset mix, which would not subject us to the 1940 Act. In order to maintain our exemption from regulation under the 1940 Act, we must engage primarily in the business of buying real estate, and these investments must be made within a year after this offering ends. If we are unable to invest a significant portion of the proceeds of this offering in properties within one year of the termination of this offering, we may avoid being required to register as an investment company by temporarily investing any unused proceeds in government securities with low returns. This would reduce the cash available for distribution to investors and possibly lower your returns.

To maintain compliance with our 1940 Act exemption, we may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. In addition, we may be required to acquire additional income- or loss-generating assets that we might not otherwise acquire or forego opportunities to acquire interests in companies that we would otherwise want to acquire. If we are required to register as an investment company but fail to do so, we would be prohibited from engaging in our business, and criminal and civil actions could be brought against us. In addition, our contracts would be unenforceable unless a court required enforcement, and a court could appoint a receiver to take control of us and liquidate our business.

You are bound by the majority vote on matters on which our stockholders are entitled to vote and, therefore, your vote on a particular matter may be superseded by the vote of other stockholders.

You may vote on certain matters at any annual or special meeting of stockholders, including the election of directors. However, you will be bound by the majority vote on matters requiring approval of a majority of the stockholders even if you do not vote with the majority on any such matter. Please see the “Description of Shares — Meetings and Special Voting Requirements” section of this prospectus.

If you do not agree with the decisions of our board of directors, you only have limited control over changes in our policies and operations and may not be able to change such policies and operations, except as provided for in our charter and under applicable law.

Our board of directors determines our major policies, including our policies regarding investments, financing, growth, REIT qualification, and distributions. Our board of directors may amend or revise these and other policies without a vote of our stockholders. Under the Maryland General Corporation Law (“MGCL”) and our charter, our stockholders have a right to vote only on the following:

•	the election or removal of directors;

•

any amendment of our charter, except that our board of directors may amend our charter without stockholder approval to (a) increase or decrease the aggregate number of our shares, (b) increase or decrease the number of our shares of any class or series that we have the authority to issue, or (c) classify or reclassify any unissued shares by setting or changing the preferences, conversion or other rights, restrictions, limitations as to distributions, qualifications or terms and conditions of redemption of such shares, provided however, that any such amendment does not adversely affect the rights, preferences and privileges of the stockholders;

•	our liquidation or dissolution; and

•	any merger, reorganization, consolidation or sale or other disposition of substantially all of our assets.

The board of directors must declare advisable any amendment to the charter or any merger, consolidation, transfer of substantially all assets, share exchange, or dissolution, prior to such amendment or transaction, under the MGCL. All other matters are subject to the discretion of our board of directors. Therefore, you are limited in your ability to change our policies and operations.

Our rights and the rights of our stockholders to recover claims against our officers, directors, and our advisor are limited, which could reduce your and our recovery against them if they cause us to incur losses.

Maryland law provides that a director has no liability in that capacity if he or she performs his or her duties in good faith, in a manner he or she reasonably believes to be in the corporation’s best interests and with the care that an ordinarily prudent person in a like position would use under similar circumstances. Our charter requires us to indemnify our directors, officers, and our advisor and its affiliates for actions taken by them in good faith and without negligence or misconduct. Our advisory agreement further requires us to indemnify our advisor and its affiliates for liabilities arising in the performance of their duties under the advisory agreement, subject to certain limitations. Additionally, our charter limits the liability of our directors and officers for monetary damages to the maximum extent permitted under Maryland law. As a result, we and our stockholders may have more limited rights against our directors, officers, employees, and agents, and our advisor and its affiliates, than might otherwise exist under common law, which could reduce your and our recovery against them. In addition, we may be obligated to fund the defense costs incurred by our directors, officers, employees, and agents or our advisor in some cases which would decrease the cash otherwise available for distribution to you. Please see the “Management — Limited Liability and Indemnification of Directors, Officers, Employees, and Other Agents” section of this prospectus.

Our board of directors may change any of our investment objectives without your consent, including our focus on income-producing and growth self storage properties.

Our board of directors may change any of our investment objectives, including our focus on income-producing and growth self storage properties, without obtaining prior stockholder consent. If you do not agree with a decision of our board of directors to change any of our investment objectives, you only have limited control over such changes. Additionally, we cannot assure you that we would be successful in attaining any of these investment objectives, which may adversely impact our financial performance and ability to make distributions to you.

Your interest in us will be diluted as we issue additional shares.

Our stockholders will not have preemptive rights to any shares issued by us in the future. Subject to any limitations set forth under Maryland law, our board of directors may increase the number of authorized shares of stock (currently 900,000,000 shares), increase or decrease the number of shares of any class or series of stock designated, or reclassify any unissued shares without the necessity of obtaining stockholder approval. All such shares may be issued in the discretion of our board of directors. Therefore, as we (1) sell shares in this offering or sell additional shares in the future, including those issued pursuant to our distribution reinvestment plan, (2) sell securities that are convertible into shares of our common stock, (3) issue shares of our common stock in a private offering of securities to institutional investors, (4) issue restricted shares of our common stock to our independent directors, (5) issue shares to our advisor, its successors or assigns, in payment of an outstanding fee obligation as set forth under our advisory agreement, or (6) issue shares of our common stock in a merger or to sellers of properties acquired by us in connection with an exchange of limited partnership interests of our operating partnership, existing stockholders and investors purchasing shares in this offering will experience dilution of their equity investment in us. Because the limited partnership interests of our operating partnership may, in the discretion of our board of directors, be exchanged for shares of our common stock, any merger, exchange, or conversion between our operating partnership and another entity ultimately could result in the issuance of a substantial number of shares of our common stock, thereby diluting the percentage ownership interest of other stockholders. Because of these and other reasons described in this “Risk Factors” section, you may experience substantial dilution of your percentage ownership of our shares.

Payment of fees to our advisor and its affiliates will reduce cash available for investment and distribution. There are a number of such fees that may have to be paid and certain fees may be added or the amounts increased without stockholder approval.

Our advisor and its affiliates will perform services for us in connection with the offer and sale of our shares, the selection and acquisition of our investments, the providing of transfer agent and registrar services, and the management of our properties. They will be paid substantial fees for these services, which will reduce the amount of cash available for investment in properties or distribution to stockholders. As additional compensation for selling Class T shares in the offering and for ongoing stockholder services, we pay our dealer manager a stockholder servicing fee. We will also pay a dealer manager servicing fee in connection with sales of our Class W shares. The amount available for distributions on all Class T shares and Class W shares is reduced by the amount of such fees payable to our dealer manager with respect to the Class T shares and Class W shares issued in the primary offering. Payment of these fees to our advisor and its affiliates will reduce cash available for investment and distribution. Furthermore, subject to limitations in our charter, the fees, compensation, income, expense reimbursements, incentive distributions and other payments payable to our advisor and its affiliates may increase during this offering or in the future without stockholder approval if such increase is approved by a majority of our independent directors. For a more detailed discussion of these fees, see the “Management Compensation” section of this prospectus.

We are uncertain of our sources of debt or equity for funding our future capital needs. If we cannot obtain funding on acceptable terms, our ability to make necessary capital improvements to our properties, pay other expenses, or expand our business may be impaired or delayed.

The gross proceeds of the offering will be used to purchase real estate investments and to pay various fees and expenses. In addition, to qualify as a REIT, we generally must distribute to our stockholders at least 90% of our taxable income each year, excluding capital gains. Because of this distribution requirement, it is not likely that we will be able to fund a significant portion of our future capital needs from retained earnings. To the extent we obtain any sources of debt or equity for future funding, such sources of funding may not be available to us on favorable terms or at all. If we do not have access to sufficient funding in the future, we may not be able to make necessary capital improvements to our properties, pay other expenses, or expand our business.

Risks Related to the Self Storage Industry

The growth portion of our property acquisition strategy involves a higher risk of loss than more conservative investment strategies.

A portion of our strategy for acquiring properties will involve the acquisition of self storage properties that require lease-up or repositioning in order to increase the value of such properties. In addition, we may be acquiring facilities in markets that are depressed or overbuilt, and/or have high growth potential in real estate lease rates and sale prices. As a result of our investment in these types of markets, we will face increased risks relating to changes in local market conditions and increased competition for similar properties in the same market, as well as increased risks that these markets will not recover and the value of our properties in these markets will not increase, or will decrease, over time. For these and other reasons, we cannot assure you that we will be profitable or that we will realize growth in the value of our properties, and as a result, our ability to make distributions to our stockholders could be affected. Our intended approach to acquiring and operating growth assets involves more risk than comparable real estate programs that have a targeted holding period for investments that is longer than ours, utilize leverage to a lesser degree and/or employ more conservative investment strategies.

Because we are focused on the self storage industry, our rental revenues will be significantly influenced by demand for self storage space generally, and a decrease in such demand would likely have a greater adverse effect on our rental revenues than if we owned a more diversified real estate portfolio.

Because our portfolio of properties will consist primarily of self storage facilities, we are subject to risks inherent in investments in a single industry. A decrease in the demand for self storage space would likely have a greater adverse effect on our rental revenues than if we owned a more diversified real estate portfolio. Demand for self storage space has been and could be adversely affected by weakness in the national, regional, and local economies and changes in supply of or demand for similar or competing self storage facilities in an area. To the extent that any of these conditions occur, they are likely to affect demand and market rents for self storage space, which could cause a decrease in our rental revenue. Any such decrease could impair our ability to make distributions to you. We do not expect to hedge against the risk that industry trends might decrease the profitability of our investments.

We will face significant competition in the self storage industry, which may increase the cost of developments or impede our ability to retain customers or re-let space when existing customers vacate.

We will face competition in every market in which we purchase or develop self storage facilities. We will compete with numerous national, regional, and local developers, owners, and operators in the self storage industry, and other REITs (including SmartStop and other REITs sponsored by our sponsor), some of which own or may in the future own facilities similar to, or in the same markets as, the self storage properties we acquire, and some of which will have greater capital resources, greater cash reserves, less demanding rules governing distributions to stockholders, and a greater ability to borrow funds on a cost-effective basis. See “The Self Storage Industry” section of this prospectus. In addition, due to the relatively low cost of each individual self storage facility, other developers, owners, and operators may have the capability to build additional facilities that may compete with our facilities. This competition for investments may reduce the number of suitable investment opportunities available to us, may increase acquisition costs, and may reduce demand for self storage space in certain areas where our facilities are located, all of which may adversely affect our operating results. Additionally, an economic slowdown in a particular market could have a negative effect on our self storage revenues.

If competitors construct facilities that compete with our facilities or offer space at rental rates below the rental rates we charge our customers, we may lose potential or existing customers and we may be pressured to discount our rental rates to retain customers. As a result, our rental revenues may become insufficient to make distributions to you. In addition, increased competition for customers may require us to make capital improvements to our facilities that we would not otherwise make.

The acquisition of new properties may give rise to difficulties in predicting revenue potential.

New acquisitions could fail to perform in accordance with our expectations. If we fail to accurately estimate occupancy levels, rental rates, operating costs, or costs of improvements to bring an acquired facility up to our standards, the performance of the facility may be below expectations. Properties we acquire may have characteristics or deficiencies affecting their valuation or revenue potential that we have not yet discovered. We cannot assure you that the performance of properties we acquire will increase or be maintained under our management.

We may be unable to promptly re-let units within our facilities at satisfactory rental rates.

Generally, our self storage unit leases will be on a month-to-month basis. Delays in re-letting units as vacancies arise would reduce our revenues and could adversely affect our operating performance. In addition, lower than expected rental rates upon re-letting could adversely affect our rental revenues and impede our growth.

We will depend on our property manager’s on-site personnel to maximize customer satisfaction at each of our facilities; any difficulties our property manager encounters in hiring, training, and retaining skilled field personnel may adversely affect our rental revenues.

The customer service, marketing skills, knowledge of local market demand and competitive dynamics of our property manager’s facility managers will be contributing factors to our ability to maximize our rental income and to achieve the highest sustainable rent levels at each of our facilities. If our property manager is unable to successfully recruit, train, and retain qualified field personnel, our rental revenues may be adversely affected, which could impair our ability to make distributions to you.

Legal claims related to moisture infiltration and mold could arise in one or more of our properties, which could adversely affect our revenues.

There has been an increasing number of claims and litigation against owners and managers of rental and self storage properties relating to moisture infiltration, which can result in mold or other property damage. We cannot guarantee that moisture infiltration will not occur at one or more of our properties. When we receive a complaint concerning moisture infiltration, condensation or mold problems, and/or become aware that an air quality concern exists, we will implement corrective measures in accordance with guidelines and protocols we have developed with the assistance of outside experts. We cannot assure you that material legal claims relating to moisture infiltration and the presence of, or exposure to, mold will not arise in the future. These legal claims could require significant expenditures for legal defense representation which could adversely affect our revenues.

Delays in development and lease-up of our properties would reduce our profitability.

We may acquire properties that require repositioning or redeveloping such properties with the goal of increasing cash flow, value, or both. Construction delays to new or existing self storage properties due to weather, unforeseen site conditions, personnel problems (including as a result of the COVID-19 outbreak), and other factors could delay our anticipated customer occupancy plan which could adversely affect our profitability and cash flow. Furthermore, our estimate of the costs of repositioning or redeveloping an acquired property may prove to be inaccurate, which may result in our failure to meet our profitability goals. We may also encounter unforeseen cost increases associated with building materials or construction services resulting from trade tensions, disruptions, tariffs, duties or restrictions or an epidemic, pandemic or other health crisis, such as the COVID-19 outbreak. Additionally, we may acquire a new property that has a relatively low physical occupancy, and the cash flow from existing operations may be insufficient to pay the operating expenses associated with that property until the property is adequately leased. If one or more of these properties do not perform as expected or we are unable to successfully integrate new properties into our existing operations, our financial performance and our ability to make distributions may be adversely affected.

The risks associated with storage contents may increase our operating costs or expose us to potential liability that may not be covered by insurance, which may have adverse effects on our results of operations and returns to you.

The self storage facilities we may own and operate are leased directly to tenants who store their belongings without any immediate inspections or oversight from us. We may unintentionally lease space to groups engaged in illegal and dangerous activities. Damage to storage contents may occur due to, among other occurrences, the following: war, acts of terrorism, earthquakes, floods, fires, hurricanes, pollution, environmental matters, or events caused by fault of a tenant, fault of a third party, or fault of our own. Such damage may or may not be covered by insurance maintained by us, if any. Our tenants are required to maintain their own insurance coverage on storage contents. Our advisor will determine the amounts and types of insurance coverage that we will maintain including any coverage over the contents of any properties in which we may invest. Such determinations will be made on a case-by-case basis by our advisor, based on the type, value, location, and risks associated with each investment, as well as any lender requirements, among any other factors our advisor may consider relevant. There is no guarantee as to the type of insurance that we will obtain for any investments that we may make and there is no guarantee that any particular damage to storage contents would be covered by such insurance, even if obtained. The costs associated with maintaining such insurance, as well as any liability imposed upon us due to damage to storage contents, may have an adverse effect on our results of operations and returns to you.

Additionally, although we will require our tenants to sign an agreement stating that they will not store flammable, hazardous, illegal, or dangerous contents in the self storage units, we cannot ensure that our tenants will abide by such agreement. The storage of such materials might cause destruction to a facility or impose liability on us for the costs of removal or remediation if these various contents or substances are released on, from or in a facility, which may have an adverse effect on our results of operations and returns to you.

Our operating results may be affected by regulatory changes that have an adverse impact on our specific facilities, which may adversely affect our results of operations and returns to you.

Certain regulatory changes may have a direct impact on our self storage facilities, including but not limited to, land use, zoning and permitting requirements by governmental authorities at the local level, which can restrict the availability of land for development, and special zoning codes which omit certain uses of property from a zoning category. These special uses (i.e., hospitals, schools, housing, and self storage facilities) are allowed in that particular zoning classification only by obtaining a special use permit and the permission of local zoning authority. If we are delayed in obtaining or unable to obtain a special use permit where one is required, new developments or expansion of existing developments could be delayed or reduced. Additionally, certain municipalities require holders of a special use permit to have higher levels of liability coverage than is normally required. The acquisition of, or the inability to obtain, a special use permit and the possibility of higher levels of insurance coverage associated therewith may have an adverse effect on our results of operations and returns to you.

General Risks Related to Investments in Real Estate

Our operating results will be affected by economic and regulatory changes that have an adverse impact on the real estate market in general, and we cannot assure you that we will be profitable or that we will realize growth in the value of our real estate properties.

Our operating results will be subject to risks generally incident to the ownership of real estate, including:

•	changes in general economic or local conditions;

•	changes in supply of or demand for similar or competing properties in an area, including additional competing developments;

•	changes in interest rates and availability of permanent mortgage funds that may render the sale of a property difficult or unattractive;

•	changes in tax, real estate, environmental and zoning laws;

•	changes in property tax assessments and insurance costs; and

•	increases in interest rates and tight money supply.

These and other reasons may prevent us from being profitable or from realizing growth or maintaining the value of our real estate properties.

We may suffer reduced or delayed revenues for, or have difficulty selling, properties with vacancies.

We anticipate that the majority of the properties we acquire will have some level of vacancy at the time of closing either because the property is in the process of being developed and constructed, it is newly constructed and in the process of obtaining tenants, or because of economic or competitive or other factors. Shortly after a new property is opened, during a time of development and construction, or because of economic or competitive or other factors, we may suffer reduced revenues resulting in lower cash distributions to you due to a lack of an optimum level of tenants. In addition, the resale value of the real property could be diminished because the market value may depend principally upon the value of the leases of such real property. In addition, because properties’ market values depend principally upon the occupancy rates, the resale value of properties with prolonged low occupancy rates could suffer, which could further reduce your return.

Our operating results may be negatively affected by our construction and development activities, whether as a result of an increased cost of labor and materials, or increased costs and risks associated with potential development and construction delays, each of which could diminish the return on your investment.

We may invest some or all of the proceeds available for investment in the acquisition, development, and/or redevelopment of properties upon which we will develop and construct improvements. We could incur substantial capital obligations in connection with these types of investments, including costs associated with an increase in the cost of the underlying labor and materials. We also will be subject to risks relating to uncertainties associated with rezoning for development and environmental concerns of governmental entities and/or community groups and our builder’s ability to control construction costs or to build in conformity with plans, specifications, and timetables. The builder’s failure to perform may necessitate legal action by us to rescind the purchase or the construction contract or to compel performance. Performance may also be affected or delayed by conditions beyond the builder’s control. Delays in completion of construction could also give tenants the right to terminate preconstruction leases for space at a newly developed project. We may incur additional risks when we make periodic progress payments or other advances to such builders prior to completion of construction. These and other such factors can result in increased costs of a project or loss of our investment. Substantial capital obligations could delay our ability to make distributions. In addition, we will be subject to normal lease-up risks relating to newly constructed projects. Furthermore, we must rely upon projections of rental income and expenses and estimates of the fair market value of property upon completion of construction when agreeing upon a price to be paid for the property at the time of acquisition of the property. If our projections are inaccurate, we may pay too much for a property, and the return on our investment could suffer.

In addition, we may invest in unimproved real property. Returns from development of unimproved properties are also subject to risks and uncertainties associated with rezoning the land for development and environmental concerns of governmental entities and/or community groups. Although our intention is to limit any investment in unimproved property to property we intend to develop, your investment nevertheless is subject to the risks associated with investments in unimproved real property.

We may obtain only limited warranties when we purchase a property.

The seller of a property will often sell such property in its “as is” condition on a “where is” basis and “with all faults,” without any warranties of merchantability or fitness for a particular use or purpose. In addition, purchase agreements may contain only limited warranties, representations, and indemnifications that will only survive for a limited period after the closing. Also, many sellers of real estate are single purpose entities without significant other assets. The purchase of properties with limited warranties or from undercapitalized sellers increases the risk that we may lose some or all of our invested capital in the property as well as the loss of rental income from that property.

If we enter into non-compete agreements with the sellers of the properties that we acquire, and the terms of those agreements expire, the sellers may compete with us within the general location of one of our properties, which could have an adverse effect on our operating results and returns to you.

We may enter into non-compete agreements with the sellers of the properties that we acquire in order to prohibit the seller from owning, operating, or being employed by a competing property for a predetermined time frame and within a geographic radius of a property we acquire. When these non-compete agreements expire, we may face the risk that the seller will develop, own, operate or become employed by a competing property within the general location of one of our properties, which could have an adverse effect on our operating results and returns to you.

Costs of complying with governmental laws and regulations, including those relating to environmental matters, may adversely affect our income and the cash available for distribution.

All real property, including our self storage properties, and the operations conducted on real property are subject to federal, state, and local laws and regulations relating to environmental protection and human health and safety. These laws and regulations generally govern wastewater discharges, air emissions, the operation and removal of underground and above-ground storage tanks, the use, storage, treatment, transportation, and disposal of solid and hazardous materials, and the remediation of contamination associated with disposals. Some of these laws and regulations may impose joint and several liability on customers, owners, or operators for the costs to investigate or remediate contaminated properties, regardless of fault or whether the acts causing the contamination were legal. This liability could be substantial. In addition, the presence of hazardous substances, or the failure to properly remediate these substances, may adversely affect our ability to sell or rent a property, or to pledge such property as collateral for future borrowings.

Some of these laws and regulations have been amended so as to require compliance with new or more stringent standards as of future dates. Compliance with new or more stringent laws or regulations or stricter interpretation of existing laws may require us to incur material expenditures. Future laws, ordinances or regulations may impose material environmental liability. Additionally, our customers’ activities, the existing condition of land when we buy it, operations in the vicinity of our properties, such as the presence of underground storage tanks, or activities of unrelated third parties may affect our properties. In addition, there are various local, state, and federal fire, health, life-safety, and similar regulations with which we may be required to comply, and that may subject us to liability in the form of fines or damages for noncompliance. Any material expenditures, fines, or damages we must pay will reduce our ability to continue to pay distributions at the current rate to our stockholders and may reduce the value of our stockholders’ investments.

We cannot assure our stockholders that the independent third party environmental assessments we obtain prior to acquiring any properties we purchase will reveal all environmental liabilities or that a prior owner of a property did not create a material environmental condition not known to us. We cannot predict what other environmental legislation or regulations will be enacted in the future, how existing or future laws or regulations will be administered or interpreted, or what environmental conditions may be found to exist in the future. We cannot assure our stockholders that our business, assets, results of operations, liquidity, or financial condition will not be adversely affected by these laws, which may adversely affect cash available for distribution, and the amount of distributions to our stockholders.

Costs of complying with governmental laws and regulations, including those relating to regulations accommodating disabilities, may affect cash available for distribution.

We are subject to various rules, regulations and standards with respect to accommodations we must make for individuals with disabilities. For example, in the United States, under the Americans with Disabilities Act of 1990, or ADA, all public accommodations and commercial facilities are required to meet certain federal requirements related to access and use by disabled persons. We are also subject to similar requirements in Ontario, Canada, under the Accessibility for Ontarians with Disabilities Act, or AODA. Under these regulations, places of public accommodation, which include our self storage facilities, are required to comply with certain requirements related to access and use by disabled persons. These requirements could require removal of access barriers and could result in the imposition of injunctive relief, monetary penalties, or, in some cases, an award of damages. We will attempt to acquire properties that comply with such regulations or place the burden on the seller or other third party to ensure compliance with such regulations. However, we cannot assure our stockholders that we will be able to acquire properties or allocate responsibilities in this manner. If we cannot, our funds used for such compliance may affect cash available for distribution and the amount of distributions to our stockholders.

Our inability to sell a property when we desire to do so could adversely impact our ability to pay cash distributions to you.

The real estate market is affected by many factors, such as general economic conditions, availability of financing, interest rates, and other factors, including supply and demand, that are beyond our control. We cannot predict whether we will be able to sell any property for the price or on the terms set by us, or whether any price or other terms offered by a prospective purchaser would be acceptable to us. We cannot predict the length of time needed to find a willing purchaser and to close the sale of a property. Real estate generally cannot be sold quickly. Also, the tax laws applicable to REITs require that we hold our properties for investment, rather than for sale in the ordinary course of business, which may cause us to forego or defer sales of properties that otherwise would be in our best interest. Therefore, we may not be able to dispose of properties promptly, or on favorable terms, in response to economic or other market conditions, and this may adversely impact our ability to make distributions to you.

In addition, we may be required to expend funds to correct defects or to make improvements before a property can be sold. We cannot assure you that we will have funds available to correct such defects or to make such improvements.

In acquiring a property, we may agree to restrictions that prohibit the sale of that property for a period of time or impose other restrictions, such as a limitation on the amount of debt that can be placed or repaid on that property. These provisions would also restrict our ability to sell a property.

We may not be able to sell our properties at a price equal to, or greater than, the price for which we purchased such properties, which may lead to a decrease in the value of our assets.

We may be purchasing our properties at a time when capitalization rates are at historically low levels and purchase prices are high. Therefore, the value of our properties may not increase over time, which may restrict our ability to sell our properties, or in the event we are able to sell such property, may lead to a sale price less than the price that we paid to purchase the properties.

We may acquire or finance properties with lock-out provisions, which may prohibit us from selling a property, or may require us to maintain specified debt levels for a period of years on some properties.

Lock-out provisions are provisions that generally prohibit repayment of a loan balance for a certain number of years following the origination date of a loan. Such provisions are typically provided for by the Internal Revenue Code or the terms of the agreement underlying a loan. Lock-out provisions could materially restrict us from selling or otherwise disposing of or refinancing properties. These provisions would affect our ability to turn our investments into cash and thus affect cash available for distribution to you. In some circumstances, lock-out provisions may prohibit us from reducing or increasing the amount of indebtedness with respect to any properties.

Lock-out provisions could impair our ability to take actions during the lock-out period that would otherwise be in your best interests and, therefore, may have an adverse impact on the value of the shares, relative to the value that would result if the lock-out provisions did not exist. In particular, lock-out provisions could preclude us from participating in major transactions that could result in a disposition of our assets or a change in control even though that disposition or change in control might be in your best interests.

If we sell properties by providing financing to purchasers, defaults by the purchasers would adversely affect our cash flows.

If we decide to sell any of our properties, we intend to use our best efforts to sell them for cash. However, in some instances we may sell our properties by providing financing to purchasers. When we provide financing to purchasers, we will bear the risk that the purchaser may default, which could negatively impact our cash distributions to stockholders. Even in the absence of a purchaser default, the distribution of the proceeds of sales to our stockholders, or their reinvestment in other assets, will be delayed until the promissory notes or other property we may accept upon the sale are actually paid, sold, refinanced, or otherwise disposed of. In some cases, we may receive initial down payments in cash and other property in the year of sale in an amount less than the selling price and subsequent payments will be spread over a number of years. If any purchaser defaults under a financing arrangement with us, it could negatively impact our ability to make distributions to you.

Rising expenses could reduce cash flow and funds available for future acquisitions.

If any property is not fully occupied or if rents are being paid in an amount that is insufficient to cover operating expenses, we could be required to expend funds for that property’s operating expenses. Our properties will be subject to increases in tax rates, utility costs, operating expenses, insurance costs, repairs, and maintenance and administrative expenses.

If we are unable to offset such cost increases through rent increases, we could be required to fund those increases in operating costs which could adversely affect funds available for future acquisitions or cash available for distribution.

If we suffer losses that are not covered by insurance or that are in excess of insurance coverage, we could lose invested capital and anticipated profits.

Material losses may occur in excess of insurance proceeds with respect to any property, as insurance may not be sufficient to fund the losses. However, there are types of losses, generally of a catastrophic nature, such as losses due to wars, acts of terrorism, earthquakes, floods, fires, hurricanes, pollution, or environmental matters, which are either uninsurable or not economically insurable, or may be insured subject to limitations, such as large deductibles or co-payments. In addition, we may decide not to obtain any or adequate earthquake or similar catastrophic insurance coverage because the premiums are too high even in instances where it may otherwise be available. Insurance risks associated with potential terrorist acts could sharply increase the premiums we pay for coverage against property and casualty claims. Additionally, mortgage lenders in some cases have begun to insist that commercial property owners purchase specific coverage against terrorism as a condition for providing mortgage loans. It is uncertain whether such insurance policies will be available, or available at reasonable cost, which could inhibit our ability to finance or refinance our potential properties. In these instances, we may be required to provide other financial support, either through financial assurances or self-insurance, to cover potential losses. We cannot assure you that we will have adequate coverage for such losses. The Terrorism Risk Insurance Act of 2002 is designed for a sharing of terrorism losses between insurance companies and the federal government. We cannot be certain how this act will impact us or what additional cost to us, if any, could result. If such an event damaged or destroyed one or more of our properties, we could lose both our invested capital and anticipated profits from such property.

Delays in the acquisition, development, and construction of properties may have adverse effects on our results of operations and returns to you.

Delays we encounter in the selection, acquisition, and development of real properties could adversely affect your returns. From time to time we may acquire unimproved real property, properties that are in need of redevelopment, or properties that are under development or construction. Investments in such properties will be subject to the uncertainties associated with the development and construction of real property, including those related to re-zoning land for development, environmental concerns of governmental entities and/or community groups, and our builders’ ability to build in conformity with plans, specifications, budgets, and timetables. If a builder fails to perform, we may resort to legal action to rescind the purchase or the construction contract or to compel performance. A builder’s performance may also be affected or delayed by conditions beyond the builder’s control.

Where properties are acquired prior to the start of construction or during the early stages of construction, it will typically take up to 24 months or more to complete construction, prior to beginning to lease the available space, which can take as long as or longer than the construction process. Therefore, you could suffer delays in the receipt of cash distributions attributable to those particular real properties. We may incur additional risks when we make periodic progress payments or other advances to builders before they complete construction. These and other factors can result in increased costs of a project or loss of our investment. We also must rely on rental income and expense projections and estimates of the fair market value of a property upon completion of construction when agreeing upon a purchase price at the time we acquire the property. If our projections are inaccurate, we may pay too much for a property, and the return on our investment could suffer.

Increases in interest rates may adversely affect the demand for our shares.

One of the factors that influence the demand for purchase of our shares is the annual rate of distributions that we pay on our shares, as compared with interest rates. An increase in interest rates may lead potential purchasers of our shares to demand higher annual distribution rates, which could adversely affect our ability to sell our shares and raise proceeds in this offering, which could result in a less diversified portfolio of real estate.

Property taxes may increase, which will adversely affect our net operating income and cash available for distributions.

Each of the properties we acquire will be subject to real property taxes. Some local real property tax assessors may seek to reassess some of our properties as a result of our acquisition of the property. From time to time, our property taxes may increase as property values or assessment rates change or for other reasons deemed relevant by the assessors. Recent local government shortfalls in tax revenue may cause pressure to increase tax rates or assessment levels. Increases in real property taxes will adversely affect our net operating income and cash available for distributions.

We will be subject to risks associated with joint venture partners in joint venture arrangements that otherwise may not be present in other real estate investments.

We may enter into joint ventures with respect to a portion of the properties we acquire. Ownership of joint venture interests involves risks generally not otherwise present with an investment in real estate such as the following:

•	the risk that a joint venture partner may at any time have economic or business interests or goals that are or become inconsistent with our business interests or goals;

•	the risk that a joint venture partner may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives;

•	the risk that disputes with our joint venture partners may result in litigation, which may cause us to incur substantial costs and/or prevent our management from focusing on our business objectives;

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the possibility that a joint venture partner might not have adequate liquid assets to make cash advances that may be required in order to fund operations, maintenance and other expenses related to the property, which could result in the loss of current or prospective tenants and may otherwise adversely affect the operation and maintenance of the property, and could cause a default under the mortgage loan financing documents applicable to the property, if any, and may result in late charges, penalties and interest, and may lead to the exercise of foreclosure and other remedies by a lender;

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the risk that a joint venture partner could breach agreements related to the property, which may cause a default under, or result in personal liability for, the applicable mortgage loan financing documents, violate applicable securities laws and otherwise adversely affect the property and the joint venture arrangement; or

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the risk that a default by joint venture partner would constitute a default under the applicable mortgage loan financing documents, if any, that could result in a foreclosure and the loss of all or a substantial portion of the investment made by the joint venture partner.

Any of the above might subject a property to liabilities in excess of those contemplated and thus reduce the amount available for distribution to our stockholders.

In the event that our interests become adverse to those of the other joint venture partners, we may not have the contractual right to purchase the joint venture interests from the other joint venture partners. Even if we are given the opportunity to purchase such joint venture interests in the future, we cannot guarantee that we will have sufficient funds available at the time to purchase such joint venture interests. We may not be able to sell our interest in a property at the time we would like to sell, such as at a time when the other joint venture partners in such property do not desire to sell their interests. In addition, we anticipate that it will be much more difficult to find a willing buyer for our joint venture interests in a property than it would be to find a buyer for a property we owned outright.

Investments in properties or other real estate investments outside the United States subject us to foreign currency risks, which may adversely affect distributions and our REIT status.

Revenues generated from any properties or other real estate investments we acquire or ventures we enter into relating to transactions involving assets located in markets outside the United States likely will be denominated in the local currency. Therefore, any investments we make outside the United States may subject us to foreign currency risk due to potential fluctuations in exchange rates between foreign currencies and the U.S. Dollar (“USD”). As a result, changes in exchange rates of any such foreign currency to USD may affect our revenues, operating margins, and distributions, and may also affect the book value of our assets and the amount of stockholders’ equity.

Changes in foreign currency exchange rates used to value a REIT’s foreign assets may be considered changes in the value of the REIT’s assets. These changes may adversely affect our ability to qualify as a REIT. Further, bank accounts in foreign currency which are not considered cash or cash equivalents may adversely affect our ability to qualify as a REIT.

Changes in the Canadian Dollar/USD exchange rate could have a material adverse effect on our operating results and value of the investment of our stockholders.

We may acquire joint venture interests and properties in Canada. As a result, our financial results may be adversely affected by fluctuations in the Canadian Dollar/USD exchange rate. We cannot predict with any certainty changes in foreign currency exchange rates or our ability to mitigate these risks. Several factors may affect the Canadian Dollar/USD exchange rate, including:

•	sovereign debt levels and trade deficits;

•	domestic and foreign inflation rates and interest rates and investors’ expectations concerning those rates;

•	other currency exchange rates;

•	changing supply and demand for a particular currency;

•	monetary policies of governments;

•	changes in balances of payments and trade;

•	trade restrictions;

•	direct sovereign intervention, such as currency devaluations and revaluations;

•	investment and trading activities of mutual funds, hedge funds and currency funds; and

•	other global or regional political, economic or financial events and situations.

These events and actions are unpredictable. In addition, the Canadian Dollar may not maintain its long term value in terms of purchasing power in the future. The resulting volatility in the Canadian Dollar/USD exchange rate could materially and adversely affect our performance.

We are subject to additional risks as a result of any joint venture interest or properties we acquire in Canada.

In addition to currency exchange rates, the value of any joint venture interests or properties we acquire in Canada may be affected by factors peculiar to the laws and business practices of Canada. Canadian laws and business practices may expose us to risks that are different from and in addition to those commonly found in the United States. Ownership and operation of foreign assets pose several risks, including, but not limited to the following:

•	the burden of complying with both Canadian and United States’ laws;

•	changing governmental rules and policies, including changes in land use and zoning laws, more stringent environmental laws or changes in such laws;

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existing or new Canadian laws relating to the foreign ownership of real property or loans and laws restricting the ability of Canadian persons or companies to remove profits earned from activities within the country to the person’s or company’s country of origin;

•	the potential for expropriation;

•	possible currency transfer restriction;

•	imposition of adverse or confiscatory taxes;

•	changes in real estate and other tax rates or laws and changes in other operating expenses in Canada;

•	possible challenges to the anticipated tax treatment of our revenue and our properties;

•	adverse market conditions caused by terrorism, civil unrest and changes in national or local governmental or economic conditions;

•	the potential difficulty of enforcing obligations in other countries;

•	changes in the availability, cost, and terms of loan funds resulting from varying Canadian economic policies; and

•	our limited experience and expertise in foreign countries relative to our experience and expertise in the United States.

Risks Associated with Debt Financing

We have broad authority to incur debt, and high debt levels could hinder our ability to make distributions and could decrease the value of your investment.

Our charter generally limits us to incurring debt no greater than 300% of our net assets, as defined (equivalent to 75% leverage), unless any excess borrowing is approved by a majority of our independent directors and disclosed to our stockholders in our next quarterly report, along with a justification for such excess borrowing. High debt levels would cause us to incur higher interest charges, would result in higher debt service payments, and could be accompanied by restrictive covenants, including covenants restricting our ability to make distributions. These factors could limit the amount of cash we have available to distribute and could result in a decline in the value of your investment.

We may incur mortgage indebtedness and other borrowings, which may increase our business risks.

While we intend to use medium-to-high leverage (between 50% to 60%) during this offering, we may place permanent financing on our properties or obtain credit facilities or other similar financing arrangements in order to acquire properties as funds are being raised in this offering. We may also decide to later further leverage our properties. We may incur mortgage debt and pledge all or some of our real properties as security for that debt to obtain funds to acquire real properties. We may borrow if we need funds to pay a desired distribution rate to our stockholders. We may also borrow if we deem it necessary or advisable to assure that we qualify and maintain our qualification as a REIT for federal income tax purposes. If there is a shortfall between the cash flow from our properties and the cash flow needed to service mortgage debt, then the amount available for distribution to stockholders may be reduced.

If we breach covenants under our loans, we could be held in default under such loans, which could accelerate our repayment date and materially adversely affect the value of our stockholders’ investment in us.

On December 30, 2021, we entered into a mezzanine loan agreement (the “Mezzanine Loan Agreement”) with SmartStop OP, L.P., an affiliate of our sponsor (“SmartStop OP”), for up to $45 million; on November 30, 2021, we entered into a credit agreement (the “Credit Agreement”) with Huntington Bank (“Huntington”) which has a maximum borrowing capacity of $50 million (as amended, the “Huntington Credit Facility”); and on

July 8, 2021, we entered into a loan agreement (the “Skymar Loan Agreement”) with Skymar Capital Corporation (“Skymar”) in the amount of up to $4.8 million (the “Skymar Loan”). The Mezzanine Loan is secured by a pledge of the equity interests in two indirect, wholly-owned subsidiaries of our operating partnership that own two of our properties, the Huntington Credit Facility is secured by a deed of trust on five of our properties, and the Skymar Loan is secured by a deed of trust on one of our properties. Each loan imposes a number of affirmative, negative and, in some cases, financial covenant requirements on us. If we should breach certain of those covenant requirements or otherwise default on these loans, the lenders could accelerate our repayment dates. If we do not have sufficient cash to repay these loans at the time of a default, the lenders could foreclose on the properties securing the respective loans. Such foreclosure could result in a material loss for us and would adversely affect the value of our stockholders’ investment in us.

We have incurred, and intend to continue to incur, indebtedness secured by our properties, which may result in foreclosure.

Most of our borrowings to acquire properties will be secured by mortgages on our properties. If we default on our secured indebtedness, the lender may foreclose and we could lose our entire investment in the properties securing such loan, which could adversely affect distributions to our stockholders. To the extent lenders require us to cross-collateralize our properties, or our loan agreements contain cross-default provisions, a default under a single loan agreement could subject multiple properties to foreclosure.

High interest rates may make it difficult for us to finance or refinance properties, which could reduce the number of properties we can acquire and the amount of cash distributions we can make.

If we place mortgage debt on properties, we run the risk of being unable to refinance the properties when the loans come due, or of being unable to refinance on favorable terms. If interest rates are higher when the properties are refinanced, we may not be able to finance the properties and our income could be reduced. If any of these events occur, our cash flow would be reduced. This, in turn, would reduce cash available for distribution to you and may hinder our ability to raise more capital by issuing more stock or by borrowing more money.

Lenders may require us to enter into restrictive covenants relating to our operations, which could limit our ability to make distributions to you.

When providing financing, a lender could impose restrictions on us that affect our distribution and operating policies and our ability to incur additional debt. Loan documents we enter into may contain covenants that limit our ability to further mortgage the property, discontinue insurance coverage, or replace our advisor. While mortgage debt is generally non-recourse, mortgage lenders may require that we enter into guaranty agreements under which we guaranty the full repayment of the debt under certain circumstances. In addition, lenders may require that we enter into environmental indemnity agreements under which we will indemnify the lender for certain environmental losses incurred by the lender. These or other limitations may adversely affect our flexibility and limit our ability to make distributions to you.

Increases in interest rates could increase the amount of our debt payments and adversely affect our ability to make distributions to you.

Interest we pay will reduce cash available for distribution. Additionally, if we incur variable rate debt, increases in interest rates would increase our interest costs, which could reduce our cash flows and our ability to make distributions to you. In addition, if we need to repay existing debt during periods of rising interest rates, we could be required to liquidate one or more of our investments in properties at times that may not permit realization of the maximum return on such investments.

Federal Income Tax Risks

Failure to qualify as a REIT would adversely affect our operations and our ability to make distributions as we will incur additional tax liabilities.

Nelson Mullins, our legal counsel, has rendered its opinion that we will qualify as a REIT, based upon our representations as to the manner in which we are and will be owned and our investment in assets and manner of operation, among other things. However, our qualification as a REIT will depend upon our ability to meet, through investments, actual operating results, distributions, and satisfaction of specific stockholder rules, the various tests imposed by the Code. Nelson Mullins will not review these operating results or compliance with the qualification standards on an ongoing basis. This means that we may fail to satisfy the REIT requirements in the future. Also, this opinion represents Nelson Mullins’s legal judgment based on the law in effect as of the date of the opinion. Nelson Mullins’s opinion is not binding on the IRS or the courts and we will not apply for a ruling from the IRS regarding our status as a REIT. Future legislative, judicial, or administrative changes to the federal income tax laws could be applied retroactively, which could result in our disqualification as a REIT.

If we fail to qualify as a REIT for any taxable year, we will be subject to federal income tax on our taxable income at corporate rates. In addition, we would generally be disqualified from treatment as a REIT for the four taxable years following the year of losing our REIT status. Losing our REIT status would reduce our net earnings available for investment or distribution to stockholders because of the additional tax liability. In addition, distributions to stockholders would no longer qualify for the distributions paid deduction, and we would no longer be required to make distributions. If this occurs, we might be required to borrow funds or liquidate some investments in order to pay the applicable tax.

Qualification as a REIT is subject to the satisfaction of tax requirements and various factual matters and circumstances that are not entirely within our control. New legislation, regulations, administrative interpretations, or court decisions could change the tax laws with respect to qualification as a REIT or the federal income tax consequences of being a REIT. Our failure to continue to qualify as a REIT would adversely affect the return of your investment. See the “Federal Income Tax Considerations — Failure to Qualify as a REIT” section of this prospectus for more information on the consequences of failing to qualify as a REIT.

To qualify as a REIT, and to avoid the payment of federal income and excise taxes and maintain our REIT status, we may be forced to borrow funds, use proceeds from the issuance of securities (including this offering), or sell assets to pay distributions, which may result in our distributing amounts that may otherwise be used for our operations.

To obtain the favorable tax treatment accorded to REITs, we normally will be required each year to distribute to our stockholders at least 90% of our REIT taxable income, generally determined without regard to the deduction for distributions paid and by excluding net capital gains. We will be subject to federal income tax on our undistributed taxable income and net capital gain and to a 4% nondeductible excise tax on any amount by which distributions we pay with respect to any calendar year are less than the sum of (i) 85% of our ordinary income, (ii) 95% of our capital gain net income, and (iii) 100% of our undistributed income from prior years. These requirements could cause us to distribute amounts that otherwise would be spent on the acquisition, maintenance, or development of properties and it is possible that we might be required to borrow funds, use proceeds from the issuance of securities (including this offering), or sell assets in order to distribute enough of our taxable income to maintain our REIT status and to avoid the payment of federal income and excise taxes. We may be required to make distributions to stockholders at times it would be more advantageous to reinvest cash in our business or when we do not have cash readily available for distribution, and we may be forced to liquidate assets on terms and at times unfavorable to us. These methods of obtaining funding could affect future distributions by increasing operating costs and decreasing available cash. In addition, such distributions may constitute a return of investors’ capital. See the “Federal Income Tax Considerations” section of this prospectus.

If any partnership of ours fails to maintain its status as a partnership for federal income tax purposes, its income would be subject to taxation and our REIT status would be terminated.

We intend to maintain the status of our partnerships, including our operating partnership, as partnerships for federal income tax purposes. However, if the Internal Revenue Service (“IRS”) were to successfully challenge the status of any of our partnerships as a partnership, then it would be taxable as a corporation. Such an event would reduce the amount of distributions that such partnership could make to us. This would also result in our losing REIT status and becoming subject to a corporate level tax on our own income. This would substantially reduce our cash available to pay distributions and the return on our stockholders’ investments. In addition, if any of the entities through which any of our partnerships owns its properties, in whole or in part, loses its characterization as a partnership for federal income tax purposes, then it would become subject to taxation as a corporation, thereby reducing distributions to such partnership. Such a recharacterization of any of our partnerships or an underlying property owner could also threaten our ability to maintain REIT status. See the “Federal Income Tax Considerations — Tax Aspects of Our Operating Partnership” section of this prospectus.

We may be required to pay some taxes due to actions of our taxable REIT subsidiary which would reduce our cash available for distribution to you.

Any net taxable income earned directly by our taxable REIT subsidiary, or through entities that are disregarded for federal income tax purposes, which are wholly-owned by our taxable REIT subsidiary, will be subject to federal and possibly state corporate income tax. We have elected or intend to elect to treat the TRS as a taxable REIT subsidiary, and we may elect to treat other subsidiaries as taxable REIT subsidiaries in the future. In this regard, several provisions of the laws applicable to REITs and their subsidiaries ensure that a taxable REIT subsidiary will be subject to an appropriate level of federal income taxation. For example, a taxable REIT subsidiary is limited in its ability to deduct certain interest payments made to an affiliated REIT. In addition, the REIT has to pay a 100% penalty tax on some payments that it receives or on some deductions taken by a taxable REIT subsidiary if the economic arrangements between the REIT, the REIT’s customers, and the taxable REIT subsidiary are not comparable to similar arrangements between unrelated parties. Finally, some state and local jurisdictions may tax some of our income even though as a REIT we are not subject to federal income tax on that income because not all states and localities follow the federal income tax treatment of REITs. To the extent that we and our affiliates are required to pay federal, state, and local taxes, we will have less cash available for distributions to you.

If we were considered to actually or constructively pay a “preferential dividend” to you, our status as a REIT could be adversely affected.

As discussed above, in order to qualify as a REIT, we must distribute annually to our stockholders at least 90% of our REIT taxable income (which may not equal net income as calculated in accordance with GAAP in the United States), determined without regard to the deduction for distributions paid and excluding net capital gains. Until we are required to file annual and periodic reports with the SEC under the Securities Exchange Act of 1934, distributions must not be considered “preferential dividends” in order for them to be counted as satisfying the annual distribution requirements for REITs and to provide us with a REIT-level tax deduction. A dividend is not a preferential dividend if the distribution is pro rata among all outstanding shares of stock within a particular class, and in accordance with any preferences among different classes of stock as set forth in our organizational documents. Currently, there is uncertainty as to the IRS’s position regarding whether certain arrangements involving REITs could give rise to the inadvertent payment of a preferential dividend (e.g., the pricing methodology for stock purchased under a distribution reinvestment plan, the terms of stock redemptions, or the allocation of certain fees among different classes of stock), except as otherwise set forth with respect to a particular REIT in a private letter ruling from the IRS to such REIT. We believe that differences in dividends distributed to holders of Class A shares as compared to Class T shares and Class W shares, as a result of the stockholder servicing fees and dealer manager servicing fees, respectively, will not result in preferential dividends. However, we have not applied for a ruling from the IRS with respect to our multi-class stock structure or our ability to deduct dividend payments in connection with that structure and its possible effect on our qualification as a REIT. We have received the opinion of Nelson Mullins that our class structure complies with current tax law requirements and that dividend payments by us will be deductible and will not adversely affect our qualification as a REIT. This opinion has been issued in connection with this offering. Opinions of counsel are not binding on the IRS or on any court. Therefore, if the IRS were to successfully assert that we paid a preferential dividend, we may be deemed to have either (a) distributed less than 100% of our REIT taxable income and therefore be subject to tax on the undistributed portion, or (b) distributed less than 90% of our REIT taxable income, in which case our status as a REIT could be terminated if we were unable to cure such failure.

You may have current tax liability on distributions you elect to reinvest in our common stock.

If you participate in our distribution reinvestment plan, then for federal income tax purposes you will be deemed to have been distributed an amount equal to the fair market value of the stock purchased pursuant to the Distribution Reinvestment Plan. As a result, unless you are a tax-exempt entity, you may have to use funds from other sources to pay your tax liability on amounts deemed distributed to you.

In certain circumstances, we may be subject to U.S. federal and state income taxes as a REIT, which would reduce our cash available for distribution to you.

Even if we qualify and maintain our status as a REIT, we may be subject to federal income taxes or state taxes. For example, net income from a “prohibited transaction” will be subject to a 100% tax. We may not be able to make sufficient distributions to avoid excise taxes applicable to REITs. We may also decide to retain income we earn from the sale or other disposition of our property and pay income tax directly on such income. In that event, our stockholders would be treated as if they earned that income and paid the tax on it directly. However, stockholders that are tax-exempt, such as charities or qualified pension plans, would have no benefit from their deemed payment of such tax liability. We may also be subject to state and local taxes on our income or property, either directly or at the level of the operating partnership or at the level of any other companies through which we indirectly own our assets. Any federal or state taxes we pay will reduce our cash available for distribution to you.

Distributions to tax-exempt investors may be classified as unrelated business taxable income.

Neither ordinary nor capital gain distributions with respect to our common stock, nor gain from the sale of common stock, should generally constitute unrelated business taxable income (“UBTI”) to a tax-exempt investor. However, there are certain exceptions to this rule. In particular:

•

part of the income and gain recognized by certain qualified employee pension trusts with respect to our common stock may be treated as UBTI if shares of our common stock are predominately held by qualified employee pension trusts, and we are required to rely on a special look-through rule for purposes of meeting one of the REIT share ownership tests, and we are not operated in a manner to avoid treatment of such income or gain as UBTI;

•	part of the income and gain recognized by a tax-exempt investor with respect to our common stock would constitute UBTI if the investor incurs debt in order to acquire the common stock; and

•

part or all of the income or gain recognized with respect to our common stock by social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans which are exempt from federal income taxation under Sections 501(c)(7), (9), (17), or (20) of the Code may be treated as UBTI.

See the “Federal Income Tax Considerations — Treatment of Tax-Exempt Stockholders” section of this prospectus for further discussion of this issue if you are a tax-exempt investor.

Complying with the REIT requirements may cause us to forego otherwise attractive opportunities.

To qualify as a REIT for federal income tax purposes, we must continually satisfy tests concerning, among other things, the sources of our income, the nature and diversification of our assets, the amounts we distribute to our stockholders, and the ownership of shares of our common stock. We may be required to make distributions to stockholders at disadvantageous times or when we do not have funds readily available for distribution, or we may be required to liquidate otherwise attractive investments in order to comply with the REIT tests. Thus, compliance with the REIT requirements may hinder our ability to operate solely on the basis of maximizing profits.

Legislative or regulatory action could adversely affect investors.

Individuals with incomes below certain thresholds are subject to federal income taxation on qualified dividends at a maximum rate of 15%. For those with income above such thresholds, the qualified dividend rate is 20%. These tax rates are generally not applicable to distributions paid by a REIT, unless such distributions represent earnings on which the REIT itself has been taxed. As a result, distributions (other than capital gain distributions) we pay to individual investors generally will be subject to the tax rates that are otherwise applicable to ordinary income for federal income tax purposes, subject to a 20% deduction for REIT dividends available under the 2017 Tax Act, which is discussed further under the section of this prospectus entitled “Federal Income Tax Considerations.” This disparity in tax treatment may make an investment in our shares comparatively less attractive to individual investors than an investment in the shares of non-REIT corporations, and could have an adverse effect on the value of our common stock. You are urged to consult with your own tax advisor with respect to the impact of recent legislation on your investment in our common stock and the status of legislative, regulatory, or administrative developments and proposals and their potential effect on an investment in our common stock. You should also note that our legal counsel’s tax opinion assumes that no legislation will be enacted after the date of such opinion that will be applicable to an investment in our shares.

Foreign purchasers of our common stock may be subject to FIRPTA tax upon the sale of their shares.

A foreign person disposing of a U.S. real property interest, including shares of a U.S. corporation whose assets consist principally of U.S. real property interests, is generally subject to a tax, known as FIRPTA tax, on the gain recognized on the disposition. FIRPTA tax does not apply, however, to the disposition of stock in a REIT if the REIT is “domestically controlled.” A REIT is “domestically controlled” if less than 50% of the REIT’s stock, by value, has been owned directly or indirectly by persons who are not qualifying U.S. persons during a continuous five-year period ending on the date of disposition or, if shorter, during the entire period of the REIT’s existence.

We cannot assure you that we will qualify as a “domestically controlled” REIT. If we were to fail to so qualify, gain realized by foreign investors on a sale of our shares would be subject to FIRPTA tax, unless our shares were traded on an established securities market and the foreign investor did not at any time during a specified testing period directly or indirectly own more than 5% of the value of our outstanding common stock. See the “Federal Income Tax Considerations — Special Tax Considerations for Non-U.S. Stockholders — Sale of our Shares by a Non-U.S. Stockholder” section of this prospectus.

To the extent our distributions represent a return of capital for tax purposes, you could recognize an increased capital gain upon a subsequent sale of your common stock.

Distributions in excess of our current and accumulated earnings and profits and not treated by us as a dividend will not be taxable to a stockholder to the extent those distributions do not exceed the stockholder’s adjusted tax basis in his or her common stock, but instead will constitute a return of capital and will reduce such adjusted basis. (Such distributions to Non-U.S. Stockholders may be subject to withholding, which may be refundable.) If distributions exceed such adjusted basis, then such adjusted basis will be reduced to zero and the excess will be capital gain to the stockholder. If distributions result in a reduction of a stockholder’s adjusted basis in his or her common stock, then subsequent sales of such stockholder’s common stock potentially will result in recognition of an increased capital gain.

Because of the complexity of the tax aspects of this offering and because those tax aspects are not the same for all investors, you should consult your own independent tax advisor with reference to your own tax situation before investing in the shares.

ERISA Risks

There are special considerations that apply to qualified pension or profit-sharing trusts, or IRAs investing in our shares that could cause an investment in our company to be a prohibited transaction and could result in additional tax consequences.

If you are investing the assets of a qualified pension, profit-sharing, 401(k), Keogh, or other qualified retirement plan or the assets of an IRA in our common stock, you should satisfy yourself that, among other things:

•	your investment is consistent with your fiduciary obligations under ERISA and the Code;

•	your investment is made in accordance with the documents and instruments governing your plan or IRA, including your plan’s investment policy;

•	your investment satisfies the prudence and diversification requirements of ERISA;

•	your investment will not impair the liquidity of the plan or IRA;

•	your investment will not produce UBTI for the plan or IRA;

•	you will be able to value the assets of the plan annually in accordance with ERISA requirements; and

•	your investment will not constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

For a more complete discussion of the foregoing issues and other risks associated with an investment in shares by retirement plans, please see the “Investment by Tax-Exempt Entities and ERISA Considerations” section of this prospectus.

Persons investing the assets of employee benefit plans, IRAs, and other tax-favored benefit accounts should consider ERISA and related risks of investing in the shares.

ERISA and Code Section 4975 prohibit certain transactions that involve (i) certain pension, profit-sharing, employee benefit, retirement or Keogh plans, or individual retirement accounts, and (ii) any person who is a “party-in-interest” or “disqualified person” with respect to such a plan or account. Consequently, the fiduciary of a plan or owner of an account contemplating an investment in the shares should consider whether we, any other person associated with the issuance of the shares, or any of their affiliates is or might become a “party-in-interest” or “disqualified person” with respect to the plan or account and, if so, whether an exemption from such prohibited transaction rules is applicable. In addition, the Department of Labor plan asset regulations provide that, subject to certain exceptions, the assets of an entity in which a plan holds an equity interest may be treated as assets of an investing plan, in which event the underlying assets of such entity (and transactions involving such assets) would be subject to the prohibited transaction provisions. We intend to take such steps as may be necessary to qualify us for one or more of the exemptions available, and thereby prevent our assets as being treated as assets of any investing plan.

In addition, if you are investing the assets of an IRA or a pension, profit sharing, 401(k), Keogh or other employee benefit plan, you should satisfy yourself that your investment (i) is consistent with your fiduciary obligations under ERISA and other applicable law, (ii) is made in accordance with the documents and instruments governing your plan or IRA, including your plan’s investment policy, and (iii) satisfies the prudence and diversification requirements of Sections 404(a)(1)(B) and 404(a)(1)(C) of ERISA. You should also determine that your investment will not impair the liquidity of the plan or IRA and will not produce UBTI for the plan or IRA; or, if it does produce UBTI, that the purchase and holding of the investment is still consistent with your fiduciary obligations. You should also satisfy yourself that you will be able to value the assets of the plan annually in accordance with ERISA requirements and that your investment will not constitute a prohibited transaction under Section 406 of ERISA or Code Section 4975.

For further discussion of issues and risks associated with an investment in our shares by IRAs, employee benefit plans, and other benefit plan investors, see the “Investment by Tax-Exempt Entities and ERISA Considerations” sections of this prospectus.

General Risk Factors

We face risks related to an epidemic, pandemic or other health crisis, such as the ongoing COVID-19 pandemic, which could have a material adverse effect on our business, financial condition, liquidity, results of operations and prospects.

We face risks related to an epidemic, pandemic or other health crisis, including the ongoing COVID-19 pandemic which impacts the United States, Canada and the markets in which we operate. Our rental revenue and operating results will depend significantly on the demand for self storage space. While we have not seen a material impact on the demand for self storage space resulting from the COVID-19 pandemic as of the date of this prospectus, if the outbreak causes weakness in national, regional and local economies that negatively impact the demand for self storage space and/or increase bad debts, our business, financial condition, liquidity, results of operations and prospects could be adversely impacted. Additionally, we typically will conduct aspects of our leasing activity at our facilities, as well as the offering of various ancillary products, including moving and packing supplies, such as locks and boxes, and other services, such as protection plans, tenant insurance or similar programs. Accordingly, reductions in the ability and willingness of customers to visit our facilities due to the COVID-19 pandemic could reduce rental revenue and ancillary operating revenue produced by our facilities. Concerns relating to such an outbreak could also impact the availability of our personnel to report for work at our facilities, which could adversely affect our ability to adequately manage our facilities. In order to prevent the spread of COVID-19 there have been, and may continue to be, temporary shut downs or restrictions placed on businesses by cities, counties, states, or the federal government. These orders have impacted, and may continue to impact, our facilities and operations. The ultimate extent of the impact of the COVID-19 pandemic on our business, financial condition, liquidity, results of operations and prospects will depend on future developments, which are highly uncertain and cannot be predicted, including new information that may emerge concerning the breadth or severity of the COVID-19 pandemic and the actions to contain or treat its impact, among others.

A failure in, or breach of, our operational or security systems or infrastructure, or those of our third party vendors and other service providers or other third parties, including as a result of cyber attacks, could disrupt our businesses, result in the disclosure or misuse of confidential or proprietary information, damage our reputation, increase our costs, and cause losses.

We rely heavily on communications and information systems to conduct our business. Information security risks have generally increased in recent years in part because of the proliferation of new technologies; the use of the Internet and telecommunications technologies to process, transmit, and store electronic information, including the management and support of a variety of business processes, including financial transactions and records, personally identifiable information, and tenant and lease data; and the increased sophistication and activities of organized crime, hackers, terrorists, activists, and other external parties. As customer, public, and regulatory expectations regarding operational and information security have increased, our operating systems and infrastructure must continue to be safeguarded and monitored for potential failures, disruptions, and breakdowns. Our business, financial, accounting, and data processing systems, or other operating systems and facilities, may stop operating properly or become disabled or damaged as a result of a number of factors, including events that are wholly or partially beyond our control. For example, there could be electrical or telecommunication outages; natural disasters such as earthquakes, tornadoes, and hurricanes; disease pandemics; events arising from local or larger scale political or social matters, including terrorist acts; and, as described below, cyber attacks.

Our business relies on its digital technologies, computer and email systems, software, and networks to conduct its operations. Although we have information security procedures and controls in place, our technologies, systems, and networks and, because the nature of our business involves the receipt and retention of personal information about our customers, our customers’ personal accounts may become the target of cyber attacks or information security breaches that could result in the unauthorized release, gathering, monitoring, misuse, loss, or destruction of our customers’, or other third parties’ confidential information. Third parties with whom we do business or who facilitate our business activities, including intermediaries or vendors that provide service or security solutions for our operations, and other third parties, could also be sources of operational and information security risk to us, including from breakdowns or failures of their own systems or capacity constraints. In addition, hardware, software, or applications we develop or procure from third parties may contain defects in design or manufacture or other problems that could unexpectedly compromise information security.

While we have disaster recovery and other policies and procedures designed to prevent or limit the effect of the failure, interruption, or security breach of our information systems, there can be no assurance that any such failures, interruptions, or security breaches will not occur or, if they do occur, that they will be adequately addressed. Our risk and exposure to these matters remain heightened because of the evolving nature of these threats. As a result, cyber security and the continued development and enhancement of our controls, processes, and practices designed to protect our systems, computers, software, data, and networks from attack, damage, or unauthorized access remain a focus for us. As threats continue to evolve, we may be required to expend additional resources to continue to modify or enhance our protective measures or to investigate and remediate information security vulnerabilities. Disruptions or failures in the physical infrastructure or operating systems that support our businesses and customers, or cyber attacks or security breaches of the networks, systems, or devices that our customers use to access our products and services, could result in customer attrition, regulatory fines, penalties or intervention, reputation damage, reimbursement or other compensation costs, and/or additional compliance costs, any of which could have a material effect on our results of operations or financial condition. Furthermore, if such attacks are not detected immediately, their effect could be compounded. To date, to our knowledge, we have not experienced any material impact relating to cyber-attacks or other information security breaches.

MARKET DATA

Market and industry data and forecasts used in this prospectus have been obtained from independent industry sources and publications as well as from research reports prepared for other purposes. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and uncertainties as other forward-looking statements in this prospectus.

ESTIMATED USE OF PROCEEDS

The following table estimates the use of the proceeds raised in this offering assuming that we sell the midpoint of $500 million in shares (allocated as $225 million in Class A shares, $225 million in Class T shares and $50 million in Class W shares) and the maximum of $1.0 billion in shares (allocated as $450 million in Class A shares, $450 million in Class T shares and $100 million in Class W shares). We have made assumptions relating to the percentage of shares of each class that will be sold based on our prior experience, and discussions with our dealer manager and participating dealers. However, there can be no assurance as to how many shares of each class will be sold.

If we raise less than the maximum offering amount or if we sell a different combination of Class A shares, Class T shares and Class W shares, the amount of fees, commissions, costs and expenses presented in the tables below would be different. If a higher percentage of Class A shares are sold, fewer proceeds will be available to us for investment. We reserve the right to reallocate the shares of common stock we are offering among classes of common stock and between the primary offering and our distribution reinvestment plan. We have not given effect to any special sales or volume discounts that could reduce the sales commissions or dealer manager fees for sales pursuant to our primary offering. A reduction in these fees would be accompanied by a corresponding reduction in the per share purchase price, but will not affect the amounts available to us for investment. See “Plan of Distribution” for a description of the special sales and volume discounts.

The following table assumes that we do not sell any shares in our distribution reinvestment plan. As long as our shares are not listed on a national securities exchange, we anticipate that all or substantially all of the proceeds from the sale of shares pursuant to our distribution reinvestment plan will be used to fund redemptions of shares under our share redemption program. Many of the figures set forth below represent management’s best estimates since these figures cannot be precisely calculated at this time. In the event that we sell the maximum offering in our primary offering (allocated as set forth above), we estimate that approximately 92.35% of our gross offering proceeds will be used to primarily make investments in self storage facilities and related self storage real estate investments, of which approximately 0.68% of our gross offering proceeds will be used to pay real estate related acquisition fees and acquisition expenses, while the remaining 7.65% will be used to pay sales commissions, dealer manager fees and other organization and offering expenses.

Although a substantial portion of the amount available for investment presented in this table is expected to be invested in properties, we may use a portion of such amount (a) to repay debt incurred in connection with property acquisitions or other investment activities, (b) to establish reserves if we or our lenders deem appropriate, or (c) for other corporate purposes, including, but not limited to, payment of distributions to stockholders, or payments of organization and offering expenses in connection with future offerings pending the receipt of offering proceeds from such offerings, provided that these organization and offering expenses may not exceed the limitation of organization and offering expenses pursuant to our charter and FINRA rules. We may use an unlimited amount of proceeds for other corporate purposes, including to fund distributions. If we use any net offering proceeds for any purposes other than making investments in properties or reducing debt, it may negatively impact the value of your investment.

	Midpoint ($500,000,000 in shares) (1)						Maximum ($1,000,000,000 in shares)(1)
	Class A		Class T		Class W		Class A		Class T		Class W
	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent
Gross Offering Proceeds	$225,000,000	100.00%	$225,000,000	100.00%	$50,000,000	100.00%	$450,000,000	100.00%	$450,000,000	100.00%	$100,000,000	100.00%
Less Offering Expenses:
Sales Commission(2)	(13,500,000)	6.00%	(6,750,000)	3.00%	—	0.00%	(27,000,000)	6.00%	(13,500,000)	3.00%	—	0.00%
Dealer Manager Fee(3)	(6,750,000)	3.00%	(6,750,000)	3.00%	—	0.00%	(13,500,000)	3.00%	(13,500,000)	3.00%	—	0.00%
Organization and Offering Expenses(4)	(2,812,500)	1.25%	(2,812,500)	1.25%	(625,000)	1.25%	(4,500,000)	1.00%	(4,500,000)	1.00%	(1,000,000)	1.00%
Funded by Advisor	—	0.00%	—	0.00%	500,000	-1.00%	—	0.00%	—	0.00%	1,000,000	-1.00%

Amount Available for Investment(5)	201,937,500	89.75%	208,687,500	92.75%	49,875,000	99.75%	405,000,000	90.00%	418,500,000	93.00%	100,000,000	100.00%
Acquisition Fees	(1,984,644)	0.88%	(2,050,983)	0.91%	(490,172)	0.98%	(3,980,344)	0.88%	(4,113,022)	0.91%	(982,801)	0.98%
Acquisition Expenses(6)	(1,488,483)	0.66%	(1,538,237)	0.68%	(367,629)	0.74%	(2,985,258)	0.66%	(3,084,767)	0.69%	(737,101)	0.74%

Amount Invested in Properties	$198,464,373	88.21%	$205,098,280	91.15%	$49,017,199	98.03%	$398,034,398	88.45%	$411,302,211	91.40%	$98,280,098	98.28%

(1)

This table assumes an allocation of 45% Class A shares, 45% Class T shares and 10% Class W shares will be sold in the midpoint and maximum offering. In the event that we sell a greater percentage allocation of Class A shares (which are subject to 6% sales commissions), the amounts and percentages of offering costs will be higher and the amounts and percentages available for investment will be lower than the amounts and percentages shown in the table. We reserve the right to reallocate the shares of common stock we are offering among classes of shares and between the primary offering and the distribution reinvestment plan.

(2)

In the primary offering, we pay sales commissions in the amount of 6% of the gross offering proceeds for sales of Class A shares and 3% of the gross offering proceeds for sales of Class T shares. We also pay a monthly stockholder servicing fee for Class T shares that accrues daily in the amount of 1/365th of 1% of the purchase price per share of Class T shares sold in our primary offering. We have excluded this stockholder servicing fee from this table. We have assumed for purposes of this table that all sales of Class A shares will be made with the 6% sales commissions taken at the time of sale, that all sales of Class T shares will be made with the 3% sales commissions taken at the time of sale and that all sales of Class W shares will be made without sales commissions.

(3)

In the primary offering, we pay our dealer manager 3% of the gross offering proceeds for sales of Class A and Class T shares. We also pay a monthly dealer manager servicing fee for Class W shares that accrues daily in the amount of 1/365th of 0.5% of the purchase price per share of Class W shares sold in our primary offering. We have excluded this dealer manager servicing fee from this table. We have assumed for purposes of this table that all sales of Class A and Class T shares will be made with the 3% dealer manager fee taken at the time of sale and that all sales of Class W shares will be made without a dealer manager fee.

(4)

Organization and offering expenses consist of all expenses (other than sales commissions, dealer manager fees, stockholder servicing fees and dealer manager servicing fees) to be paid by us in connection with the offering, including our legal, accounting, printing, mailing, filing and registration fees, and other accountable organization and offering expenses including, but not limited to: (a) costs and expenses of conducting educational conferences and seminars; (b) costs and expenses of attending broker-dealer sponsored conferences; (c) amounts to reimburse our advisor for all marketing-related costs and expenses such as salaries, bonuses and related benefits of employees of our advisor and its affiliates in connection with registering and marketing of our shares, including, but not limited to, our named executive officers and various other accounting and finance employees and administrative overhead allocated to these employees; (d) facilities and technology costs, insurance expenses and other costs and expenses associated with the offering and to facilitate the marketing of our shares; and (e) payment or reimbursement of bona fide due diligence expenses. In the event we raise the maximum offering, we estimate that our organization and offering expenses will be 1% of gross offering proceeds raised in our primary offering. Our advisor will fund 1% of gross offering proceeds from the sale of Class W shares only towards the payment of organization and offering expenses. Our advisor will not seek reimbursement from us for such payment.
(5)

Until we use our net proceeds to make investments, substantially all of the net proceeds of the offering may be invested in short-term, highly-liquid investments, including government obligations, bank certificates of deposit, short-term debt obligations and interest-bearing accounts or other authorized investments as determined by our board of directors.

(6)

Acquisition expenses include customary third party acquisition expenses such as legal fees and expenses, costs of appraisals, accounting fees and expenses, title insurance premiums and other closing costs and miscellaneous expenses relating to the acquisition of real estate. For purposes of this table, we have assumed acquisition expenses of 0.75% of the purchase price of our properties, which we have assumed is our estimated amount invested in properties. Notwithstanding the foregoing, pursuant to our charter, the total of all acquisition fees and acquisition expenses shall be reasonable, and shall not exceed an amount equal to 6% of the contract purchase price of the property.

In the aggregate, underwriting compensation from all sources, including upfront sales commissions, dealer manager fees, stockholder servicing fees, dealer manager servicing fees and other underwriting compensation, will not exceed 10% of the gross proceeds from our primary offering.

OUR SELF STORAGE PROPERTIES

As of February 25, 2022, we owned six operating self storage facilities located in three states (Arizona, Florida, and Nevada) and joint venture interests in two development properties in Toronto, Ontario.

Our self storage facilities offer inexpensive, easily accessible, enclosed storage space to residential and commercial users on a month-to-month basis. Most of our facilities are fenced with computerized gates and are well-lighted. Our facilities range in size from approximately 45,300 to approximately 84,200 net rentable square feet, with an average of approximately 64,600 net rentable square feet. Our facilities generally are constructed of masonry or steel walls resting on concrete slabs and have standing seam metal, shingle, or tar and gravel roofs. Individual storage spaces are secured by a lock furnished by the customer to provide the customer with control of access to the space.

Our Properties

As of February 25, 2022, our wholly-owned portfolio was comprised as follows:

Property	Date Acquired	Purchase Price	Year Built	Approx. Sq. Ft. (net)	Approx. Units	% of Total Rentable Sq. Ft.	Physical Occupancy at Acquisition %	Physical Occupancy %(1)
Phoenix – AZ	3/11/2021	$16,000,000	2020	84,200	810	22%	44%	92%
Las Vegas – NV	6/1/2021	$8,000,000	2020	52,300	335	13%	20%	95%
Surprise – AZ	8/26/2021	$13,500,000	2017	72,800	665	19%	87%	91%
Phoenix II – AZ	11/30/2021	$11,000,000	2021	68,500	650	18%	0%	38	%(2)
Bradenton – FL	12/30/2021	$15,650,000	2020	64,400	800	16%	54%	66%
Apopka – FL	12/30/2021	$11,350,000	2021	45,300	320	12%	5%	33	%(3)

Total		$75,500,000		387,500	3,580	100%	38%	70%

(1)	Represents the occupied square feet divided by total rentable square feet as of February 25, 2022.
(2)	We acquired the Phoenix II property after the seller received a certificate of occupancy.
(3)	We acquired the Apopka property on December 30, 2021. The seller received certificate of occupancy and commenced operations on November 19, 2021.

Investments in Unconsolidated Real Estate Ventures

Toronto Property

On April 19, 2021, we, through our subsidiaries, and SmartCentres Real Estate Investment Trust, an unaffiliated third party (“SmartCentres”), through its subsidiaries, acquired a tract of land located in Toronto, Ontario (the “Toronto Land”). The purchase price for the Toronto Land was approximately $8.5 million CAD, plus closing and acquisition costs. The Toronto Land is owned by a limited partnership in which we, through our subsidiaries, and SmartCentres, through its subsidiaries, each own 50% of the limited partner interests and 50% of the general partner interests. At closing, we, through our subsidiaries, subscribed for 50% of the units of the limited partnership at an agreed upon subscription price of approximately $4.25 million CAD, representing a contribution equivalent to 50% of the purchase price of the Toronto Land. The contribution was funded with a combination of proceeds from a term loan from SmartStop OP, as described below, and proceeds from our private offering.

We expect that the limited partnership will develop the Toronto Land and build a self storage facility containing approximately 1,200 storage units and approximately 98,500 square feet of rental space (the “Toronto Property”). We currently estimate that development costs will equal approximately $17.5 million CAD. The project is expected to be funded with debt proceeds. We expect the development to be completed in the second half of 2023.

Toronto II Property

On December 14, 2021, we (through our subsidiaries) and SmartCentres (through its subsidiaries) closed on three parcels of land located in Toronto, Ontario (the “Toronto II Property”). The Toronto II Property is owned by a limited partnership in which we (through our subsidiaries) and SmartCentres (through its subsidiaries) each own 50% of the limited partner interests and 50% of the general partner interests. At closing, we (through our subsidiaries) subscribed for 50% of the units of the limited partnership at an agreed upon subscription price of approximately $6.6 million CAD, representing a contribution equivalent to 50% of the purchase price of the Toronto II Property. The contribution was funded with proceeds from our private offering.

We expect that the limited partnership will develop the Toronto II Property into a self storage facility containing approximately 1,500 storage units and approximately 121,500 square feet of rental space. We currently estimate that development costs will equal approximately $22.6 million CAD. The project is expected to be funded with debt proceeds. We expect the development to be completed in the second half of 2023.

Our Debt

Skymar Loan

On July 8, 2021, we, through an indirect, wholly-owned subsidiary of our operating partnership, entered into a loan agreement (the “Skymar Loan Agreement”) with Skymar Capital Corporation for approximately $4.8 million (the “Skymar Loan”). The Skymar Loan is secured by a deed of trust on the Las Vegas Property. We and the borrower serve as limited guarantors with respect to the Skymar Loan.

The interest rate on the Skymar Loan is equal to 4.125% per annum. Payments on the Skymar Loan are interest only until August 1, 2023, and the loan matures on August 1, 2024. The Skymar Loan may be repaid at any time, subject to certain notice and prepayment penalties based upon the date of prepayment.

Huntington Credit Facility

On November 30, 2021, we, through three special purpose entities (collectively, the “Borrower”) wholly owned by our operating partnership, entered into a credit agreement (the “Credit Agreement”) with Huntington National Bank (“Huntington”), as administrative agent and sole lead arranger.

Under the terms of the Credit Agreement, the Borrower has a maximum borrowing capacity of $50 million (the “Huntington Credit Facility”). However, certain financial requirements with respect to both the Borrower and the “Pool” of “Mortgaged Properties” (as each term is defined in the Credit Agreement) must be satisfied prior to making any drawdowns on the Huntington Credit Facility in accordance with the Credit Agreement. At close, we borrowed approximately $22.4 million on the Huntington Credit Facility, secured by a first mortgage deed of trust on the Surprise, Phoenix and Phoenix II Properties. In connection with the acquisitions of the Bradenton Property and the Apopka Property, on December 30, 2021, we borrowed an additional $14.7 million pursuant to the Huntington Credit Facility and the Bradenton and Apopka Properties were added as security for the Huntington Credit Facility. Accordingly, the Borrower is currently able to borrow approximately an additional $12.9 million under the Huntington Credit Facility. It is anticipated that the Huntington Credit Facility will be used by the Borrower to fund future self storage property acquisitions in accordance with the Credit Agreement.

The Huntington Credit Facility is a term loan that has a maturity date of November 30, 2024, which may, in certain circumstances, be extended at the option of the Borrower until November 30, 2026. Payments due under the Huntington Credit Facility are interest-only.

The amounts outstanding under the Huntington Credit Facility bear a floating rate equal to Secured Overnight Financing Rate (“SOFR”) plus 2.61%, adjusted monthly, with a floor of 3.25%. As of February 25, 2022, the interest rate on the Huntington Credit Facility is 3.25%. The loan may be prepaid in whole, but not in part, at any time, subject to certain conditions as set forth in the Huntington Credit Agreement.

Loan from SmartStop OP

On December 30, 2021, in connection with the acquisition of the Bradenton Property and the Apopka Property, we, through a wholly-owned subsidiary of our operating partnership, entered into a mezzanine loan agreement (the “SmartStop Delayed Draw Mezzanine Loan Agreement”) with SmartStop OP for up to $45 million (the “SmartStop Delayed Draw Mezzanine Loan”). SmartStop OP is an affiliate of our sponsor. The SmartStop Delayed Draw Mezzanine Loan required a commitment fee equal to 1.0% of the amount drawn at closing. On December 30, 2021, we borrowed $6.8 million pursuant to the SmartStop Delayed Draw Mezzanine Loan. The proceeds were used to partially fund the acquisitions of the Bradenton Property and the Apopka Property. The SmartStop Delayed Draw Mezzanine Loan is secured by a pledge of the equity interest in the indirect, wholly-owned subsidiaries of our operating partnership that own the Bradenton Property and the Apopka Property, respectively. Our operating partnership serves as a non-recourse guarantor with respect to the SmartStop Delayed Draw Mezzanine Loan.

The interest rate on the SmartStop Delayed Draw Mezzanine Loan is a variable rate equal to LIBOR plus 3%. Payments are interest only until December 30, 2022, which is the initial maturity date. We may, in certain circumstances, extend the ultimate maturity date of the SmartStop Delayed Draw Mezzanine Loan through December 30, 2023 upon written notice to SmartStop OP, in which event the interest rate will increase to LIBOR plus 4% per annum. As of February 25, 2022, the interest rate on the SmartStop Delayed Draw Mezzanine Loan is 3.24%. The SmartStop Delayed Draw Mezzanine Loan may be prepaid in whole or in part at any time without fees or penalty and, in certain circumstances, equity interests securing the SmartStop Delayed Draw Mezzanine Loan may be released from the pledge of collateral.

Issuance of Limited Partnership Units of Our Operating Partnership

On March 10, 2021, SmartStop OP contributed $5.0 million to our operating partnership in exchange for 549,450.55 units of limited partnership interest in our operating partnership (the “OP Investment”). The OP Investment was made net of sales commissions and dealer manager fees, but without giving effect to the early investor discounts available to the purchase of shares in our private offering. At the effective time of the OP Investment, SmartStop OP was admitted as a limited partner to our operating partnership. The proceeds of the OP Investment were primarily used to partially fund the acquisition of the Phoenix Property, as described above. As of March 1, 2022, SmartStop OP’s investment in our operating partnership represented approximately 6% of the outstanding units of limited partnership interest.

Potential Acquisitions

Etobicoke Property

On May 19, 2021, an affiliate of our sponsor assigned its interest in a purchase and sale agreement (the “Etobicoke Purchase Agreement”) with an unaffiliated third party for the acquisition of a parcel of land to be developed into a self storage facility located in Etobicoke, in the city of Toronto, Ontario (the “Etobicoke Property”) to a wholly-owned subsidiary of our operating partnership. The purchase price of the Etobicoke Property is approximately $2.2 million CAD. We currently estimate that development costs will equal approximately $13.5 million CAD. We expect the acquisition of the Etobicoke Property to close in the first half of 2022. Construction is expected to commence following the closing of the acquisition and is expected to be completed by the second half of 2023. Upon completion, the Etobicoke Property will contain approximately 930 storage units and consist of approximately 92,800 net rentable square feet. We expect to fund the acquisition of the Etobicoke Property with a combination of net proceeds from our offerings and/or potential future debt financing. If we fail to complete the acquisition, we may forfeit $250,000 CAD in earnest money deposits.

Scarborough Property

On July 15, 2021, an affiliate of our sponsor assigned its interest in a purchase and sale agreement (the “Scarborough Purchase Agreement”) with an unaffiliated third party for the acquisition of a parcel of land to be developed into a self storage facility located in Scarborough, in the city of Toronto, Ontario (the “Scarborough Property”) to a wholly-owned subsidiary of our operating partnership. The purchase price of the Scarborough Property is approximately $2.2 million CAD. We currently estimate that development costs will equal approximately $21.5 million CAD. We expect the acquisition of the Scarborough Property to close in the first half of 2023. Construction is expected to commence following the closing of the acquisition and is expected to be completed by the first half of 2024. Upon completion, the Scarborough Property is expected to contain approximately 1,360 storage units and consist of approximately 122,000 net rentable square feet. We expect to fund the acquisition and development of the Scarborough Property with a combination of net proceeds from our private offering and/or potential future debt financing. If we fail to complete the acquisition, we may forfeit $250,000 CAD in earnest money deposits.

Hamilton Property

On August 31, 2021, one of our subsidiaries entered into a contribution agreement with a subsidiary of SmartCentres, to acquire a tract of land owned by SmartCentres and located in Hamilton, Ontario (the “Hamilton Land”) in the Greater Toronto Area of Canada.

Upon closing, the Hamilton Land will be owned by a limited partnership (the “Hamilton Limited Partnership”), in which we (through our subsidiaries) and SmartCentres (through its subsidiaries) will each be a 50% limited partner and each have an equal ranking general partner in the Hamilton Limited Partnership. The Hamilton Limited Partnership intends to develop a self storage facility on the land. At closing, we (through our subsidiaries) will subscribe for 50% of the units in the Hamilton Limited Partnership at an agreed upon subscription price of approximately $750,000 CAD, representing contributions equivalent to 50% of the agreed upon fair market value of the land. We currently estimate that development costs will equal approximately $20.0 million CAD. We expect the acquisition of the Hamilton Property to close in the second half of 2022. Construction is expected to commence following the closing of the acquisition and is expected to be completed by the first half of 2024. Upon completion, the Hamilton Property is expected to contain approximately 970 storage units and consist of approximately 100,000 net rentable square feet. We expect to fund the acquisition and development of the Hamilton Property with a combination of net proceeds from our private offering and/or potential future debt financing. If we fail to complete the acquisition, we may forfeit $75,000 CAD in earnest money deposits.

General

Throughout the term of this offering, we may enter into purchase agreements for the purchase of various properties. Pursuant to the various purchase agreements, we would likely be obligated to purchase such properties only after satisfactory completion of agreed upon closing conditions. We will decide whether to acquire properties generally based upon:

•	our ability to raise sufficient net proceeds from our public offering and/or obtain debt financing;

•	satisfactory completion of due diligence on the properties and the sellers of the properties;

•	if applicable, the completion of construction of the self storage facility and the issuance of a certificate of occupancy for such property;

•	if applicable, approval from existing lenders for our assumptions of existing loans encumbering the properties;

•	approval by our board of directors to purchase the properties;

•	satisfaction of the conditions to the acquisitions in accordance with the various purchase agreements;

•	if applicable, satisfaction of requirements relating to assumption of any loans; and

•	no material adverse changes relating to the properties, the sellers of the properties or certain economic conditions.

There can be no assurance that we will complete the potential acquisitions described above or the acquisition of any additional properties. In some circumstances, if we fail to complete a potential acquisition, we may forfeit our earnest money on such property. Due to these considerable conditions to the consummation of the acquisition of properties, we cannot make any assurances that the closing of any properties is probable.

INVESTMENT OBJECTIVES, STRATEGY, AND RELATED POLICIES

Overview

We will invest a substantial amount of the net proceeds of this offering in self storage facilities consisting of both income-producing and growth properties and related self storage real estate investments. We may also use net offering proceeds to pay down debt or make distributions if our cash flows from operations are insufficient. Our investment objectives, strategy, and policies may be amended or changed at any time by our board of directors. Although we have no plans at this time to change any of our investment objectives, our board of directors may change any and all such investment objectives, including our focus on self storage real estate investments, if our board of directors believes such changes are in the best interests of our stockholders. In addition, we may invest in mortgage loans, securities of real estate companies, and other real estate-related investments if our board of directors deems such investments to be in the best interests of our stockholders. We cannot assure you that our policies or investment objectives will be attained or that the value of our common stock will not decrease.

Business Overview

Unlike many other REITs and real estate companies, we are an operating business. We develop, acquire, and own self storage facilities. We do not directly manage or operate any of our properties. Rather, we rely on our property manager for such responsibilities. Our self storage facilities offer inexpensive, easily accessible, enclosed storage units or parking spaces to residential and commercial users on a month-to-month basis. Our facilities are fenced with computerized gates and well illuminated. Many of our properties provide customers with the convenience of direct vehicle access to their storage units. Our facilities offer climate controlled units that offer heating in the winter and cooling in the summer. Certain of our facilities also offers outside vehicle, boat and recreational vehicle storage areas. Our facilities are generally constructed of masonry or steel walls resting on concrete slabs and have standing seam metal, shingle, or tar and gravel roofs. Customers typically have access to their storage units from 6:00 AM — 10:00 PM. Individual storage units are secured by a lock furnished by the customer to provide the customer with control of access to the space, and access to storage units is controlled by keypad enabled entry doors or gate.

As an operating business, self storage requires a much greater focus on strategic planning and tactical operation plans. Our property manager has in-house sales center, which gives us a strategic advantage over other non-institutional operators, allowing us to centralize our sales efforts as we capture new business over the phone, email, chat, and text. As we grow our portfolio of self storage facilities, we have been able to consolidate and streamline a number of aspects of our operations through economies of scale. For example, we expect that size and geographic diversification, as well as institution of a blanket property and casualty insurance program over all properties managed by our property manager nationwide, will reduce our total insurance costs per property. As we acquire facilities, increased diversification will further mitigate against risk and reduce the cost of insurance per property. We also utilize our property manager’s digital marketing breadth and expertise which allows us to acquire customers efficiently by leveraging our property manager’s portfolio size and technological proficiency. To the extent we can acquire facilities in clusters within geographic regions, we see property management efficiencies resulting in reduction of personnel and other administrative costs.

Primary Investment Objectives

Our primary investment objectives are to:

•	invest in income-producing and growth self storage properties in a manner that allows us to qualify as a REIT for federal income tax purposes;

•	achieve appreciation in the value of our properties and, hence, appreciation in stockholder value;

•	grow net cash flow from operations in order to provide sustainable cash distributions to our stockholders over the long-term; and

•	preserve and protect your invested capital.

We cannot assure you that we will attain these primary investment objectives.

Liquidity Events

Subject to then-existing market conditions and the in sole discretion of our board of directors, we intend to seek one or more of the following liquidity events within three to five years after completion of this offering:

•	merge, reorganize, or otherwise transfer our company or its assets to another entity with listed securities;

•	list our shares on a national securities exchange;

•	commence the sale of all of our properties and liquidate our company; or

•	otherwise create a liquidity event for our stockholders.

However, we cannot assure you that we will achieve one or more of the above-described liquidity events within the time frame contemplated or at all. This time frame represents our best faith estimate of the time necessary to build a portfolio sufficient to effectuate one of the liquidity events listed above. Our charter does not provide a date for termination of our corporate existence and does not require us to pursue a liquidity transaction at any time. Our board of directors has the sole discretion to continue operations beyond five years after completion of the offering if it deems such continuation to be in the best interests of our stockholders. Even if we do accomplish one or more of these liquidity events, we cannot guarantee that such liquidity event will result in proceeds per share higher than what you paid for your shares in our offering. At the time it becomes necessary for our board of directors to determine which liquidity event, if any, is in the best interests of us and our stockholders, we expect that the board of directors will take all relevant factors at that time into consideration when making a liquidity event decision. We expect that the board will consider various factors including, but not limited to, costs and expenses related to each possible liquidity event and the potential subordinated distributions payable to our advisor listed in the “Management Compensation” section of this prospectus. See “Conflicts of Interest — Receipt of Fees and Other Compensation by Our Advisor and its Affiliates” for a discussion of the potential conflicts of interest related to the fees paid to our advisor as a result of a liquidity event.

Our Self Storage Investment and Business Strategies

Self Storage Investment Strategy

We intend to use the net proceeds we raise in this offering to acquire or develop income-producing and growth self storage properties and related self storage real estate investments in locations including, but not limited to, the United States and Canada, that are expected to support sustainable stockholder distributions over the long term while also achieving appreciation in the value of our properties and, hence, appreciation in stockholder value. While we intend to invest in a mix of income-producing and growth self storage properties, we do not have a planned allocation percentage between these two strategies at this time.

In order to implement our income-producing investment strategy, we will focus on self storage facilities with stabilized occupancy rates, but we have the opportunity for higher economic occupancy due to the property management capabilities of our property manager. In order to implement our growth investment strategy, we will focus on self storage facilities to be developed, currently under development, in lease-up, and self storage facilities in need of expansion, redevelopment, or repositioning. These properties may be undeveloped, under development, or in need of renovation. We will invest in self storage facilities located in primary and secondary markets. We may acquire properties with lower quality construction or management, with fewer amenities offered, or with low occupancy rates and reposition them by seeking to improve the property, management quality, amenities, and occupancy rates and thereby increase lease revenues and overall property value. We may also acquire properties in markets that are depressed or overbuilt with the anticipation that, within our targeted holding period, the markets will recover and favorably impact the value of these properties. We may also acquire properties from sellers who are distressed or face time-sensitive deadlines with the expectation that we can achieve better success with the properties. Many of the markets where we will acquire properties may have high growth potential in lease rates and sale prices.

We may consider the following property and market factors, among others, to identify potential self storage facility acquisitions:

•	projected demand for facilities of a property’s type in the area;

•	a property’s geographic location and type;

•	a property’s physical location in relation to population density, traffic counts, and access;

•	construction quality and condition;

•	potential for capital appreciation;

•	proposed purchase price, terms, and conditions;

•	historical financial performance;

•	rental rates and occupancy levels for the property and competing properties in the area;

•	potential for rent increases;

•	demographics of the area;

•	operating expenses being incurred and expected to be incurred, including, but not limited to property taxes and insurance costs;

•	potential capital improvements and reserves required to maintain the property;

•	prospects for liquidity through sale, financing, or refinancing of the property;

•	potential competitors for expanding the physical layout of the property;

•	the potential for the construction of new properties in the area;

•	treatment under applicable federal, state, and local tax and other laws and regulations;

•	evaluation of title and obtaining of satisfactory title insurance; and

•	evaluation of any reasonably ascertainable risks such as environmental contamination.

Self Storage Business Strategy

Unlike many other REITs and real estate companies, we are an operating business. Our self storage facilities will offer inexpensive, easily accessible, enclosed storage units or parking space to residential and commercial users on a month-to-month basis. Most of our facilities will be fenced with computerized gates and will be well lighted. Many of our properties will be single-story, thereby providing customers with the convenience of direct vehicle access to their storage units. At certain facilities, we will offer climate controlled units that offer heating in the winter and cooling in the summer. Many of our facilities will also offer outside vehicle, boat, and recreational vehicle storage areas. Our facilities generally will be constructed of masonry or steel walls resting on concrete slabs and have standing seam metal, shingle, or tar and gravel roofs. We expect that customers will have access to their storage units from 6:00 A.M.–10:00 P.M., and some of our facilities will provide 24-hour access. Individual storage units will be secured by a lock furnished by the customer to provide the customer with control of access to the space.

As an operating business, self storage requires a much greater focus on strategic planning and tactical operation plans. Our property manager has an in-house sales center, which gives us a strategic advantage over other non-institutional operators and will allow us to centralize our sales efforts as we capture new business over the phone, email, chat, and text. As we grow our portfolio of self storage facilities, we will be able to consolidate and streamline a number of aspects of our operations through economies of scale. For example, we expect that size and geographic diversification, as well as institution of a blanket property and casualty insurance program over all properties managed by our property manager nationwide, will reduce our total insurance costs per property. As we acquire facilities, increased diversification will further mitigate against risk and reduce the cost of insurance per property. We will also utilize our property manager’s digital marketing breadth and expertise which will allow us to acquire customers efficiently by leveraging our property manager’s portfolio size and technological proficiency. To the extent we can acquire facilities in clusters within geographic regions, we see property management efficiencies resulting in reduction of personnel and other administrative costs.

Self Storage Focus

“Self storage” refers to properties that offer do-it-yourself, month-to-month storage unit rental for personal or business use. According to the 2021 Self Storage Almanac, at the end of 2020, there were approximately 49,233 self storage facilities in the United States. The industry is highly fragmented, comprised mainly of local operators and a few national owners and operators, including, we believe, only five publicly traded self storage REITs. See “The Self Storage Industry” for more details regarding the self storage industry in general. As a result of the track record of our sponsor and its affiliates in investing in self storage facilities (see “Prior Performance Summary”), our experienced management team, and the fragmented nature of the self storage industry, we believe there is a significant opportunity for us to achieve market penetration and name recognition in this industry.

We intend to focus on pursuing investments in self storage facilities and related self storage real estate investments in markets with varying economic and demographic characteristics, including large urban cities, densely populated suburban cities, and smaller rural cities, as long as the property meets our acquisition criteria described below under “— General Acquisition and Investment Policies.” We also intend to expand and develop certain facilities that we purchase in order to capitalize on underutilization and excess demand. The development of certain facilities we purchase may include an expansion of the self storage units or the services and ancillary products offered as well as making units available for office space. However, future investments will not be limited to any geographic area, to a type of facility, or to a specified percentage of our total assets. We will strategically invest in specific domestic or foreign markets when opportunities that meet our investment criteria are available. In general, when evaluating potential acquisitions of self storage facilities, the primary factor we will consider is the property’s current and projected cash flow.

General Acquisition and Investment Policies

We may invest in other types of real estate properties if our board of directors deems appropriate; however, we have no current intention of investing more than 20% of the net proceeds of this offering in such other real estate properties. We will seek to make investments that will satisfy the primary investment objectives of providing regular cash distributions to our stockholders and achieving appreciation in the value of our properties and, hence, appreciation in stockholder value.

Our advisor will have substantial discretion with respect to the selection of specific properties. However, each acquisition will be approved by our board of directors. The consideration paid for a property will ordinarily be based on the fair market value of the property as determined by a majority of our board of directors.

There is no limitation on the number, size, or type of properties that we may acquire or on the percentage of net offering proceeds that may be invested in any particular property type or single property. The number and mix of properties we acquire will depend upon real estate market conditions and other circumstances existing at the time of acquisition and the amount of proceeds raised in our offerings. In determining whether to purchase a particular property, we may obtain an option on such property. The amount paid for an option, if any, is normally surrendered if the property is not purchased and may or may not be credited against the purchase price if the property is ultimately purchased.

Our Borrowing Strategy and Policies

We intend to use medium-to-high leverage (between 50% to 60% based on loan to purchase price ratio) to make our investments and, at certain times during this offering, our debt leverage levels may be temporarily higher as we acquire properties in advance of funds being raised in this offering. Our board of directors will regularly monitor our investment pipeline in relation to our projected fundraising efforts and otherwise evaluate market conditions related to our debt leverage ratios throughout this offering.

We may borrow amounts from our sponsor, our advisor, or their affiliates only if such loan is approved by a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction as fair, competitive, commercially reasonable, and no less favorable to us than comparable loans between unaffiliated parties under the same circumstances.

We may incur our indebtedness in the form of bank borrowings, purchase money obligations to the sellers of properties and publicly- or privately-placed debt instruments, or financing from institutional investors or other lenders, including our affiliates. We may obtain a credit facility for a pool of properties, or a separate loan for each acquisition. Our indebtedness may be unsecured or may be secured by mortgages or other interests in our properties. We may use borrowing proceeds to finance acquisitions of new properties, to pay for capital improvements, repairs, or buildouts, to refinance existing indebtedness, to pay distributions, to fund redemptions of our shares, or to provide working capital.

There is no limitation on the amount we can borrow for the purchase of any property. Our aggregate borrowings, secured and unsecured, must be reasonable in relation to our net assets and must be reviewed by our board of directors at least quarterly. Our charter limits our borrowing to 300% of our net assets, as defined, (approximately 75% of the cost basis of our assets) unless any excess borrowing is approved by a majority of our independent directors and is disclosed to our stockholders in our next quarterly report, with a justification for such excess.

Except as set forth in our charter regarding debt limits, we may re-evaluate and change our debt strategy and policies in the future without a stockholder vote. Factors that we could consider when re-evaluating or changing our debt strategy and policies include then-current economic and market conditions, the relative cost of debt and equity capital, any acquisition opportunities, the ability of our properties to generate sufficient cash flow to cover debt service requirements, and other similar factors. Further, we may increase or decrease our ratio of debt to equity in connection with any change of our borrowing policies.

Acquisition Structure

Although we are not limited as to the form our investments may take, our investments in real estate will generally constitute acquiring fee title or interests in joint ventures or similar entities that own and operate real estate. We may also enter into the following types of leases relating to real property:

•	a ground lease in which we enter into a long-term lease (generally greater than 30 years) with the owner for use of the property during the term whereby the owner retains title to the land; or

•

a master lease in which we enter into a long-term lease (typically 10 years with multiple renewal options) with the owner in which we agree to pay rent to the owner and pay all costs of operating and maintaining the property (a net lease) and typically have an option to purchase the property in the future.

We will acquire interests in real estate directly or indirectly through our operating partnership, Strategic Storage Operating Partnership VI, L.P., through other limited liability companies or limited partnerships, or through investments in joint ventures. See “Prospectus Summary — Our Structure” and “Our Operating Partnership Agreement.”

Conditions to Closing Acquisitions

Generally, we will not purchase any property unless and until we obtain at least a Phase I environmental assessment and history for each property to be purchased and we are sufficiently satisfied with the property’s environmental status. In addition, we will generally condition our obligation to close the purchase of any investment on the delivery and verification of certain documents from the seller or other independent professionals, including, but not limited to, where appropriate:

•	appraisals, property surveys, and site audits;

•	building plans and specifications, if available;

•	soil reports, seismic studies, and flood zone studies, if available;

•	licenses, permits, maps, and governmental approvals;

•	historical financial statements and tax statement summaries of the properties;

•	proof of marketable title, subject to such liens and encumbrances as are acceptable to us; and

•	liability and title insurance policies.

Joint Venture Investments

We may acquire some of our properties in joint ventures, some of which may be entered into with affiliates of our advisor, including SmartStop and SSGT II. We may also enter into joint ventures, general partnerships, co-tenancies, and other participations with real estate developers, owners, and others for the purpose of owning and leasing real properties. See “Conflicts of Interest.” Among other reasons, we may want to acquire properties through a joint venture with third parties or affiliates in order to diversify our portfolio of properties in terms of geographic region or property type or to co-invest with one of our property management partners. Joint ventures may also allow us to acquire an interest in a property without requiring that we fund the entire purchase price. In addition, certain properties may be available to us only through joint ventures. In determining whether to recommend a particular joint venture, our advisor will evaluate the real property which such joint venture owns or is being formed to own under the same criteria described elsewhere in this prospectus.

We will only invest in real estate programs formed by, sponsored by, or affiliated with our advisor or an affiliate of our advisor if: (1) there are no duplicative property management or other fees; (2) the investment is on substantially the same terms and conditions as those received by the other investors; and (3) either (a) a majority of our directors, including a majority of our independent directors, who are not otherwise interested in the transaction (if any) approve the transaction as being fair and reasonable to our company and our stockholders, or (b) the transaction is fair to our company and our stockholders in the event all of our directors are interested in the transaction.

To the extent possible and if approved by our board of directors, including a majority of our independent directors, we will attempt to obtain a right of first refusal or option to buy if such venture partner elects to sell its interest in the property held by the joint venture. In the event that the venture partner were to elect to sell property held in any such joint venture, however, we may not have sufficient funds to exercise our right of first refusal to buy the venture partner’s interest in the property held by the joint venture. Entering into joint ventures with affiliates of our advisor will result in certain conflicts of interest. Please see the “Conflicts of Interest — Joint Ventures with Affiliates of Our Advisor” section of this prospectus.

Government Regulations

Our business will be subject to many laws and governmental regulations. The properties we acquire likely will be subject to various regulatory requirements, such as zoning, accessibility, and fire and life safety requirements. In addition, self storage operations are subject to particular laws and regulations, including laws relating to lien auction sales of stored property upon a default by the tenant. Failure to comply with these requirements could result in the imposition of fines by governmental authorities or awards of damages to private litigants. We have formal policies designed to materially comply with all such regulatory requirements, however, changes in these laws and regulations, or their interpretation by agencies and courts, occur frequently. We cannot assure you that these requirements will not be changed or that new requirements will not be imposed which would require significant unanticipated expenditures by us and could have an adverse effect on our financial condition and results of operations. In addition to the matters discussed below, please see the sections of this prospectus titled “Federal Income Tax Considerations” and “Investment by Tax-Exempt Entities and ERISA Considerations” for a discussion of laws and governmental regulations specific to those matters.

Accommodations for Persons with Disabilities

We are subject to various rules, regulations and standards with respect to accommodations we must make for individuals with disabilities. For example, in the United States, under the Americans with Disabilities Act of 1990, or the ADA, all public accommodations and commercial facilities are required to meet certain federal requirements related to access and use by disabled persons. We are also subject to similar requirements in Ontario, Canada, under the Accessibility for Ontarians with Disabilities Act, or AODA. Complying with such requirements could require us to remove access barriers. Failing to comply could result in the imposition of fines by various governmental agencies or an award of damages to private litigants. Although we intend to acquire properties that substantially comply with these requirements, we may incur additional costs related to compliance. In addition, a number of additional governmental laws may require us to modify any properties we purchase, or may restrict further renovations thereof, with respect to access by disabled persons. Additional legislation could impose financial obligations or restrictions with respect to access by disabled persons. Although we believe that these costs will not have a material adverse effect on us, if required changes involve a greater amount of expenditures than we currently anticipate, our ability to make expected distributions could be adversely affected. See “Risk Factors — General Risks Related to Investments in Real Estate” for additional discussion regarding compliance with the ADA.

Environmental Matters

Under various federal, state, and local laws, ordinances, and regulations, a current or previous owner or operator of real property may be held liable for the costs of removing or remediating hazardous or toxic substances. These laws may impose clean-up responsibility and liability without regard to whether the owner or operator was responsible for, or even knew of, the presence of the hazardous or toxic substances. The costs of investigating, removing, or remediating these substances may be substantial, and the presence of these substances may adversely affect our ability to rent units or sell the property, or to borrow using the property as collateral, and may expose us to liability resulting from any release of or exposure to these substances. If we arrange for the disposal or treatment of hazardous or toxic substances at another location, we may be liable for the costs of removing or remediating these substances at the disposal or treatment facility, whether or not the facility is owned or operated by us. We may be subject to claims by third parties based on damages and costs resulting from environmental contamination emanating from a site that we own or operate. Certain environmental laws also impose liability in connection with the handling of or exposure to asbestos-containing materials, pursuant to which third parties may seek recovery from owners or operators of real properties for personal injury associated with asbestos-containing materials and other hazardous or toxic substances. See “Risk Factors — General Risks Related to Investments in Real Estate” for additional discussion regarding environmental matters.

Other Regulations

The properties we acquire likely will be subject to various federal, state, and local regulatory requirements, such as zoning and state and local fire and life safety requirements. Failure to comply with these requirements could result in the imposition of fines by governmental authorities or awards of damages to private litigants. We intend to acquire properties that are in material compliance with all such regulatory requirements. However, we cannot assure you that these requirements will not be changed or that new requirements will not be imposed which would require significant unanticipated expenditures by us and could have an adverse effect on our financial condition and results of operations.

Disposition Policies

We generally intend to hold each property we acquire for an extended period. However, we may sell a property at any time if, in our judgment, the sale of the property is in the best interests of our stockholders.

The determination of whether a particular property should be sold or otherwise disposed of will generally be made after consideration of relevant factors, including tax implications, prevailing economic conditions, other investment opportunities, and considerations specific to the condition, value, and financial performance of the property. In connection with our sales of properties, we may lend the purchaser all or a portion of the purchase price. In these instances, our taxable income may exceed the cash received in the sale.

We may sell assets to third parties or to affiliates of our advisor. Our nominating and corporate governance committee of our board of directors, which is comprised solely of independent directors, must review and approve all transactions between us and our advisor and its affiliates. Please see the “Management — Committees of the Board of Directors — Nominating and Corporate Governance Committee” and “Conflicts of Interest — Certain Conflict Resolution Procedures” sections of this prospectus.

Investment Limitations in Our Charter

Our charter places numerous limitations on us with respect to the manner in which we may invest our funds, most of which are required by various provisions of the Statement of Policy Regarding Real Estate Investment Trusts published by the North American Securities Administrators Association (the “NASAA REIT Guidelines”). Pursuant to the NASAA REIT Guidelines, we will not:

•

Invest in equity securities unless a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction approve such investment as being fair, competitive, and commercially reasonable.

•

Invest in commodities or commodity futures contracts, except for futures contracts when used solely for the purpose of hedging in connection with our ordinary business of investing in real estate assets and mortgages.

•	Invest in real estate contracts of sale, otherwise known as land sale contracts, unless the contract is in recordable form and is appropriately recorded in the chain of title.

•

Make or invest in mortgage loans unless an appraisal is obtained concerning the underlying property, except for those mortgage loans insured or guaranteed by a government or government agency. In cases where our independent directors determine, and in all cases in which the transaction is with any of our directors or our advisor and its affiliates, we will obtain an appraisal from an independent expert. We will maintain such appraisal in our records for at least five years and it will be available to our stockholders for inspection and duplication. We will also obtain a mortgagee’s or owner’s title insurance policy as to the priority of the mortgage or condition of the title.

•

Make or invest in mortgage loans, including construction loans, on any one property if the aggregate amount of all mortgage loans on such property would exceed an amount equal to 85% of the appraised value of such property, as determined by an appraisal, unless substantial justification exists for exceeding such limit because of the presence of other loan underwriting criteria.

•	Make or invest in mortgage loans that are subordinate to any mortgage or equity interest of any of our directors, our advisor, or their respective affiliates.

•

Invest more than 10% of our total assets in unimproved property, indebtedness secured by a deed of trust, or mortgage loans on unimproved property; the term “unimproved property” means property not acquired for the purpose of producing rental or other operating income and on which there is no development or construction in progress or planned to commence within one year.

•	Issue equity securities on a deferred payment basis or other similar arrangement.

•

Issue debt securities in the absence of adequate cash flow to cover debt service, unless the historical debt service coverage (in the most recently completed fiscal year), as adjusted for known changes, is sufficient to service that higher level of debt as determined by the board of directors or a duly authorized executive officer.

•	Issue equity securities that are assessable after we have received the consideration for which our board of directors authorized their issuance.

•

Issue redeemable equity securities (as defined in the Investment Company Act of 1940), which restriction has no effect on our share redemption program or the ability of our operating partnership to issue redeemable partnership interests.

•

Grant warrants or options to purchase shares to our advisor or its affiliates or to officers or directors affiliated with our advisor except on the same terms as options or warrants that are sold to the general public. Further, the amount of the options or warrants cannot exceed an amount equal to 10% of outstanding shares on the date of grant of the warrants and options.

•	Lend money to our directors, or to our advisor or its affiliates, except for certain mortgage loans described above.

•

Borrow if such debt causes our total indebtedness to exceed 300% of our “net assets” (as defined in our charter in accordance with the NASAA REIT Guidelines), unless approved by a majority of the independent directors.

•

Make an investment if the related acquisition fees and expenses are not reasonable or exceed 6% of the contract purchase price for the asset or, in the case of a mortgage loan, 6% of the funds advanced, provided that the investment may be made if a majority of the directors, including a majority of the independent directors, not otherwise interested in the transaction determines that the transaction is commercially competitive, fair, and reasonable to us.

•

Acquire equity securities unless a majority of our directors, including a majority of the independent directors, not otherwise interested in the transaction approve such investment as being fair, competitive, and commercially reasonable, provided that investments in equity securities in “publicly traded entities” that are otherwise approved by a majority of our directors, including a majority of the independent directors, shall be deemed fair, competitive, and commercially reasonable if we acquire the equity securities through a trade that is effected in a recognized securities market (a “publicly traded entity” shall mean any entity having securities listed on a national securities exchange or included for quotation on an inter-dealer quotation system) and provided further that this limitation does not apply to (1) acquisitions effected through the purchase of all of the equity securities of an existing entity, (2) the investment in wholly-owned subsidiaries of ours, or (3) investments in asset-backed securities.

Our charter also provides that we will not (a) engage in trading of securities, as compared with investment activities, (b) engage in underwriting or the agency distribution of securities issued by others, or (c) acquire securities in any company holding investments or engaging in certain other activities as described in our charter.

In addition, our charter also includes many other investment limitations, such as in connection with conflict of interest transactions, which limitations are described below in the “Conflicts of Interest” section, and with respect to roll-up transactions, which are described in “Description of Shares — Restrictions on Roll-up Transactions,” below.

Changes in Investment Policies and Limitations

Our charter requires that our independent directors review our investment policies at least annually to determine that the policies we are following are in the best interests of our stockholders. Each determination and the basis for that determination is required to be set forth in the applicable meeting minutes. The methods of implementing our investment policies may also vary as new investment techniques are developed. The methods of implementing our investment objectives and policies, except as otherwise provided in our charter, may be altered by a majority of our directors, including a majority of our independent directors, without the approval of our stockholders. The determination by our board of directors that it is no longer in our best interests to continue to be qualified as a REIT shall require the concurrence of two-thirds of the board of directors. Investment policies and limitations specifically set forth in our charter, however, may only be amended by a vote of the stockholders holding a majority of our outstanding shares.

Investments in Mortgage Loans

While we intend to emphasize equity real estate investments and, hence, operate as what is generally referred to as an “equity REIT,” as opposed to a “mortgage REIT,” we may invest in first or second mortgage loans, mezzanine loans secured by an interest in the entity owning the real estate, or other similar real estate loans consistent with our REIT status. We may make such loans to developers in connection with construction and redevelopment of properties. Such mortgages may or may not be insured or guaranteed by the Federal Housing Administration, the Veterans Benefits Administration, or another third party. We may also invest in participating or convertible loans if our board of directors concludes that we and our stockholders may benefit from the cash flow or any appreciation in the value of the subject property. Such mortgages are similar to equity participation.

Investment Company Act of 1940 and Certain Other Policies

We intend to operate in such a manner that we will not be subject to regulation under the Investment Company Act of 1940, or the 1940 Act. Our advisor will continually review our investment activity to attempt to ensure that we do not come within the application of the 1940 Act. Among other things, our advisor will attempt to monitor the proportion of our portfolio that is placed in various investments so that we do not come within the definition of an “investment company” under the 1940 Act. If at any time the character of our investments could cause us to be deemed as an investment company for purposes of the 1940 Act, we will take all necessary actions to attempt to ensure that we are not deemed to be an “investment company.” Please see “Risk Factors — Risks Related to Our Corporate Structure.” In addition, we do not intend to underwrite securities of other issuers or actively trade in loans or other investments.

Subject to the restrictions we must follow in order to qualify to be taxed as a REIT, we may make investments other than as previously described in this prospectus, although we do not currently intend to do so. We have authority to purchase or otherwise reacquire our common shares or any of our other securities. We have no present intention of repurchasing any of our common shares except pursuant to our share redemption program, and we would only take such action in conformity with applicable federal and state laws and the requirements for qualifying as a REIT under the Code.

THE SELF STORAGE INDUSTRY

General

“Self storage” refers to properties that offer do-it-yourself, month-to-month storage unit rental for personal or business use. Self storage offers a cost-effective and flexible storage alternative. Customers rent fully-enclosed spaces that can vary in size according to their specific needs. Customers typically have access to their storage units from 6:00 A.M.–10:00 P.M. (365 days per year), and some facilities provide 24-hour access. Customers have responsibility for moving their items into and out of their units. Self storage unit sizes typically range from five feet by five feet to 10 feet by 40 feet.

Self storage provides a convenient way for individuals and businesses to store their possessions, whether due to a life change or simply because of a need for extra storage space. According to the 2021 Self Storage Almanac, self storage facilities generally have a customer mix of approximately 79% residential, 14% commercial, 4% military, and 3% students. The mix of residential customers using a self storage property is determined by a property’s local demographics and often includes people who are looking to downsize their living space or who are not yet settled in a large home. The items residential customers place in self storage properties range from furniture, household items, and appliances to cars, boats, and recreational vehicles. Commercial customers tend to include small business owners who require easy and frequent access to their goods, records, or extra inventory, or storage for seasonal goods. Self storage properties provide an accessible storage alternative at a relatively low cost. Properties generally have on-site managers who supervise and run the day-to-day operations, providing customers with assistance as needed.

Self storage benefits from demand drivers that occur during both expansionary and recessionary economic environments. The six key demand drivers of self storage are: (1) population growth; (2) percentage of renter-occupied housing units; (3) average household size; (4) average household income; (5) supply constraints; and (6) economic growth. Customers choose a self storage property based largely on the convenience of the site to their home or business. Therefore, high-density, high-traffic population centers are ideal locations for a self storage property. A property’s perceived security and the general professionalism of the site managers and staff are also contributing factors to a site’s ability to secure rentals. Although most self storage properties are leased to customers on a month-to-month basis, customers tend to continue their leases for extended periods of time. However, there are seasonal fluctuations in occupancy rates for self storage properties. Generally, there is increased leasing activity at self storage properties during the late spring and early summer months due to the higher number of people who relocate during this period.

As population densities have increased in the United States, there has been an increase in self storage awareness and development. According to the 2021 Self Storage Almanac:

•	at the end of 2020, there were 49,233 facilities in the United States;

•	at the end of 2019, there were 47,863 facilities in the United States;

•	at the end of 2018, there were 45,547 facilities in the United States;

•	at the end of 2017, there were 44,149 facilities in the United States; and

•	at the end of 2016, there were 41,879 facilities in the United States.

In Canada, there were approximately 3,050 facilities comprising approximately 60 million square feet at the end of 2017 according to Colliers International, which represents significantly less than the volume in the United States. We believe this demonstrates the potential for growth in the Canadian market.

The growth in the industry has created more competition in various geographic regions. This has led to an increased emphasis on site location, property design, innovation and functionality to accommodate local planning and zoning boards and to distinguish a facility from other offerings in the market. This is especially true for new sites slated for high-density population centers.

Self storage operators have placed increased emphasis on offering ancillary products that provide incremental revenues. Moving and packing supplies, such as locks and boxes, and the offering of other services, such as tenant insurance programs, truck rentals, and delivery services help to increase revenues. As more sophisticated self storage operators continue to develop innovative products and services such as online rentals, climate-controlled storage, wine storage, customer-service call center access, digital gate access, unit security, and after-hours storage, local operators may be increasingly unable to meet higher customer expectations, which could encourage consolidation in the industry.

Fragmented Ownership

The self storage industry is currently characterized by fragmented ownership. According to the 2021 Self Storage Almanac, the top 10 self storage companies own approximately 22% of the total self storage facilities. The market share of the top 100 self storage companies is approximately 29%. According to Colliers International (2017), the top 7 Canadian self storage companies own approximately 13% of the total self storage facilities, with the remaining operators owning approximately 87%.

Industry Trends and Outlook

Recently, self storage operators have placed increased emphasis on offering ancillary products which provide incremental revenues. Moving and packing supplies, such as locks and boxes, and the offering of other services, such as property insurance, truck rentals, and full service mail and delivery centers, all help to increase revenues. As more sophisticated self storage operators continue to develop innovative products and services such as online rentals, 24-hour accessibility, automated kiosk rentals, climate-controlled storage, wine storage, customer-service call center access, and after-hours storage, local operators may be increasingly unable to meet higher customer expectations, which could encourage consolidation in the industry.

We expect the “baby boomer” generation to have a major impact on the future of the self storage industry. During the 19-year period from 1946 to 1964, approximately 77 million babies, or “baby boomers,” were born in the U.S. According to the U.S. Census Bureau, “baby boomers” make up nearly 27% of the U.S. population. These “baby boomers” are retired or heading towards retirement age and have accumulated possessions which they wish to retain. As the “baby boomers” retire and begin to downsize their households, we believe there will be a great need for self storage facilities to assist them in protecting and housing these possessions for prolonged periods of time.

We further expect the “millennial” generation to have a growing impact on the future of the self storage industry. “Millennials” define the population born during the years 1981 through 1996, and represent approximately 67.3 million people in the U.S., or approximately 21% of the overall population. As millennials have aged, their trends towards family formation, migration into and out of cities, and home ownership continue to drive the adoption of self storage as a service that meets their flexible space needs.

We also believe that the self storage industry possesses attractive characteristics not found in other commercial real estate sectors, including the following:

•	no reliance on a “single large customer” whose vacating can have a devastating impact on rental revenue;

•	no leasing commissions and/or tenant improvements;

•	relatively low capital expenditures;

•	brand names can be developed at local, regional, and even national levels;

•	an operating business that utilizes technology to drive rental activity, rental rates, and operating expense efficiencies;

•	opportunity for a great deal of geographic diversification, which could enhance the stability and predictability of cash flows; and

•	the lowest loan default rate of any commercial property type.

Further, the charts below illustrate a portion of the results of a study analyzing CMBS loan defaults nationwide across various property types and demonstrate that loans backed by self storage properties have both the lowest default rate and the lowest loss rate of the property types analyzed.

Loan Default Rate by Property Type

(2019)

Source: Wells Fargo Securities, LLC 2019 CMBS Default and Loss Study

Loan Loss Rate by Property Type

(2019)

Source: Wells Fargo Securities, LLC 2019 CMBS Default and Loss Study

We believe the factors discussed in this section will enhance the prospects for operators to grow revenues by increasing rents from existing customers, retro-fitting unit mixes, and by adding new customers to properties at rising rental rates. As a result, we anticipate an improving climate for the self storage industry, particularly for well-located, convenient, and highly-visible self storage properties.

MANAGEMENT

General

We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. Our board of directors is responsible for the management and control of our affairs. Our board of directors retained our advisor to manage our day-to-day affairs and the acquisition and disposition of our investments, subject to our board of directors’ supervision. Our advisor is also accountable to us and our stockholders as a fiduciary. Our charter has been reviewed and ratified by a majority of our board of directors, including a majority of our independent directors. This ratification by our board of directors was required by the NASAA REIT Guidelines.

Our charter and bylaws provide that the number of our directors may be established by a majority of the entire board of directors but may not be fewer than the minimum number required by the MGCL nor more than 15, each of whom (other than a director elected to fill the unexpired term of another director) is elected by our stockholders and shall serve for a term of one year. Our charter also requires that a majority of our directors be independent directors. Currently, we have three directors: H. Michael Schwartz, our Chief Executive Officer, and two independent directors, Stephen G. Muzzy and Alexander S. Vellandi. An “independent director” is a person who is not one of our officers or employees or an officer or employee of our advisor or its affiliates, has not otherwise been affiliated with such entities for the previous two years, and does not serve as a director of more than three REITs organized by or advised by our advisor. There are no family relationships among any of our directors or officers, or officers of our advisor. Each director who is not an independent director must have at least three years of relevant experience demonstrating the knowledge and experience required to successfully acquire and manage the type of assets being acquired by us. At least one of the independent directors must have at least three years of relevant real estate experience. There is no limit on the number of times a director may be elected to office.

During the discussion of a proposed transaction, independent directors may offer ideas for ways in which transactions may be structured to offer us the greatest value, and our management will take these suggestions into consideration when structuring transactions. Each director will serve until the next annual meeting of stockholders or until his or her successor has been duly elected and qualifies. Although the number of directors may be increased or decreased, a decrease will not have the effect of shortening the term of any incumbent director.

Any director may resign at any time and may be removed with or without cause by the stockholders upon the affirmative vote of at least a majority of all the votes entitled to be cast at a meeting properly called for the purpose of the proposed removal. The notice of the meeting will indicate that the purpose, or one of the purposes, of the meeting is to determine if the director shall be removed. Neither our advisor, any member of our board of directors, nor any of their affiliates may vote or consent on matters submitted to the stockholders regarding the removal of our advisor or any director. In determining the requisite percentage interest required to approve such a matter, any shares owned by such persons will not be included.

Any vacancy created by an increase in the number of directors or the death, resignation, removal, adjudicated incompetence, or other incapacity of a director may be filled only by a vote of a majority of the remaining directors. Independent directors shall nominate replacements for vacancies in the independent director positions. If at any time we have no directors in office, our stockholders shall elect successor directors. Each of our directors will be bound by our charter and our bylaws.

Our directors are not required to devote all of their time to our business and are only required to devote the time to our affairs as their duties require. Our directors meet quarterly, or more frequently if necessary. Our directors are not required to devote a substantial portion of their time to discharge their duties as our directors. Consequently, in the exercise of their responsibilities, our directors rely heavily on our advisor. Our directors have a fiduciary duty to our stockholders to supervise the relationship between us and our advisor. Our board of directors is empowered to fix the compensation of all officers that it selects and approve the payment of compensation to directors for services rendered to us in any other capacity.

Our board of directors has written policies on investments and borrowing, the terms of which are set forth in this prospectus. See “Investment Objectives, Strategy, and Related Policies.” Our directors may establish further written policies on investments and borrowings and will monitor our administrative procedures, investment operations, and performance to ensure that the policies are fulfilled and are in the best interest of our stockholders.

Our board of directors is also responsible for reviewing our fees and expenses on at least an annual basis and with sufficient frequency to determine that the expenses incurred are in the best interest of our stockholders. In addition, a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction must approve all transactions with our advisor or its affiliates. Our independent directors are also responsible for reviewing the performance of our advisor and determining, from time to time and at least annually, that the compensation to be paid to our advisor is reasonable in relation to the nature and quality of services performed and that the provisions of our advisory agreement are being carried out. Specifically, the independent directors will consider factors such as:

•	the amount of the fees paid to our advisor in relation to the size, composition, and performance of our investments;

•	the success of our advisor in generating appropriate investment opportunities;

•	rates charged to other REITs, especially REITs of similar structure, and other investments by advisors performing similar services;

•	additional revenues realized by our advisor and its affiliates through their relationship with us, whether we pay them or they are paid by others with whom we do business;

•	the quality and extent of service and advice furnished by our advisor and the performance of our investment portfolio; and

•	the quality of our portfolio relative to the investments generated by our advisor or its affiliates for its other clients.

If our independent directors determine that the performance of our advisor is unsatisfactory or that the compensation to be paid to our advisor is unreasonable, the independent directors may take such actions as they deem to be in the best interests of us and our stockholders under the circumstances, including potentially termination of the advisory agreement and retention of a new advisor. A majority of the independent directors must also approve any board action to which the following sections of the NASAA REIT Guidelines apply: II.A., II.C., II.F., II.G., IV.A., IV.B., IV.C., IV.D., IV.E., IV.F., IV.G., V.E., V.H., V.J., VI.A., VI.B.4, and VI.G.

Neither our advisor nor any of its affiliates will vote or consent to the voting of shares of our common stock they now own or hereafter acquire on matters submitted to the stockholders regarding either (1) the removal of our advisor, any non-independent director, or any of their respective affiliates, or (2) any transaction between us and our advisor, any non-independent director, or any of their respective affiliates.

Executive Officers and Directors

We have provided below certain information about our executive officers and directors.

Name	Age	Position(s)
H. Michael Schwartz	55	Chairman of the Board of Directors, Chief Executive Officer and President
Matt F. Lopez	44	Chief Financial Officer and Treasurer
Wayne Johnson	64	Chief Investment Officer

Name	Age	Position(s)
Nicholas M. Look	39	Secretary
Bliss Edwards	39	Executive Vice President – Canada
Stephen G. Muzzy	53	Independent Director
Alexander S. Vellandi	51	Independent Director

H. Michael Schwartz. Mr. Schwartz is the Chairman of our board of directors, our Chief Executive Officer, and our President. Mr. Schwartz has been an officer and director since our initial formation in October 2020. Mr. Schwartz is also the Chief Executive Officer of our advisor and sponsor. He also serves as Founder and Chief Executive Officer of SmartStop Asset Management, LLC, a private real estate company (“SAM”). Mr. Schwartz also serves as Chief Executive Officer and Chairman of the board of directors of SmartStop, a public non-traded self storage REIT and the ultimate parent entity of our sponsor, and Chief Executive Officer and Chairman of the board of directors of SSGT II, a private self storage REIT sponsored by our sponsor, and Strategic Student & Senior Housing Trust, Inc. (“SSSHT”), a public non-traded student and senior housing REIT sponsored by SAM. He previously served as Chief Executive Officer of SmartStop from January 2013 until June 2019. Previously, Mr. Schwartz served as Chief Executive Officer and Chairman of Strategic Storage Trust IV, Inc. (“SST IV”), a public non-traded self storage REIT, until such company’s merger with and into a wholly-owned subsidiary of SmartStop in March 2021 (the “SST IV Merger”), and Strategic Storage Growth Trust, Inc. (“SSGT”), a public non-traded self storage REIT, until such company’s merger with and into a wholly-owned subsidiary of SmartStop in January 2019 (the “SSGT Merger”). Mr. Schwartz served as Chief Executive Officer, President, and Chairman of SmartStop Self Storage, Inc. (“SmartStop Self Storage”) from August 2007 until the merger of SmartStop Self Storage with Extra Space Storage Inc. (“Extra Space”) in October 2015. Since February 2008, Mr. Schwartz has also served as Chief Executive Officer and President of Strategic Storage Holdings, LLC (“SSH”). Prior to this time, Mr. Schwartz held various roles in the real estate and financial services industries, which includes more than 30 years of real estate, securities and corporate financial management experience. Mr. Schwartz holds a B.S. in Business Administration with an emphasis in Finance from the University of Southern California.

Owing to his real estate investment and management experience, we believe that Mr. Schwartz possesses the knowledge and skills necessary to acquire and manage our assets, and we believe this experience supports his appointment to our board of directors.

Matt F. Lopez. Mr. Lopez is our Chief Financial Officer and Treasurer, positions he has held since our initial formation in October 2020. He also serves as Chief Financial Officer and Treasurer for SSGT II, positions he has held since July 2019. Previously, Mr. Lopez served as Chief Financial Officer and Treasurer of SST IV, positions he held until the SST IV Merger. From January 2017 until June 2019, he served as Chief Financial Officer and Treasurer of SmartStop. Previously, from October 2015 to January 2017, Mr. Lopez served as a Controller for SAM and, in such capacity, was assigned to the accounting, financial management, and SEC and regulatory reporting of SmartStop. From 2000 to 2014, Mr. Lopez was with PricewaterhouseCoopers LLP, holding various positions including audit senior manager from 2008 to 2014. In his 14 years in public accounting, Mr. Lopez had extensive experience in the real estate industry working with REITs, real estate investment funds, homebuilders and land development companies. He is a Certified Public Accountant, licensed in California, and a member of the American Institute of Certified Public Accountants. Mr. Lopez holds a B.A. degree from the University of California, Los Angeles.

Wayne Johnson. Mr. Johnson is our Chief Investment Officer, a position he has held since our initial formation in October 2020. Mr. Johnson also serves as President and Chief Investment Officer for our advisor, our sponsor, and SmartStop. He also serves as Chief Investment Officer of SSGT II since its formation. Previously, Mr. Johnson served as Chief Investment Officer of SST IV until the SST IV Merger and Chief Investment Officer of SSGT until the SSGT Merger. Mr. Johnson previously served as Chief Investment Officer of SAM from October 2015 until June 2019, and as Senior Vice President of SAM from January 2013 until January 2016. Mr. Johnson also served as Senior Vice President — Acquisitions for SmartStop Self Storage from

August 2007 until January 2015 when he was appointed Chief Investment Officer, and served in that role until the merger of SmartStop Self Storage with Extra Space in October 2015. Mr. Johnson also served as Senior Vice President — Acquisitions for SCH beginning in June 2006; as Senior Vice President — Acquisitions for SSGT from March 2013 until August 2015 when he was appointed Chief Investment Officer, a position he held until January 2019; and as Senior Vice President — Acquisitions for SmartStop from January 2013 until June 2015 when he was appointed Chief Investment Officer. Prior to joining SCH, Mr. Johnson was involved in all aspects of commercial development and leasing, including office, office warehouse, retail, and self storage facilities. During such time, Mr. Johnson had developed, managed, and operated 14 self storage facilities in excess of one million square feet. Mr. Johnson served on the board and is the past President of the Texas Self Storage Association (TSSA), which is the trade organization for self storage development, ownership, and management with approximately 3,800 members consisting of storage owners, developers, operators, and vendors throughout Texas. Mr. Johnson entered the commercial real estate business in 1979 after graduating from Southern Methodist University with a B.B.A. in Finance and Real Estate.

Nicholas M. Look. Mr. Look is our Secretary, a position he has held since our initial formation in October 2020. In addition, Mr. Look serves as General Counsel and Secretary of our advisor, positions he has held since October 2020, and has served as General Counsel and Secretary of SmartStop since June 2019. Mr. Look also serves as General Counsel and Secretary of our sponsor, positions he has held since July 2019. He is also the Secretary of SSGT II since July 2019. Previously, Mr. Look served as the Secretary of SST IV until the SST IV Merger and Secretary of SSGT until the SSGT Merger. From September 2017 to July 2019, Mr. Look served as Assistant Secretary of SSSHT. Mr. Look was previously Senior Corporate Counsel of SAM, a position he held from June 2017 until June 2019. Prior to that, Mr. Look worked with the law firms of K&L Gates LLP, from April 2014 to June 2017, and Latham & Watkins LLP, from October 2010 to April 2014, where he served as corporate counsel to a variety of public and private companies, and where his practice focused on securities matters, capital markets transactions, mergers and acquisitions and general corporate governance and compliance. Mr. Look holds a B.S. in Computer Science from the University of California, Irvine and a J.D. from the Pepperdine University School of Law. He is a member of the State Bar of California.

Bliss Edwards. Ms. Edwards is our Executive Vice President – Canada, a position she has held since February 2021. Ms. Edwards joined SmartStop as Managing Director – Canada in May 2019, and was promoted to Executive Vice President – Canada in January 2021, where she oversees all areas of Canadian property acquisitions and development. From October 2015 to May 2019, Ms. Edwards served as Senior Director of Development for Dymon Storage, a Canadian storage company. Prior to that, Ms. Edwards spent 10 years in land use planning approvals with various public and private organizations. Ms. Edwards holds an Honors Bachelor of Environmental Studies in Planning from the University of Waterloo and is a Registered Professional Planner.

Stephen G. Muzzy. Mr. Muzzy is one of our independent directors and is the chairman of our audit committee and a member of our nominating and corporate governance committee and compensation committee. Mr. Muzzy also serves as an independent director of SSSHT. Mr. Muzzy was also an independent director of SSGT until the SSGT Merger, and he was previously an independent director of SST IV. He has 20 years of experience in the commercial banking industry, including both real estate and construction lending for commercial, industrial, self storage, office and retail real estate properties. Mr. Muzzy is currently a Partner at MF Partners, an investment partnership focusing on commercial real estate, including multi-family industrial and retail, a position he has held since October 2012. Prior to MF Partners, Mr. Muzzy was a Senior Vice President at OneWest Bank from March 2012 to May 2014. Prior to OneWest Bank, Mr. Muzzy was a Senior Vice President and Senior Banker with JPMorgan Chase’s middle market banking group from January 2011 through March 2012, and a Vice President and Senior Relationship Manager with Wells Fargo’s commercial banking group from August 2007 through January 2011. From February 2006 through August 2007, Mr. Muzzy was a Vice President at Commerce National Bank. Mr. Muzzy began his banking career in 1994 with Wells Fargo, where he held various positions, including Vice President, Business Development Officer, Relationship Manager, and Store Manager. He is an active member of the community and currently serves as a director at the Hoag Hospital Foundation. He also previously served as a director of numerous other organizations, including Pretend City

Children’s Museum, Second Harvest Food Bank, Team Kids, The Mission Hospital Foundation and Casa Teresa. Mr. Muzzy graduated with a B.A. in Social Ecology from the University of California, Irvine, and has an MBA from Pepperdine University.

We believe that Mr. Muzzy’s varied background in numerous real estate, banking and financial positions supports his appointment to our board of directors.

Alexander S. Vellandi. Mr. Vellandi is one of our independent directors and is the chairman of our nominating and corporate governance committee and our compensation committee and a member of our audit committee. Previously, Mr. Vellandi served as an independent director of SST IV until the SST IV Merger. He has over 20 years of experience in commercial real estate and finance. Mr. Vellandi is currently General Counsel of Money360, Inc., a commercial real estate lender, responsible for all legal aspects of its corporate and business operations, a position he has held since March 2016. Since 2002, he has also owned a residential real estate brokerage firm, Orange County Property Company. Prior to Money360, Inc., Mr. Vellandi was in-house legal counsel to Sabal Financial Group, LP. from November 2011 through March 2016. Mr. Vellandi was a solo practitioner from 2004 to 2011 and was Associate General Counsel of Triple Net Properties, LLC from 2003 to 2004. He has also served as an attorney with two law firms in California, Allen, Matkins, Leck, Gamble & Mallory LLP from 2000 to 2002, which is a California-based law firm specializing in real estate, litigation, labor, tax and business law, and Sheppard, Mullin, Richter & Hampton LLP from 1998 to 2000, which is a global 100 firm handling corporate and technology matters, litigation and financial transactions. In private practice, he has represented large corporations, developers, landlords, tenants, real property purchasers, borrowers and secured lenders on a wide range of real estate related transactions in various states. Mr. Vellandi graduated with his Bachelor of Arts from the University of California at Irvine and his Juris Doctorate from UCLA School of Law. Prior to entering law school, he served as an appointee of former California Governor Pete Wilson from 1995 through 1996. He is a member of the State Bar of California, is a licensed real estate broker and serves in a leadership capacity for various charities and professional organizations.

We believe that Mr.  Vellandi’s extensive business background in commercial real estate and banking supports his appointment to our board of directors.

Committees of the Board of Directors

Our entire board of directors considers all major decisions concerning our business, including any property acquisitions. However, our bylaws provide that our board of directors may establish such committees as the board of directors believes appropriate. The board of directors appoints the members of the committee in the board of directors’ discretion. Our charter requires that a majority of the members of each committee of our board of directors be comprised of independent directors.

Audit Committee

Our audit committee is comprised of Stephen G. Muzzy and Alexander S. Vellandi, both independent directors. Mr. Muzzy currently serves as chairman of the audit committee. We do not have an “audit committee financial expert,” as such term is defined by SEC rules; however, our board of directors believes that each member of the audit committee has sufficient knowledge in financial and auditing matters to serve on the audit committee and Mr. Muzzy has sufficient knowledge to serve as the chairman of the audit committee due to his more than 20 years of experience in the commercial banking industry, his experience as the chairman of the audit committee of SSSHT and his previous experience as chairman of the audit committee of SSGT until the SSGT Merger. The audit committee operates pursuant to a written charter adopted by our board of directors. The charter for the audit committee sets forth its specific functions and responsibilities. The primary responsibilities of the audit committee include:

•	selecting an independent registered public accounting firm to audit our annual financial statements;

•	reviewing with the independent registered public accounting firm the plans and results of the audit engagement;

•	approving the audit and non-audit services provided by the independent registered public accounting firm;

•	reviewing the independence of the independent registered public accounting firm; and

•	considering the range of audit and non-audit fees and reviewing the adequacy of our internal accounting controls.

Compensation Committee

Our compensation committee is comprised of Stephen G. Muzzy and Alexander S. Vellandi, both independent directors. Mr. Vellandi currently serves as chairman of the compensation committee. The compensation committee has concluded that, because it will only need to address issues related to director compensation while we are externally managed, a charter is not necessary at the present time. The compensation committee will periodically review the need for a charter and, if adopted, will disclose a copy of such charter to our stockholders pursuant to SEC rules. The primary responsibilities of the compensation committee include:

•	reviewing and approving our corporate goals with respect to compensation of officers and directors, if applicable;

•	recommending to the board compensation for all non-employee directors, including board and committee retainers, meeting fees, and other equity-based compensation;

•	administering and granting stock options to our advisor, employees of our advisor, and affiliates based upon recommendations from our advisor; and

•	setting the terms and conditions of such options in accordance with our Employee and Director Long-Term Incentive Plan, which we describe further below.

We currently do not intend to hire any employees. Our compensation committee has authority to amend the Employee and Director Long-Term Incentive Plan or create other incentive compensation and equity-based plans. We have not previously paid any of our executive officers, all of whom are employees of our advisor, and currently do not intend to pay our executive officers in the near future. However, we have and we may continue to reimburse our advisor for compensation of our executive officers allocable to their time devoted to providing management services to us. As a result, we do not have, and the compensation committee has not considered, a compensation policy or program for our executive officers. If we determine to compensate our executive officers directly in the future, the compensation committee will review all forms of compensation and approve all equity based awards.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee is comprised of Stephen G. Muzzy and Alexander S. Vellandi, both independent directors. Mr. Vellandi currently serves as chairman of the nominating and corporate governance committee. The nominating and corporate governance committee operates pursuant to a written charter adopted by our board of directors. The charter for the nominating and corporate governance committee sets forth its specific functions and responsibilities. The primary responsibilities of the nominating and corporate governance committee include:

•	developing and implementing the process necessary to identify prospective members of our board of directors;

•

identifying individuals qualified to serve on our board of directors, consistent with criteria approved by our board of directors, and recommending that our board of directors select a slate of director nominees for election by our stockholders at the annual meeting of our stockholders;

•	determining the advisability of retaining any search firm or consultant to assist in the identification and evaluation of candidates for membership on our board of directors;

•	overseeing an annual evaluation of our board of directors, each of the committees of our board of directors and management;

•	developing and recommending to our board of directors a set of corporate governance principles and policies;

•	periodically reviewing our corporate governance principles and policies and suggesting improvements thereto to our board of directors; and

•

considering and acting on any conflicts-related matter required by our charter or otherwise permitted by the Maryland General Corporation Law (“MGCL”) where the exercise of independent judgment by any of our directors (who is not an independent director) could reasonably be compromised, including approval of any transaction involving our advisor or its affiliates.

Compensation of Directors

We pay each of our independent directors a retainer of $30,000 per year plus $1,000 for each board or board committee meeting the director attends in person ($2,000 for attendance by the chairperson of the audit committee at each meeting of the audit committee and $1,500 for attendance by the chairperson of any other committee at each committee meeting in which they are a chairperson) and $1,000 for each regularly-scheduled meeting the director attends by telephone ($250 for special board meetings conducted by telephone). In the event there are multiple meetings of the board and one or more committees in a single day, the fees are limited to $2,000 per day ($2,500 for the chairperson of the audit committee if there is a meeting of such committee). In addition, we have reserved 10,000,000 shares of common stock for issuance under our Employee and Director Long-Term Incentive Plan (described below), including restricted stock and stock options that may be granted to our independent directors.

Each of our independent directors are awarded 2,500 shares of restricted stock upon their initial appointment or election to the board of directors, which shares vest ratably over a period of four years from the date of issuance (the “Initial Restricted Stock Awards”); provided, however, that we intend to award Initial Restricted Stock Awards to our current independent directors for their initial appointment at our first annual meeting. In addition, each of our independent directors will receive 1,250 shares of restricted stock upon their re-election to our board of directors, which vest ratably over a period of four years from the date of re-election (the “Annual Restricted Stock Awards”). Both the Initial Restricted Stock Awards and the Annual Restricted Stock Awards are subject to a number of other conditions set forth in such awards.

Notwithstanding the vesting periods described in the previous paragraph, the restricted stock shall become fully vested if the independent director provides continuous services to us or an affiliate through the effective date of a change in control event. Each independent director will be entitled to receive distributions on any vested shares of restricted stock held, with distributions on any shares of restricted stock that have not vested being retained by us until such shares have vested, at which time the relevant distributions will be transferred to the independent director without interest thereon. No vesting credit will be given for a partial year of service, and any portion of the restricted stock that has not vested before or at the time an independent director ceases service as a director shall be forfeited.

Other than existing restricted stock awards, we have no agreements or arrangements in place with any directors to award any equity-based compensation. We may not award any equity-based compensation at any time when the relevant issuance of shares, when combined with those shares issued or issuable to our advisor, directors, officers, or any of their affiliates, would exceed 10% of our outstanding shares.

All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors. If a director is also an employee of our advisor or its affiliates, we do not pay compensation for services rendered as a director.

Employee and Director Long-Term Incentive Plan

Our Employee and Director Long-Term Incentive Plan will:

•	provide incentives to individuals who are granted stock awards because of their ability to improve our operations and increase profits;

•	encourage selected persons to accept or continue employment with us or with our advisor or its affiliates that we deem important to our long-term success; and

•	increase the interest of directors in our success through their participation in the growth in value of our stock.

Our incentive plan will be administered by our compensation committee. Our incentive plan provides for the grant of awards to employees, directors, consultants or any other persons approved by our compensation committee. Awards granted under our incentive plan may consist of restricted stock, nonqualified stock options, incentive stock options, stock appreciation rights, and dividend equivalent rights, and other equity-based awards.

The total number of shares of our common stock (or common stock equivalents) reserved for issuance under our incentive plan is equal to 10% of our outstanding shares of stock at any time, but not to exceed 10,000,000 shares. At this time, we have no plans to issue any awards under our incentive plan, except for the granting of restricted stock or stock options to our independent directors as described in “Officer and Director Compensation” immediately above.

The term of our incentive plan is 10 years. Upon our earlier dissolution or liquidation, upon our reorganization, merger, or consolidation with one or more corporations as a result of which we are not the surviving corporation, or upon sale of all or substantially all of our properties, our incentive plan will terminate, and provisions will be made for the assumption by the successor corporation of the awards granted or the replacement of the awards with similar awards with respect to the stock of the successor corporation, with appropriate adjustments as to the number and kind of shares and exercise prices. Alternatively, rather than providing for the assumption of awards, the compensation committee may either (1) shorten the period during which awards are exercisable, or (2) cancel an award upon payment to the participant of an amount in cash that the compensation committee determines is equivalent to the amount of the fair market value of the consideration that the participant would have received if the participant exercised the award immediately prior to the effective time of the transaction.

Our compensation committee will set the term of the options in its discretion, but no option will have a term greater than 10 years. The compensation committee will set the period during which the right to exercise an option vests. No option issued may be exercised, however, if such exercise would jeopardize our ability to qualify or maintain our status as a REIT under the Code. In addition, no option may be sold, pledged, assigned, or transferred by an option holder in any manner other than by will or the laws of descent or distribution.

In the event that any distribution, recapitalization, stock split, reorganization, merger, liquidation, dissolution or sale, transfer, exchange, or other disposition of all or substantially all of our assets, or other similar corporate transaction or event, affects the stock such that our compensation committee determines an adjustment to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under our incentive plan or with respect to an option, then the compensation committee shall, in such manner as it may deem equitable, adjust the number and kind of shares or the exercise price with respect to any option.

Restricted Stock

Restricted stock entitles the recipient to an award of common stock that is subject to restrictions on transferability and such other restrictions, if any, as our compensation committee may impose at the date of grant.

Grants of restricted stock will be subject to vesting schedules as determined by our compensation committee. The restrictions may lapse separately or in combination at such times and under such circumstances as our compensation committee may determine, including, without limitation, a specified period of employment or other service or the satisfaction of pre-established criteria. Except to the extent restricted under the award agreement relating to the restricted stock, a participant granted restricted stock has all of the rights of a stockholder, including, without limitation, the right to vote and the right to receive distributions on the restricted stock. Although distributions are paid on all restricted stock, whether vested or not, at the same rate and on the same date as our shares of common stock, we intend to require that such distributions on any shares of restricted stock that have not vested be retained by us until such shares have vested, at which time the relevant distributions will be transferred without interest thereon. Holders of restricted stock are prohibited from selling such shares until the restrictions applicable to such shares have lapsed.

Options

Options entitle the holder to purchase shares of our common stock during a specified period and for a specified exercise price. We may grant options under our incentive plan that are intended to qualify as incentive stock options within the meaning of Section 422 of the Code (incentive stock options) or options that are not incentive stock options (nonqualified stock options). Incentive stock options and nonqualified stock options will generally have an exercise price that is not less than 100% of the fair market value of the common stock underlying the option on the date of grant and will expire, with certain exceptions, 10 years after the grant date. To date, we have not issued any options.

Stock Appreciation Rights

Stock appreciation rights entitle the recipient to receive from us, at the time of exercise, an amount in cash (or in some cases, shares of common stock) equal to the amount by which the fair market value of the common stock underlying the stock appreciation right on the date of exercise exceeds the price specified at the time of grant, which cannot be less than the fair market value of the common stock on the grant date. To date, we have not issued any stock appreciation rights.

Distribution Equivalent Rights

Distribution equivalent rights entitle the recipient to receive, for a specified period, a payment equal to the periodic distribution declared and made by us on one share of common stock. Distribution equivalent rights are forfeited to us upon the termination of the recipient’s employment or other relationship with us. Distribution equivalent rights will not reduce the number of shares of common stock available for issuance under our incentive plan. To date, we have not issued any distribution equivalent rights.

Other Equity-Based Awards

Other equity-based awards include any award other than restricted stock, options, stock appreciation rights, or distribution equivalent rights which, subject to such terms and conditions as may be prescribed by our compensation committee, entitles a participant to receive shares of our common stock or rights or units valued in whole or in part by reference to, or otherwise based on, shares of common stock or dividends on shares of common stock. Other equity-based awards covering our operating partnership units that are convertible (directly or indirectly) into our common stock shall reduce the maximum aggregate number of shares of common stock that may be issued under our incentive plan on a one-for-one basis (i.e., each such unit shall be treated as an award of common stock). Awards settled in cash will not reduce the maximum aggregate number of shares of common stock that may be issued under our incentive plan.

Compliance with Section 409A

As part of our strategy for compensating our independent directors, we intend to issue restricted stock and/or options to purchase our common stock in our Employee and Director Long-Term Incentive Plan, which is described above.

In general, equity and equity-based awards granted to employees, directors, or other service providers of a company may be subject to the new rules governing deferred compensation under Section 409A of the Code. Awards that are subject to Section 409A must meet certain requirements regarding the timing and form of distributions or payments, the timing of elections to defer compensation, restrictions on the ability to change elections as to timing and form of distributions or elections to defer, and prohibitions on acceleration or deferral of distributions or payments, as well as certain other requirements. Violations of Section 409A’s requirements can result in additional income, additional taxes, and penalties being imposed on the employee, director, or other service provider who receives an equity award. If the affected individual is our employee, we would be required to withhold federal income taxes on this amount.

We intend that the awards we issue under the plan will either be exempt from or comply with Section 409A’s requirements. Options and stock appreciation rights granted under the plan are intended to be exempt from Section 409A because they are required to be granted with an exercise or base price that is equal to fair market value on the date of grant and they are denominated in our common stock. If, however, an option, or stock appreciation right is granted in connection with a distribution equivalent right or other equity-based award, it may lose its exemption and become subject to Section 409A. Distribution equivalent rights and other equity-based awards will generally be subject to Section 409A, unless they are structured to fit within a specific exemption from Section 409A.

Limited Liability and Indemnification of Directors, Officers, Employees, and Other Agents

We are permitted to limit the liability of our directors, officers, and other agents, and to indemnify them, only to the extent permitted by Maryland law and the NASAA REIT Guidelines.

Maryland law permits us to include in our charter a provision limiting the liability of our directors and officers to our stockholders and us for money damages, except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property, or services, or (2) active and deliberate dishonesty established by a final judgment and that is material to the cause of action.

The MGCL requires us (unless our charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he is made a party by reason of his service in that capacity. The MGCL allows directors and officers to be indemnified against judgments, penalties, fines, settlements, and expenses actually incurred in a proceeding unless the following can be established:

•	an act or omission of the director or officer was material to the cause of action adjudicated in the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property, or services;

•	with respect to any criminal proceeding, the director or officer had reasonable cause to believe his act or omission was unlawful; or

•

in a proceeding by us or on our behalf, the director or officer was adjudged to be liable to us (although a court may also order indemnification for expenses relating to an adverse judgment in a suit by or in the right of the corporation or a judgment of liability on the basis that a personal benefit was improperly received).

Our charter provides that we will indemnify and hold harmless a director, an officer, an employee, an agent, our advisor, or an affiliate against any and all losses or liabilities reasonably incurred by such party in connection with or by reason of any act or omission performed or omitted to be performed on our behalf in such capacity. This provision does not reduce the exposure of directors and officers to liability under federal or state securities laws, nor does it limit our stockholders’ ability to obtain injunctive relief or other equitable remedies for a violation of a director’s or an officer’s duties to us, although the equitable remedies may not be an effective remedy in some circumstances. We have obtained director and officer liability insurance that covers all or a portion of the losses and liabilities, if any, which may arise from such events.

In addition to the above provisions of the MGCL, and as set forth in the NASAA REIT Guidelines, our charter further limits our ability to indemnify and hold harmless our directors, officers, employees, agents, advisor, and affiliates for losses arising from our operation by requiring that the following additional conditions be met:

•	our directors, officers, employees, agents, advisor, or affiliates have determined, in good faith, that the course of conduct that caused the loss or liability was in our best interests;

•	our directors, officers, employees, agents, advisor, or affiliates were acting on our behalf or performing services for us;

•	in the case of our non-independent directors, or our advisor or affiliates, the liability or loss was not the result of negligence or misconduct by the party seeking indemnification;

•	in the case of our independent directors, the liability or loss was not the result of gross negligence or willful misconduct by the party seeking indemnification; and

•	the indemnification or agreement to hold harmless is recoverable only out of our net assets and not from our stockholders.

We have agreed to indemnify and hold harmless our advisor and its affiliates performing services for us from specific claims and liabilities arising out of the performance of their obligations under the advisory agreement. As a result, our stockholders and we may be entitled to a more limited right of action than they and we would otherwise have if these indemnification rights were not included in the advisory agreement.

The general effect to investors of any arrangement under which any of our controlling persons, directors, or officers are insured or indemnified against liability is a potential reduction in distributions resulting from our payment of premiums associated with insurance. In addition, indemnification could reduce the legal remedies available to our stockholders and us against the officers and directors.

The SEC takes the position that indemnification against liabilities arising under the Securities Act, is against public policy and unenforceable. Indemnification of our directors, officers, employees, agents, advisor, or affiliates and any persons acting as a broker-dealer will not be allowed for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

•	there has been a successful adjudication on the merits of each count involving alleged securities law violations;

•	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

•

a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which our securities were offered as to indemnification for violations of securities laws.

Our charter provides that the advancement of our funds to our directors, officers, employees, agents, advisor, or affiliates for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought is permissible only if all of the following conditions are satisfied: (1) the legal action relates to acts or omissions with respect to the performance of duties or services on our behalf; (2) our directors, officers, employees, agents, advisor, or affiliates provide us with written affirmation of their good faith belief that they have met the standard of conduct necessary for indemnification; (3) the legal action is initiated by a third party who is not a stockholder or, if the legal action is initiated by a stockholder acting in his or her capacity as such, a court of competent jurisdiction specifically approves such advancement; and (4) our directors, officers, employees, agents, advisor, or affiliates agree in writing to repay the advanced funds to us together with the applicable legal rate of interest thereon, in cases in which such persons are found not to be entitled to indemnification.

Indemnification will be allowed for settlements and related expenses of lawsuits alleging securities laws violations and for expenses incurred in successfully defending any lawsuits, provided that a court either:

•	approves the settlement and finds that indemnification of the settlement and related costs should be made; or

•

dismisses the lawsuit with prejudice or there is a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and a court approves the indemnification.

Our Advisor

Our advisor is Strategic Storage Advisor VI, LLC. Our sponsor owns 90% of the economic interests (and 100% of the voting membership interests) of our advisor. An affiliate of our dealer manager owns a 10% non-voting economic interest in our advisor. Some of our officers and directors are also officers of our advisor. Our advisor has contractual responsibility to us and our stockholders pursuant to the advisory agreement.

The officers and key personnel of our advisor are as follows:

Name	Age	Position(s)
H. Michael Schwartz	55	Chief Executive Officer
Wayne Johnson	64	President and Chief Investment Officer
James R. Barry	33	Chief Financial Officer and Treasurer
Michael O. Terjung	45	Chief Accounting Officer
Nicholas M. Look	39	General Counsel and Secretary
Joe Robinson	48	Chief Operations Officer
Gerald Valle	53	Senior Vice President, Self Storage Operations

The backgrounds of Messrs. Schwartz, Johnson and Look are described in the “Management — Executive Officers and Directors” section of this prospectus. The backgrounds of Messrs. Barry, Terjung, Robinson and Valle are described below.

James R. Barry. Mr. Barry is the Chief Financial Officer and Treasurer of our advisor, positions he has held since October 2020. Mr. Barry also serves as the Chief Financial Officer and Treasurer of our property manager and our sponsor, positions has held since October 2020 and July 2019, respectively, and as the Chief Financial Officer and Treasurer of SmartStop, positions he has held since June 2019. Mr. Barry is also a director of SSGT II, a position he has held since March 2021. Mr. Barry served as the Senior Vice President — Finance of SmartStop from August 2018 to June 2019. Prior to that, Mr. Barry served in various positions for SAM, including Senior Vice President — Finance from August 2018 to July 2019 and Director of Finance from October 2015 to August 2018. From 2012 to 2015, Mr. Barry held the title of Financial Analyst, and was highly involved in the negotiations, calculations, and communications for the merger of SmartStop Self Storage, Inc. with Extra Space in October 2015. From 2009 to 2012, Mr. Barry served as a Corporate Accountant and Senior Financial Analyst at Thompson National Properties, LLC, a sponsor of commercial real estate offerings. From 2007 to 2009, Mr. Barry worked in various accounting functions at Grubb & Ellis Co. Mr. Barry holds a B.S. in

Business Administration with an emphasis in Finance from California State University, Fullerton, and a Master of Business Administration with an emphasis in Finance from Chapman University, where he graduated with honors.

Michael O. Terjung. Mr. Terjung is the Chief Accounting Officer of our advisor, a position he has held since October 2020. Mr. Terjung also serves as the Chief Accounting Officer of our property manager and our sponsor, positions he has held since October 2020 and July 2019, respectively, and as the Chief Accounting Officer of SmartStop, a position he has held since June 2019. From January 2017 until December 2019, Mr. Terjung served as the Chief Financial Officer and Treasurer of SSSHT. Mr. Terjung was also the Chief Financial Officer and Treasurer of SSGT until the SSGT Merger. Mr. Terjung was Chief Financial Officer and Treasurer of SSGT II from July 2018 until June 2019. Mr. Terjung has served as the Chief Financial Officer and Treasurer of SAM since January 2017. Previously, from October 2015 to January 2017, Mr. Terjung served as a Controller for SAM. He also served as the Controller of SmartStop Self Storage from September 2014 until its merger with Extra Space on October 1, 2015 and served as a Controller of SSH assigned to SmartStop Self Storage from September 2009 to September 2014. From July 2004 to September 2009, Mr. Terjung held various positions with NYSE listed Fleetwood Enterprises, Inc., including Corporate Controller responsible for financial reporting and corporate accounting. Mr. Terjung gained public accounting and auditing experience while employed with PricewaterhouseCoopers LLP and Arthur Andersen LLP from September 2000 to July 2004, where he worked on the audits of a variety of both public and private entities, registration statements and public offerings. Mr. Terjung is a Certified Public Accountant, licensed in California, and graduated cum laude with a B.S.B.A. degree from California State University, Fullerton.

Joseph H. Robinson. Mr. Robinson is the Chief Operations Officer of our advisor, a position he has held since October 2020. Mr. Robinson also serves as the Chief Operations Officer of our property manager and our sponsor, positions he has held since October 2020 and October 2019, respectively, and as the Chief Operations Officer of SmartStop, a position he has held since October 2019. Prior to joining SmartStop, Mr. Robinson served as Chief Marketing Officer and Executive Vice President of Simply Self Storage Management LLC from April 2016 until September 2019. At Simply, Mr. Robinson led various functions including all marketing, pricing, information technology, and training. From 2010 to 2016, Mr. Robinson served in several pricing and marketing capacities at Extra Space Storage, Inc. Most recently, he was Vice President, Marketing where he led revenue management, data analytics, and the call center. Prior to that, Mr. Robinson served as Director of Revenue Management, where he led the development of multiple industry first centralized pricing models for self storage. Mr. Robinson is a respected authority on Revenue Management in the self storage industry. He has delivered multiple speaking engagements on pricing and has had multiple articles distributed in several industry trade publications. Mr. Robinson holds a B.S. in Computer Science with a Business Minor from Brigham Young University, and a Master of Business Administration from Rice University.

Gerald Valle. Mr. Valle is Senior Vice President, Self Storage Operations of our advisor, a position he has held since October 2020. Mr. Valle also serves as Senior Vice President, Self Storage Operations of our property manager and our sponsor, positions he has held since October 2020 and July 2019, respectively, and as Senior Vice President, Self Storage Operations of SmartStop, a position he has held since June 2019. Mr. Valle also served as Senior Vice President — Operations at SAM from June 2018 to July 2019, and served as Vice President of Operations at SAM from joining SAM in 2017 to June 2018. Prior to joining SAM in 2017, Mr. Valle served as VP of Operations with The William Warren Group from 2012 to 2017. From 2003 to 2012, Mr. Valle held various positions with Extra Space, including nine years as Divisional VP of Operations and VP of Sales Center, where he was instrumental in the creation of that company’s 100-agent sales center. Mr. Valle also worked for 15 years at Public Storage where he held multiple roles ranging from District Manager to Regional VP of Operations.

The Advisory Agreement

We rely on our advisor to manage our day-to-day activities and to implement our investment strategy. Our sponsor is the managing member and owns 90% of the economic interests and 100% of the voting interests in our advisor, and the remaining 10% of the economic interests are owned by an affiliate of our dealer manager. Many of the services performed by our advisor in managing our day-to-day activities are summarized below. This summary is provided to illustrate the material functions that our advisor performs for us as our advisor, and it is not intended to include all of the services that may be provided to us by third parties. Under the terms of the advisory agreement, our advisor undertakes to use its commercially reasonable best efforts to present to us investment opportunities consistent with our investment policies and objectives as adopted by our board of directors. In its performance of this undertaking, our advisor, either directly or indirectly by engaging an affiliate, shall, among other duties and subject to the authority of our board of directors:

•	find, evaluate, present, and recommend to us investment opportunities consistent with our investment policies and objectives;

•	serve as our investment and financial advisor and provide research and economic and statistical data in connection with our assets and our investment policies;

•	acquire properties and make investments on our behalf in compliance with our investment objectives and policies;

•	structure and negotiate the terms and conditions of our real estate acquisitions, sales, or joint ventures;

•	review and analyze each property’s operating and capital budget;

•	arrange, structure, and negotiate financing and refinancing of properties;

•	perform all operational functions for the maintenance and administration of our assets, including the servicing of mortgages;

•	consult with our officers and board of directors and assist the board of directors in formulating and implementing our financial policies;

•

prepare and review on our behalf, with the participation of one designated principal executive officer and principal financial officer, all reports and returns required by the SEC, IRS, and other state or federal governmental agencies;

•	provide the daily management and perform and supervise the various administrative functions reasonably necessary for our management and operations; and

•	investigate, select, and, on our behalf, engage and conduct business with such third parties as our advisor deems necessary to the proper performance of its obligations under the advisory agreement.

The term of the advisory agreement is one year and may be renewed for an unlimited number of successive one-year periods. However, a majority of our independent directors must approve the advisory agreement annually prior to any renewal, and the criteria for such renewal shall be set forth in the applicable meeting minutes. The independent directors will determine at least annually that our total fees and expenses are reasonable in light of our investment performance, our net income, and the fees and expenses of other comparable unaffiliated REITs. Each such determination shall be reflected in the applicable meeting minutes. Additionally, either party may terminate the advisory agreement without cause or penalty upon 60 days’ written notice, or upon 30 days’ written notice in the event that the other party materially breaches the advisory agreement. Upon such a termination of the advisory agreement, unless such termination is made by us because of a material breach of the advisory agreement by our advisor as a result of willful or intentional misconduct or bad faith on behalf of our advisor, our operating partnership will be required to make substantial distributions in the form of a distribution due upon termination. See the “Management Compensation” section of this prospectus for a detailed discussion of the distribution due upon termination of the advisory agreement. Further, we may terminate the advisory agreement immediately upon the occurrence of various bankruptcy-related events involving the advisor. If we elect to terminate the advisory agreement, we will be required to obtain the approval of a majority of our independent directors. In the event of the termination of our advisory agreement, our advisor will be required to cooperate with us and take all reasonable steps requested by us to assist our board of directors in making an orderly transition of the advisory function.

Our advisor and its officers, employees, and affiliates engage in other business ventures and, as a result, their resources are not dedicated exclusively to our business. However, pursuant to the advisory agreement, our advisor is required to devote sufficient resources to our administration to discharge its obligations. Our advisor has the right to assign the advisory agreement to an affiliate subject to approval by our independent directors. We have the right to assign the advisory agreement to any successor to all of our assets, rights, and obligations. Our board of directors shall determine whether any successor advisor possesses sufficient qualifications to perform the advisory function for us and whether the compensation provided for in its advisory agreement with us is justified. Our independent directors will base their determination on the general facts and circumstances that they deem applicable, including the overall experience and specific industry experience of the successor advisor and its management. Other factors that will be considered are the compensation to be paid to the successor advisor and any potential conflicts of interest that may occur.

For a detailed discussion of the fees payable to our advisor under the advisory agreement, see the “Management Compensation” section of this prospectus. We also describe in that section our obligation to reimburse our advisor for organization and offering expenses, administrative and management services, and payments made by our advisor to third parties in connection with potential acquisitions. We may reimburse our advisor and its affiliates for expenses, including, but not limited to:

•	acquisition fees and expenses incurred by our advisor or its affiliates or those payable to unaffiliated persons incurred in connection with the selection and acquisition of properties;

•	actual out-of-pocket cost of goods and services we use and obtain from entities not affiliated with our advisor in connection with the purchase, operation, and sale of assets;

•	interest and other costs for borrowed money, including discounts, points, and other similar fees;

•	taxes and assessments on income or property and taxes as an expense of doing business;

•

costs associated with insurance required in connection with our business (such as title insurance, property and general liability coverage, including customer goods legal liability coverage, or insurance covering losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution, or environmental matters) or by our board of directors (such as director and officer liability coverage);

•	expenses of managing and operating properties we own;

•	all expenses in connection with payments to our directors and meetings of our directors and our stockholders;

•	expenses connected with payments of distributions;

•	expenses of organizing, converting, modifying, merging, liquidating, or dissolving us or of amending our charter or our bylaws;

•	expenses of maintaining communications with our stockholders;

•

administrative service expenses, including all direct and indirect costs and expenses incurred by our advisor in fulfilling its duties to us including certain personnel costs such as reasonable wages and salaries and other employee-related expenses of all employees of our advisor or its affiliates, including our named executive officers, who are directly engaged in our operation, management, administration, and marketing, including taxes, insurance and benefits relating to such employees, and legal, travel and other out-of-pocket expenses which are directly related to their services provided by our advisor pursuant to the advisory agreement; provided, however, no reimbursement shall be made to the extent such personnel perform services in transactions for which the advisor receives the acquisition fee or disposition fee;

•

audit, accounting, and legal fees, and other fees for professional services relating to our operations and all such fees incurred at the request, or on behalf of, our independent directors or any committee of our board of directors;

•	out-of-pocket costs for us to comply with all applicable laws, regulations, and ordinances; and

•	all other out-of-pocket costs necessary for our operation and our assets incurred by our advisor in performing its duties on our behalf.

Trademark Sub-License Agreement

Under a separate trademark sub-license agreement, our advisor has granted us a non-transferable, non-sublicenseable, non-exclusive, royalty-free right and license to use the trade name “Strategic Storage Trust VI” as well as certain registered trademarks, such as “SmartStop® Self Storage,” and trademark applications for registration (collectively, the “Marks”) solely in connection with our business until the later of (a) a change of control event (as defined in the trademark sub-license agreement), (b) termination of the trademark license agreement between an affiliate of our sponsor and our advisor, or (c) termination of our advisory agreement, under certain circumstances, or if we declare bankruptcy or file for dissolution or reorganization. All of our properties use the “SmartStop® Self Storage” brand. An affiliate of our sponsor may, at its option, upon 30 days’ written notice to us, terminate the license granted if we or our subsidiaries fail to comply with the requirements relating to the Marks under the trademark sub-license agreement. In addition, we, an affiliate of our sponsor, or our advisor may terminate the trademark sub-license agreement with 60 days’ notice prior to the expiration of the then-current term. The result of this temporary license is that upon the expiration of our temporary license, including any potential renewals or extensions of such license to use the trade name “Strategic Storage Trust VI”, or any of the other Marks, such as SmartStop® Self Storage,” we will be required to change our name and re-brand our properties, if necessary, and would lose any value, or perceived value, associated with the use of such trade name.

Transfer Agent Agreement

Pursuant to our transfer agent agreement, which was approved by our independent directors, our transfer agent provides transfer agent and registrar services to us. These services are substantially similar to what a third party transfer agent would provide in the ordinary course of performing its functions as a transfer agent, including, but not limited to: providing customer service to our stockholders, processing the distributions and any servicing fees with respect to our shares and issuing regular reports to our stockholders. Our transfer agent may retain and supervise third party vendors in its efforts to administer certain services. Our transfer agent also conducts transfer agent and registrar services for a non-traded REIT sponsored by an affiliate of our sponsor, as well as SSGT II.

The initial term of the transfer agent agreement is three years, which term will be automatically renewed for one year successive terms, but either party may terminate the transfer agent agreement upon 90 days’ prior written notice. In the event that we terminate the transfer agent agreement, other than for cause, we will pay our transfer agent all amounts that would have otherwise accrued during the remaining term of the transfer agent agreement; provided, however, that when calculating the remaining months in the term for such purposes, such term is deemed to be a 12 month period starting from the date of the most recent annual anniversary date.

We paid our transfer agent a one-time setup fee, and pay our transfer agent other ongoing fees and reimbursements. For a detailed discussion of such fees and reimbursements, see the “Management Compensation” section of this prospectus.

Dealer Manager Agreement

Pacific Oak Capital Markets, LLC, a Delaware limited liability company, serves as our dealer manager. Pacific Oak Capital Markets, LLC was formed in March 2020 and became approved as a member of FINRA in November 2020.

We entered into a dealer manager agreement with our dealer manager whereby our dealer manager provides us wholesaling, sales promotional, and marketing services in connection with this offering. Specifically, our dealer manager will ensure compliance with SEC rules and regulations and FINRA rules relating to the sale process and participating broker-dealer relationships, assist in the assembling of prospectus kits, assist in the due diligence process, and ensure proper handling of investment proceeds. Our dealer manager is not involved with our offering of the distribution reinvestment plan. See the “Management Compensation” and “Plan of Distribution” sections of this prospectus. An affiliate of our dealer manager owns a 10% non-voting economic interest in our advisor.

Affiliated Companies

Our Sponsor

Our sponsor, SmartStop REIT Advisors, LLC, is an indirect subsidiary of SmartStop. SmartStop is a self-managed REIT with a fully integrated operations team of approximately 420 self storage professionals focused on growing the SmartStop® Self Storage brand. SmartStop, through our sponsor, also sponsors other self storage programs. SmartStop is one of the largest self storage companies in North America, with an owned and managed portfolio of 163 properties in 19 states and Ontario, Canada comprising approximately 111,000 units and 12.6 million rentable square feet. SmartStop and its affiliates own or manage 19 operating self storage properties in the Greater Toronto Area, which total approximately 16,200 units and 1.7 million rentable square feet. Additional information regarding SmartStop is available at www.smartstopselfstorage.com.

In addition to being the owner of our sponsor, SmartStop is the owner of our property manager and owns 100% of the voting membership interests in our advisor. Messrs. Schwartz, Johnson and Look are executive officers of our sponsor. The backgrounds of Messrs. Schwartz, Johnson and Look are described in the “Management — Executive Officers and Directors” section of this prospectus.

Our sponsor also serves as the sponsor and owner of the advisor and property manager of SSGT II.

Our Property Manager

Strategic Storage Property Management VI, LLC, a Delaware limited liability company organized in October 2020, is our property manager and manages our properties. See “Conflicts of Interest.” The officers of our property manager have significant experience managing self storage facilities throughout the United States and Toronto, Canada. Our property manager may enter into sub-property management agreements with affiliates or third party management companies and pay part of its management fee to such affiliates or third parties. Many of our property manager’s senior property management personnel previously worked for large self storage operators, including publicly-traded self storage REITs. See “Management Compensation” for a discussion of the fees and expense reimbursements payable to our property manager.

The officers and key personnel of our property manager are as follows:

Name	Age	Position(s)
H. Michael Schwartz	55	Chief Executive Officer
Wayne Johnson	64	President and Chief Investment Officer
James R. Barry	33	Chief Financial Officer and Treasurer
Michael O. Terjung	45	Chief Accounting Officer
Nicholas M. Look	39	General Counsel and Secretary
Joe Robinson	48	Chief Operations Officer
Gerald Valle	53	Senior Vice President, Self Storage Operations

The backgrounds of Messrs. Schwartz, Johnson and Look are described in the “Management — Executive Officers and Directors” section of this prospectus. The backgrounds of Messrs. Barry, Terjung, Robinson and Valle are described in the “Management — Our Advisor” section of this prospectus.

The property manager will hire, direct, and establish policies for employees who will have direct responsibility for the operations of each property we acquire, which may include but not be limited to on-site managers and building and maintenance personnel. The property manager also will direct the purchase of equipment and supplies and will supervise all maintenance activity.

Our Transfer Agent

Our Chief Executive Officer is also the chief executive officer and indirect owner of the parent company of our transfer agent, which is a registered transfer agent with the SEC. The services our transfer agent provides are substantially similar to what a third party transfer agent would provide in the ordinary course of performing its functions as a transfer agent, including, but not limited to: providing customer service to our stockholders, processing the distributions and any servicing fees with respect to our shares and issuing regular reports to our stockholders. Our transfer agent may retain and supervise third party vendors in its efforts to administer certain services. We believe that our transfer agent, through its knowledge and understanding of the direct participation program industry which includes non-traded REITs, is particularly suited to provide us with transfer agent and registrar services. Our transfer agent also conducts transfer agent and registrar services for a non-traded REIT sponsored by an affiliate of our sponsor, as well as SSGT II.

Fees Paid to Our Affiliates

We have executed an advisory agreement with our advisor, property management agreements with our property manager, and a transfer agent agreement with our transfer agent, which entitle our advisor, our property manager, and our transfer agent to specified fees upon the provision of certain services with regard to this offering and investment of funds in real estate properties, among other services. Our advisor is also entitled to reimbursements for organization and offering costs incurred on our behalf and reimbursement of certain costs and expenses incurred in providing services to us.

Pursuant to the terms of the agreements described above, the following table summarizes related party costs incurred and paid by us for the year ended December 31, 2021, as well as any related amounts payable as of December 31, 2021.

	Year Ended December 31, 2021
	Incurred	Paid	Payable
Expensed
Operating expenses (including organizational costs)	$1,120,374	$997,903	$122,471
Asset management fees	178,282	156,138	22,144
Property management fees	96,505	88,300	8,205
Transfer Agent expenses	42,949	42,949	—
Acquisition expenses(1)	662,957	551,302	111,655
Capitalized
Acquisition related(2)	1,442,319	1,046,673	395,646
Additional Paid-in Capital
Offering costs	501,712	436,212	65,500

Total	$4,045,098	$3,319,477	$725,621

(1)	Amounts include third party acquisition expenses paid by our sponsor and reimbursed by us.
(2)	Amounts include acquisition fees paid to our sponsor and third party earnest money deposits paid by our sponsor and reimbursed by us.

MANAGEMENT COMPENSATION

We have no paid employees. Our advisor and its affiliates manage our day-to-day affairs. Our executive officers also are officers of our advisor and its affiliates and are compensated by such entities for their services to us. We pay these entities fees and reimburse expenses pursuant to various agreements we have with these entities. The following table summarizes all of the compensation and fees we will pay to our advisor and its affiliates and our dealer manager, including amounts to reimburse their costs in providing services. Such items of compensation and fees may be increased by our board of directors without the approval of our stockholders. The sales commissions may vary for different categories of purchasers. See “Plan of Distribution.” This table assumes the shares are sold through distribution channels associated with the highest possible sales commissions and dealer manager fee.

Type of Compensation (Recipient)	Determination of Amount	Estimated Amount for Maximum Offering (1)
	Offering Stage (2)

Sales Commissions (3) (4) (Participating Dealers)	We pay to our dealer manager, Pacific Oak Capital Markets, LLC, up to 6% of the gross offering proceeds from the sale of Class A shares in our primary offering and up to 3% of the gross offering proceeds from the sale of Class T shares in our primary offering, before re-allowance of commissions earned by participating broker-dealers. No sales commission is payable on Class W shares or shares sold under our distribution reinvestment plan. Our dealer manager re-allows 100% of commissions earned to participating broker-dealers.	$40,500,000

Dealer Manager Fee (3)(4) (Dealer Manager)	We pay our dealer manager 3% of the gross offering proceeds from the sale of Class A shares and Class T shares in our primary offering before re-allowance to participating broker-dealers. No dealer manager fee is payable on Class W shares or shares sold under our distribution reinvestment plan. Our dealer manager re-allows a portion of the dealer manager fee to participating broker-dealers. See “Plan of Distribution.”	$27,000,000

Stockholder Servicing Fee(4) (Participating Dealers)	Subject to FINRA limitations on underwriting compensation, we pay our dealer manager a monthly stockholder servicing fee that accrues daily in an amount equal to 1/365th of 1% of the purchase price per share of Class T shares sold in our primary offering. We will cease paying the stockholder servicing fee with respect to the Class T shares sold in this offering at the earlier of (i) the date we list our shares on a national securities exchange, merge or consolidate with or into another entity, or sell or dispose of all or substantially all of our assets, (ii) the date at which the aggregate underwriting compensation from all sources equals 10% of the gross proceeds from the sale of Class A shares, Class T shares and Class W shares in our primary offering (i.e., excluding proceeds from sales pursuant to our distribution reinvestment plan), which calculation shall be made by us with the assistance of our dealer	Actual amounts are dependent on the number of Class T shares purchased and the length of time held, and, therefore, cannot be determined at the present time.

Type of Compensation (Recipient)	Determination of Amount	Estimated Amount for Maximum Offering (1)
	manager commencing after the termination of our primary offering, (iii) with respect to a particular Class T share, the third anniversary of the issuance of the share, and (iv) the date that such Class T share is redeemed or is no longer outstanding. Our dealer manager generally re-allows 100% of the stockholder servicing fee earned to participating broker-dealers.

Dealer Manager Servicing Fee(4) (Dealer Manager)	Subject to FINRA limitations on underwriting compensation, we pay to our dealer manager a monthly dealer manager servicing fee that will accrue daily in an amount equal to 1/365th of 0.50% of the purchase price per share of Class W shares sold in our primary offering. We will cease paying the dealer manager servicing fee with respect to the Class W shares sold in this offering at the earlier of (i) the date we list our shares on a national securities exchange, merge or consolidate with or into another entity, or sell or dispose of all or substantially all of our assets, (ii) the date at which the aggregate underwriting compensation from all sources equals 10% of the gross proceeds from the sale of Class A shares, Class T shares and Class W shares in our primary offering (i.e., excluding proceeds from sales pursuant to our distribution reinvestment plan), which calculation shall be made by us with the assistance of our dealer manager commencing after the termination of our primary offering, (iii) the end of the month in which the aggregate underwriting compensation paid in our primary offering with respect to Class W shares, comprised of the dealer manager servicing fees, equals 9.0% of the gross proceeds from the sale of Class W shares in our primary offering (i.e., excluding proceeds from sales pursuant to our distribution reinvestment plan), which calculation shall be made by us with the assistance of our dealer manager commencing after the termination of our primary offering, and (iv) the date that such Class W share is redeemed or is no longer outstanding.	Actual amounts are dependent on the number of Class W shares purchased and the length of time held, and, therefore, cannot be determined at the present time.

Reimbursement of Other Organization and Offering Expenses (4)(5) (Advisor)	Our advisor may incur or pay some of our organization and offering expenses (excluding sales commissions, dealer manager fees, stockholder servicing fees and dealer manager servicing fees). We may then reimburse our advisor for these amounts. In the event that we raise the maximum offering from our primary offering, we estimate that our organization and offering expenses will be approximately 1.0% of aggregate gross offering proceeds from our primary offering. Our advisor will fund 1% of gross offering proceeds from the sale of Class W shares only towards the payment of organization and offering expenses. Our advisor will not seek reimbursement from us for such payment.	$9,000,000

Type of Compensation (Recipient)	Determination of Amount	Estimated Amount for Maximum Offering (1)
Acquisition and Operational Stage

Acquisition Fee (6) (Advisor)	We will pay our advisor an acquisition fee equal to 1.0% of (i) the contract purchase price of real estate investments acquired directly by us, including any debt attributable to these investments, plus amounts incurred for development, construction or other capital improvements; or (ii) when we purchase a portion of a real estate asset, whether through another entity or as a co-owner of the real estate asset, our pro rata share of the gross asset value of the real estate asset, including any debt attributable to our portion of the real estate asset, plus our allocable portion of amounts incurred for development, construction or other capital improvements.	$9,100,000 (estimate without leverage) $22,700,000 (estimate assuming 60% leverage)

Acquisition Expenses (6) (Advisor)	We reimburse our advisor for acquisition expenses incurred in the process of acquiring our properties. We expect these expenses to be approximately 0.75% of the purchase price of each property.	$6,800,000 (estimate without leverage) $17,020,000 (estimate assuming 60% leverage)

Asset Management Fee (7) (Advisor)	We pay our advisor a monthly fee of 0.0625%, which is one-twelfth of 0.75%, of our aggregate asset value.	Actual amounts are dependent upon the aggregate net asset value of our properties and, therefore, cannot be determined at this time.

Operating Expenses (8) (Advisor and Property Manager)	We reimburse the expenses incurred by our advisor in connection with its provision of administrative services, including related personnel costs such as salaries, bonuses and related benefits paid to employees of our advisor or its affiliates, including our named executive officers.	Actual amounts are dependent upon the expenses incurred and, therefore, cannot be determined at the present time.

Initial Property Manager Setup Fee (9) (Property Manager)	We pay our property manager a one-time fee of $3,750 for each property acquired by us that is managed by our property manager.	Not determinable at this time.

Property Management Fees (9) (Property Manager)	We pay aggregate property management fees equal to the greater of $3,000 per month or 6% of the gross revenues received from the properties plus reimbursement of the property manager’s costs of managing the properties. Reimbursable costs and expenses include wages and salaries and other expenses of employees engaged in operating, managing and maintaining our properties. Our property manager may enter into sub-property management agreements with affiliates or third-party property managers to manage certain of our properties and our property manager may pay some or all of its property management fees to such affiliates or third parties.	Actual amounts are dependent upon the gross revenues from properties and, therefore, cannot be determined at the present time.

Type of Compensation (Recipient)	Determination of Amount	Estimated Amount for Maximum Offering (1)

Tenant Protection Plan Revenues (Affiliate of Property Manager)	An affiliate of our property manager receives substantially all of the net revenues generated from the sale of tenant protection plans at our properties.	Not determinable at this time.

Construction Fees (Property Manager)	We pay our property manager a construction fee of 5% of the amount of construction or capital improvement work in excess of $10,000.	Not determinable at this time.

Incentive Plan Compensation (Employees and Affiliates of Advisor)	We may issue stock-based awards to our independent directors and to employees and affiliates of our advisor. The total number of shares of common stock we have reserved for issuance under our Employee and Director Long-Term Incentive Plan may not exceed 10% of our outstanding shares at any time. See “Management — Employee and Director Long-Term Incentive Plan.”	Not determinable at this time.

Transfer Agent and Registrar Fees (Transfer Agent) (14)

We paid our transfer agent a one-time setup fee of $50,000. In addition, we will pay our transfer agent the following fees: (i) a fixed quarterly fee of $11,132, (ii) a one-time account setup fee of $75 per account, (iii) a monthly fee of $4.32 per open account per month, (iv) a monthly portal fee of $0.30 per account, (v) a one-time transfer fee of $75 per transferred account, and (vi) a fee of $5.50 per investor call received by our transfer agent. In addition, we will reimburse our transfer agent for all reasonable expenses or other changes incurred by it in connection with the provision of its services to us, and we will pay our transfer agent fees for any additional services we may request from time to time, in accordance with its rates then in effect. Upon request of our transfer agent, we may also advance payment for substantial reasonable out-of-pocket expenditures to be incurred by it.

Not determinable at this time.

Development Fees (Advisor)	For properties that we do not wholly-own (directly or indirectly), such as properties owned through a joint venture, our advisor or its affiliate will be entitled to receive from such joint venture or other such co-ownership entity a market-based development fee, some or all of which may be re-allowed to a third party developer. The development fee will be paid in connection with joint venture properties that we anticipate developing or expanding within 12 months of the acquisition of such properties. A development fee to a third party developer may take the form of an up-front fee and participation in a back-end performance fee.	Not determinable at this time.

Type of Compensation (Recipient)	Determination of Amount	Estimated Amount for Maximum Offering (1)

Liquidation/Listing Stage

Disposition Fee (10) (Advisor)	In connection with the sale or disposition of one or more assets, we will pay the lesser of 1% of contract sales price or 50% of the competitive commission rate. The total disposition fees paid (including fees paid to third parties) may not exceed the lesser of a competitive real estate commission or an amount equal to 6% of the contract sale price of the property.	Not determinable at this time.

Subordinated Share of Net Sale Proceeds (not payable if we are listed on an exchange or have merged) (11)(12) (Affiliate of Advisor)	Upon sale of our properties, we will pay an affiliate of our advisor in cash, distributions from our operating partnership, pursuant to a special limited partnership interest, equal to 15% of remaining net sale proceeds after we pay stockholders total distributions equal to their invested capital plus a 6% cumulative, non-compounded annual return on invested capital.	Not determinable at this time.

Subordinated Distribution Due Upon Termination of the Advisory Agreement (not payable if we are listed on an exchange or have merged) (11)(12) (Affiliate of Advisor)

Upon an involuntary termination or non-renewal of the advisory agreement (other than for a material breach by our advisor as a result of willful or intentional misconduct or bad faith on behalf of our advisor), an affiliate of our advisor will be entitled to receive distributions from our operating partnership, pursuant to a special limited partnership interest. The subordinated distribution will be equal to 15% of the amount by which (i) the appraised value of our properties, plus the GAAP basis carrying value of our assets less the GAAP basis carrying value of our liabilities at the termination date, plus the amount of all prior distributions on invested capital we have paid through the termination date exceeds (ii) the sum of stockholders’ invested capital plus total distributions required to be made to the stockholders in order to pay the stockholders a 6% cumulative, non-compounded annual return on invested capital from inception through the termination date.

Such distribution is reduced by any prior payment to an affiliate our advisor of a subordinated share of net sale proceeds.

This subordinated distribution will be paid in the form of a non-interest bearing promissory note. Payment of this note will be deferred until we receive net proceeds from the sale or refinancing of properties held at the termination date. If the promissory note has not been paid in full in cash on the earlier of (a) the date our common stock is listed or (b) within three years from the termination date, then our advisor may elect to convert the balance of the fee into operating partnership units or shares of our common stock. The value of the operating partnership units or shares of our common

Not determinable at this time.

Type of Compensation (Recipient)	Determination of Amount	Estimated Amount for Maximum Offering (1)

stock will be equal to the fair market value of such operating partnership units or shares of our common stock, as applicable, as determined by our board of directors or the general partner of the operating partnership based upon the appraised value of our properties, as determined by an independent appraiser plus our assets, less our liabilities, on the date of the election. In addition, if we merge or otherwise enter into a reorganization and the promissory note has not been paid in full, the note must be paid in full upon the closing date of such transaction.

Subordinated Incentive Listing Distribution (payable only if we are listed on an exchange and have not merged) (11)(12)(13) (Affiliate of Advisor)

In the event we list our stock for trading, we are required to pay an affiliate of our advisor a subordinated incentive listing distribution from our operating partnership, pursuant to a special limited partnership interest. This distribution equals 15% of the amount by which (i) the average “market value” of the shares issued and outstanding at listing over a period of 30 trading days selected by our advisor beginning after the first day of the 6th month, but not later than the last day of the 18th month, after the shares are first listed on a national securities exchange (plus the amount payable pursuant to this provision) plus total distributions on invested capital made before listing exceeds (ii) the sum of stockholders’ invested capital and the amount of total distributions required to be paid to stockholders in order to pay the stockholders a 6% cumulative, non-compounded annual return on invested capital.

This subordinated incentive listing distribution will be paid in cash, operating partnership units or shares of our common stock (or any combination thereof) in the sole discretion of our independent directors. The price of the operating partnership units or shares of our common stock (or any combination thereof) will be calculated based on the average of the daily market price of our shares of common stock for the 10 consecutive trading days immediately preceding the date of such issuance of operating partnership units or shares.

Not determinable at this time.

Subordinated Distribution Due Upon Extraordinary Transaction (payable only if we merge or otherwise reorganize) (11)(12)(13) (Affiliate of Advisor)	Upon a merger or other corporate reorganization, we will pay an affiliate of our advisor in cash a subordinated distribution due upon extraordinary transaction from our operating partnership, pursuant to a special limited partnership interest. This distribution equals 15% of the amount by which the transaction amount (calculated as the aggregate value of all of our issued and outstanding shares using a per share value equal to the per share value paid to our stockholders in such transaction) (plus the amount payable pursuant to	Not determinable at this time.

Type of Compensation (Recipient)	Determination of Amount	Estimated Amount for Maximum Offering (1)
this provision), plus total distributions we made prior to such transaction, exceeds the sum of the stockholders’ invested capital and the total distributions required to be paid to the stockholders in order to pay a 6% cumulative, non-compounded annual return on invested capital.

(1)

The estimated maximum dollar amounts are based on the sale of the maximum of $1.0 billion in shares in our primary offering, allocated as $450 million in Class A shares, $450 million in Class T shares and $100 million in Class W shares. We reserve the right to reallocate the shares of common stock we are offering among classes of shares and between the primary offering and the distribution reinvestment plan.

(2)

In no event may the total organization and offering expenses (including sales commissions and dealer manager fees) exceed 15% of the aggregate gross proceeds raised in this offering. We pay a dealer manager fee in the amount of up to 3% of the gross proceeds of the shares sold to the public.

(3)	The sales commissions and, in some cases, the dealer manager fee is not charged with regard to stock sold to or for the account of certain categories of purchasers. See “Plan of Distribution.”
(4)

We and/or our sponsor shall reimburse or pay directly to our dealer manager or participating dealers for certain offering expenses, including payment of expenses associated with attendance at broker-dealer conferences and a monthly product placement retainer. In the aggregate, underwriting compensation from all sources, including upfront sales commissions, dealer manager fees, stockholder servicing fees, dealer manager servicing fees and other underwriting compensation, will not exceed 10% of the gross proceeds from our primary offering.

(5)

Includes all expenses (other than sales commissions, dealer manager fees, stockholder servicing fees and dealer manager servicing fees) to be paid by us in connection with the offering, including our legal, accounting, printing, mailing, filing and registration fees, and other accountable organization and offering expenses including, but not limited to: (a) costs and expenses of conducting educational conferences and seminars; (b) costs and expenses of attending broker-dealer sponsored conferences; (c) amounts to reimburse our advisor for all marketing-related costs and expenses such as salaries, bonuses and related benefits of employees of our advisor and its affiliates in connection with registering and marketing of our shares, including, but not limited to, our named executive officers and various other accounting and finance employees and administrative overhead allocated to these employees; (d) facilities and technology costs, insurance expenses and other costs and expenses associated with the offering and to facilitate the marketing of our shares; and (e) payment or reimbursement of bona fide due diligence expenses.

(6)

Contract purchase price means the amount actually paid or allocated in respect of the purchase, development, construction, or improvement of a property, exclusive of acquisition fees and acquisition expenses. We reimburse our advisor for direct costs our advisor incurs and amounts it pays to third parties in connection with the selection and acquisition of a property, whether or not ultimately acquired. For purposes of this table, we have assumed acquisition expenses of 0.75% of the purchase price of our properties, which we have assumed is our estimated amount invested in properties. Actual amounts are dependent upon the expenses incurred in acquiring a property or asset, and therefore, cannot be definitively determined at this time. Because we intend to primarily invest in self storage facilities which by their nature are smaller in size than a typical commercial property, our acquisition expenses as a percentage of the purchase price will be higher than those for REITs that invest in other commercial properties that are larger in size. Our charter provides that the total of all acquisition fees and acquisition expenses payable with respect to a particular investment shall be reasonable and shall not exceed 6% of the contract purchase price, unless such excess expenses are approved by a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction, if they determine the transaction is commercially competitive, fair and reasonable to us. Our board of directors is responsible for determining whether our acquisition expenses are reasonable. These maximum estimates assume all acquisitions are made either (a) only with net offering proceeds from this offering, or (b) assuming a 60% leverage to acquire our properties.
(7)

For purposes of calculating the asset management fee, our aggregate asset value shall be the sum of the aggregate GAAP basis book carrying values of our assets invested, directly or indirectly, in equity interests in and loans secured, directly or indirectly, by real estate before reserves for depreciation or bad debts or other similar non-cash reserves. The asset management fee is payable for asset management services, including, but not limited to, the following: negotiating and servicing our debt facilities and other financings; monitoring applicable markets and obtaining reports where appropriate concerning the value of our investments; monitoring and evaluating the performance of our investments; providing daily management services to us and performing and supervising the various management and operational functions related to our investments; coordinating with the property manager on its duties under any property management agreement and assisting in obtaining all necessary approvals of major property transactions as governed by the applicable property management agreement; coordinating and managing relationships between us and any joint venture partners; consulting with our officers and directors and providing assistance with the evaluation and approval of potential property dispositions, sales or refinancings; and providing our officers and directors periodic reports regarding prospective investments in properties. The use of leverage would have the effect of increasing the asset management fee as a percentage of the amount of equity contributed by investors because the asset management fee is calculated as a percentage of average invested assets, which includes amounts invested in real estate using borrowed funds.

(8)

Commencing four full fiscal quarters after the commencement of our public offering, our advisor must reimburse us in the event our total operating expenses for the 12 months then ended exceed the greater of 2% of our average invested assets or 25% of our net income, unless a majority of our independent directors has determined that such excess expenses were justified based on unusual and non-recurring factors that they deem sufficient. For any fiscal quarter for which total operating expenses for the 12 months then ended exceed the limitation, we will disclose this fact in our next quarterly report or within 60 days of the end of that quarter and send a written disclosure of this fact to our stockholders. In each case the disclosure will include an explanation of the factors that the independent directors considered in arriving at the conclusion that the excess expenses were justified. “Average invested assets” means, for a specified period, the average of the aggregate book value of our assets invested, directly or indirectly, in equity interests in and loans secured by real estate before reserves for depreciation or bad debts or other similar non-cash reserves, computed by taking the average of such values at the end of each month during such period. “Total operating expenses” means all costs and expenses incurred by us, as determined under generally accepted accounting principles, which in any way are related to our operation of our business, including advisory fees, but excluding (i) the expenses of raising capital such as organization and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration, and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and listing of our stock, (ii) interest payments, (iii) taxes, (iv) non-cash expenditures such as depreciation, amortization and bad debt reserves, (v) reasonable incentive fees based on the gain in the sale of our assets, (vi) acquisition fees and acquisition expenses (including expenses relating to potential acquisitions that we do not close) and (vii) real estate commissions on the sale of property, and other expenses connected with the acquisition, disposition, ownership of real estate interests, mortgage loans, or other property (such as the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property).

(9)

Our charter does not impose a specific cap on property management fees. However, if we retain our advisor or an affiliate to manage some of our properties, our charter requires that the management fee be a market-based fee which is what other management companies generally charge for the management or leasing of similar properties, which may include reimbursement for some or all the costs and expenses the advisor or its affiliates incur in managing the properties.

(10)

Although we are most likely to pay disposition fees to our advisor or an affiliate in the event of our liquidation, these fees may also be earned during our operational stage. We will only pay disposition fees to our advisor or its affiliate in connection with the disposition of a property if our advisor or its affiliate provides a substantial amount of the services (as determined by a majority of our directors, including a majority of our independent directors). Disposition fees paid to our advisor or its affiliate at the time the property is sold will be the lesser of 1% of contract sales price or 50% of the competitive commission rate. In no event will the amount we pay to our advisor or its affiliate, when added to the sums paid to unaffiliated parties for real estate commissions in connection with the sale of a property, exceed the lesser of a competitive real estate commission or an amount equal to 6% of the contract sale price of such property or properties.
(11)

In calculating the subordinated share of net sale proceeds, the subordinated distribution due upon termination of the advisory agreement, the subordinated incentive listing distribution and the subordinated distribution due upon extraordinary transaction, we ignore distributions made to redeem shares under any share redemption program and distributions on such redeemed shares. “Net sale proceeds” generally means the net proceeds of any sale transaction less the amount of all real estate commissions, selling expenses, legal fees and other closing costs paid by us or our operating partnership. In the case of a sale transaction involving a property we owned in a joint venture, “net sale proceeds” means the net proceeds of any sale transaction actually distributed to our operating partnership from the joint venture less any expenses incurred by the operating partnership in connection with such transaction. Net sale proceeds shall not include any amounts used to repay outstanding indebtedness secured by the asset disposed of in the sale. The annual return on invested capital is calculated on an aggregate weighted-average daily basis. No payments will be made to our advisor under the non-interest bearing promissory note, if any, until our stockholders have received in the aggregate, cumulative distributions equal to their invested capital plus a 6% cumulative, non-compounded annual return. In no event will the amount paid to our advisor under the non-interest bearing promissory note, if any, exceed the amount considered presumptively reasonable by the NASAA REIT Guidelines. Any amounts otherwise payable to the advisor pursuant to the promissory note that is not paid at the date of sale because investors have not received their required minimum returns under the NASAA REIT Guidelines (i.e., a 6% cumulative, non-compounded annual return, which will be calculated from inception through the date of termination) will be deferred and paid at such time as these minimum returns have been achieved.

(12)

Any receipt by an affiliate of our advisor of subordinated share of net sale proceeds (for anything other than a sale of the entire portfolio) will reduce the amount of the subordinated distribution due upon termination, the subordinated incentive listing distribution and the subordinated distribution due upon extraordinary transaction.

(13)

The market value of our outstanding stock for purposes of calculating the incentive distribution due upon listing is measured by taking the average closing price or average of bid and asked price, as the case may be, during a period of 30 trading days selected by the advisor, in its sole discretion, beginning after the first day of the 6th month, but not later than the last day of the 18th month, following listing.

(14)

Pursuant to our transfer agent agreement, our transfer agent provides transfer agent and registrar services to us. These services are substantially similar to what a third party transfer agent would provide in the ordinary course of performing its functions as a transfer agent, including, but not limited to: providing customer service to our stockholders, processing the distributions and any servicing fees with respect to our shares and issuing regular reports to our stockholders. Our transfer agent may retain and supervise third party vendors in its efforts to administer certain services. Our transfer agent also conducts transfer agent and registrar services for a non-traded REIT sponsored by an affiliate of our sponsor, as well as SSGT II, a private REIT sponsored by our sponsor. The fees we pay our transfer agent are fixed for the first 12 months of the transfer agent agreement and are then subject to annual adjustment as mutually agreed upon by the parties. The initial term of the agreement is three years, but either party may terminate the agreement upon 90 days’ prior written notice. In the event that we terminate the agreement, other than for cause, we will pay our transfer agent all amounts that would have otherwise accrued during the remaining term of the agreement; provided, however, that when calculating the remaining months in the term for such purposes, such term is deemed to be a 12 month period starting from the date of the most recent annual anniversary date.

If at any time our stock becomes listed on a national securities exchange, we will negotiate in good faith with our advisor a fee structure appropriate for an entity with a perpetual life. A majority of our independent directors must approve the new fee structure negotiated with our advisor. In negotiating a new fee structure, our independent directors must consider all of the factors they deem relevant, including, but not limited to:

•	the size of the advisory fee in relation to the size, composition and profitability of our portfolio;

•	the success of our advisor in generating opportunities that meet our investment objectives;

•	the rates charged to other REITs and to investors other than REITs by advisors performing similar services;

•	additional revenues realized by our advisor through its relationship with us;

•	the quality and extent of service and advice furnished by our advisor;

•	the performance of our investment portfolio, including income, conservation or appreciation of capital;

•	frequency of problem investments and competence in dealing with distress situations; and

•	the quality of our portfolio in relationship to the investments generated by our advisor for the account of other clients.

Since our advisor and its affiliates are entitled to differing levels of compensation for undertaking different transactions on our behalf, such as the subordinated share of net sale proceeds, our advisor has the ability to affect the nature of the compensation it receives by recommending different transactions. However, as our fiduciary, our advisor is obligated to exercise good faith in all its dealings with respect to our affairs. Our board of directors also has a responsibility to monitor the recommendations of our advisor and review the fairness of those recommendations. See “Management — The Advisory Agreement.”

STOCK OWNERSHIP

The following table shows, as of March 1, 2022, the amount of our common stock beneficially owned by each of our executive officers, members of our board of directors and proposed directors, all of our directors and executive officers as a group and any person who is known by us to be the beneficial owner of more than 5% of our outstanding shares.

	Common Stock Beneficially Owned(1)
Name and Address of Beneficial Owner	Number of Shares of Common Stock		Percentage of Class
Directors and Named Executive Officers
Strategic Storage Advisor VI, LLC	109.89		*
H. Michael Schwartz, Chairman of the Board of Directors, Chief Executive Officer and President	659.34	(2)	*
Matt F. Lopez, Chief Financial Officer and Treasurer	—		—
Wayne Johnson, Chief Investment Officer	—		—
Nicholas M. Look, Secretary	—		—
Bliss Edwards, Executive Vice President — Canada	—		—
Stephen G. Muzzy, Independent Director	—		—
Alexander S. Vellandi, Independent Director	—		—

All directors and executive officers as a group	659.34		*

5% Stockholders	—		—
Comrit Investments I, LP(3)	526,343.49		6%
West 4 Capital, LP(3)	789,515.24		9%

*	Represents beneficial ownership of less than 1% of the outstanding shares of common stock.
(1)

Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities and shares issuable pursuant to options, warrants and similar rights held by the respective person or group that may be exercised within 60 days following March 1, 2022. Except as otherwise indicated by footnote, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

(2)	Includes 109.89 Class A shares owned by Strategic Storage Advisor VI, LLC, which is indirectly owned and controlled by Mr. Schwartz.
(3)	The reporting persons’ reported address is 9 Ahad Ha’am Street, Tel Aviv, Israel 6129101.

CONFLICTS OF INTEREST

We are subject to various conflicts of interest arising out of our relationship with our advisor and its affiliates, including conflicts related to the arrangements pursuant to which our advisor and its affiliates will be compensated by us. The agreements and compensation arrangements between us and our advisor and its affiliates were not determined by arm’s-length negotiations. See the “Management Compensation” section of this prospectus. Some of the conflicts of interest in our transactions with our advisor and its affiliates, and the limitations on our advisor adopted to address these conflicts, are described below.

Our advisor and its affiliates try to balance our interests with their duties to other programs sponsored by our sponsor and its affiliates. However, to the extent that our advisor or its affiliates take actions that are more favorable to other entities than to us, these actions could have a negative impact on our financial performance and, consequently, on distributions to our stockholders and the value of our stock. In addition, our directors, officers and certain of our stockholders may engage for their own account in business activities of the types conducted or to be conducted by us and our subsidiaries. For a description of some of the risks related to these conflicts of interest, see the section of this prospectus captioned “Risk Factors — Risks Related to Conflicts of Interest.”

Our independent directors have an obligation to serve on our behalf in all situations in which a conflict of interest may arise, and all of our directors have a fiduciary obligation to act on behalf of our stockholders.

Interests in Other Real Estate Programs and Other Concurrent Offerings

Affiliates of our advisor have sponsored or are sponsoring numerous public and private real estate programs with similar investment objectives to us. In addition, these REITs employ our investment strategy and have acquired or plan to acquire assets similar to ours. For example, SmartStop primarily focuses on self storage facilities and related self storage real estate investments. The common investment strategy used by each REIT would permit them to purchase certain properties that may also be suitable for our portfolio.

SmartStop commenced its initial public offering on January 10, 2014 to sell up to $1.095 billion in shares of its common stock. SmartStop closed its primary offering to new investors; however, it continues selling shares of its common stock pursuant to its distribution reinvestment plan. SmartStop’s primary investment strategy is to invest in income-producing self storage facilities, many of which have stabilized occupancy rates greater than 70%, but have the opportunity for higher economic occupancy due to SmartStop’s property management capabilities. As of September 30, 2021, SmartStop had approximately $1.6 billion in aggregate assets (based on contract purchase price). See “— Certain Conflict Resolution Procedures” below.

SSGT II’s primary investment strategy is to invest in opportunistic self storage facilities, but may purchase stabilized, income-producing properties. Both SmartStop and SSGT II may invest in properties that are similar to properties in which we invest.

On February 24, 2022, SmartStop and SSGT II entered into a merger agreement whereby SmartStop would acquire SSGT II in a stock-for-stock merger transaction. The merger is subject to various closing conditions, including approval by SSGT II’s stockholders.

Affiliates of our officers and entities owned or managed by such affiliates also may acquire or develop real estate for their own accounts, and have done so in the past. Furthermore, affiliates of our officers and entities owned or managed by such affiliates intend to form additional real estate investment entities in the future, whether public or private, which can be expected to have the same investment objectives and policies as we do and which may be involved in the same geographic area, and such persons may be engaged in sponsoring one or more of such entities at approximately the same time as our shares of common stock are being offered. Our advisor, its affiliates and affiliates of our officers are not obligated to present to us any particular investment opportunity that comes to their attention, even if such opportunity is of a character that might be suitable for investment by us. Our advisor and its affiliates likely will experience conflicts of interest as they simultaneously perform services for us and other affiliated real estate programs.

Any affiliated entity, whether or not currently existing, could compete with us in the sale or operation of our properties. We will seek to achieve any operating efficiency or similar savings that may result from affiliated management of competitive properties. However, to the extent that affiliates own or acquire a property that is adjacent, or in close proximity, to a property we own, our property may compete with the affiliate’s property for tenants or purchasers.

Every transaction that we enter into with our advisor or its affiliates is subject to an inherent conflict of interest. Our board of directors may encounter conflicts of interest in enforcing our rights against any affiliate in the event of a default by or disagreement with an affiliate or in invoking powers, rights or options pursuant to any agreement between us and our advisor or any of its affiliates.

Other Activities of Our Advisor and its Affiliates

We rely on our advisor for the day-to-day operation of our business pursuant to our advisory agreement. As a result of the interests of members of our advisor’s management in other programs and the fact that they have also engaged and will continue to engage in other business activities, our advisor and its affiliates will have conflicts of interest in allocating their time between us and other programs and other activities in which they are involved. However, our advisor believes that it and its affiliates have sufficient personnel to discharge fully their responsibilities to all of such programs and other ventures in which they are involved.

In addition, a majority of our executive officers also serve as an officer of our advisor, our property manager or other affiliated entities. As a result, these individuals owe fiduciary duties to these other entities, which may conflict with the fiduciary duties that they owe to us and our stockholders.

We may purchase properties or interests in properties from affiliates of our advisor. The prices we pay to affiliates of our advisor for these properties will not be the subject of arm’s-length negotiations, which could mean that the acquisitions may be on terms less favorable to us than those negotiated with unaffiliated parties. However, our charter provides that the purchase price of any property acquired from an affiliate may not exceed its fair market value as determined by a competent independent expert. In addition, the price must be approved by a majority of our directors, including a majority of our independent directors, who have no financial interest in the transaction. If the price to us exceeds the cost paid by our affiliate, our board of directors must determine that there is substantial justification for the excess cost. Additionally, we may sell properties or interests in properties to affiliates of our advisor. The prices we receive from affiliates of our advisor for these properties will not be the subject of arm’s-length negotiations, which could mean that the dispositions may be on terms less favorable to us than those negotiated with unaffiliated parties.

Tenant Protection Programs

We may offer a tenant protection plan, insurance plan, or similar program (collectively “Tenant Programs”) to customers at our properties whereby tenants of our self storage facilities can purchase protection to cover damage or destruction to their property while stored at our facilities. Our property manager or an affiliate is entitled to substantially all of the net revenue attributable to the sale of Tenant Programs at our properties.

In order to protect the interest of the property manager in receiving these revenues in light of the fact that we control the properties and, hence, the ability of the property manager to receive such revenues, we and an affiliate of our property manager agreed to transfer our respective rights in such revenue to a joint venture entity owned 0.1% by our TRS subsidiary and 99.9% by our property manager’s affiliate (the “PM Affiliate”). Under the terms of the operating agreement of the joint venture entity, dated March 8, 2021 (the “JV Agreement”), our TRS receives 0.1% of the net revenues generated from such Tenant Programs and the PM Affiliate receives the other 99.9% of such net revenues. The JV Agreement further provides, among other things, that if a member or its affiliate terminates all or substantially all of the property management agreements or defaults in its material obligations under the JV Agreement or undergoes a change of control, as defined (the “Triggering Member”), the other member generally shall have the right (but not the obligation) to either (i) sell all of its interest in the joint venture to the Triggering Member at fair market value (as agreed upon or as determined under an appraisal process) or (ii) purchase all of the Triggering Member’s interest in the joint venture at 95% of fair market value.

Competition in Acquiring, Leasing and Operating Properties

Conflicts of interest will exist to the extent that we may acquire properties in the same geographic areas where properties owned by other programs, including those sponsored by our sponsor’s affiliates are located. In such a case, a conflict could arise in the leasing of properties in the event that we and another program, including another program sponsored by our sponsor or its affiliates were to compete for the same customers, or a conflict could arise in connection with the resale of properties in the event that we and another program, including another program sponsored by our sponsor or its affiliates were to attempt to sell similar properties at the same time. Conflicts of interest may also exist at such time as we or our affiliates managing a property on our behalf seek to employ developers, contractors or building managers, as well as under other circumstances. Our sponsor and our advisor will seek to reduce conflicts relating to the employment of developers, contractors or building managers by making prospective employees aware of all such properties seeking to employ such persons. In addition, our sponsor and our advisor will seek to reduce conflicts that may arise with respect to properties available for sale or rent by making prospective purchasers or customers aware of all such properties. However, these conflicts cannot be fully avoided in that there may be established differing compensation arrangements for employees at different properties or differing terms for resales or leasing of the various properties.

Affiliated Property Manager

Our properties are managed by our affiliated property manager, Strategic Storage Property Management VI, LLC, pursuant to property management agreements for each property we acquire. It is the duty of our board of directors to evaluate the performance of our property manager. We expect affiliates of our property manager will serve as property manager for properties owned by affiliated real estate programs, some of which may be in competition with our properties. Management fees to be paid to our property manager are based on a percentage of the rental income received by the managed properties. For a detailed discussion of the anticipated fees to be paid for property management services, see the “Management Compensation” section of this prospectus.

Affiliated Transfer Agent

Our Chief Executive Officer is also the chief executive officer and indirect owner of the parent company of our transfer agent, which is a registered transfer agent with the SEC. The services our transfer agent provides are substantially similar to what a third party transfer agent would provide in the ordinary course of performing its functions as a transfer agent, including, but not limited to: providing customer service to our stockholders, processing the distributions and any servicing fees with respect to our shares and issuing regular reports to our stockholders. Our transfer agent may retain and supervise third party vendors in its efforts to administer certain services. We believe that our transfer agent, through its knowledge and understanding of the direct participation program industry which includes non-traded REITs, is particularly suited to provide us with transfer agent and registrar services. Our transfer agent also conducts transfer agent and registrar services for a non-traded REIT sponsored by an affiliate of our sponsor, as well as Strategic Storage Growth Trust II, Inc., a private REIT sponsored by our sponsor.

It is the duty of our board of directors to evaluate the performance of our transfer agent. The fees to be paid to our transfer agent are based on a one-time initial setup fee, a fixed quarterly fee, and account fees. In addition, we will reimburse our transfer agent for all reasonable expenses or other changes incurred by it in connection with the provision of its services to us, and we will pay our transfer agent fees for any additional services we may request from time to time, in accordance with its rates then in effect. Upon the request of our transfer agent, we may also advance payment for substantial reasonable out-of-pocket expenditures to be incurred by it. For a detailed discussion of the anticipated fees to be paid to our transfer agent, see the “Management Compensation” section of this prospectus.

Dealer Manager

An affiliate of our dealer manager owns a 10% non-voting economic interest in our advisor. Accordingly, we may not have the benefit of an independent due diligence review and investigation of the type normally performed by an unaffiliated, independent underwriter in connection with the offering of securities.

Lack of Separate Representation

Nelson Mullins acts, and may in the future act, as counsel to us, our advisor, our sponsor, our property manager, and their affiliates in connection with this offering or otherwise. There is a possibility that in the future the interests of the various parties may become adverse, and under the Code of Professional Responsibility of the legal profession, Nelson Mullins may be precluded from representing any one or all of such parties. In the event that a dispute were to arise between us, our advisor, our sponsor, our property manager, or any of their affiliates, separate counsel for such matters will be retained as and when appropriate.

Joint Ventures with Affiliates of Our Advisor

We may enter into joint ventures with other programs sponsored by affiliates of our advisor, including SmartStop and SSGT II (as well as other parties) for the acquisition, development or improvement of properties. See “Investment Objectives, Strategy and Related Policies — Joint Venture Investments.” Our advisor and its affiliates may have conflicts of interest in determining which program sponsored by affiliates of our advisor should enter into any particular joint venture agreement. The co-venturer may have economic or business interests or goals which are or which may become inconsistent with our business interests or goals. In addition, should any such joint venture be consummated, our advisor may face a conflict in structuring the terms of the relationship between our interests and the interest of the co-venturer and in managing the joint venture. Since our advisor and its affiliates will control both us and any affiliated co-venturer, agreements and transactions between the co-venturers with respect to any such joint venture will not have the benefit of arm’s-length negotiation of the type normally conducted between unrelated co-venturers.

Receipt of Fees and Other Compensation by Our Advisor and its Affiliates

Our advisor and its affiliates receive substantial fees from us. See “Management Compensation.” Some of these fees are paid to our advisor and its affiliates regardless of the success or profitability of the property. Specifically, our advisor and its affiliates receive:

•	acquisition fees upon any acquisition, regardless of whether the property will be profitable in the future;

•

asset management fees based on the aggregate GAAP basis book carrying values of our assets invested, directly or indirectly, in equity interests in and loans secured, directly or indirectly, by real estate before reserves for depreciation or bad debts or other similar non-cash reserves, and not based on performance of our properties; and

•	subordinated participation interest in our operating partnership which will be payable only after the return to stockholders of their capital contributions plus cumulative returns on such capital.

Although the acquisition and asset management fees are paid regardless of success or profitability of a property, our independent directors must approve all acquisitions as being in the best interests of us and our stockholders. Further, if our independent directors determine that the performance of our advisor is unsatisfactory or that the compensation to be paid to our advisor is unreasonable, the independent directors may take such actions as they deem to be in the best interests of us and our stockholders under the circumstances, including potentially terminating the advisory agreement and retaining a new advisor.

The compensation arrangements between us and our advisor and its affiliates could influence our advisor’s advice to us, as well as the judgment of the affiliates of our advisor who may serve as our officers or directors. Among other matters, the compensation arrangements could affect their judgment with respect to:

•	the continuation, renewal or enforcement of our agreements with our advisor and its affiliates, including the advisory agreement and the dealer manager agreement;

•	subsequent offerings of equity securities by us, which may entitle our dealer manager to earn sales commissions and dealer manager fees and may entitle our advisor to additional asset management fees;

•	property sales, which may entitle our advisor to possible success-based share of net sale proceeds;

•

property acquisitions from other programs sponsored by affiliates of our advisor which may entitle such affiliates to disposition fees and possible success-based sale fees in connection with its services for the seller, as well as acquisition fees for our advisor;

•

property sales to other programs sponsored by affiliates of our advisor which may entitle such affiliates to acquisition fees and expenses for its services to the buyer, as well as subordinated share of net sale proceeds to our advisor;

•

whether and when we seek to list our stock on a national securities exchange, which listing could entitle our advisor to a success-based listing distribution or a fee as a result of a merger with our advisor prior to any listing but could also adversely affect its sales efforts for other programs depending on the price at which our stock trades; and

•

whether and when we seek to sell our assets and liquidate, which sale may entitle our advisor to a success-based distribution but could also adversely affect its sales efforts for other programs depending upon the sales price.

Certain Conflict Resolution Procedures

Every transaction that we enter into with our sponsor, our advisor, or their affiliates will be subject to an inherent conflict of interest. Our board of directors may encounter conflicts of interest in enforcing our rights against any affiliate in the event of a default by or disagreement with an affiliate or in invoking powers, rights, or options pursuant to any agreement between us and our sponsor, our advisor, or any of their affiliates. In order to reduce or eliminate certain potential conflicts of interest, we will address any conflicts of interest in two distinct ways.

First, the nominating and corporate governance committee will consider and act on any conflicts-related matter required by our charter or otherwise permitted by the MGCL where the exercise of independent judgment by any of our directors (who is not an independent director) could reasonably be compromised, including approval of any transaction involving our advisor and its affiliates.

Second, our charter contains a number of restrictions relating to (1) transactions we enter into with our sponsor, our advisor and their affiliates, (2) certain future offerings, and (3) allocation of investment opportunities among affiliated entities. These restrictions include, among others, the following:

•

We will not purchase or lease properties in which our sponsor, our advisor, any of our directors or any of their respective affiliates has an interest without a determination by a majority of our directors, including a majority of the independent directors, not otherwise interested in such transaction that such transaction is fair and reasonable to us and at a price to us no greater than the cost of the property to the seller or lessor, unless there is substantial justification for any amount that exceeds such cost and such excess amount is determined to be reasonable. In no event will we acquire any such property at an amount in excess of its appraised value. We will not sell or lease properties to our sponsor, our advisor, any of our directors or any of their respective affiliates unless a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction determines that the transaction is fair and reasonable to us.

•

We will not make any loans to our sponsor, our advisor, any of our directors or any of their respective affiliates, except that we may make or invest in mortgage loans involving our sponsor, our advisor, our directors or their respective affiliates, provided that an appraisal of the underlying property is obtained from an independent expert and the transaction is approved as fair and reasonable to us and on terms no less favorable to us than those available from third parties. In addition, our sponsor, our advisor, any of our directors and any of their respective affiliates will not make loans to us or to joint ventures in which we are a joint venture partner unless approved by a majority of our directors, including a majority of the independent directors, not otherwise interested in the transaction as fair, competitive and commercially reasonable, and no less favorable to us than comparable loans between unaffiliated parties under the same circumstances.

•

Our advisor and its affiliates will be entitled to reimbursement, at cost, for actual expenses incurred by them on behalf of us or joint ventures in which we are a joint venture partner; provided, however, our advisor must reimburse us for the amount, if any, by which our total operating expenses, including advisory fees, paid during the previous 12 months then ended exceeded the greater of: (i) 2% of our average invested assets for that 12 months then ended; or (ii) 25% of our net income, before any additions to reserves for depreciation, bad debts or other similar non-cash reserves and before any gain from the sale of our assets, for that fiscal year.

•

Our directors, including our independent directors, have a duty to ensure that the method used by our advisor for the allocation of the acquisition of properties by two or more affiliated programs seeking to acquire similar types of properties (summarized below) is applied fairly to us.

Our sponsor has adopted an investment allocation policy with respect to self storage assets, which governs the allocation of such investment opportunities among the programs sponsored by our sponsor, and which provides as follows:

In the event that an investment opportunity becomes available, our sponsor will first allocate such investment opportunity to SmartStop. If SmartStop declines the investment opportunity, our sponsor will allocate such investment opportunity to us or another program sponsored by our sponsor based on the following factors:

•	the investment objectives of each program;

•	the amount of funds available to each program;

•	the financial and investment characteristics of each program, including investment size, potential leverage, transaction structure and anticipated cash flows;

•	the strategic location of the investment in relationship to existing properties owned by each program;

•	the effect of the investment on the diversification of each program’s investments; and

•	the impact of the financial metrics of the investment on each program.

If, after consideration of the foregoing factors, our sponsor determines that an investment opportunity is suitable for two or more entities affiliated with our advisor, then our sponsor will allocate such investment opportunity among the entities in its sole and absolute discretion.

If a subsequent development, such as a delay in the closing of a property or a delay in the construction of a property, causes any such investment, in the opinion of our advisor, to be more appropriate for a program other than the program that committed to make the investment, our advisor may determine that another program affiliated with our advisor or its affiliates will make the investment. Our directors, including our independent directors, have a duty to ensure that the method used by our advisor for the allocation of the acquisition of properties by two or more affiliated programs seeking to acquire similar types of properties is applied fairly to us.

As a result of the foregoing, our advisor and its affiliates could direct attractive investment opportunities to other entities or even purchase them for their own account. Our charter disclaims any interest in an investment opportunity known to our advisor or its affiliates that our advisor has not recommended to us.

We will not accept goods or services from our sponsor, advisor, or any affiliate thereof or enter into any other transaction with our sponsor, advisor, or any affiliate thereof unless a majority of our directors, including a majority of our independent directors not otherwise interested in the transaction, approve such transaction as fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

The following chart shows our ownership structure and entities that are affiliated with our advisor and sponsor.

*

The address of all of these entities, except Pacific Oak Capital Markets, LLC, is 10 Terrace Road, Ladera Ranch, California 92694. The address for Pacific Oak Capital Markets, LLC is 3200 Park Center Drive, Suite 800, Costa Mesa, California 92626.

**	SmartStop REIT Advisors, LLC and SmartStop Storage Advisors, LLC are each indirect subsidiaries of SmartStop Self Storage REIT, Inc.
***	An affiliate of our dealer manager owns a 10% non-voting membership interest in our advisor.
****

SmartStop OP, L.P., an affiliate of SmartStop Storage Advisors, LLC and the operating partnership of SmartStop Self Storage REIT, Inc., holds common units of Strategic Storage Operating Partnership VI, L.P., our operating partnership, in connection with the OP Investment of $5.0 million made by SmartStop

OP, L.P. into our operating partnership described elsewhere in this prospectus. As of March 1, 2022, SmartStop OP’s investment in our operating partnership represented approximately 6% of the outstanding units of limited partnership interest.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with our accompanying financial statements and notes thereto included elsewhere in this prospectus.

Overview

Strategic Storage Trust VI, Inc., a Maryland corporation (the “Company”), was formed on October 14, 2020 under the Maryland General Corporation Law for the purpose of engaging in the business of investing in self storage facilities and commenced formal operations on March 10, 2021. We intend to elect to be treated as a REIT under the Internal Revenue Code for federal income tax purposes beginning with our taxable year ended December 31, 2021.

On February 26, 2021, pursuant to a confidential private placement memorandum, we commenced a private offering of up to $200,000,000 in shares of our common stock and $20,000,000 shares of common stock pursuant to our distribution reinvestment plan. Please see Note 1 of the Notes to the Consolidated Financial Statements for the Year Ended December 31, 2021 contained elsewhere in this prospectus for additional information. As of December 31, 2021, we had received approximately $47.1 million in offering proceeds from the sale of our common stock pursuant to the private offering. Any outstanding common stock that was issued prior to the commencement of our initial public offering will be redesignated as Class P common stock upon the filing of the articles of amendment to our charter, which will occur prior to the effectiveness of this offering.

We have invested the net proceeds from our private offering primarily in self storage facilities consisting of both income-producing and growth properties located in the United States and Canada. As of December 31, 2021, we owned six operating self storage properties located in three states (Arizona, Florida and Nevada) as well as 50% equity interests in two unconsolidated real estate ventures located in the Greater Toronto Area that are intended to be developed into self storage facilities, with subsidiaries of SmartCentres Real Estate Investment Trust (“SmartCentres”) owning the other 50% of such entity. As of December 31, 2021, our self storage portfolio was comprised as follows:

State	No. of Properties	Units(1)	Sq. Ft. (net)(2)	% of Total Rentable Sq. Ft.	Physical Occupancy %(3)		Rental Income(4)
Arizona	3	2,125	225,500	58.2%	66.3	%(5)	75.6%
Florida	2	1,120	109,700	28.3%	22.4	%(6)	0.8%
Nevada	1	335	52,300	13.5%	93.6%		23.6%

Total	6	3,580	387,500	100%	53.3%		100%

(1)	Includes all rentable units, consisting of storage units and parking units (approximately 20 units).
(2)	Includes all rentable square feet consisting of storage units and parking units (approximately 9,800 square feet).
(3)	Represents the occupied square feet of all facilities we owned in a state divided by total rentable square feet of all the facilities we owned in such state as of December 31, 2021.
(4)	Represents rental income for all facilities we owned in a state divided by our total rental income for the month of December 2021.
(5)	We acquired the Phoenix II property on November 30, 2021 after the seller received a certificate of occupancy.
(6)	We acquired the Apopka property on December 30, 2021. The seller received certificate of occupancy and commenced operations on November 19, 2021.

Investments in Unconsolidated Real Estate Ventures

We have entered into joint venture agreements with a subsidiary of SmartCentres, an unaffiliated third party, to acquire tracts of land and develop them into self storage facilities. We account for these investments using the equity method of accounting and they will be stated at cost and adjusted for our share of net earnings or losses and reduced by distributions. Equity in earnings (loss) will generally be recognized based on our ownership interest in the earnings of each of the unconsolidated investments.

The following table summarizes our investments in unconsolidated real estate ventures as of December 31, 2021:

	Location	Date Real Estate Venture Acquired Land	Estimated Property Completion Date	Equity Ownership %	Approx. Units at Completion	Approx. Sq. Ft. (net) at Completion
Toronto	Toronto, Ontario	April 2021	Under development	50%	1,200	98,500
Toronto II	Toronto, Ontario	December 2021	Under development	50%	1,500	121,500

					2,700	220,000

Development costs are currently expected to be approximately $17.5 million CAD for the Toronto Property and approximately $22.6 million CAD for the Toronto II Property, and are expected to be funded with debt proceeds. We expect development on these properties to be completed in the second half of 2023.

Critical Accounting Policies

We have established accounting policies which conform to generally accepted accounting principles (“GAAP”). Preparing financial statements in conformity with GAAP requires management to use judgment in the application of accounting policies, including making estimates and assumptions. Following is a discussion of the estimates and assumptions used in setting accounting policies that we consider critical in the presentation of our financial statements. Many estimates and assumptions involved in the application of GAAP may have a material impact on our financial condition or operating performance, or on the comparability of such information to amounts reported for other periods, because of the subjectivity and judgment required to account for highly uncertain items or the susceptibility of such items to change. These estimates and assumptions affect our reported amounts of assets and liabilities, our disclosure of contingent assets and liabilities at the dates of the financial statements and our reported amounts of revenue and expenses during the period covered by this prospectus. If management’s judgment or interpretation of the facts and circumstances relating to various transactions had been different, it is possible that different accounting policies would have been applied or different amounts of assets, liabilities, revenues and expenses would have been recorded, thus resulting in a materially different presentation of the financial statements or materially different amounts being reported in the financial statements. Additionally, other companies may use different estimates and assumptions that may impact the comparability of our financial condition and results of operations to those companies.

We believe that our critical accounting policies include the following: real estate purchase price allocations; the evaluation of whether any of our long-lived assets have been impaired; the determination of the useful lives of our long-lived assets; and the evaluation of the consolidation of our interests in joint ventures. The following discussion of these policies supplements, but does not supplant the description of our significant accounting policies, as contained in Note 2 of the Notes to the Consolidated Financial Statements for the year ended December 31, 2021 contained in this prospectus, and is intended to present our analysis of the uncertainties involved in arriving upon and applying each policy.

Real Estate Purchase Price Allocation

We account for acquisitions in accordance with GAAP which requires that we allocate the purchase price of a property to the tangible and intangible assets acquired and the liabilities assumed based on their relative fair values. This guidance requires us to make significant estimates and assumptions, including fair value estimates, which requires the use of significant unobservable inputs as of the acquisition date.

The value of the tangible assets, consisting of land and buildings, is determined as if vacant. Because we believe that substantially all of the leases in place at properties we will acquire will be at market rates, as the majority of the leases are month-to-month contracts, we do not expect to allocate any portion of the purchase prices to above or below market leases. We also consider whether in-place, market leases represent an intangible asset. Acquisitions of portfolios of facilities are allocated to the individual facilities based upon an income approach or a cash flow analysis using appropriate risk adjusted capitalization rates which take into account the relative size, age, and location of the individual facility along with current and projected occupancy and rental rate levels or appraised values, if available.

Our allocations of purchase prices are based on certain significant estimates and assumptions, variations in such estimates and assumptions could result in a materially different presentation of the consolidated financial statements or materially different amounts being reported in the consolidated financial statements.

Impairment of Long-Lived Assets

The majority of our assets, other than cash and cash equivalents, consist of long-lived real estate assets as well as intangible assets related to our acquisitions. We will evaluate such assets for impairment based on events and changes in circumstances that may arise in the future and that may impact the carrying amounts of our long-lived assets, including those held through joint ventures. When indicators of potential impairment are present, we will assess the recoverability of the particular asset by determining whether the carrying value of the asset will be recovered, through an evaluation of the undiscounted future operating cash flows expected from the use of the asset and its eventual disposition. This evaluation is based on a number of estimates and assumptions. Based on this evaluation, if the expected undiscounted future cash flows do not exceed the carrying value, we will adjust the value of the long-lived asset and recognize an impairment loss. Our evaluation of the impairment of long-lived assets could result in a materially different presentation of the financial statements or materially different amounts being reported in the financial statements, as the amount of impairment loss recognized, if any, may vary based on the estimates and assumptions we use.

Estimated Useful Lives of Long-Lived Assets

We assess the useful lives of the assets underlying our properties based upon a subjective determination of the period of future benefit for each asset. We record depreciation expense with respect to these assets based upon the estimated useful lives we determine. Our determinations of the useful lives of the assets could result in a materially different presentation of the financial statements or materially different amounts being reported in the financial statements, as such determinations, and the corresponding amount of depreciation expense, may vary dramatically based on the estimates and assumptions we use.

Consolidation of Investments in Joint Ventures

We evaluate the consolidation of our investments in joint ventures in accordance with relevant accounting guidance. This evaluation requires us to determine whether we have a controlling interest in a joint venture through a means other than voting rights, and, if so, such joint venture may be required to be consolidated in our financial statements. Our evaluation of our joint ventures under such accounting guidance could result in a materially different presentation of the financial statements or materially different amounts being reported in the financial statements, as the joint venture entities included in our financial statements may vary based on the estimates and assumptions we use.

REIT Qualification

We intend to make an election under Section 856(c) of the Internal Revenue Code of 1986 (the Code) to be taxed as a REIT under the Code, commencing with the taxable year ended December 31, 2021. By qualifying as a REIT for federal income tax purposes, we generally will not be subject to federal income tax on income that we distribute to our stockholders. If we fail to qualify as a REIT in any taxable year, we will be subject to federal income tax on our taxable income at regular corporate rates and will not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year in which our qualification is denied. Such an event could materially and adversely affect our net income and could have a material adverse impact on our financial condition and results of operations. However, we believe that we are organized and operate in a manner that will enable us to continue to qualify for treatment as a REIT for federal income tax purposes, and we intend to continue to operate as to remain qualified as a REIT for federal income tax purposes.

Recent Market Conditions

Our rental revenue and operating results depend significantly on the demand for self storage space. Due to the COVID-19 pandemic, our operations have adjusted to meet the needs of our customers and employees, while striving to create a safe environment for everyone at our properties and corporate offices. We also adjusted our in-store operations in order to comply with the various governmental orders, and, in certain cases, we had to temporarily close some of our offices. Additionally, we have expanded our options for customers to rent units via contactless means, including directly through our website and call center.

The challenges associated with the COVID-19 pandemic were partially offset by other trends that helped maintain the demand for self storage. The broader shift of people working from home, elevated migration patterns and strength in the housing market helped drive continued growth in self storage demand.

The underlying relative strength in the self storage industry in the midst of the COVID-19 pandemic continued into 2021. The ultimate extent and duration of the COVID-19 pandemic could still affect the self storage industry and/or us, potentially by the impact of governmental orders or broader economic conditions, which impact our customers, and in turn could affect our financial condition, collections, liquidity, and results of operations. These potential future developments are uncertain and cannot be predicted. This includes new information that may also emerge concerning the breadth of the COVID-19 outbreak, as well as the actions to contain or treat its impact, including the distribution and broad acceptance of various vaccines for COVID-19 or the efficacy of those vaccines against new COVID-19 variants.

Results of Operations

Overview

We derive revenues principally from: (i) rents received from tenants who rent storage units under month-to-month leases at each of our self storage facilities and (ii) sales of packing- and storage-related supplies at our storage facilities. Therefore, our operating results depend significantly on our ability to retain our existing tenants and lease our available self storage units to new tenants, while maintaining and, where possible, increasing the prices for our self storage units. Additionally, our operating results depend on our tenants making their required rental payments to us.

Competition in the market areas in which we operate is significant and affects the occupancy levels, rental rates, rental revenues and operating expenses of our facilities. Development of any new self storage facilities would intensify competition of self storage operators in markets in which we operate.

On March 11, 2021 we commenced formal operations and we acquired our first self storage property located in Phoenix, Arizona. On June 1, 2021, we acquired our second self storage property located in Las Vegas, Nevada. On August 26, 2021, we acquired our third self storage property located in Surprise, Arizona. On November 30, 2021, we acquired our fourth self storage property located in Phoenix, Arizona. On December 30, 2021, we acquired our fifth self storage property located in Bradenton, Florida. On December 30, 2021, we acquired our sixth self storage property located in Apopka, Florida. Operating results in future periods will depend on the results of operations of these properties and the real estate properties that we acquire.

As a result of the timing of our formation, commencement of operations and acquisition of our first six properties during 2021, we believe there is no basis for comparison to prior periods. We expect revenue and expenses to increase in future periods as we acquire additional properties.

Total Revenues

Total revenues for the year ended December 31, 2021 were approximately $1.3 million which is attributable to our acquisition of six self storage properties during the year ended December 31, 2021. We expect total revenues to increase in future periods commensurate with our future acquisition activity, as well as from recognizing full period results for acquisitions completed during the year ended December 31, 2021.

Property Operating Expenses

Property operating expenses for the year ended December 31, 2021 were approximately $0.6 million. Property operating expenses include the cost to operate our facilities including payroll, utilities, insurance, real estate taxes, and marketing. The property operating expenses are attributable to our acquisition of six self storage properties during the year ended December 31, 2021. We expect property operating expenses to increase in the future as our operational activity increases, as well as from recognizing full period results for acquisitions completed during the year ended December 31, 2021.

Property Operating Expenses – Affiliates

Property operating expenses – affiliates for the year ended December 31, 2021 were approximately $0.3 million. Property operating expenses – affiliates includes property management fees and asset management fees. The increase in property operating expenses – affiliates is attributable to our acquisition of six self storage properties during the year ended December 31, 2021. We expect property operating expenses – affiliates to increase in the future as our operational activity increases, as well as from recognizing full period results for acquisitions completed during the year ended December 31, 2021.

General and Administrative Expenses

General and administrative expenses for the year ended December 31, 2021 were approximately $0.8 million. General and administrative expenses are primarily attributable to legal expenses, transfer agent fees, directors’ and officers’ insurance expense, an allocation of a portion of our advisor’s payroll related costs, accounting expenses and board of directors related costs. We expect general and administrative expenses to increase in the future as our operational activity increases.

Depreciation and Amortization Expenses

Depreciation and amortization expenses for the year ended December 31, 2021 were approximately $0.9 million. Depreciation expense consists primarily of depreciation on the buildings and site improvements at our properties. Amortization expense consists of the amortization of intangible assets resulting from our acquisition of six self storage property during the year ended December 31, 2021. We expect depreciation and amortization expense to increase in the future as our operating activity increases, as well as from recognizing full period results for acquisitions completed during the year ended December 31, 2021.

Acquisition Expenses – Affiliates

Acquisition expenses – affiliates for the year ended December 31, 2021 were approximately $0.4 million. Acquisition expenses primarily relate to the costs associated with our potential acquisitions of self storage facilities prior to the acquisitions becoming probable in accordance with our capitalization policy. We expect acquisition expenses- affiliates to increase in the future commensurate with our acquisition activity.

Other Property Acquisition Expenses

Other property acquisition expenses for the year ended December 31, 2021 were approximately $1.0 million. Acquisition expenses primarily relate to the costs associated with our potential acquisitions of self storage facilities prior to the acquisitions becoming probable in accordance with our capitalization policy. We expect other property acquisition expenses to increase in the future commensurate with our acquisition activity.

Interest Expense

Interest expense for the year ended December 31, 2021 was approximately $0.6 million. Interest expense consists of interest incurred on the loans related to our acquisition of six self storage properties during the year ended December 31, 2021. We expect interest expense to increase in future periods commensurate with our future debt level.

Interest Expense – Debt Issuance Costs

Interest expense – debt issuance costs for the year ended December 31, 2021 were approximately $0.1 million. Interest expense – debt issuance costs reflects the amortization of fees incurred in connection with obtaining the loans during the current year. We expect interest expense – debt issuance costs to increase commensurate with our future financing activity.

Foreign currency adjustment

Foreign currency adjustment for the year ended December 31, 2021 was approximately $0.2 million. Foreign currency adjustments consists of changes in foreign currency related to our Investments in unconsolidated real estate ventures, classified as short term in accordance with GAAP. We expect foreign currency adjustments to change in the future based upon changes in exchange rates, as well as future investments in real estate in currencies other than United States dollars, classified as short term in accordance with GAAP.

Liquidity and Capital Resources

Cash Flows

Below is information regarding our cash flows for operating, investing and financing activities for the year ended December 31, 2021:

Year ended December 31, 2021
Net cash flow provided by (used in):
Operating activities	$(2,963,793)
Investing activities	(66,686,996)
Financing activities	74,231,548

Cash flows used in operating activities for the year ended December 31, 2021 were approximately $3.0 million, which is primarily the result of our net loss during the period (excluding depreciation and amortization, foreign currency adjustments and payments to affiliates), primarily offset by favorable changes in accounts payable and accrued liabilities.

Cash flows used in investing activities for the year ended December 31, 2021 were approximately $66.7 million, which is primarily the result of cash consideration paid of approximately $59.9 million for our acquisitions and $6.1 million for our investments in unconsolidated real estate ventures.

Cash flows provided by financing activities for the year ended December 31, 2021 were approximately $74.2 million, which is primarily the result of net debt proceeds of approximately $34.2 million and approximately $41.5 million from the net proceeds from the issuance of common stock, partially offset by cash distributions of approximately $0.6 million.

Short-Term Liquidity and Capital Resources

Our advisor funded and was responsible for our organization and offering costs on our behalf, prior to the commencement of our formal operations on March 11, 2021 when we acquired the Phoenix Property. Currently, we generally expect that we will meet our short-term operating liquidity requirements, including potential development costs related to our joint venture investments as described in “- Investments in Unconsolidated Real Estate Ventures” above. from the combination of proceeds from our private offering, proceeds from secured or unsecured financing from banks or other lenders, and net cash provided by property operations.

Distribution Policy

We commenced paying distributions to our stockholders in March 2021 and intend to continue to pay regular distributions to our stockholders. From the commencement of paying cash distributions in March 2021, 100% of our cash distributions have been paid from the net proceeds of our private offering. Until we are generating operating cash flow sufficient to fund distributions to our stockholders, we may decide to make stock distributions or to make distributions using a combination of stock and cash, or to fund some or all of our distributions from the proceeds of our private offering, proceeds of this offering or from borrowings in anticipation of future cash flow, which may reduce the amount of capital we ultimately invest in properties. Because substantially all of our operations will be performed indirectly through our operating partnership, our ability to pay distributions depends in large part on our operating partnership’s ability to pay distributions to its partners, including to us. In the event we do not have enough cash from operations to fund cash distributions, we may borrow, issue additional securities or sell assets in order to fund the distributions or make the distributions out of net proceeds from this offering. Therefore, it is likely that some or all of the distributions that we make will represent a return of capital to you, at least in the first few years of operation. Though we have no present intention to make in-kind distributions, we are authorized by our charter to make in-kind distributions of readily marketable securities, distributions of beneficial interests in a liquidating trust established for our dissolution and the liquidation of our assets in accordance with the terms of the charter or distributions that meet all of the following conditions: (a) our board of directors advises each stockholder of the risks associated with direct ownership of the property; (b) our board of directors offers each stockholder the election of receiving such in-kind distributions; and (c) in-kind distributions are only made to those stockholders who accept such offer.

Over the long-term, we expect that a greater percentage of our distributions will be paid from cash flows from operations. However, our operating performance cannot be accurately predicted and may deteriorate in the future due to numerous factors, including our ability to raise and invest capital at favorable yields, the financial performance of our investments in the current real estate and financial environment and the types and mix of investments in our portfolio. As a result, future distributions declared and paid may exceed cash flow from operations.

Distributions will be paid to our stockholders as of the record date selected by our board of directors. We declare and pay distributions monthly based on daily declaration and record dates so that investors may be entitled to distributions immediately upon purchasing our shares. We expect to continue to regularly pay distributions unless our results of operations, our general financial condition, general economic conditions, or other factors inhibit us from doing so. Distributions will be authorized at the discretion of our board of directors, which will be directed, in substantial part, by its obligation to cause us to comply with the REIT requirements of the Code. Our board of directors may increase, decrease or eliminate the distribution rate that is being paid at any time. Distributions will be made on all classes of our common stock at the same time. The per share amount of distributions on different classes of shares will likely differ because of different allocations of class-specific expenses. Specifically, distributions on Class T shares and Class W shares will likely be lower than distributions on Class A shares because Class T shares are subject to ongoing stockholder servicing fees and Class W shares are subject to ongoing dealer manager servicing fees. The funds we receive from operations that are available for distribution may be affected by a number of factors, including the following:

•	the amount of time required for us to invest the funds received in the offering;

•	our operating and interest expenses;

•	the amount of distributions or dividends received by us from our indirect real estate investments;

•	our ability to keep our properties occupied;

•	our ability to maintain or increase rental rates;

•	the performance of our lease-up, development and redevelopment properties;

•	any significant delays in construction for development or redevelopment properties;

•	construction defects or capital improvements;

•	capital expenditures and reserves for such expenditures;

•	the issuance of additional shares; and

•	financings and refinancings.

We must distribute to our stockholders at least 90% of our taxable income each year in order to meet the requirements for being treated as a REIT under the Code. This requirement is described in greater detail in the “Federal Income Tax Considerations — Requirements For Qualification as a REIT— Operational Requirements — Annual Distribution Requirement” section of this prospectus. Our directors may authorize distributions in excess of this percentage as they deem appropriate. Because we may receive income from interest or rents at various times during our fiscal year, distributions may not reflect our income earned in that particular distribution period, but may be made in anticipation of cash flow that we expect to receive during a later period and may be made in advance of actual receipt of funds in an attempt to make distributions relatively uniform. To allow for such differences in timing between the receipt of income and the payment of expenses, and the effect of required debt payments, among other things, we could be required to borrow funds from third parties on a short-term basis, issue new securities, or sell assets to meet the distribution requirements that are necessary to achieve the tax benefits associated with qualifying as a REIT. We are not prohibited from undertaking such activities by our charter, bylaws or investment policies, and we may use an unlimited amount from any source to pay our distributions. These methods of obtaining funding could affect future distributions by increasing operating costs and decreasing available cash, which could reduce the value of your investment in our shares. In addition, such distributions may constitute a return of investors’ capital. See “Federal Income Tax Considerations — Requirements for Qualification as a REIT.”

The following shows our distributions and the sources of such distributions for the year ended December 31, 2021.

	Year Ended December 31, 2021
Distributions paid in cash — common stockholders	$453,837
Distributions paid in cash — Operating Partnership unitholders	183,869
Distributions reinvested	329,158

Total distributions	$966,864

Source of distributions
Cash flows provided by operations	—	0%
Offering proceeds from private offering	637,706	66.0%
Offering proceeds from distribution reinvestment plan	329,158	34.0%

Total sources	$966,864	100.0%

For the year ended December 31, 2021, we paid cumulative distributions of approximately $1.0 million, as compared to cumulative net loss attributable to our common stockholders of approximately $3.0 million. Net loss attributable to our common stockholders for the year ended December 31, 2021 reflects non-cash depreciation and amortization of approximately $0.9 million, and acquisition related expenses of approximately $1.3 million. From our commencement of paying cash distributions on our common shares in March 2021, distributions were paid solely from proceeds of our private offering.

We must distribute to our stockholders at least 90% of our taxable income each year in order to meet the requirements for being treated as a REIT under the Code. Our directors may authorize distributions in excess of this percentage as they deem appropriate. Because we may receive income from interest or rents at various times during our fiscal year, distributions may not reflect our income earned in that particular distribution period, but may be made in anticipation of cash flow that we expect to receive during a later period and may be made in advance of actual receipt of funds in an attempt to make distributions relatively uniform. To allow for such differences in timing between the receipt of income and the payment of expenses, and the effect of required debt payments, among other things, we could be required to borrow funds from third parties on a short-term basis, issue new securities, or sell assets to meet the distribution requirements that are necessary to achieve the tax benefits associated with qualifying as a REIT. We are not prohibited from undertaking such activities by our charter, bylaws or investment policies, and we may use an unlimited amount from any source to pay our distributions. These methods of obtaining funding could affect future distributions by increasing operating costs and decreasing available cash, which could reduce the value of our stockholders’ investment in our shares. In addition, such distributions may constitute a return of investors’ capital.

We have not been able to and may not be able to pay distributions from our cash flows from operations, in which case distributions may be paid in part from debt financing or from proceeds from the issuance of common stock in our offering. The payment of distributions from sources other than cash flows from operations may reduce the amount of proceeds available for investment and operations or cause us to incur additional interest expense as a result of borrowed funds.

Over the long-term, we expect that a greater percentage of our distributions will be paid from cash flows from operations. However, our operating performance cannot be accurately predicted and may deteriorate in the future due to numerous factors, including our ability to raise and invest capital at favorable yields, the financial performance of our investments in the current real estate and financial environment and the types and mix of investments in our portfolio. As a result, future distributions declared and paid may exceed cash flow from operations.

Indebtedness

As of December 31, 2021, our total indebtedness was approximately $47.9 million which included approximately $43.9 million of variable rate debt and approximately $4.8 million of fixed rate debt, less approximately $0.8 million in net debt issuance costs.

Long-Term Liquidity and Capital Resources

On a long-term basis, our principal demands for funds will be for property acquisitions, either directly or through entity interests, for the payment of operating expenses and distributions, and for the payment of interest on our outstanding indebtedness, if any.

The Company’s material cash requirements from known contractual and other obligations primarily relate to the following, for which information on both a short-term and long-term basis is provided in the indicated notes to the consolidated financial statements:

•

Debt — Refer to Note 5 of the Notes to the Consolidated Financial Statements contained in this prospectus. Future cash payments for interest on debt over the next 12 months is approximately $1.6 million. Future cash payments for maturing debt over the next months is approximately $6.8 million. We expect to meet these future obligations with a combination of proceeds from our offering and operations.

•	Commitments and contingencies — Refer to Note 7 of the Notes to the Consolidated Financial Statements contained in this prospectus.

Long-term potential future sources of capital include proceeds from our offering, secured or unsecured financings from banks or other lenders, issuance of equity instruments and undistributed funds from operations. To the extent we are not able to secure requisite financing in the form of a credit facility or other debt, we will be dependent upon proceeds from the issuance of equity securities and cash flows from operating activities in order to meet our long-term liquidity requirements and to fund our distributions.

We have joint ventures with SmartCentres, which are accounted for using the equity method of accounting (Note 4). Other than the foregoing, we do not currently have any relationships with unconsolidated entities or financial partnerships. Such entities are often referred to as structured finance or special purpose entities, which typically are established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes.

Subsequent Events

Please see Note 10 of the Notes to the Consolidated Financial Statements contained in this prospectus.

Seasonality

We believe that we will experience minor seasonal fluctuations in the occupancy levels of our facilities, which we believe will be slightly higher over the summer months due to increased moving activity.

Quantitative and Qualitative Disclosures About Market Risk

Market risk includes risks that arise from changes in interest rates, foreign currency exchange rates, commodity prices, equity prices and other market changes that affect market sensitive instruments. In pursuing our business plan, we expect that the primary market risk to which we will be exposed is interest rate risk and to a lesser extent, foreign currency risk. We may be exposed to the effects of interest rate changes primarily as a result of borrowings used to maintain liquidity and fund acquisition, expansion, and financing of our real estate investment portfolio and operations. Our interest rate risk management objectives will be to limit the impact of interest rate changes on earnings and cash flows and to lower overall borrowing costs. To achieve our objectives, we may borrow at fixed rates or variable rates. We may also enter into derivative financial instruments such as interest rate swaps and caps in order to mitigate our interest rate risk on a related financial instrument. We will not enter into derivative or interest rate transactions for speculative purposes.

As of December 31, 2021, our total indebtedness was approximately $47.9 million which included approximately $43.9 million of variable rate debt and approximately $4.8 million of fixed rate debt, less approximately $0.8 million in net debt issuance costs. A change in interest rates on variable debt could impact the interest incurred and cash flows and its fair value. If the underlying rate of the related index on our variable rate debt were to increase by 100 basis points, the increase in interest would decrease future earnings and cash flows by approximately $0.4 million annually.

Interest rate risk amounts were determined by considering the impact of hypothetical interest rates on our financial instruments. These analyses do not consider the effect of any change in overall economic activity that could occur. Further, in the event of a change of that magnitude, we may take actions to further mitigate our exposure to the change. However, due to the uncertainty of the specific actions that would be taken and their possible effects, these analyses assume no changes in our financial structure.

The following table summarizes future debt maturities and average interest rates on our outstanding debt as of December 31, 2021:

	Payments due during the years ended December 31,
	2022	2023	2024	2025	2026	Thereafter	Total
Variable rate debt	$6,800,000	$—	$37,062,500	$—	$—	$—	$43,862,500
Average interest rate(1)	3.1%	N/A	3.25%	N/A	N/A	N/A
Fixed rate debt	$—	$—	$4,800,000	$—	$—	$—	$4,800,000
Average interest rate	N/A	N/A	4.125%	N/A	N/A	N/A

(1)	Interest expense for the variable rate debt was calculated based on the rate in effect on December 31, 2021.

Currently, our only foreign exchange rate risk comes from our investments in our Canadian joint ventures and the Canadian Dollar (“CAD”). As a result of fluctuations in currency exchange, our cash flows and results of operations could be affected.

PRIOR PERFORMANCE SUMMARY

The information presented in this section represents the historical experience of certain real estate programs sponsored by our sponsor and its affiliates. You should not assume that you will experience returns, if any, comparable to those experienced by investors in the prior real estate programs described herein. On June 28, 2019, SmartStop acquired the self storage advisory, asset management, property management, investment management, and certain joint venture interests of SAM, along with certain other assets (collectively, the “Self Administration Transaction”). As a result of the Self Administration Transaction, SmartStop REIT Advisors, LLC, our sponsor and an indirect wholly owned subsidiary of SmartStop, is deemed to be an affiliate of SAM for prior performance purposes relating to prior self storage programs.

The information in this section and the Prior Performance Tables included in this prospectus as Appendix C show relevant summary information regarding certain programs sponsored or co-sponsored by our sponsor or its affiliates. As described below, our sponsor or its affiliates have sponsored or co-sponsored public, non-traded REIT offerings and private offerings of real estate programs that in some cases have investment objectives, including particular investment types that are considerably similar to ours. Prior to the Self Administration Transaction, SAM was the sponsor of SmartStop, a public non-traded REIT focused on stabilized self storage properties, which closed its primary offering to new investors in January 2017; SST IV, a public non-traded REIT investing in both income-producing and growth self storage properties; and SSGT II, a private REIT investing in growth self storage properties. Following the Self Administration Transaction, SmartStop REIT Advisors, LLC, our sponsor, became the sponsor of SST IV, until such company’s merger with and into a wholly-owned subsidiary of SmartStop in March 2021, and SSGT II. Our sponsor in the future may sponsor other private and public offerings of real estate programs. To the extent that such future offerings or programs remaining in operation share the same or similar investment objectives or acquire properties in the same or nearby markets, such programs may be in competition with the investments made by us. See the “Conflicts of Interest” section of this prospectus for additional information. Programs that list substantially the same investment objectives as we do in their prospectus or private offering memorandum are considered to have investment objectives similar to ours, regardless of the particular emphasis that a program places on each objective.

The information in this summary represents the historical experience of certain programs sponsored or co-sponsored by our sponsor or its affiliates. Unless otherwise noted, the information presented herein is as of December 31, 2020.

The Prior Performance Tables set forth information as of the dates indicated regarding the prior programs described therein that invested in self storage properties, which we deem to have similar investment objectives to us, as to: (1) experience in raising and investing funds (Table I); (2) compensation to sponsor (Table II); (3) annual operating results of prior real estate programs (Table III); (4) results of completed programs (Table IV); and (5) sale or disposals of properties by prior real estate programs (Table V). The purpose of this prior performance information is to enable you to evaluate accurately the experience of our sponsor and its affiliates with like programs.

Public Programs

The following discussion is intended to summarize briefly the objectives and performance of prior public programs with similar investment objectives and to disclose any material adverse business developments sustained by them.

SmartStop Self Storage, Inc.

Strategic Capital Holdings, LLC, or SCH, which is controlled by the founder of SAM, sponsored one prior public program, SmartStop Self Storage, formerly known as Strategic Storage Trust, Inc., or SSTI, a public, non-traded REIT focused on investments in self storage properties. On March 17, 2008, SmartStop Self Storage began its initial public offering of common stock. On May 22, 2008, SmartStop Self Storage satisfied the minimum offering requirements of its initial public offering and commenced formal operations. On September 16, 2011, the initial public offering was terminated, having raised gross proceeds of approximately $289 million.

On September 22, 2011, SmartStop Self Storage commenced its follow-on public offering of stock. On April 2, 2012, SmartStop Self Storage announced that its board had approved an estimated value per share of SmartStop Self Storage’s common stock of $10.79 based on the estimated value of SmartStop Self Storage’s assets less the estimated value of SmartStop Self Storage’s liabilities, or net asset value, divided by the number of shares outstanding on an adjusted fully diluted basis, calculated as of December 31, 2011. Effective June 1, 2012, SmartStop Self Storage raised its offering price for shares sold in the follow-on offering from $10.00 per share to $10.79 per share. On September 22, 2013, the follow-on offering was terminated, having raised gross proceeds of approximately $251 million. SmartStop Self Storage raised approximately $541 million of gross offering proceeds from approximately 16,200 investors as of the close of its follow-on offering. On September 5, 2014, SmartStop Self Storage announced that its board of directors had approved an estimated value per share of SmartStop Self Storage’s common stock of $10.81 based on the estimated value of SmartStop Self Storage’s assets less the estimated value of SmartStop Self Storage’s liabilities, or net asset value, divided by the number of shares outstanding on an adjusted fully diluted basis, calculated as of June 30, 2014.

In addition to its initial public offering and follow-on offering, in September 2009, SmartStop Self Storage also issued approximately 6.2 million shares in connection with the mergers of two privately-offered REITs sponsored by affiliates of SAM and that were organized to invest primarily in self storage properties (the “SmartStop Mergers”). SmartStop Self Storage acquired 11 properties in connection with the SmartStop Mergers. Those properties consisted of approximately 8,500 units and 1.4 million rentable square feet. For the years ended December 31, 2009, 2010, and 2011, cash distributions were funded principally from offering proceeds, as SmartStop Self Storage was still in its offering phase and did not yet have positive cash flow from operations.

Through September 30, 2015, with a combination of debt and offering proceeds from its initial public offering and follow-on offering, SmartStop Self Storage invested approximately $614 million in 111 properties in 17 states and Canada consisting of approximately 68,900 units and 8.8 million rentable square feet. Based on the amount invested in these properties, approximately 97% was spent on existing self storage properties and 3% was spent on construction or redevelopment of self storage properties. As a percentage of the aggregate purchase price, the allocation of financing proceeds for these 111 properties was 58% debt proceeds and 42% equity.

On October 1, 2015, SmartStop Self Storage and Extra Space closed on a merger transaction in which SmartStop Self Storage was acquired by Extra Space for $13.75 per share in cash, representing an enterprise value of approximately $1.4 billion. This liquidity event for SmartStop Self Storage’s stockholders occurred within the time period specified in its prospectus for such an event.

Below is a summary of relevant information of the properties purchased with proceeds from SmartStop Self Storage’s initial public offering and follow-on offering:

State	No. of Properties		Units	Sq. Ft. (net)(1)	% of Total Rentable Sq. Ft.	% of Aggregate Purchase Price
Alabama(2)	2		1,135	161,900	1.8%	2.0%
Arizona	4		1,975	243,900	2.8%	1.5%
California(2)	7		5,140	581,900	6.6%	11.5%
Florida	9		6,170	668,500	7.6%	9.0%
Georgia	22		12,990	1,708,900	19.4%	17.7%
Illinois(3)	4		2,455	394,000	4.5%	2.2%
Kentucky	5		2,870	415,700	4.7%	3.2%
Mississippi	3		1,495	224,300	2.6%	2.2%
Nevada	6		4,015	551,100	6.3%	5.0%
New Jersey	6		4,660	445,400	5.1%	8.7%
New York	1		700	82,800	0.9%	0.8%
North Carolina	3		1,560	207,600	2.4%	1.5%
Ontario, Canada(4)	4		3,695	411,600	4.7%	4.9%
Pennsylvania	4		2,210	285,700	3.2%	1.8%
South Carolina	12		6,765	931,800	10.6%	10.3%
Tennessee	3		1,840	254,600	2.9%	4.5%
Texas	11		5,960	875,100	10.0%	8.6%
Virginia	5		3,280	343,900	3.9%	4.6%

Total	111	(5)	68,915	8,788,700	100%	100%

(1)	Includes all rentable square feet consisting of storage spaces, parking and commercial office units.
(2)

Does not include properties in which SmartStop Self Storage owned a minority interest, including the interests owned in the San Francisco Self Storage DST property, Montgomery County Self Storage, DST properties and the Hawthorne property.

(3)	Includes approximately 85,000 rentable square feet of industrial warehouse/office space at the Chicago – Ogden Ave. property.
(4)	All of these Canadian properties were located within the Greater Toronto metropolitan area.
(5)

Excludes the 11 properties acquired in connection with the SmartStop Mergers consisting of approximately 8,500 units and 1.4 million rentable square feet and properties acquired during 2014 with proceeds from sources other than the initial public offering and follow-on offering.

SmartStop Self Storage REIT, Inc.

Prior to the closing of the Self Administration Transaction, SAM served as the sponsor of SmartStop, formerly known as Strategic Storage Trust II, Inc., or SST II, another non-traded REIT focused on investments in self storage properties that was registered to sell up to $1.095 billion of its shares in a public offering. Our current sponsor is an indirect wholly owned subsidiary of SmartStop. On January 10, 2014, SmartStop’s public offering was declared effective. On May 23, 2014, SmartStop reached its minimum offering amount of $1.5 million in sales of shares and SmartStop commenced operations. On April 8, 2016, SmartStop’s board of directors approved an estimated value per share of SmartStop’s common stock of $10.09 for both Class A shares and Class T shares based on the estimated value of SmartStop’s assets less the estimated value of SmartStop’s liabilities, or net asset value, divided by the number of shares outstanding on an adjusted fully diluted basis, calculated as of December 31, 2015. As a result, effective April 14, 2016, SmartStop raised the offering price for Class A shares sold in its primary offering from $10.00 per share to $11.21 per share and the offering price for Class T shares sold in its primary offering from $9.47 per share to $10.62 per share. In addition, effective April 21, 2016, the price per share for shares sold pursuant to SmartStop’s distribution reinvestment plan increased from $9.50 per share to $10.09 per share for both Class A and Class T shares.

On January 9, 2017, SmartStop closed its primary offering to new investors. SmartStop sold approximately $493 million in Class A shares and approximately $73 million in Class T shares pursuant to its public offering and had a total of approximately 13,000 investors. For the years ended December 31, 2014, 2015, and 2016, cash distributions were funded from offering proceeds, as SmartStop was still in its offering phase and did not yet have positive cash flow from operations.

On April 13, 2017, SmartStop’s board of directors approved an estimated value per share of SmartStop’s common stock of $10.22 for both Class A shares and Class T shares based on the estimated value of SmartStop’s assets less the estimated value of SmartStop’s liabilities, or net asset value, divided by the number of shares outstanding on an adjusted fully diluted basis, calculated as of December 31, 2016. As a result, effective in May 2017, the price per share for shares sold pursuant to SmartStop’s distribution reinvestment plan increased from $10.09 per share to $10.22 per share for both Class A and Class T shares. On April 19, 2018, SmartStop’s board of directors approved an estimated value per share of SmartStop’s common stock of $10.65 for both Class A shares and Class T shares based on the estimated value of SmartStop’s assets less the estimated value of SmartStop’s liabilities, or net asset value, divided by the number of shares outstanding on an adjusted fully diluted basis, calculated as of December 31, 2017. As a result, effective in May 2018, the price per share for shares sold pursuant to SmartStop’s distribution reinvestment plan increased from $10.22 per share to $10.65 per share for both Class A and Class T shares. On June 26, 2019, SmartStop’s board of directors approved an estimated value per share of SmartStop’s common stock of $10.66 for both Class A shares and Class T shares based on the estimated value of SmartStop’s assets less the estimated value of SmartStop’s liabilities, or net asset value, divided by the number of shares outstanding on an adjusted fully diluted basis, calculated as of March 31, 2019. As a result, effective in July 2019, the price per share for shares sold pursuant to SmartStop’s distribution reinvestment plan increased from $10.65 per share to $10.66 per share for both Class A and Class T shares. On April 20, 2020, SmartStop’s board of directors approved an estimated value per share of SmartStop’s common stock of $10.40 for both Class A shares and Class T shares based on the estimated value of SmartStop’s assets less the estimated value of SmartStop’s liabilities, or net asset value, divided by the number of shares outstanding on an adjusted fully diluted basis, calculated as of December 31, 2019. As a result, effective in May 2020, the price per share for shares sold pursuant to SmartStop’s distribution reinvestment plan decreased from $10.66 per share to $10.40 per share for both Class A and Class T shares. On October 19, 2021, SmartStop’s board of directors approved an estimated value per share of SmartStop’s common stock of $15.08 for both Class A shares and Class T shares based on the estimated value of SmartStop’s assets less the estimated value of SmartStop’s liabilities, or net asset value, divided by the number of shares outstanding on an adjusted fully diluted basis, calculated as of June 30, 2021. As a result, effective in October 2021, the price per share for shares sold pursuant to SmartStop’s distribution reinvestment plan increased from $10.40 per share to $15.08 per share for both Class A and Class T shares

On October 29, 2019, SmartStop entered into a preferred stock purchase agreement with an affiliate of Extra Space, pursuant to which Extra Space committed to purchase up to $200 million in shares of SmartStop’s Series A Convertible Preferred Stock (the “SmartStop Preferred Stock”), in one or more closings. The initial closing in the amount of $150 million occurred on October 29, 2019. Pursuant to the preferred stock purchase agreement, Extra Space committed to purchase up to an additional $50 million, at SmartStop’s option, which SmartStop subsequently exercised. Accordingly, on October 26, 2020, Extra Space purchased the remaining $50 million in shares of SmartStop Preferred Stock.

As noted below in “Strategic Storage Growth Trust, Inc.,” on January 24, 2019, SmartStop acquired SSGT in a merger whereby SSGT merged with and into a wholly-owned subsidiary of SmartStop in exchange for merger consideration equal to $12.00 per share cash for each share of SSGT common stock, representing a total purchase price of approximately $350 million (which includes assumption of SSGT debt and net liabilities) (the “SSGT Merger”). Accordingly, as of January 24, 2019, SmartStop became the owner of all of the properties previously owned by SSGT. On July 11, 2019, SmartStop acquired a property that was previously under contract with SSGT.

As noted below in “Strategic Storage Trust IV, Inc.,” on March 17, 2021, SmartStop acquired SST IV in a merger whereby SST IV merged with and into a wholly-owned subsidiary of SmartStop in which stockholders of SST IV received 2.1875 shares of SmartStop’s Class A common stock for each share of common stock of SST IV. Accordingly, as of March 17, 2021, SmartStop became the owner of all of the properties previously owned by SST IV. As of December 31, 2021, SmartStop had not effectuated a liquidity event and is still within the time period specified in its prospectus for such an event.

Through December 31, 2020, with a combination of debt and offering proceeds from its public offering, SmartStop invested approximately $848 million in 84 self storage properties located in 15 states and Ontario, Canada, comprising approximately 52,305 units and approximately 6.1 million rentable square feet. Based on the amount invested in these properties, approximately 4% was spent on new self storage properties, 95% was spent on existing self storage properties and 1% was spent on construction or redevelopment of self storage properties. As a percentage of the aggregate purchase price, the allocation of financing proceeds for these 84 properties was approximately 48% debt proceeds and 52% equity. Below is a summary of these 84 properties as of December 31, 2020:

State	No. of Properties		Units(1)	Sq. Ft. (net)(2)	% of Total Rentable Sq. Ft.	Physical Occupancy %(3)	Rental Income %(4)
Alabama	1		1,080	159,000	2.7%	89.8%	1.5%
Arizona	1		975	96,700	1.6%	87.7%	0.9%
California	19		11,470	1,233,400	20.1%	92.9%	25.6%
Colorado	4		2,140	227,200	3.6%	89.1%	3.0%
Florida	13		10,440	1,237,900	20.2%	92.6%	23.0%
Illinois	2		1,030	107,500	1.8%	93.3%	1.4%
Indiana	2		1,000	112,100	1.8%	89.4%	1.2%
Maryland	2		1,610	172,900	2.8%	91.3%	2.9%
Michigan	4		2,180	261,000	4.3%	91.5%	3.6%
New Jersey	1		460	51,000	0.8%	92.6%	0.8%
Nevada	3		2,220	290,400	4.7%	92.5%	4.3%
North Carolina	14		5,720	822,100	13.3%	91.8%	9.8%
Ohio	5		2,210	272,300	4.5%	90.7%	3.0%
South Carolina	2		1,420	194,600	3.2%	88.1%	2.3%
Washington	1		490	48,100	0.8%	86.2%	0.8%
Ontario, Canada	10		7,860	840,100	13.8%	92.0%	15.9%

Total	84	(5)(6)	52,305	6,126,300	100%	91.8%	100%

(1)	Includes all rentable units, consisting of storage units and parking (approximately 2,000 units).
(2)	Includes all rentable square feet consisting of storage units and parking (approximately 550,000 square feet).
(3)

Represents the occupied square feet of all facilities SmartStop owned in a state or province divided by total rentable square feet of all the facilities SmartStop owned in such state as of December 31, 2020.

(4)

Represents rental income (excludes administrative fees, late fees, and other ancillary income) for all facilities SmartStop owned in a state or province divided by its total rental income for the month of December 2020.

(5)

Excludes the 28 properties acquired in connection with the SSGT Merger, consisting of approximately 19,400 units and 2.1 million rentable square feet, which properties were not acquired with proceeds of SmartStop’s public offering. Such properties are reflected in the discussion regarding SSGT below.

(6)

Excludes the 24 wholly-owned properties acquired in connection with the SST IV Merger on March 17, 2021, consisting of approximately 17,820 units and 2.0 million rentable square feet, which properties were not acquired with proceeds of SmartStop’s public offering. Such properties are reflected in the discussion regarding SST IV below.

See Table III of the Prior Performance Tables for more detailed information as to the operating results of SmartStop.

Strategic Storage Growth Trust, Inc.

SAM also sponsored SSGT, another non-traded REIT focused on investments in self storage properties that registered to sell up to $1.095 billion of its shares in a public offering. On June 17, 2013, SSGT commenced a private offering of up to $109.5 million in shares of SSGT’s common stock to accredited investors only pursuant to a confidential private placement memorandum. On May 23, 2014, SSGT reached the minimum offering amount of $1.0 million in sales of shares in its private offering and SSGT commenced operations. On January 16, 2015, SSGT terminated the private offering, having raised a total of $7.8 million. On January 20, 2015, SSGT’s public offering was declared effective.

On April 8, 2016, SSGT’s board of directors approved an estimated value per share of SSGT’s common stock of $10.05 for both Class A shares and Class T shares based on the estimated value of SSGT’s assets less the estimated value of SSGT’s liabilities, or net asset value, divided by the number of shares outstanding on an adjusted fully diluted basis, calculated as of December 31, 2015. As a result, effective April 14, 2016, SSGT raised the offering price for Class A shares sold in its primary offering from $10.00 per share to $11.17 per share and the offering price for Class T shares sold in its primary offering from $9.47 per share to $10.58 per share. In addition, effective April 21, 2016, the price per share for shares sold pursuant to SSGT’s distribution reinvestment plan increased from $9.50 per share to $10.05 per share for both Class A and Class T shares.

On March 31, 2017, SSGT closed its primary offering to new investors. Investors who submitted subscriptions in accordance with SSGT’s close down procedures and were accepted by SSGT were admitted as stockholders effective as of March 31, 2017. Pursuant to its public offering, SSGT sold approximately $193 million in Class A shares and approximately $79 million in Class T shares and had a total of approximately 6,300 investors. For the years ended December 31, 2015 and 2016, cash distributions were funded principally from offering proceeds, as SSGT was still in its offering phase and its strategy consisted of acquiring a portfolio of growth self storage properties with the objective of stabilizing and growing revenue after acquisition.

On April 13, 2017, SSGT’s board of directors approved an estimated value per share of SSGT’s common stock of $11.56 for both Class A shares and Class T shares based on the estimated value of SSGT’s assets less the estimated value of SSGT’s liabilities, or net asset value, divided by the number of shares outstanding on an adjusted fully diluted basis, calculated as of December 31, 2016. As a result, effective in May 2017, the price per share for shares sold pursuant to SSGT’s distribution reinvestment plan increased from $10.05 per share to $11.56 per share for both Class A and Class T shares. On April 19, 2018, SSGT’s board of directors approved an estimated value per share of SSGT’s common stock of $11.58 for both Class A shares and Class T shares based on the estimated value of SSGT’s assets less the estimated value of SSGT’s liabilities, or net asset value, divided by the number of shares outstanding on an adjusted fully diluted basis, calculated as of December 31, 2017. As a result, effective in May 2018, the price per share for shares sold pursuant to SSGT’s distribution reinvestment plan increased from $11.56 per share to $11.58 per share for both Class A and Class T shares.

On August 10, 2018, SSGT’s board of directors approved the suspension of SSGT’s distribution reinvestment plan effective as of August 23, 2018. On January 24, 2019, SmartStop acquired SSGT in a merger whereby SSGT merged with and into a wholly-owned subsidiary of SmartStop in exchange for merger consideration equal to $12.00 per share cash for each share of SSGT common stock. This liquidity event for SSGT’s stockholders occurred within the time period specified in its prospectus for such an event. As a result of the merger, as of January 24, 2019, SmartStop owned all of the properties previously owned by SSGT. On July 11, 2019, SmartStop acquired a property that was previously under contract with SSGT.

Through December 31, 2018, with a combination of debt and offering proceeds from its private and public offerings, SSGT invested approximately $237.3 million in 29 self storage properties located in 10 states and in the Greater Toronto Ontario, Canada area, comprising approximately 19,800 self storage units and 2.2 million rentable square feet. SSGT did not acquire any properties after December 31, 2018. Based on the amount invested in these properties, approximately 36% was spent on new self storage properties, 61% was spent on existing self storage properties and 3% was spent on construction or redevelopment of self storage properties. As a percentage of the aggregate purchase price, the allocation of financing proceeds for these 29 properties was approximately 18% debt proceeds and 82% equity. In October 2019, one of the Texas properties was sold to an unaffiliated third party. Below is a summary of the 28 remaining properties, as of December 31, 2020:

State	No. of Properties	Units(1)	Sq. Ft. (net)(2)	% of Total Rentable Sq. Ft.	Physical Occupancy %(3)		Rental Income(4)
Arizona	1	840	94,000	4.5%	93.2%		4.9%
California	5	3,760	354,600	16.8%	93.1%		19.4%
Colorado	2	1,050	121,300	5.7%	91.2%		5.7%
Florida	4	2,820	274,400	13.0%	92.5%		14.5%
Illinois	3	1,890	198,300	9.4%	91.0%		7.9%
Massachusetts	1	840	93,000	4.4%	91.1%		9.2%
Nevada	3	2,820	333,100	15.8%	93.0%		14.7%
North Carolina	3	1,510	197,200	9.3%	90.4%		6.6	%(4)
South Carolina	1	500	48,000	2.3%	92.7%		2.1%
Texas	3	1,690	230,800	10.9%	88.9%		9.8%
Toronto, Canada	2	1,680	166,600	7.9%	65.2%		5.2%

Total	28	19,400	2,111,300	100%	89.8	%(3)	100%

(1)	Includes all rentable units, consisting of storage units, and parking units (approximately 450 units).
(2)	Includes all rentable square feet consisting of storage units, and parking units (approximately 130,000 square feet).
(3)	Represents the occupied square feet of all facilities SSGT owned in a state divided by total rentable square feet of all the facilities SSGT owned in such state as of December 31, 2020.
(4)	Represents rental income for all facilities SSGT owned in a state divided by its total rental income for the month of December 2020.

See Table III of the Prior Performance Tables for more detailed information as to the operating results of SSGT. Also see Table IV of the Prior Performance Tables for more detailed information on the completed program results for SSGT.

Strategic Storage Trust IV, Inc.

Prior to the Self Administration Transaction, SAM was the sponsor of SST IV, a non-traded REIT that registered to sell up to $1.095 billion of its shares in a public offering. On January 25, 2017, SST IV sold approximately 360,577 Class A shares for $7.5 million to an institutional investor pursuant to a private offering transaction. On March 17, 2017, SST IV’s public offering was declared effective. As of December 31, 2019, SST IV had issued in its public offering approximately 4,396,000 Class A shares for gross offering proceeds of approximately $109.5 million, approximately 3,628,000 Class T shares for gross offering proceeds of approximately $87.8 million, and approximately 978,000 Class W shares for gross offering proceeds of approximately $22.4 million.

On June 20, 2019, SST IV’s board of directors approved an estimated value per share of SST IV’s common stock of $22.65 for each of its Class A, Class T, and Class W shares based on the estimated value of SST IV’s assets less the estimated value of SST IV’s liabilities, or net asset value, divided by the number of shares outstanding on an adjusted fully diluted basis, calculated as of March 31, 2019. As a result, effective in June 2019, the price per share for shares sold pursuant to SST IV’s primary offering for its Class A, Class T, and Class W shares changed to $24.89, $24.10, and $22.65, respectively, and, effective in July 2019, the price per share sold pursuant to SST IV’s distribution reinvestment plan changed from $22.75 per share to $22.65 per share for each of Class A, Class T, and Class W shares. On June 29, 2020, SST IV’s board of directors approved an estimated value per share of SST IV’s common stock of $22.65 for each of its Class A, Class T, and Class W shares based on the estimated value of SST IV’s assets less the estimated value of SST IV’s liabilities, or net asset value, divided by the number of shares outstanding on an adjusted fully diluted basis, calculated as of March 31, 2020. As a result, effective in June 2020, the price per share for shares sold pursuant to SST IV’s distribution reinvestment plan remained $22.65 per share for each of Class A, Class T, and Class W shares; SST IV’s primary offering was suspended as of April 30, 2020 and terminated on September 11, 2020. For the years ended December 31, 2017, 2018, 2019, and 2020, cash distributions were funded from offering proceeds, as SST IV was still in its offering phase and did not yet have positive cash flow from operations.

On March 17, 2021, SmartStop acquired SST IV in a merger whereby SST IV merged with and into a wholly-owned subsidiary of SmartStop in which stockholders of SST IV received 2.1875 shares of SmartStop’s Class A common stock for each share of common stock of SST IV. Accordingly, as of March 17, 2021, SmartStop owns all of the properties previously owned by SST IV. While the merger was not a liquidity event for SST IV’s stockholders due to the illiquid nature of the SmartStop stock received in the transaction, the merger was completed within the time period specified in SST IV’s prospectus for completion of a liquidity event.

Through December 31, 2020, with offering proceeds from its private and public offerings, SST IV invested approximately $304 million in 24 wholly-owned self storage properties located in nine states, comprising approximately 18,000 units and 2.0 million rentable square feet, and approximately $10 million in five unconsolidated real estate development ventures located in the Greater Toronto Area of Ontario, Canada, in each of which SST IV, through its subsidiaries, owned a 50% equity interest. Based on the amount invested in these properties, 100% was spent on existing self storage properties. As of December 31, 2020, SST IV’s total indebtedness was approximately $89.7 million of variable rate debt and approximately $42.5 million of fixed rate debt, less approximately $0.7 million in net debt issuance costs.

Upon the SST IV Merger, SmartStop acquired all of the real estate owned by SST IV, consisting of 24 wholly-owned self storage properties located across nine states and six unconsolidated real estate development ventures located in the Greater Toronto Area of Ontario, Canada. The unconsolidated real estate development ventures consisted of three operating properties and three properties in various stages of development. A summary of SST IV’s real estate portfolio is as follows (as of December 31, 2020):

State	No. of Properties	Units(1)	Sq. Ft. (net)(2)	% of Total Rentable Sq. Ft.	Physical Occupancy %(3)	Rental Income %(4)
Arizona	1	720	79,000	4.0%	88.8%	3.0%
California	2	1,620	154,000	7.7%	78.5%	6.7%
Florida	5	3,830	519,100	26.2%	87.7%	24.9%
North Carolina	2	1,910	176,500	8.9%	85.8%	7.9%
New Jersey	1	1,900	158,000	5.0%	90.5%	11.0%
Nevada	2	1,220	131,500	6.6%	91.9%	8.0%
Texas	8	4,610	605,900	30.6%	92.3%	25.3%
Virginia	1	830	71,000	3.6%	94.9%	5.2%
Washington	2	1,180	146,000	7.4%	89.2%	8.0%

Total	24	17,820	2,041,000	100%	89.1%	100%

(1)	Includes all rentable units, consisting of storage units and parking (approximately 690 units).
(2)	Includes all rentable square feet, consisting of storage units and parking (approximately 250,000 square feet).
(3)	Represents the occupied square feet of all facilities SST IV owned in a state divided by total rentable square feet of all the facilities SST IV owned in such state as of December 31, 2020.

(4)

Represents rental income (excludes administrative fees, late fees, and other ancillary income) for all facilities SST IV owned in a state divided by SST IV’s total rental income for the month ended December 31, 2020.

In certain instances, our sponsor and its affiliates have agreed to make certain accommodations that benefit the owners of these public programs. During the years ended December 31, 2014, 2013 and 2012, one of the public programs sponsored by an affiliate of our sponsor waived certain reimbursements, asset management fees, and property management fees totaling approximately $4.0 million in the aggregate. Although real estate programs in general are subject to being affected by the cyclical nature of the real estate market and general risks associated with investments in real estate, at this time, we are not aware of any major adverse business developments or conditions relative to these public programs, or any other program sponsored or co-sponsored by our sponsor or SAM or its affiliates, that would be material to investors in this offering.

Private Programs

The following discussion is intended to summarize briefly the objectives and performance of prior privately-offered programs (the “Private Programs”) with similar investment objectives and to disclose any material adverse business developments sustained by them.

The completed offering for Private Programs sponsored or co-sponsored by our sponsor or its affiliates include one privately-offered REIT and two multi-asset Delaware Statutory Trust (“DST”) offerings. These three Private Programs raised approximately $135 million of gross offering proceeds from approximately 1,530 investors.

With a combination of debt and offering proceeds, these Private Programs invested approximately $193 million in 25 properties located in nine states. Based on the aggregate amount of acquisition costs, approximately 100% was spent on existing or used properties and none on construction or redevelopment properties. Over the course of two of the three Private Programs, 15 properties were sold or merged into SmartStop Self Storage. As a percentage of the aggregate amount of acquisition costs, the diversification of these 25 properties by geographic area is as follows:

Allocation by State

As a percentage of the aggregate amount of acquisition and development costs, the allocation of financing proceeds for these 25 properties is 56% equity and 44% debt proceeds.

In total, the properties within all Private Programs had an aggregate of approximately 1.9 million square feet of gross leasable space.

In certain instances, the sponsor of these programs, and its affiliates, have agreed to make certain accommodations to benefit the owners of these properties, such as the deferral of asset management fees otherwise payable to the sponsor or its affiliates. Our business may be affected by similar conditions. Although certain Private Programs sponsored or co-sponsored by our sponsor or its affiliates have been adversely affected by the cyclical nature of the real estate market and general risks associated with investments in real estate, at this time, we are not aware of any other adverse business developments other than those described above relative to the prior programs that would be material to investors.

No assurance can be made that our program or other programs sponsored by our sponsor or its affiliates will ultimately be successful in meeting their investment objectives. Below is a summary of the three Private Programs previously sponsored by our sponsor or its affiliates that we believe are most similar to this offering (i.e., programs focusing on self storage). All of such programs have completed operations.

Strategic Storage Growth Trust II, Inc.

Prior to the Self Administration Transaction, SAM was the sponsor of SSGT II, a private REIT that was engaged in a private placement offering of up to $270 million. On September 30, 2020, the private offering was closed to new investors, although SSGT II continues to offer shares of common stock to its existing stockholders pursuant to its distribution reinvestment plan. SSGT II received approximately $110.8 million in offering proceeds from the sale of its common stock pursuant to the primary private offering. As of December 31, 2021, SSGT II had received approximately $5.3 million in proceeds from the sale of its common stock pursuant to its distribution reinvestment plan. For the years ended December 31, 2019 and 2020, cash distributions were funded from offering proceeds, as SSGT II was still in its offering phase and its strategy consisted of acquiring a portfolio of growth self storage properties with the objective of stabilizing and growing revenue after acquisition.

As of December 31, 2021, with a combination of approximately 20% debt and 80% offering proceeds, SSGT II had invested $141 million in ten operating self storage properties located in seven states (Arizona, California, Texas, Florida, Nevada, Washington, and Wisconsin) as well as in two unconsolidated real estate ventures located in the Greater Toronto Area of Ontario, Canada, in each of which SSGT II, through its subsidiaries, owns a 50% equity interest.

On February 24, 2022, SmartStop and SSGT II entered into a merger agreement whereby SmartStop would acquire SSGT II in a stock-for-stock merger transaction. The merger is subject to various closing conditions, including approval by SSGT II’s stockholders.

Self Storage I, DST

USA Self Storage I, DST (“Self Storage I DST”) was a DST organized to invest in certain self storage properties. Self Storage I DST completed its offering in October 2005 and received approximately $13.3 million of gross offering proceeds. With a combination of approximately 68% debt and 32% offering proceeds, Self Storage I DST invested approximately $36 million in 10 properties located in three states (Georgia, North Carolina, and Texas), consisting of an aggregate of approximately 5,425 units and 800,400 rentable square feet. SmartStop Self Storage acquired a 3.05% beneficial interest in Self Storage I DST on September 24, 2009 upon the acquisition of Self Storage REIT II, Inc., a private REIT organized to invest primarily in self storage properties (“REIT II”), and an additional 16.703% beneficial interest in Self Storage I DST between May 20, 2010 and November 30, 2010. On February 1, 2011 and February 15, 2011, SmartStop Self Storage acquired the remaining interests in Self Storage I DST, bringing its total ownership to 100%. Consideration provided for the purchase consisted of approximately $10.2 million in cash along with the issuance of approximately 70,000 limited partnership units in SmartStop OP and the assumption of an approximately $23.3 million bank loan. Pursuant to the merger of SmartStop Self Storage with Extra Space on October 1, 2015, the Self Storage I DST properties were sold to Extra Space.

Southwest Colonial, DST

Southwest Colonial, DST was a DST organized to invest in certain self storage properties. Southwest Colonial, DST completed its offering in June 2008 and received $11 million of gross offering proceeds. With a combination of approximately 64% debt and 36% offering proceeds, Southwest Colonial, DST invested approximately $28 million in five properties. These five self storage properties were located in Texas and consisted of an aggregate of approximately 2,806 units and 392,228 rentable square feet. SmartStop Self Storage acquired a 0.28% beneficial interest in Southwest Colonial, DST on September 24, 2009 upon the acquisition of REIT II. During the fourth quarter of 2013, SmartStop Self Storage acquired the remaining beneficial interests in Southwest Colonial, DST for consideration consisting of approximately $9.0 million in cash, along with the issuance of approximately 151,300 limited partnership units in SmartStop OP and the assumption of an approximately $16.7 million bank loan held by Southwest Colonial, DST. As such, SmartStop Self Storage acquired 100% of the interests in Southwest Colonial, DST. Pursuant to the merger of SmartStop Self Storage with Extra Space on October 1, 2015, the Southwest Colonial, DST properties were sold to Extra Space.

No assurance can be made that our program or other programs sponsored by affiliates of our advisor will ultimately be successful in meeting their investment objectives.

FEDERAL INCOME TAX CONSIDERATIONS

General

The following discussion summarizes the current material federal income tax considerations associated with an investment in shares of our common stock. This summary assumes that an election to be taxed as a REIT will be made effective for the tax year ended December 31, 2021. This summary does not constitute tax advice. Moreover, this summary does not deal with all tax aspects that might be relevant to you, as a prospective stockholder, in light of your personal circumstances, nor does it deal with particular types of stockholders that are subject to special treatment under the Code, such as insurance companies, tax-exempt organizations, financial institutions or broker-dealers.

The provisions of the Code governing the federal income tax treatment of REITs are highly technical and complex. This summary sets forth only the material aspects of such provisions and is qualified in its entirety by the express language of applicable Code provisions, Treasury Regulations promulgated thereunder, and administrative and judicial interpretations thereof.

This section is not a substitute for careful tax planning. We urge you, as a prospective investor, to consult your own tax advisor regarding the specific tax consequences to you of a purchase of shares, ownership and sale of the shares and of our election to be taxed as a REIT. These consequences include the federal, state, local, foreign and other tax consequences of such purchase, ownership, sale and election and the effect of potential changes in the applicable tax laws.

Opinion of Counsel

Nelson Mullins has acted as our counsel, has reviewed this summary and is of the opinion that it fairly summarizes the federal income tax considerations addressed that are likely to be material to our stockholders. It is also the opinion of our counsel that we are and have been organized in conformity with the requirements for qualification and taxation as a REIT pursuant to Sections 856 through 859 of the Code, and that our proposed method of operation will enable us to meet the qualifications and requirements for taxation as a REIT under the Code. The opinion of Nelson Mullins is based on various assumptions and on our representations to them concerning our organization, our proposed ownership and operations, and other matters relating to our ability to qualify as a REIT, and is expressly conditioned upon the accuracy of such assumptions and representations. Moreover, our qualification for taxation as a REIT depends on our ability to meet the various qualification tests imposed under the Code discussed below, the results of which will not be reviewed by Nelson Mullins. Accordingly, we cannot assure you that the actual results of our operations for any one taxable year will satisfy these requirements. See “Risk Factors — Federal Income Tax Risks.” The statements made in this section of the prospectus and in the opinion of Nelson Mullins are based upon existing law and Treasury Regulations, as currently applicable, currently published administrative positions of the IRS and judicial decisions, all of which are subject to change, either prospectively or retroactively. We cannot assure you that any changes will not modify the conclusions expressed in counsel’s opinion. Moreover, an opinion of counsel is not binding on the IRS, and we cannot assure you that the IRS will not successfully challenge our future status as a REIT.

Taxation as a REIT

We intend to elect to be taxed as a REIT under Sections 856 through 859 of the Code, effective for our taxable year ended December 31, 2021. We believe that, commencing with the first taxable year for which the election is made, we will be organized and will operate in such a manner as to qualify for taxation as a REIT under the Code. We intend to continue to operate in such a manner, but no assurance can be given that we will operate in a manner so as to qualify or remain qualified as a REIT. Pursuant to our charter, our board of directors has the authority to make any tax elections on our behalf that, in their sole judgment, are in our best interest. This authority includes the ability to elect or not to elect REIT status or to revoke or otherwise terminate our status as a REIT. Our board of directors has the authority under our charter to make these elections without the necessity of obtaining the approval of our stockholders. However, our board of directors has a fiduciary duty to us and to all investors and could only cause such changes in our tax treatment if it determines in good faith that such changes are in the best interest of our stockholders. In addition, our board of directors has the authority to waive any restrictions and limitations contained in our charter that are intended to preserve our status as a REIT during any period in which our board of directors has determined not to pursue or preserve our status as a REIT.

Although we currently intend to elect to and operate so as to be taxed as a REIT, changes in the law could affect that decision. For example, REIT distributions generally do not constitute qualified dividends and are not eligible for the reduced tax rate attributable to qualified dividends. Therefore, upon our election to be taxed as a REIT, our stockholders will pay federal income tax on our distributions (other than capital gains dividends or distributions which represent a return of capital for tax purposes) at the applicable “ordinary income” rate. However, such dividends will be subject to a new 20% deduction available for REIT dividends for taxable years beginning after December 31, 2017 as a result of recent changes in law discussed further below. Coupled with applicable state income taxes, the combined effective tax rate can exceed 50%. As a REIT, we generally will not be subject to federal corporate income taxes on that portion of our ordinary income or capital gain that we distribute currently to our stockholders. Thus, REIT status generally continues to result in substantially reduced tax rates when compared to the taxation of corporations.

On December 18, 2015, the Protecting Americans from Tax Hikes Act of 2015 (the “PATH Act”) was signed into law. In general, the PATH Act extends or makes permanent a number of temporary tax provisions that had expired or were set to expire, including the following provisions specific to REITs:

•	the PATH Act significantly restricts the ability of companies that are not already REITs to spin off REIT subsidiaries on a tax-free basis;

•	the PATH Act expands the opportunities for certain foreign investors to invest in U.S. real estate without paying FIRPTA (Foreign Investors in Real Property Tax Act) taxes; and

•	the PATH Act modifies a number of the REIT and FIRPTA rules.

On December 22, 2017, “An Act to provide for reconciliation pursuant to titles II and V of the concurrent resolution on the budget for fiscal year 2018” (the “2017 Tax Act”) was enacted. The 2017 Tax Act made a number of permanent and temporary tax changes, including the following provisions specific to REITs:

•	the 2017 Tax Act reduces the corporate income tax rate to 21% and permanently repeals the corporate alternative minimum tax effective for taxable years beginning after December 31, 2017;

•

the 2017 Tax Act revises the individual income tax rates and brackets, including a reduction of the maximum individual rate from 39.6% to 37%, effective for taxable years beginning after December 31, 2017 and sunsetting after 2025; and

•

the 2017 Tax Act adopts a 20% deduction for qualifying business income for sole proprietors and interests in pass-thru entities (S corporations, partnerships, and LLCs). The 20% deduction also applies to dividend income from REITs, reducing the effective individual rate on REIT dividends from 37% to 29.8%, effective for taxable years beginning after December 31, 2017 and sunsetting after 2025.

The following discussion of the Federal Income Tax Considerations includes the impact of relevant provisions of the PATH Act and the 2017 Tax Act on our REIT status and the taxation of the income distributed to our stockholders.

As long as we qualify for taxation as a REIT, we generally will not be subject to federal corporate income taxes on that portion of our ordinary income or capital gain that we distribute currently to our stockholders, because the REIT provisions of the Code generally allow a REIT to deduct distributions paid to its stockholders. This substantially eliminates the federal “double taxation” on earnings (taxation at both the corporate level and stockholder level) that usually results from an investment in a corporation.

Even if we qualify for taxation as a REIT, however, we will be subject to federal income taxation as follows:

•	we will be taxed at regular corporate rates on our undistributed REIT taxable income, including undistributed net capital gains;

•

if we have net income from the sale or other disposition of “foreclosure property” that is held primarily for sale to customers in the ordinary course of business or other non-qualifying income from foreclosure property, we will be subject to tax at the highest corporate rate on that income;

•

if we have net income from prohibited transactions (which are, in general, sales or other dispositions of property other than foreclosure property held primarily for sale to customers in the ordinary course of business), that net income will be subject to a 100% tax;

•

if we fail to satisfy either of the 75% or 95% gross income tests (discussed below) but have nonetheless maintained our qualification as a REIT because applicable conditions have been met, we will be subject to a 100% tax on an amount equal to the greater of the amount by which we fail the 75% or 95% test multiplied by a fraction calculated to reflect our profitability;

•

if we fail to distribute during each year at least the sum of (i) 85% of our REIT ordinary income for the year, (ii) 95% of our REIT capital gain net income for such year and (iii) any undistributed taxable income from prior periods, we will be subject to a 4% excise tax on the excess of the required distribution over the amounts actually distributed;

•

if we have built-in gain assets at the time of the effectiveness of our REIT election and make an election to be taxed immediately or recognize gain on the disposition of such asset during the 5-year period following the effectiveness of our REIT election or if we acquire any asset from a C corporation (i.e., a corporation generally subject to corporate-level tax) in a carryover-basis transaction and we subsequently recognize gain on the disposition of the asset during the 5-year period beginning on the date on which we acquired the asset, then all or a portion of the gain may be subject to tax at the highest regular corporate rate, pursuant to guidelines issued by the IRS;

•

if we receive non arm’s-length income from one of our taxable REIT subsidiaries, including services provided by a taxable REIT subsidiary, we will be subject to a 100% tax on the amount of our non-arm’s-length income;

•

if we should fail to satisfy the asset test (as discussed below) but nonetheless maintain our qualification as a REIT because certain other requirements have been met, we may be subject to a tax that would be the greater of (a) $50,000, or (b) an amount determined by multiplying the highest rate of tax for corporations by the net income generated by the assets for the period beginning on the first date of the failure and ending on the day we dispose of the assets (or otherwise satisfy the requirements for maintaining REIT qualification);

•

if we should fail to satisfy one or more requirements for REIT qualification, other than the 95% and 75% gross income tests and other than the asset test, but nonetheless maintain our qualification as a REIT because certain other requirements have been met, we may be subject to a $50,000 penalty for each failure; and

•

if we should fail to comply with the record keeping requirements in ascertaining the actual ownership of the outstanding shares of our stock, we may be subject to a $25,000 or a $50,000 penalty for each failure.

CARES Act

On March 27, 2020, following enactment by the House and Senate, the President signed the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”). The CARES Act contained numerous temporary changes to the Code intended to provide relief to taxpayers affected by the novel coronavirus of 2019 and 2020. Among those changes are the following provisions that may have an effect on REITs and REIT stockholders:

•

Relaxation of the Limitation on Business Interest Deductions. The 2017 Tax Act limited the amount of deductible business interest expense to 30% of a taxpayer’s adjusted taxable income (“ATI”) for a given tax year (such limitation, the “Section 163(j) Limitation”). The CARES Act enabled taxpayers to elect to increase the Section 163 Limitation from 30% to 50% for any taxable year beginning in 2019 or 2020. Additionally, the CARES Act enables businesses to use their 2019 ATI to calculate their applicable Section 163(j) Limitation for 2020 if their 2019 ATI is higher than their 2020 ATI.

•

100% Expensing of Qualified Improvement Property. The 2017 Tax Act allowed businesses to fully expense the cost of depreciable tangible assets, such as machinery and equipment purchased in tax years 2018 through 2022 (such full expensing, “Bonus Depreciation”). Between tax years 2022 and 2026, Bonus Depreciation is to be phased out. The Conference Report for the 2017 Tax Act described an intention to treat “qualified improvement property,” which generally includes any improvements to the interior portion of nonresidential real property that do not enlarge the building or improve its internal structural framework (other than elevators or escalators), as property depreciable over 15 years (“Qualified Improvement Property”), which would render such property eligible for Bonus Depreciation. However, provisions in Section 168(k) of the Code (setting forth Bonus Depreciation) as incorporated in the 2017 Tax Act failed to achieve that intended result. As a result, Qualified Improvement Property was not eligible for Bonus Depreciation and was instead required to be depreciated over 39 years. The CARES Act included a technical correction to the 2017 Tax Act clarifying that Qualified Improvement Property is eligible for Bonus Depreciation. The CARES Act made this correction retroactive to January 1, 2018 (allowing businesses to file amended returns for 2018 or 2019 when beneficial).

•

An increase in a REIT’s expense deductions (including deductions for business interest expense and increased Bonus Depreciation for Qualified Improvement Property) generally will reduce that amount of REIT distributions taxable as dividends to a stockholder of such REIT. Distribution amounts not treated as a dividend are instead treated as a return of such stockholder’s capital.

Prior to the CARES Act technical correction, some real estate businesses (including REITs) made an irrevocable election under Section 163(j)(7)(B) of the Code to be treated as a “real property trade or business” not subject to the pre-CARES Act 30% business interest expense limitation (a “Real Property Trade or Business Election”). A real estate business making a Real Property Trade or Business Election is not entitled to expense its assets via Bonus Depreciation. In light of the CARES Act technical correction entitling Qualified Improvement Property to Bonus Depreciation treatment and the relaxation of business interest expense limitations, many real estate businesses that previously made a Real Property Trade or Business Election may find it economically advantageous to withdraw such election. In response, on April 10, 2020 the Internal Revenue Service published guidance in Revenue Procedure 2020-22 allowing such businesses to revoke a previously made Real Property Trade or Business Election for tax years 2018 or 2019 by amending their 2018 or 2019 tax returns or by filing an administrative adjustment request under Section 6227 of the Code (an “AAR Request”). Furthermore, under Revenue Procedure 2020-23, the Internal Revenue Service has also allowed partnerships which are subject to the New Partnership Audit Rules (defined below) to file amended tax returns for the 2018 and 2019 tax year without filing an AAR Request.

Our board of directors will consider the advice of our tax advisors in determining whether the expanded tax elections and other provisions of the CARES Act may be in the long-term best interests of us and our stockholders.

Requirements for Qualification as a REIT

In order for us to qualify, and continue to qualify, as a REIT, we must meet, generally on a continuing basis, the requirements discussed below relating to our organization, sources of income, nature of assets, distributions of income to our stockholders and recordkeeping.

Organizational Requirements

In order to qualify, and continue to qualify, for taxation as a REIT under the Code, we are required to:

•	be organized as a corporation, trust, or association;

•	be taxable as a domestic corporation but for Sections 856 through 859 of the Code;

•	be managed by one or more trustees or directors;

•	have transferable shares;

•	not be a financial institution or an insurance company;

•	have at least 100 stockholders for at least 335 days of each taxable year of 12 months;

•	not be closely held;

•

elect to be a REIT, or make such election for a previous taxable year, and satisfy all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT status;

•	use a calendar year for federal income tax purposes and comply with the recordkeeping requirements of the federal tax laws;

•	distribute all earnings and profits attributable to a taxable year in which we do not qualify as a REIT by the end of our first year as a REIT; and

•	meet certain other tests, described below, regarding the nature of our income and assets.

As a Maryland corporation, we satisfy the first and second requirements, and we intend to file an election to be taxed as a REIT with the IRS in the first year in which we qualify for REIT status. In addition, we are managed by a board of directors, we have transferable shares and we do not intend to operate as a financial institution or insurance company. We utilize the calendar year for federal income tax reporting purposes. We would be treated as closely held only if five or fewer individuals or certain tax-exempt entities own, directly or indirectly, more than 50% (by value) of our shares at any time during the last half of our taxable year. For purposes of the closely held test, the Code generally permits a look-through for pension funds and certain other tax-exempt entities to the beneficiaries of the entity to determine if the REIT is closely held. We believe that we currently meet the requirement of having more than 100 stockholders and that we are not closely-held. Accordingly, we believe that our REIT election will be effective for the 2021 taxable year.

In addition, our charter provides for restrictions regarding transfer of shares that are intended to assist us in continuing to satisfy these share ownership requirements. Such transfer restrictions are described in “Description of Shares — Restrictions on Ownership and Transfer.” These provisions permit us to refuse to recognize certain transfers of shares that would tend to violate these REIT provisions. We can offer no assurance that our refusal to recognize a transfer will be effective. Notwithstanding compliance with the share ownership requirements outlined above, tax-exempt stockholders may be required to treat all or a portion of their distributions from us as UBTI if tax-exempt stockholders, in the aggregate, exceed certain ownership thresholds set forth in the Code. See “ — Treatment of Tax-Exempt Stockholders” below.

Ownership of Interests in Partnerships, Qualified REIT Subsidiaries and other Disregarded Entities

In the case of a REIT that is a partner in a partnership, Treasury Regulations provide that the REIT is deemed to own its proportionate share, based on its interest in partnership capital, of the assets of the partnership and is deemed to have earned its allocable share of partnership income. Also, if a REIT owns a qualified REIT subsidiary, which is defined as a corporation wholly-owned by a REIT that does not elect to be taxed as a taxable REIT subsidiary under the Code, or owns all of the interests in an unincorporated domestic entity, such as a limited liability company, which is generally treated as a disregarded entity for federal income tax purposes, the REIT will be deemed to own all of the qualified REIT subsidiary’s or other disregarded entity’s assets and liabilities and it will be deemed to be entitled to treat the income of that entity as its own. In addition, the character of the assets and gross income of the partnership, qualified REIT subsidiary or other disregarded entity shall retain the same character in the hands of the REIT for purposes of satisfying the gross income tests and asset tests set forth in the Code.

Operational Requirements — Gross Income Tests

To qualify and maintain our qualification as a REIT, we must, on an annual basis, satisfy the following gross income requirements:

At least 75% of our gross income for each taxable year must be derived directly or indirectly from investments relating to real property or mortgages on real property or qualified temporary investment income. Qualifying income for purposes of that 75% gross income test generally includes:

•	rents from real property;

•	interest on debt secured by mortgages on real property or on interests in real property, other than on nonqualified publicly-offered REIT debt instruments;

•	dividends or other distributions on, and gain from the sale of, shares in other REITs;

•	gain from the sale of real estate assets;

•

income derived from the temporary investment of new capital that is attributable to the issuance of our shares of common stock or a public offering of our debt with a maturity date of at least five years and that we receive during the one year period beginning on the date on which we received such capital;

•	gross income from foreclosure property; and

•

income derived from the temporary investment of new capital that is attributable to the issuance of our stock or a public offering of our debt with a maturity date of at least five years and that we receive during the one-year period beginning on the date on which we received such new capital

This is known as the 75% Income Test. Generally, gross income from dispositions of real property held primarily for sale in the ordinary course of business is excluded from the 75% Income Test. Such dispositions are referred to as “prohibited transactions.”

In general, at least 95% of our gross income for each taxable year must consist of income that is qualifying income for purposes of the 75% gross income test, other types of interest and dividends or gain from the sale or disposition of stock or securities. This is known as the 95% Income Test.

Hedging Transactions. From time to time, we or our operating partnership may enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase such items, and futures and forward contracts. Income and gain from “hedging transactions” will be excluded from gross income for purposes of both the 75% and 95% gross income tests provided we satisfy the identification requirements discussed below. A “hedging transaction” means either (i) any transaction entered into in the normal course of our or our operating partnership’s trade or business primarily to manage the risk of interest rate changes, price changes, or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets and (ii) any transaction entered into primarily to manage the risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% gross income test (or any property which generates such income or gain). We are required to clearly identify any such hedging transaction before the close of the day on which it was acquired, originated, or entered into and to satisfy other identification requirements. We may conduct some or all of our hedging activities (including hedging activities relating to currency risk) through a taxable REIT subsidiary or other corporate entity, the income from which may be subject to U.S. federal income tax, rather than by participating in the arrangements directly or through pass-through subsidiaries. No assurance can be given, however, that our hedging activities will not give rise to income that does not qualify for purposes of either or both of the REIT income tests, or that our hedging activities will not adversely affect our ability to satisfy the REIT qualification requirements.

Income from certain REIT hedging transactions that are clearly identified is not included as gross income under either the 95% Income Test or the 75% Income Test. Hedges of previously acquired hedges that (i) qualify under the hedging exceptions from prior law and that (ii) a REIT entered to manage risk associated with liabilities or property underlying the previously acquired hedges and that have been extinguished or disposed of are treated as good REIT hedges. The provision expands the treatment of REIT hedges to include income from hedges of previously acquired hedges that a REIT entered to manage risk associated with liabilities or property that have been extinguished or disposed.

Foreign Currency Gain. Certain foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests. “Real estate foreign exchange gain” will be excluded from gross income for purposes of the 75% gross income test. Real estate foreign exchange gain generally includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 75% and 95% gross income tests, foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations secured by mortgages on real property or an interest in real property and certain foreign currency gain attributable to certain “qualified business units” of a REIT. “Passive foreign exchange gain” will be excluded from gross income for purposes of the 95% gross income test. Passive foreign exchange gain generally includes real estate foreign exchange gain as described above, and also includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 95% gross income test and foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations. These exclusions for real estate foreign exchange gain and passive foreign exchange gain do not apply to certain foreign currency gain derived from dealing, or engaging in substantial and regular trading, in securities. Such gain is treated as nonqualifying income for purposes of both the 75% and 95% gross income tests.

The Secretary of the Treasury is given broad authority to determine whether particular items of gain or income qualify or not under the 75% and 95% gross income tests, or are to be excluded from the measure of gross income for such purposes.

The rents we receive, or that we are deemed to receive, qualify as “rents from real property” for purposes of satisfying the gross income requirements for a REIT only if the following conditions are met:

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First, the amount of rent received from a tenant generally must not be based in whole or in part on the income or profits of any person; however, an amount received or accrued generally will not be excluded from the term “rents from real property” solely by reason of being based on a fixed percentage or percentages of gross receipts or sales if such amount is in conformity with normal business practice and not used as a means to base rent on income or profits;

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Second, rents received from a tenant will not qualify as “rents from real property” if we or a direct or indirect owner of 10% or more of the REIT directly or constructively owns 10% or more of the tenant except that rents received from a taxable REIT subsidiary under certain circumstances qualify as rents from real property even if the REIT owns more than a 10% interest in the subsidiary;

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Third, if rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to the personal property will not qualify as “rents from real property.” Certain ancillary personal property that is leased with real property is treated as real property for purposes of the 75% asset test, provided the rent attributable to the personal property for a taxable year does not exceed 15% of the total rent attributable to both real and personal property under the lease; and

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Fourth, we must not operate or manage the property or furnish or render services to tenants, other than through an “independent contractor” who is adequately compensated and from whom we do not derive any income. However, we may provide services with respect to our properties, and the income derived therefrom will qualify as “rents from real property,” if the services are “usually or customarily rendered” in connection with the rental of space only and are not otherwise considered “rendered to the occupant.” Even if the services with respect to a property are impermissible tenant services, the income derived therefrom will qualify as “rents from real property” if such income does not exceed 1% of all amounts received or accrued with respect to that property. Services generally are deemed not to be provided by us if they are provided through (i) an “independent contractor” who is adequately compensated and from whom we do not derive revenue or (ii) a taxable REIT subsidiary. A taxable REIT subsidiary is permitted to provide certain services to the REIT, such as marketing, that typically are done by a third party. In addition, a taxable REIT subsidiary is permitted to develop and market REIT real property without subjecting the REIT to the 100% excise tax on prohibited transactions. The provision also expands the 100% excise tax on non-arm’s length transactions to include services provided by the taxable REIT subsidiary to its parent REIT.

A “taxable REIT subsidiary” is a subsidiary of a REIT that makes a joint election with the REIT to be treated as a taxable REIT subsidiary. The separate existence of a taxable REIT subsidiary or other taxable corporation, unlike a “qualified REIT subsidiary” or other disregarded entity, as discussed above, is not ignored for U.S. federal income tax purposes. Accordingly, a taxable REIT subsidiary is generally subject to corporate income tax on its earnings, which may reduce the cash flow generated by such entity. Because a parent REIT does not include the assets and income of a taxable REIT subsidiary in determining the parent’s compliance with the REIT qualification requirements, a taxable REIT subsidiary may be used by the parent REIT to undertake activities indirectly that the REIT might otherwise be precluded from undertaking directly or through pass-through subsidiaries. Certain restrictions imposed on taxable REIT subsidiaries are intended to ensure that such entities and their parent REITs will be subject to appropriate levels of U.S. federal income taxation. Strategic Storage TRS VI, Inc., a wholly-owned subsidiary of our operating partnership, made an election to be treated as a taxable REIT subsidiary. We may make similar elections with respect to other corporate subsidiaries that we, or our operating partnership, may acquire in the future.

Prior to the making of investments in properties, we may satisfy the 75% Income Test and the 95% Income Test by investing in liquid assets such as government securities or certificates of deposit, but earnings from those types of assets are qualifying income under the 75% Income Test only for one year from the receipt of proceeds. Accordingly, to the extent that offering proceeds have not been invested in properties prior to the expiration of this one-year period, in order to satisfy the 75% Income Test, we may invest the offering proceeds in less liquid investments such as qualifying mortgage-backed securities, maturing mortgage loans purchased from mortgage lenders or shares in other REITs. We expect to receive proceeds from this offering periodically over the offering period and to trace those proceeds for purposes of determining the one-year period for “new capital investments.” No rulings or regulations have been issued under the provisions of the Code governing “new capital investments” however, so there can be no assurance that the IRS will agree with our method of calculation.

Any gain that we realize on the sale of property held as inventory or otherwise held primarily for sale to customers, in the ordinary course of business, will generally be treated as income from a prohibited transaction that is subject to a 100% penalty tax. Our gain would include any gain realized by a “qualified REIT subsidiary” and our share of any gain realized by any of the partnerships or limited liability companies in which we own an interest. This prohibited transaction income may also adversely affect our ability to satisfy the 75% Income Test and the 95% Income Test for qualification as a REIT. Whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances surrounding the particular transaction.

There is a safe harbor exception to this rule for the sale of property that:

•	is a real estate asset under the 75% asset test (as discussed above);

•	has been held for at least two years;

•	has aggregate expenditures made during the two years prior to the date of sale which are includable in the basis of the property not in excess of 30% of the net selling price;

•	in some cases, was held for production of rental income for at least two years;

•	in some cases, substantially all of the marketing and development expenditures were made through an independent contractor from whom we do not derive any income; and

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when combined with other sales in the year, either (i) does not cause us to have made more than seven sales of property during the taxable year, (ii) occurs in a year when we dispose of less than 10% of our assets (measured by U.S. federal income tax basis or fair market value, and ignoring involuntary dispositions and sales of foreclosure property), or (iii) occurs in a year when we dispose of less than 20% of our assets (measured by U.S. federal income tax basis or fair market value, and ignoring involuntary dispositions and sales of foreclosure property) and the percentage of assets sold in the three-year taxable period ending with the current taxable year (measured by U.S. federal income tax basis or fair market value) does not exceed 10% of our aggregate assets over the same three-year period.

We do not intend to enter into any sales that are prohibited transactions. The IRS may contend, however, that one or more of our sales is subject to the 100% penalty tax.

As a REIT, we will be subject to tax at the maximum corporate rate on any income from foreclosure property, other than income that otherwise would be qualifying income for purposes of the 75% Income Test, less expenses directly connected with the production of that income. However, gross income from foreclosure property will qualify under the 75% Income Test and 95% Income Test. “Foreclosure property” is any real property, including interests in real property, and any personal property incident to such real property acquired by a REIT as the result of the REIT’s having bid on the property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law after actual or imminent default on a lease of the property or on indebtedness secured by the property (a “repossession action”), and with respect to which the REIT makes a proper election to treat the property as foreclosure property. Property acquired by a repossession action will not be considered foreclosure property if (a) the REIT held or acquired the property subject to a lease or securing indebtedness for sale to customers in the ordinary course of business or (b) the lease or loan was acquired or entered into with intent to take repossession action or in circumstances where the REIT had reason to know a default would occur. The determination of such intent or reason to know must be based on all relevant facts and circumstances.

A REIT will not be considered to have foreclosed on a property where the REIT takes control of the property as a mortgagee in possession and cannot receive any profit or sustain any loss except as a creditor of the mortgagor. Property generally ceases to be foreclosure property at the end of the third taxable year following the taxable year in which the REIT acquired the property (or longer if an extension is granted by the Secretary of the Treasury). This period (as extended, if applicable) terminates, and foreclosure property ceases to be foreclosure property on the first day:

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on which a lease is entered into for the property that, by its terms, will give rise to income that does not qualify for purposes of the 75% Income Test, or any amount is received or accrued, directly or indirectly, pursuant to a lease entered into on or after such day that will give rise to income that does not qualify for purposes of the 75% Income Test;

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on which any construction takes place on the property, other than completion of a building or any other improvement, where more than 10% of the construction was completed before default became imminent; or

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which is more than 90 days after the day on which the REIT acquired the property and the property is used in a trade or business which is conducted by the REIT, other than through an independent contractor from whom the REIT itself does not derive or receive any income.

There is an alternative three-year averaging safe harbor whereby the REIT may sell up to 20% of its assets rather than 10% during a taxable year, but only if the aggregate property sales (other than sales of foreclosure property or involuntary conversions) sold in the three taxable year period ending with such taxable year does not exceed 10% of the aggregate assets of the REIT as of the beginning of the same three taxable years that are part of the same period (computed based on either their aggregate bases or their aggregate fair market values). In addition, the provision clarifies that the safe harbor exception is applied independent of whether the real estate asset is inventory property.

Except for amounts received with respect to certain investments of cash reserves, we anticipate that substantially all of our gross income will be derived from sources that will allow us to satisfy the income tests described above. We can give no assurance in this regard however. Notwithstanding our failure to satisfy one or both of the 75% Income Test and the 95% Income Test for any taxable year, we may still qualify as a REIT for that year if we are eligible for relief under specific provisions of the Code. These relief provisions generally will be available if:

•	our failure to meet these tests was due to reasonable cause and not due to willful neglect;

•	we attach a schedule of our income sources to our federal income tax return; and

•	any incorrect information on the schedule is not due to fraud with intent to evade tax.

It is not possible, however, to state whether, in all circumstances, we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally earn exceeds the limits on this income, the IRS could conclude that our failure to satisfy the tests was not due to reasonable cause. As discussed above in “ — General — Taxation as a REIT,” even if these relief provisions apply, a tax would be imposed with respect to the excess net income.

Operational Requirements — Asset Tests

At the close of each quarter of any taxable year in which we are taxed as a REIT, we also must satisfy the following tests relating to the nature and diversification of our assets:

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First, at least 75% of the value of our total assets must be represented by real estate assets, cash, cash items, and government securities. The term “real estate assets” includes (i) real property, mortgages on real property, interests in real property and certain ancillary personal property that is leased with real property, (ii) shares in other qualified REITs, (iii) debt instruments issued by publicly offered REITs, and (iv) a proportionate share of any real estate assets owned by a partnership in which we are a partner or of any qualified REIT subsidiary of ours.

•	Second, no more than 25% of our total assets may be represented by securities other than those in the 75% asset class.

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Third, of the investments included in the 25% asset class (other than stock of a taxable REIT subsidiary), the value of any one issuer’s securities that we own may not exceed 5% of the value of our total assets. Additionally, we may not own more than 10% of any one issuer’s outstanding securities (based on either voting rights or value), except in the case of our taxable REIT subsidiaries.

•	Finally, the value of all of the securities of our taxable REIT subsidiaries may not exceed 20% (25% for taxable years beginning prior to January 1, 2018) of the value of our total assets.

For purposes of the 5% and 10% asset tests, the term “securities” generally includes debt securities issued by a partnership or another REIT, except that for purposes of the 10% value test, the term “securities” does not include:

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“Straight debt,” defined as a written unconditional promise to pay on demand or on a specified date a sum certain in money if (1) the debt is not convertible, directly or indirectly, into stock, and (2) the interest rate and interest payments are not contingent on profits, the borrower’s discretion, or similar factors. “Straight debt” securities do not include any securities issued by a partnership or a corporation in which we or any controlled taxable REIT subsidiary (i.e., a taxable REIT subsidiary in which we own directly or indirectly more than 50% of the voting power or value of the stock) holds “non-straight debt” securities that have an aggregate value of more than 1% of the issuer’s outstanding securities. However, “straight debt” securities include debt subject to the following contingencies:

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A contingency relating to the time of payment of interest or principal, as long as either (1) there is no change to the effective yield to maturity of the debt obligation, other than a change to the annual yield to maturity that does not exceed the greater of 0.25% or 5% of the annual yield to maturity, or (2) neither the aggregate issue price nor the aggregate face amount of the issuer’s debt obligations can be required to be prepaid; and

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A contingency relating to the time or amount of payment upon a default or exercise of a prepayment right by the issuer of the debt obligation, as long as the contingency is consistent with customary commercial practice;

•	Any loan to an individual or an estate;

•	Any “Section 467 rental agreement,” other than an agreement with a related party tenant;

•	Any obligation to pay “rents from real property”;

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Any security issued by a state or any political subdivision thereof, the District of Columbia, a foreign government or any political subdivision thereof, or the Commonwealth of Puerto Rico, but only if the determination of any payment thereunder does not depend in whole or in part on the profits of any entity not described in this paragraph or payments on any obligation issued by an entity not described in this paragraph;

•	Any security issued by a REIT;

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Any debt instrument of an entity treated as a partnership for federal income tax purposes not described in the preceding bullet points if at least 75% of the partnership’s gross income, excluding income from prohibited transaction, is qualifying income for the purposes of the 75% gross income test described above in “ — Requirement for Qualification — Gross Income Tests.”

All debt instruments issued by publicly offered REITs, and mortgages on interests in real property, are treated in whole as good “real estate assets” for purposes of the 75% asset test. However, income from publicly offered REIT debt instruments that would not qualify as real estate assets but for the new provision (“nonqualified publicly-offered REIT debt instruments”) is not qualified income under the 75% gross income test. In addition, not more than 25% of the value of a REIT’s assets is permitted to consist of these nonqualified publicly-offered REIT debt instruments.

For purposes of the 10% value test, our proportionate share of the assets of a partnership is our proportionate interest in any securities issued by the partnership, excluding all securities described above except those securities described in the last two bullet points above.

The 5% test and the 10% test (vote or value) must generally be met at the end of each quarter. Further, if we meet the asset tests at the close of any quarter, we will not lose our REIT status for a failure to satisfy the asset tests at the end of a later quarter if such failure occurs solely because of changes in asset values. If our failure to satisfy the asset tests results from an acquisition of securities or other property during a quarter, we can cure the failure by disposing of a sufficient amount of nonqualifying assets within 30 days after the close of that quarter. We maintain, and will continue to maintain, adequate records of the value of our assets to ensure compliance with the asset tests and will take other action within 30 days after the close of any quarter as may be required to cure any noncompliance.

Certain relief provisions may be available to us if we discover a failure to satisfy the asset tests described above after the 30 day cure period. Under these provisions, we will be deemed to have met the 5% and 10% asset tests described above if the value of our nonqualifying assets (1) does not exceed the lesser of (a) 1% of the total value of our assets at the end of the applicable quarter or (b) $10,000,000, and (2) we dispose of the nonqualifying assets or otherwise satisfy such asset tests within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered. For violations of any of the asset tests due to reasonable cause and not due to willful neglect and that are, in the case of the 5% and 10% asset tests, in excess of the de minimis exception described above, we may avoid disqualification as a REIT after the 30 day cure period by taking steps including (1) the disposition of sufficient nonqualifying assets, or the taking of other actions, which allow us to meet the asset tests within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury Regulations to be issued, (2) paying a tax equal to the greater of (a) $50,000 or (b) the highest corporate tax rate multiplied by the net income generated by the nonqualifying assets, and (iii) file with the IRS a schedule describing the assets that caused the failure.

Operational Requirements — Annual Distribution Requirements

In order to be taxed as a REIT, we are also required to make distributions, other than capital gain distributions, to our stockholders each year in the amount of at least 90% of our REIT taxable income, which is computed without regard to the dividends paid deduction and our net capital gain, and is subject to certain other potential adjustments. While we must generally make such distributions in the taxable year to which they relate, we may also pay distributions in the following taxable year if they are (1) declared before we timely file our federal income tax return for the taxable year in question, and if (2) made on or before the first regular distribution payment date after the declaration.

In general, in order for distributions to be counted as satisfying the annual distribution requirements for REITs, and to provide us with a REIT-level tax deduction, the distributions must not be “preferential dividends.” A distribution is not a preferential dividend if the distribution is (1) pro rata among all outstanding shares of stock within a particular class, or (2) in accordance with the preferences among different classes of stock as set forth in our organizational documents. A distribution of a preferential dividend may cause other distributions to be treated as preferential dividends, possibly preventing us from satisfying the distribution requirement for REIT qualification.

Distributions by publicly offered REITs are not subject to the preferential dividend rules. The term “publicly offered REIT” means a REIT which is required to file annual and periodic reports with the SEC under the Securities Exchange Act of 1934. The IRS also has authority to provide an appropriate remedy for a preferential dividend distribution by non-publicly offered REITs in lieu of treating the dividend as not qualifying for the REIT dividend deduction and not counting toward satisfying the requirement that REITs distribute 90% of their income every year. We expect to qualify as a publicly offered REIT for purposes of these rules.

Even if we satisfy the foregoing distribution requirements and, accordingly, continue to qualify as a REIT for tax purposes, we are still subject to tax on the excess of our net capital gain and our REIT taxable income, as adjusted, over the amount of distributions made to stockholders.

In addition, if we fail to distribute during each calendar year at least the sum of:

•	85% of our ordinary income for that year,

•	95% of our capital gain net income, and

•	any undistributed taxable income from prior periods,

we will be subject to a 4% excise tax on the excess of the amount of such required distributions over amounts actually distributed during such year.

We intend to make timely distributions sufficient to satisfy this requirement; however, it is possible that we may experience timing differences between (1) the actual receipt of income and payment of deductible expenses, and (2) the inclusion of that income. It is also possible that we may be allocated a share of net capital gain attributable to the sale of depreciated property that exceeds our allocable share of cash attributable to that sale.

In such circumstances, we may have less cash than is necessary to meet our annual distribution requirement or to avoid income or excise taxation on certain undistributed income. We may find it necessary in such circumstances to arrange for financing or raise funds through the issuance of additional shares in order to meet our distribution requirements, or we may pay taxable stock distributions to meet the distribution requirement.

If we fail to satisfy the distribution requirements for any taxable year by reason of a later adjustment to our taxable income made by the IRS, we may be able to pay “deficiency distributions” in a later year and include such distributions in our deductions for distributions paid for the earlier year. In such event, we may be able to avoid being taxed on amounts distributed as deficiency distributions, but we would be required in such circumstances to pay penalties and interest to the IRS based upon the amount of any deduction taken for deficiency distributions for the earlier year.

As noted above, we may also elect to retain, rather than distribute, our net long-term capital gains. The effect of such an election would be as follows:

•	we would be required to pay the tax on these gains;

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our stockholders, while required to include their proportionate share of the undistributed long-term capital gains in income, would receive a credit or refund for their share of the tax paid by us; and

•

the basis of a stockholder’s shares would be increased by the difference between the designated amount included in the stockholder’s long-term capital gains and the tax deemed paid with respect to such shares.

As noted above, REITs may designate certain dividends that they pay as “capital gains dividends” that are treated as long-term capital gain, or as “qualified dividend income” that is subject to reduced rates in the hands of non-corporate stockholders. The aggregate amount of dividends that may be designated by a REIT as “capital gains dividends” or “qualified dividends income” may not exceed the dividends actually paid by the REIT.

In computing our REIT taxable income, we will use the accrual method of accounting and compute depreciation under the alternative depreciation system. We are required to file an annual federal income tax return, which, like other corporate returns, is subject to examination by the IRS. Because the tax laws require us to make many judgments regarding the proper treatment of a transaction or an item of income or deduction, it is possible that the IRS will challenge positions we take in computing our REIT taxable income and our distributions. Issues could arise, for example, with respect to the allocation of the purchase price of properties between depreciable or amortizable assets and non-depreciable or non-amortizable assets such as land and the current deductibility of fees paid to our advisor and its affiliates. If the IRS were to successfully challenge our characterization of a transaction or determination of our REIT taxable income, we could be found to have failed to satisfy a requirement for qualification as a REIT. If, as a result of a challenge, we are determined to have failed to satisfy the distribution requirements for a taxable year, we would be disqualified as a REIT unless we were permitted to pay a deficiency distribution to our stockholders and pay penalties and interest thereon to the IRS, as provided by the Code. A deficiency distribution cannot be used to satisfy the distribution requirement however, if the failure to meet the requirement is not due to a later adjustment to our income by the IRS.

Operational Requirements — Recordkeeping

To continue to qualify as a REIT, we must maintain records as specified in applicable Treasury Regulations. Further, we must request, on an annual basis, information designed to disclose the ownership of our outstanding shares. We intend to comply with such requirements.

Failure to Qualify as a REIT

If we fail to qualify as a REIT for any taxable year and applicable relief provisions do not apply, we will be subject to federal income tax on our taxable income at regular corporate rates of 21%. If our REIT status is terminated, for any reason, we would generally be disqualified from treatment as a REIT for the four taxable years following the year during which qualification was lost unless we are entitled to relief under specific statutory provisions. We will not be able to deduct distributions paid to our stockholders in any year in which we fail to qualify as a REIT. See “Risk Factors — Federal Income Tax Risks.”

Taxation of U.S. Stockholders

Definition

In this section, the phrase “U.S. stockholder” means a holder of shares that for federal income tax purposes:

•	is a citizen or resident of the United States;

•	is a corporation, partnership or other entity created or organized in or under the laws of the United States or of any political subdivision thereof;

•	is an estate or trust, the income of which is subject to U.S. federal income taxation regardless of its source;

•

is a trust, if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust; or

•	is a person or entity otherwise subject to federal income taxation on a net income basis.

•	For any taxable year for which we qualify for taxation as a REIT, amounts distributed to taxable U.S. stockholders will be taxed as described below.

The 2017 Tax Act modified the tax rate brackets and reduced the individual income tax rates. Beginning January 1, 2018, in the case of married couples filing joint returns with taxable income in excess of $600,000, heads of households with taxable income in excess of $500,000 and other individuals with taxable income in excess of $500,000, the maximum rates on ordinary income is 37% (as compared to 39.6% prior to 2018) and the maximum rates on long-term capital gains and qualified dividend income is 20%. REIT dividends are eligible for a 20% deduction reducing the effective tax rate on REIT dividends to 29.8% (as compared to 15% prior to 2013). REIT dividends generally are not treated as qualified dividend income. Estates and trusts have more compressed rate schedules.

In addition, high-income U.S. individuals, estates, and trusts are subject to an additional 3.8% tax on net investment income. For these purposes, net investment income includes dividends and gains from sales of stock. In the case of an individual, the tax will be 3.8% of the lesser of the individual’s net investment income or the excess of the individual’s modified adjusted gross income over an amount equal to (1) $250,000 in the case of a married individual filing a joint return or a surviving spouse, (2) $125,000 in the case of a married individual filing a separate return, or (3) $200,000 in the case of a single individual.

Distributions Generally

Upon qualifying as a REIT, distributions to U.S. stockholders, other than capital gain distributions discussed below, will constitute dividends up to the amount of our current or accumulated earnings and profits and will be taxable to the stockholders as ordinary income, which in the case of an individual will be taxed currently at graduated rates of up to 29.8%, after applying the 20% deduction available to REIT dividends under the 2017 Tax Act. Individuals receiving “qualified dividends,” which are dividends from domestic and certain qualifying foreign subchapter C corporations, are generally taxed on qualified dividends at a maximum rate of 20% (the same as long-term capital gains) provided certain holding period requirements are met.

However, individuals receiving distributions from us, a REIT, will generally not be eligible for the lower rates on distributions except with respect to the portion of any distribution which (a) represents distributions being passed through to us from a regular “C” corporation (such as our taxable REIT subsidiary) in which we own shares (but only if such distributions would be eligible for the new lower rates on distributions if paid by the corporation to its individual stockholders), (b) is equal to our REIT taxable income (taking into account the dividends paid deduction available to us) less any taxes paid by us on these items during our previous taxable year, or (c) is attributable to built-in gains realized and recognized by us from disposition of properties held at the time our REIT election became effective or acquired by us in non-recognition transactions, less any taxes paid by us on these items during our previous taxable year. These distributions are not eligible for the dividends received deduction generally available to corporations. To the extent that we make a distribution in excess of our current or accumulated earnings and profits, the distribution will be treated first as a tax-free return of capital, reducing the tax basis in each U.S. stockholder’s shares, and the amount of each distribution in excess of a U.S. stockholder’s tax basis in its shares will be taxable as gain realized from the sale of its shares. Distributions that we declare in October, November or December of any year payable to a stockholder of record on a specified date in any of these months will be treated as both paid by us and received by the stockholder on December 31 of the year, provided that we actually pay the distribution during January of the following calendar year. U.S. stockholders may not include any of our losses on their own federal income tax returns.

We will be treated as having sufficient earnings and profits to treat as a dividend any distribution by us up to the amount required to be distributed in order to avoid imposition of the 4% excise tax discussed above. Moreover, any “deficiency dividend” will be treated as an ordinary or capital gain dividend, as the case may be, regardless of our earnings and profits. As a result, stockholders may be required to treat as taxable some distributions that would otherwise result in a tax-free return of capital.

Capital Gain Distributions

Upon qualifying as a REIT, actual distributions to U.S. stockholders that we properly designate as capital gain dividends will be treated as long-term capital gains, to the extent they do not exceed our actual net capital gain, for the taxable year without regard to the period for which the U.S. stockholder has held his or her shares. With certain limitations, capital gain dividends received by an individual U.S. stockholder may be eligible for preferential rates of taxation. U.S. stockholders that are corporations, may, however, be required to treat up to 20% of certain capital gain dividends as ordinary income. In addition, certain net capital gains attributable to depreciable real property held for more than 12 months are subject to a 25% maximum federal income tax rate to the extent of previously claimed real property depreciation. The aggregate amount of dividends that can be designated by us as capital gain dividends or qualified dividends in a taxable year cannot exceed the dividends actually paid by us in such year.

We may elect to retain and pay federal income tax on any net long-term capital gain. In this instance, U.S. stockholders will include in their income their proportionate share of the undistributed long-term capital gain. The U.S. stockholders also will be deemed to have paid their proportionate share of tax on the long-term capital gain and, therefore, will receive a credit or refund for the amount of such tax. In addition, the basis of the U.S. stockholders’ shares will be increased in an amount equal to the excess of the amount of capital gain included in the stockholder’s income over the amount of tax the stockholder is deemed to have paid.

Passive Activity Loss and Investment Interest Limitations

Our distributions and any gain you realize from a disposition of shares will not be treated as passive activity income, and stockholders may not be able to utilize any of their “passive losses” to offset this income on their personal tax returns. Our distributions (to the extent they do not constitute a return of capital) will generally be treated as investment income for purposes of the limitations on the deduction of investment interest. Net capital gain from a disposition of shares and capital gain distributions generally will be included in investment income for purposes of the investment interest deduction limitations only if, and to the extent, you so elect, in which case any such capital gains will be taxed as ordinary income.

Certain Dispositions of the Shares

In general, any gain or loss realized upon a taxable disposition of shares by a U.S. stockholder who is not a dealer in securities, including any disposition pursuant to our share redemption program, will be treated as long-term capital gain or loss if the shares have been held for more than one year and as short-term capital gain or loss if the shares have been held for one year or less. If, however, a U.S. stockholder has received any capital gains distributions with respect to his shares, any loss realized upon a taxable disposition of shares held for six months or less, to the extent of the capital gains distributions received with respect to his shares, will be treated as long-term capital loss. Also, the IRS is authorized to issue Treasury Regulations that would subject a portion of the capital gain a U.S. stockholder recognizes from selling his shares or from a capital gain distribution to a tax at a 25% rate, to the extent the capital gain is attributable to depreciation previously deducted.

If a U.S. stockholder has shares of our common stock redeemed by us, the U.S. stockholder will be treated as if the U.S. stockholder sold the redeemed shares if all of the U.S. stockholder’s shares of our common stock are redeemed or if the redemption is not essentially equivalent to a dividend within the meaning of Section 302(b)(1) of the Code or substantially disproportionate within the meaning of Section 302(b)(2) of the Code. If a redemption distribution is not treated as a sale of the redeemed shares, it will be treated as a dividend distribution, and will not be entitled to return of capital treatment as in the case of a sale or exchange transaction. U.S. stockholders should consult with their tax advisors regarding the taxation of any particular redemption of our shares.

Information Reporting Requirements and Backup Withholding for U.S. Stockholders

Under some circumstances, U.S. stockholders may be subject to backup withholding at a rate of 28% on payments made with respect to, or cash proceeds of a sale or exchange of, our shares. Backup withholding will apply only if the stockholder:

•	fails to furnish his or her taxpayer identification number, which, for an individual, would be his or her Social Security Number;

•	furnishes an incorrect tax identification number;

•	is notified by the IRS that he or she has failed properly to report payments of interest and distributions, or is otherwise subject to backup withholding; or

•

under some circumstances, fails to certify, under penalties of perjury, that he or she has furnished a correct tax identification number and that he or she has (a) not been notified by the IRS that he or she is subject to backup withholding for failure to report interest and distribution payments or (b) been notified by the IRS that he or she is no longer subject to backup withholding.

Backup withholding will not apply with respect to payments made to some stockholders, such as corporations and tax-exempt organizations. Backup withholding is not an additional tax. Rather, the amount of any backup withholding with respect to a payment to a U.S. stockholder will be allowed as a credit against the U.S. stockholder’s U.S. federal income tax liability and may entitle the U.S. stockholder to a refund, provided that the required information is furnished to the IRS.

U.S. stockholders should consult their own tax advisors regarding their qualifications for exemption from backup withholding and the procedure for obtaining an exemption.

Treatment of Tax-Exempt Stockholders

Tax-exempt entities such as qualified employee pension or profit-sharing plan trusts, individual retirement accounts, certain other benefit accounts, and charitable remainder trusts generally are exempt from federal income taxation. Such entities are subject to taxation, however, on any UBTI as defined in the Code. The IRS has ruled that amounts distributed as dividends by a REIT generally do not constitute UBTI when received by a tax-exempt entity. Based on that ruling, provided that a tax-exempt stockholder (i) is not an entity described in the next paragraph, (ii) has not held its stock as “debt financed property” within the meaning of the Code and (iii) does not hold its stock in a trade or business, the dividend income received by such tax-exempt stockholder with respect to the stock will not be UBTI to a tax-exempt stockholder. Similarly, income from the sale of our stock will not constitute UBTI unless the tax-exempt stockholder has held the stock as “debt financed property” within the meaning of the Code or has used the stock in an unrelated trade or business.

For social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans exempt from federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) or (c)(20) of the Code, other non-exempt welfare benefit funds that are not described in such Code sections, and most governmental plan trusts, income from an investment in our shares will constitute UBTI unless the stockholder in question is able to deduct amounts “set aside” or placed in reserve for certain purposes so as to offset the UBTI generated. Any such organization that is a prospective stockholder should consult its own tax advisor concerning these “set aside” and reserve requirements.

In the event that we were deemed to be “predominately held” by qualified employee pension or profit sharing plan trusts (as described in Section 401(a) of the Code) (each, a Qualified Trust) that each hold more than 10% (in value) of our shares, such Qualified Trusts would be required to treat a certain percentage of the distributions paid to them as UBTI. We would be deemed to be “predominately held” by such Qualified Trusts if either (i) one Qualified Trust owns more than 25% in value of our shares, or (ii) any group of such Qualified Trust, each owning more than 10% in value of our shares, holds in the aggregate more than 50% in value of our shares. If either of these ownership thresholds were ever exceeded, any Qualified Trust holding more than 10% in value of our shares would be subject to tax on that portion of our distributions made to it which is equal to the percentage of our income that would be UBTI if we were a Qualified Trust, rather than a REIT (unless such percentage of UBTI income is less than 5%). We will attempt to monitor the concentration of ownership of Qualified Trust in our shares, and we do not expect our shares to be deemed to be “predominately held” by Qualified Trusts to the extent required to trigger the treatment of our income as UBTI to such trusts.

Special Tax Considerations for Non-U.S. Stockholders

The rules governing U.S. income taxation of non-resident alien individuals, foreign corporations, foreign partnerships and foreign trusts and estates (non-U.S. stockholders) are complex. The following discussion is intended only as a summary of these rules. Non-U.S. stockholders should consult with their own tax advisors to determine the impact of federal, state and local income tax laws on an investment in our shares, including any reporting requirements.

Income Effectively Connected with a U.S. Trade or Business

In general, non-U.S. stockholders will be subject to regular U.S. federal income taxation with respect to their investment in our shares if the income derived therefrom is “effectively connected” with the non-U.S. stockholder’s conduct of a trade or business in the United States. A non-U.S. stockholder that is a corporation and receives income that is (or is treated as) effectively connected with a U.S. trade or business also may be subject to a branch profits tax under Section 884 of the Code, which is payable in addition to the regular U.S. federal corporate income tax.

The following discussion will apply to non-U.S. stockholders whose income derived from ownership of our shares is deemed to be not “effectively connected” with a U.S. trade or business.

Distributions Not Attributable to Gain from the Sale or Exchange of a United States Real Property Interest

A distribution to a non-U.S. stockholder that is not attributable to gain realized by us from the sale or exchange of a “United States real property interest” within the meaning of the Foreign Investment in Real Property Tax Act of 1980, as amended, (“FIRPTA”), and that we do not designate as a capital gain dividend will be treated as an ordinary income dividend to the extent that it is made out of current or accumulated earnings and profits. A withholding tax equal to 30% of the gross amount of the distribution will ordinarily apply to ordinary income dividends to non-U.S. stockholders unless this tax is reduced by the provisions of an applicable tax treaty. Under some tax treaties, lower withholding rates on dividends do not apply, or do not apply as favorably, to dividends from REITs. Any such distribution in excess of our earnings and profits will be treated first as a return of capital that will reduce each non-U.S. stockholder’s basis in its shares (but not below zero) and then as gain from the disposition of those shares, the tax treatment of which is described under the rules discussed below with respect to dispositions of shares.

Distributions Attributable to Gain from the Sale or Exchange of a United States Real Property Interest

Distributions to a non-U.S. stockholder that are attributable to gain from the sale or exchange of a United States real property interest by the REIT will be taxed to a non-U.S. stockholder under Code provisions enacted by FIRPTA. Under FIRPTA, such distributions are taxed to a non-U.S. stockholder as if the distributions were gains “effectively connected” with a U.S. trade or business. Accordingly, a non-U.S. stockholder will be taxed at the normal capital gain rates applicable to a U.S. stockholder (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals). Distributions subject to FIRPTA also may be subject to a 30% branch profits tax when made to a corporate non-U.S. stockholder that is not entitled to a treaty exemption.

Withholding Obligations With Respect to Distributions to Non-U.S. Stockholders

Although tax treaties may reduce our withholding obligations, based on current law, we will generally be required to withhold from distributions to non-U.S. stockholders, and remit to the IRS:

•	35% of designated capital gain dividends or, if greater, 35% of the amount of any dividends that could be designated as capital gain dividends; and

•	30% of ordinary income dividends (i.e., dividends paid out of our earnings and profits).

In addition, if we designate prior distributions as capital gain dividends, subsequent distributions, up to the amount of the prior distributions, will be treated as capital gain dividends for purposes of withholding. A distribution in excess of our earnings and profits will be subject to 30% withholding if at the time of the distribution it cannot be determined whether the distribution will be in an amount in excess of our current or accumulated earnings and profits. If the amount of tax we withhold with respect to a distribution to a non-U.S. stockholder exceeds the stockholder’s U.S. tax liability with respect to that distribution, the non-U.S. stockholder may file a claim with the IRS for a refund of the excess.

Sale of Our Shares by a Non-U.S. Stockholder

A sale of our shares by a non-U.S. stockholder will generally not be subject to U.S. federal income taxation unless our shares constitute a United States real property interest. Our shares will not constitute a United States real property interest if we are a “domestically controlled REIT.” A “domestically controlled REIT” is a REIT that at all times during a specified testing period has less than 50% in value of its shares held directly or indirectly by non-U.S. stockholders. We currently anticipate that we will be a domestically controlled REIT. Therefore, sales of our shares should not be subject to taxation under FIRPTA. However, we do expect to sell our shares to non-U.S. stockholders and we cannot assure you that we will continue to be a domestically controlled REIT. If we were not a domestically controlled REIT, whether a non-U.S. stockholder’s sale of our shares would be subject to tax under FIRPTA as a sale of a United States real property interest would depend on whether our shares were “regularly traded” on an established securities market and on the size of the selling stockholder’s interest in us. Our shares currently are not “regularly traded” on an established securities market.

If the gain on the sale of shares were subject to taxation under FIRPTA, a non-U.S. stockholder would be subject to the same treatment as a U.S. stockholder with respect to the gain, subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals. In addition, distributions that are treated as gain from the disposition of shares and are subject to tax under FIRPTA also may be subject to a 30% branch profits tax when made to a corporate non-U.S. stockholder that is not entitled to a treaty exemption. Under FIRPTA, the purchaser of our shares may be required to withhold 10% of the purchase price and remit this amount to the IRS.

Even if not subject to FIRPTA, capital gains will be taxable to a non-U.S. stockholder if the non-U.S. stockholder is a non-resident alien individual who is present in the United States for 183 days or more during the taxable year and some other conditions apply, in which case the non-resident alien individual will be subject to a 30% tax on his or her U.S. source capital gains.

Our non-U.S. stockholders should consult their tax advisors concerning the effect, if any, of these Treasury Regulations on an investment in our shares.

Additional FIRPTA Considerations

Any U.S. real property interest held by a foreign pension fund (“qualified foreign pension fund”) are exempt from FIRPTA withholding. The exemption is available for any trust, corporation, organization or other arrangement if (i) it is organized under the laws of a foreign country; (ii) it is established to provide retirement or pension benefits to participants or beneficiaries that are current or former employees of one or more employers; (iii) no single participant or beneficiary has a right to more than 5% of its assets or income; (iv) it is subject to government regulation and provides annual information reporting about beneficiaries to the tax authorities in the foreign country in which it is established or operates; and (v) under the laws of the country in which it is established or operated, either (a) contributions to it that otherwise would be subject to tax under local law are “deductible or excluded from the gross income of such entity or taxed at a reduced rate,” or (b) taxation of its investment income is deferred or taxed at a reduced rate.

For purposes of determining whether dividends from a foreign corporation (attributable to dividends from an 80% owned domestic corporation) are eligible for a dividend received deduction, dividends from REITs are not treated as dividends from domestic corporations, even if the REIT owns shares in a foreign corporation.

Generally, if less than 50% of the value of a REIT that is, or in certain cases would be, a U.S. real property holding company (collectively, “qualified investment entities” or QIEs) is directly or indirectly owned by foreign persons (i.e., the QIE is “domestically controlled”) during the shortest of (i) the period beginning after June 18, 1980 (the enactment of FIRPTA) and ending on the date of a disposition or distribution, (ii) the 5-year period ending on the date of the disposition or of the distribution, or (iii) the period during which the QIE was in existence, then the QIE stock is not treated as a United States real property interest and is not subject to FIRPTA tax.

Finally, if stock in a lower-tier QIE is held by another QIE whose stock is not regularly traded on an established stock exchange and which is not a RIC that issues redeemable securities, then the shares held by the stockholder QIE are treated as held by a U.S. person only to the extent that the stockholder QIE’s stock is (or is treated as) held by a U.S. person.

Information Reporting Requirements and Backup Withholding for Non-U.S. Stockholders

Additional issues may arise for information reporting and backup withholding for non-U.S. stockholders. Non-U.S. stockholders should consult their tax advisors with regard to U.S. information reporting and backup withholding requirements under the Code.

Statement of Stock Ownership

We are required to demand annual written statements from the record holders of designated percentages of our shares disclosing the actual owners of the shares. Any record stockholder who, upon our request, does not provide us with required information concerning actual ownership of the shares is required to include specified information relating to his or her shares in his or her federal income tax return. We also must maintain, within the Internal Revenue District in which we are required to file, our federal income tax return, permanent records showing the information we have received about the actual ownership of shares and a list of those persons failing or refusing to comply with our demand.

State and Local Taxation

We and any operating subsidiaries that we may form may be subject to state and local tax in states and localities in which they or we do business or own property. The tax treatment of us, our operating partnership, any operating subsidiaries we may form and the holders of our shares in local jurisdictions may differ from the federal income tax treatment described above. Consequently, you should consult your own tax advisors regarding the effect of state and local tax laws upon an investment in our securities.

Foreign Accounts

Under the Foreign Account Tax Compliance Act, or FATCA, withholding is required at a rate of 30% on dividends in respect of our common stock held by certain foreign financial institutions (including investment funds), unless such institution enters into an agreement with the Secretary of the Treasury to report, on an annual basis, information with respect to shares in the institution held by certain United States persons and by certain non-US entities that are wholly or partially owned by United States persons and to withhold certain amounts paid to certain account holders and financial institutions. Similarly, dividends in respect of our common stock held by an investor that is a non-financial non-US entity will be subject to withholding at a rate of 30 percent, unless such entity either (i) certifies to us that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners,” which we will in turn provide to the Secretary of the Treasury. Non-United States stockholders are encouraged to consult with their tax advisors regarding the possible implications of the legislation on their investment in our common stock.

Tax Aspects of Our Operating Partnership

The following discussion summarizes certain federal income tax considerations applicable to our investment in our operating partnership. The discussion does not cover state or local tax laws or any federal tax laws other than income tax laws.

Classification as a Partnership

We will be entitled to include in our income a distributive share of our operating partnership’s income and to deduct our distributive share of our operating partnership’s losses only if our operating partnership is classified for federal income tax purposes as a partnership, rather than as an association taxable as a corporation. Under applicable Treasury Regulations known as Check-the-Box-Regulations, an unincorporated entity with at least two members generally will be treated as a partnership for federal income tax purposes, unless it elects to be treated as an association taxable as a corporation if it is deemed to be a “publicly-traded partnership.”

Even though our operating partnership will be treated as a partnership for federal income tax purposes, it may be taxed as a corporation if it is deemed to be a “publicly-traded partnership.” A publicly-traded partnership is a partnership whose interests are traded on an established securities market or are readily tradable on a secondary market, or the substantial equivalent thereof. However, even if the foregoing requirements are met, a publicly-traded partnership will not be treated as a corporation for federal income tax purposes if at least 90% of such partnership’s gross income for a taxable year consists of “qualifying income” under Section 7704(d) of the Code. Qualifying income generally includes any income that is qualifying income for purposes of the 95% Income Test applicable to REITs (90% Passive-Type Income Exception). See “— Requirements for Qualification as a REIT — Operational Requirements — Gross Income Tests” above.

Under applicable Treasury Regulations known as the PTP Regulations, limited safe harbors from the definition of a publicly-traded partnership are provided. Pursuant to one of those safe harbors (the Private Placement Exclusion), interests in a partnership will not be treated as readily tradable on a secondary market or the substantial equivalent thereof if (i) all interests in the partnership were issued in a transaction (or transactions) that was not required to be registered under the Securities Act, and (ii) the partnership does not have more than 100 partners at any time during the partnership’s taxable year. In determining the number of partners in a partnership, a person owning an interest in a flow-through entity, such as a partnership, grantor trust or S corporation, that owns an interest in the partnership is treated as a partner in such partnership only if (a) substantially all of the value of the owner’s interest in the flow-through is attributable to the flow-through entity’s interest, direct or indirect, in the partnership and (b) a principal purpose of the use of the flow-through entity is to permit the partnership to satisfy the 100 partner limitation. Our operating partnership should qualify for the Private Placement Exclusion. There can be no assurance, however, that we will not (i) issue partnership interests in a transaction required to be registered under the Securities Act, or (ii) issue partnership interests to more than 100 partners. However, even if our operating partnership were considered a publicly-traded partnership under the PTP Regulations, we believe our operating partnership should not be treated as a corporation because we expect it would be eligible for the 90% Passive-Type Income Exception described above.

We have not requested, and do not intend to request, a ruling from the IRS that our operating partnership will be classified as a partnership for federal income tax purposes. If for any reason our operating partnership were taxable as a corporation, rather than a partnership, for federal income tax purposes, we would not be able to qualify as a REIT. See “— Requirements for Qualification as a REIT — Operational Requirements — Gross Income Tests” and “— Operational Requirements — Asset Tests” above. In addition, any change in our operating partnership’s status for tax purposes might be treated as a taxable event, in which case we might incur a tax liability without any related cash distribution. Further, items of income and deduction of our operating partnership would not pass through to its partners, and its partners would be treated as stockholders for tax purposes. Consequently, our operating partnership would be required to pay income tax at corporate tax rates on its net income, and distributions to its partners would not be deductible in computing our operating partnership’s taxable income.

Income Taxation of Our Operating Partnership and Its Partners

Partners, Not a Partnership, Subject to Tax

A partnership is not a taxable entity for federal income tax purposes. As a partner in our operating partnership, we will be required to take into account our allocable share of our operating partnership’s income, gains, losses, deductions and credits for any taxable year of our operating partnership ending within or with our taxable year, without regard to whether we have received or will receive any distributions from our operating partnership.

Partnership Allocations

Although a partnership agreement generally determines the allocation of income and losses among partners, such allocations will be disregarded for tax purposes under Section 704(b) of the Code if they do not comply with the provisions of Section 704(b) of the Code and the Treasury Regulations promulgated thereunder. If an allocation is not recognized for federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partner’s interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. Our operating partnership’s allocations of taxable income and loss are intended to comply with the requirements of Section 704(b) of the Code and the Treasury Regulations promulgated thereunder.

Tax Allocations With Respect to Contributed Properties

Pursuant to Section 704(c) of the Code, income, gain, loss and deductions attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for federal income tax purposes in a manner such that the contributor is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of such unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution. Under applicable Treasury Regulations, partnerships are required to use a “reasonable method” for allocating items subject to Section 704(c) of the Code, and several reasonable allocation methods are described therein.

Under the partnership agreement for our operating partnership, depreciation or amortization deductions of our operating partnership generally will be allocated among the partners in accordance with their respective interests in our operating partnership, except to the extent that our operating partnership is required under Section 704(c) of the Code to use a method for allocating depreciation deductions attributable to contributed properties that results in the contributing partner receiving a disproportionately large share of such deductions when compared to the tax basis of such property. In this case, the contributing partner may be allocated (1) lower amounts of depreciation deductions for tax purposes with respect to contributed properties than would be allocated to such contributing partner if each such property were to have a tax basis equal to its fair market value at the time of contribution, and/or (2) taxable gain in the event of a sale of such contributed properties in excess of the economic profit allocated to such contributing partner as a result of such sale. These allocations may cause the contributing partner to recognize taxable income in excess of cash proceeds received by the contributing partner, which might require such partner to utilize cash from other sources to satisfy his or her tax liability or, if the REIT happens to be the contributing partner, adversely affect our ability to comply with the REIT distribution requirements.

The foregoing principles also could affect the calculation of our earnings and profits for purposes of determining which portion of our distributions is taxable as a dividend. The allocations described in the above paragraphs may result in a higher portion of our distributions being taxed as a dividend if we acquire properties in exchange for units of our operating partnership than would have occurred had we purchased such properties for cash.

Basis in Operating Partnership Interest

The adjusted tax basis of a partner’s interest in the operating partnership generally is equal to (1) the amount of cash and the basis of any other property contributed to the operating partnership by the partner, (2) increased by the partner’s (a) allocable share of the operating partnership’s income and (b) allocable share of indebtedness of the operating partnership, and (3) reduced, but not below zero, by (a) the partner’s allocable share of the operating partnership’s loss and (b) the amount of cash distributed to the partner, including constructive cash distributions resulting from a reduction in the partner’s share of indebtedness of the operating partnership.

If the allocation of a partner’s distributive share of the operating partnership’s loss would reduce the adjusted tax basis of such partner’s partnership interest in the operating partnership below zero, the recognition of such loss will be deferred until such time as the recognition of such loss would not reduce an adjusted tax basis below zero. If a distribution from the operating partnership or a reduction in a partner’s share of the operating partnership’s liabilities (which is treated as a constructive distribution for tax purposes) would reduce such partner’s adjusted tax basis below zero, any such distribution, including a constructive distribution, would constitute taxable income to such partner. The gain realized by the partner upon the receipt of any such distribution or constructive distribution would normally be characterized as capital gain, and if the partner’s partnership interest in the operating partnership has been held for longer than the long-term capital gain holding period (currently one year), the distribution would constitute long-term capital gain.

Partnership Audits

Under recently enacted legislation (the “New Partnership Audit Rules”) that will apply for taxable years beginning after December 31, 2017, in the event of a federal income tax audit, the partnership, rather than the partnership’s partners, could be liable for the payment of certain taxes, including interest and penalties, or the partners could be liable for the tax but required to pay interest at a higher rate than would otherwise apply to underpayments. Furthermore, the “partnership representative” of the partnership will have exclusive authority to bind all partners to any federal income tax proceeding.

Depreciation Deductions Available to Our Operating Partnership

Our operating partnership will use a portion of contributions made by us from offering proceeds to acquire interests in properties. To the extent that our operating partnership acquires properties for cash, our operating partnership’s initial basis in such properties for federal income tax purposes generally will be equal to the purchase price paid by our operating partnership for the properties. Our operating partnership plans to depreciate each such depreciable property for federal income tax purposes under the alternative depreciation system of depreciation. Under this system, our operating partnership generally will depreciate such buildings and improvements over a 40-year recovery period using a straight-line method and a mid-month convention and will depreciate furnishings and equipment over a 12-year recovery period. To the extent that our operating partnership acquires properties in exchange for units of our operating partnership, our operating partnership’s initial basis in each such property for federal income tax purposes should be the same as the transferor’s basis in that property on the date of acquisition by our operating partnership. Although the law is not entirely clear, our operating partnership generally intends to depreciate such depreciable property for federal income tax purposes over the same remaining useful lives and under the same methods used by the transferors.

Sale of Our Operating Partnership’s Property

Generally, any gain realized by our operating partnership on the sale of property held for more than one year will be long-term capital gain, except for any portion of such gain that is treated as depreciation or cost recovery recapture. Any gain recognized by our operating partnership upon the disposition of a property acquired by our operating partnership for cash will be allocated among the partners in accordance with their respective percentage interests in our operating partnership.

The REIT’s share of any gain realized by our operating partnership on the sale of any property held by our operating partnership as inventory or other property held primarily for sale to customers in the ordinary course of our operating partnership’s trade or business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. Such prohibited transaction income also may have an adverse effect upon our ability to satisfy the income tests for maintaining our REIT status. See “— Requirements for Qualification as a REIT — Operational Requirements — Gross Income Tests” above. We, however, do not currently intend to acquire or hold or allow our operating partnership to acquire or hold any property that represents inventory or other property held primarily for sale to customers in the ordinary course of our, or our operating partnership’s, trade or business.

INVESTMENT BY TAX-EXEMPT ENTITIES AND ERISA CONSIDERATIONS

General

The following is a summary of some additional considerations associated with an investment in our shares by certain Plans or Accounts. “Plans” include tax-qualified pension, stock bonus or profit-sharing plans, employee benefit plans described in Section 3(3) of ERISA, and annuities described in Section 403(a) or (b) of the Code. “Accounts” include an individual retirement account or annuity described in Sections 408 or 408A of the Code (also known as IRAs), an Archer MSA described in Section 220(d) of the Code, a health savings account described in Section 223(d) of the Code, and a Coverdell education savings account described in Section 530 of the Code. This discussion may also be relevant for any other plan or arrangement subject to Title 1 of ERISA or Code Section 4975. THE FOLLOWING IS MERELY A SUMMARY, HOWEVER, AND SHOULD NOT BE CONSTRUED AS LEGAL ADVICE OR AS COMPLETE IN ALL RELEVANT RESPECTS. ALL INVESTORS ARE URGED TO CONSULT THEIR LEGAL ADVISORS BEFORE INVESTING ASSETS OF A PLAN OR ACCOUNT IN US AND TO MAKE THEIR OWN INDEPENDENT DECISIONS. This summary is based on provisions of ERISA and the Code, including amendments thereto through the date of this prospectus, and relevant regulations and opinions issued by the Department of Labor (DOL) and the IRS through the date of this prospectus. We cannot assure you that adverse tax decisions or legislative, regulatory or administrative changes that would significantly modify the statements expressed herein will not occur. Any such changes may or may not apply to transactions entered into prior to the date of their enactment.

Our management has attempted to structure us in such a manner that we will be an attractive investment vehicle for Plans and Accounts. However, in considering an investment in our shares, those involved with making such an investment decision should consider applicable provisions of the Code, ERISA and other laws applicable to such Plan or Account. While each of the ERISA and Code issues discussed below may not apply to all Plans and Accounts, individuals involved with making investment decisions with respect to Plans and Accounts should carefully review the rules and exceptions described below, and determine their applicability to their situation.

In general, individuals making investment decisions with respect to Plans and Accounts should, at a minimum, consider:

•	whether their investment is consistent with their fiduciary obligations under ERISA, the Code, or other applicable law;

•	whether their investment is in accordance with the documents and instruments governing their Plan or Account, including any applicable investment policy;

•	whether their investment satisfies the diversification requirements of ERISA Section 404(a)(1)(C) or other applicable law;

•

whether under Section 404(a)(1)(B) of ERISA or other applicable law, the investment is prudent or permissible, considering the nature of an investment in us and our compensation structure and the fact that there is not expected to be a market created in which the fiduciary or other individual making investment decisions can sell or otherwise dispose of the shares;

•	whether their investment will impair the liquidity of the Plan or Account;

•	whether their investment will produce UBTI under the Code for the Plan or Account;

•	whether they will be able to value the assets of the Plan annually in accordance with the requirements of ERISA or other applicable law;

•	whether our assets are considered Plan Assets (as defined below) under ERISA and the Code;

•	whether we or any affiliate is a fiduciary or a party in interest or disqualified person with respect to the Plan or Account; and

•

whether the investment in or holding of the shares may result in a prohibited transaction under ERISA or the Code or constitute a violation of analogous provisions under other applicable law, to the extent applicable.

Additionally, individuals making investment decisions with respect to Plans and Accounts must remember that ERISA requires that the assets of an employee benefit plan must generally be held in trust, and that the trustee, or a duly authorized named fiduciary or investment manager, must have authority and discretion to manage and control the assets of an employee benefit plan.

Minimum Distribution Requirements — Plan Liquidity

Potential Plan or Account investors who intend to purchase our shares should consider the limited liquidity of an investment in our shares as it relates to the Plan’s or Account’s ability to make distributions when they are due, including pursuant to the minimum distribution requirements under the Code, if applicable. If the shares are held in an Account or Plan and, before we sell our properties, distributions are required to be made to the participant or beneficiary of such Account or Plan, then this distribution requirement may require that a distribution of the shares be made in kind to such participant or beneficiary, which may not be permissible under the terms and provisions of such Account or Plan. Even if permissible, a distribution of shares in kind must be included in the taxable income of the recipient for the year in which the shares are received at the then-current fair market value of the shares, even though there would be no corresponding cash distribution with which to pay the income tax liability arising because of the distribution of shares. See “Risk Factors — Federal Income Tax Risks.” The fair market value of any such distribution-in-kind can be only an estimated value per share because no public market for our shares exists or is likely to develop. See “Annual Valuation Requirement” below. Further, there can be no assurance that such estimated value could actually be realized by a stockholder because estimates do not necessarily indicate the price at which our shares could be sold. Also, for distributions subject to mandatory income tax withholding under Section 3405 or other tax withholding provisions of the Code, the trustee of a Plan may have an obligation, even in situations involving in-kind distributions of shares, to liquidate a portion of the in-kind shares distributed in order to satisfy such withholding obligations, although there may not be a market for such shares. There may also be similar state and/or local tax withholding or other tax obligations that should be considered.

Annual Valuation Requirement

Fiduciaries of Plans are required to determine the fair market value of the assets of such Plans on at least an annual basis. If the fair market value of any particular asset is not readily available, the fiduciary is required to make a good faith determination of that asset’s value. Also, a trustee or custodian of certain Accounts must provide an Account holder and the IRS with a statement of the value of the Account each year. Currently, however, neither the IRS nor the DOL has promulgated regulations specifying how “fair market value” should be determined.

Unless and until our shares are listed for trading on a national securities exchange, it is not expected that a public market for our shares will develop. We expect to disclose an estimated value annually, but this estimated value is subject to significant limitations. We expect to provide the first estimated valuation no later than 150 days following the second anniversary of the date we commence our public offering. Until the time of our first estimated valuation, we generally will determine the estimated value per share for our Class A, Class T and Class W shares offered herein based on the “amount available for investment” percentage in the “Estimated Use of Proceeds” section of this prospectus, which deducts from gross offering proceeds the sales commissions, dealer manager fees, and organization and offering expenses. See “Estimated Use of Proceeds.” After first publishing an estimate by the board of directors, we will repeat the process of estimating share value of the common stock periodically thereafter, no less than annually.

With respect to any estimate of the value of our common stock, there can be no assurance that the estimated value, or method used to estimate value, would be sufficient to enable an ERISA fiduciary or a Plan or Account custodian to comply with the ERISA or other regulatory requirements. The DOL or the IRS may determine that an ERISA fiduciary or a Plan or Account custodian is required to take further steps to determine the value of our shares.

Fiduciary Obligations — Prohibited Transactions

Any person identified as a “fiduciary” with respect to a Plan incurs duties and obligations under ERISA as discussed herein. For purposes of ERISA, any person who exercises any authority or control with respect to the management or disposition of the assets of a Plan is considered to be a fiduciary of such Plan. Further, many transactions between Plans or Accounts and “parties-in-interest” or “disqualified persons” are prohibited by ERISA and/or the Code. Generally, ERISA also requires that the assets of Plans be held in trust and that the trustee, or a duly authorized investment manager, have exclusive authority and discretion to manage and control the assets of the Plan.

In the event that our properties and other assets were deemed to be assets of a Plan or Account, referred to herein as “Plan Assets,” our directors would, and employees of our affiliates might, be deemed fiduciaries of any Plans or Accounts investing as stockholders. If this were to occur, certain contemplated transactions between us and our directors and employees of our affiliates could be deemed to be “prohibited transactions” by ERISA or the Code. Additionally, ERISA’s fiduciary standards applicable to investments by Plans would extend to our directors and possibly employees of our affiliates as Plan fiduciaries with respect to investments made by us, and the requirement that Plan Assets be held in trust could be deemed to be violated.

Plan Assets — Definition

The Code does not define Plan Assets. Section 3(42) of ERISA and the DOL regulations (29 C.F.R. §2510.3-101) define what constitutes the assets of a Plan or Account (collectively, the “Plan Asset Regulation”). The Plan Asset Regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan or Account purchases an “equity interest” will be deemed, for purposes of ERISA, to be assets of the investing Plan or Account unless certain exceptions apply. The Plan Asset Regulation defines an “equity interest” as any interest in an entity other than an instrument that is treated as indebtedness under applicable local law and which has no substantial equity features. Generally, the exceptions to the Plan Asset Regulation require that the investment in the entity be an investment:

•	in securities issued by an investment company registered under the 1940 Act;

•	in “publicly offered securities,” defined generally as interests that are “freely transferable,” “widely held” and registered with the SEC;

•	in an “operating company,” which includes “venture capital operating companies” and “real estate operating companies;” or

•	in which equity participation by “benefit plan investors” is not significant.

Plan Assets — Registered Investment Company Exception

The shares we are offering will not be issued by a registered investment company. Therefore we do not anticipate that we will qualify for the exception for investments issued by a registered investment company.

Plan Assets — Publicly Offered Securities Exception

As noted above, if a Plan acquires “publicly offered securities,” the assets of the issuer of the securities will not be deemed to be Plan Assets under the Plan Asset Regulation. The definition of publicly offered securities requires that such securities be “widely held,” “freely transferable” and satisfy registration requirements under federal securities laws.

Under the Plan Asset Regulation, a class of securities will meet the registration requirements under federal securities laws if they are (i) part of a class of securities registered under section 12(b) or 12(g) of the Exchange Act or (ii) sold to the Plan or Account as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred. We anticipate that we will meet the registration requirements under the Plan Asset Regulation. Also under the Plan Asset Regulation, a class of securities will be “widely held” if it is held by 100 or more persons independent of the issuer and of one another. Although our shares are intended to satisfy the registration requirements under this definition, and we expect that our securities will be “widely-held,” the “freely transferable” requirement must also be satisfied in order for us to qualify for the “publicly offered securities” exception.

The Plan Asset Regulation provides that “whether a security is ‘freely transferable’ is a factual question to be determined on the basis of all relevant facts and circumstances.” Our shares are subject to certain restrictions on transferability typically found in REITs, and are intended to ensure that we continue to qualify for federal income tax treatment as a REIT. The Plan Asset Regulation provides, however, that where the minimum investment in a public offering of securities is $10,000 or less, the presence of a restriction on transferability intended to prohibit transfers that would result in a termination or reclassification of the entity for state or federal tax purposes will not ordinarily affect a determination that such securities are “freely transferable.” The minimum investment in our shares is less than $10,000. Thus, the restrictions imposed in order to qualify and maintain our status as a REIT should not prevent the shares from being deemed “freely transferable.” Therefore, we anticipate that we will meet the “publicly offered securities” exception, although there are no assurances that we will qualify for this exception.

Plan Assets — Operating Company Exception

If we are deemed not to qualify for the “publicly offered securities” exemption, the Plan Asset Regulation also provides an exception with respect to securities issued by an “operating company,” which includes “venture capital operating companies” and “real estate operating companies.” To constitute a venture capital operating company, 50% of more of the assets of the entity must be invested in “venture capital investments.” A venture capital investment is an investment in an operating company (other than a venture capital operating company) as to which the entity has or obtains direct management rights. To constitute a real estate operating company, 50% or more of the assets of an entity must be invested in real estate that is managed or developed and with respect to which such entity has the right to substantially participate directly in the management or development activities.

While the Plan Asset Regulation and relevant opinions issued by the DOL regarding real estate operating companies are not entirely clear as to whether an investment in real estate must be “direct,” it is common practice to ensure that an investment is made either (i) ”directly” into real estate, (ii) through wholly-owned subsidiaries, or (iii) through entities in which all but a de minimis interest is separately held by an affiliate solely to comply with the minimum safe harbor requirements established by the IRS for classification as a partnership for federal tax purposes. We have structured ourselves and our operating partnership in this manner in order to enable us to meet the real estate operating company exception. To the extent interests in our operating partnership are obtained by third-party investors, it is possible that the real estate operating company exception will cease to apply to us. However, in such an event we believe that we are structured in a manner which would allow us to meet the venture capital operating company exception because our investment in our operating partnership, an entity investing directly in real estate over which we maintain substantially all of the control over the management and development activities, would constitute a venture capital investment.

Notwithstanding the foregoing, 50% of our or our operating partnership’s investment, as applicable, must be in real estate over which we maintain the right to substantially participate in the management and development activities. An example in the Plan Asset Regulation indicates that if 50% or more of an entity’s properties are subject to long-term leases under which substantially all management and maintenance activities with respect to the properties are the responsibility of the lessee, such that the entity merely assumes the risk of ownership of income-producing real property, then the entity may not be eligible for the “real estate operating company” exception. By contrast, a second example in the Plan Asset Regulation indicates that if 50% or more of an entity’s investments are in shopping centers in which individual stores are leased for relatively short periods to various merchants, as opposed to long-term leases where substantially all management and maintenance activities are the responsibility of the lessee, then the entity will likely qualify as a real estate operating company. The second example further provides that the entity may retain contractors, including affiliates, to conduct the management of the properties so long as the entity has the responsibility to supervise and the authority to terminate the contractors. We intend to use contractors over which we have the right to supervise and the authority to terminate. Due to the uncertainty of the application of the standards set forth in the Plan Asset Regulation, there can be no assurance as to our ability to structure our operations, or the operations of our operating partnership, as applicable, to qualify for the “real estate operating company” exception.

Plan Assets — Not Significant Investment Exception

The Plan Asset Regulation provides that equity participation in an entity by benefit plan investors is “significant” if at any time 25% or more of the value of any class of equity interests is held by benefit plan investors. “Benefit plan investors” are defined to include (i) employee benefit plans (as defined in Section 3(3) of ERISA), (ii) plans described in Code Section 4975(e)(1)(which includes both Plans and Accounts), (iii) entities whose assets include Plan Assets by reason of a Plan’s or Account’s investment in the entity (including, but not limited to, an insurance company’s general account), and (iv) an entity that otherwise constitutes a benefit plan investor (for example, a fund, and the assets of that fund, are deemed to be Plan Assets under the Plan Asset Regulation by application of the “look through” rule under the Plan Asset Regulation). However, the following are not “benefit plan investors”: (i) governmental plans (as defined in Section 3(32) of ERISA), (ii) church plans (defined in Section 3(33) of ERISA) that have not made an election under Section 410(d) of the Code, (iii) plans maintained solely for the purpose of complying with applicable workmen’s compensation laws or unemployment compensation or disability insurance laws, (iv) plans maintained outside the United States primarily for the benefit of persons substantially all of whom are nonresident aliens, and (v) excess benefit plans (defined in Section 3(36) of ERISA) that are unfunded.

For purposes of determining if benefit plan investors hold 25% of each class of equity interests, (i) equity interests held by a person who has discretionary authority or control over the entity’s assets or who provides investment advice for a fee (direct or indirect) with respect to the entity’s assets, and affiliates of such persons, are disregarded, and (ii) only the proportion of an insurance company’s general account’s equity investment in the entity that represents Plan Assets is taken into account.

Our board of directors intends to take such steps as may be necessary to qualify for one or more of the exceptions available under the Plan Asset Regulation and thereby prevent our assets from being treated as assets of any investing Plan or Account.

Whether the 25% limit is violated is determined without regard to the value of any shares held by our advisor, property manager, affiliates of our advisor or property manager, or other persons with discretionary authority or control with respect to our assets or who provide investment advice for a fee with respect to our assets, or their affiliates (other than benefit plan investors).

In the event we determine that we fail to meet the “publicly offered securities” exception, as a result of a failure to sell an adequate number of shares or otherwise, and we cannot ultimately establish that we are an operating company, we may be required to restrict the sale of our shares to benefit plan investors so that less than 25% of our shares are owned by benefit plan investors at any time (determined without regard to our shares which are held by our advisor, property manager, affiliates of our advisor or property manager, or other persons with discretionary authority or control over our assets or who provide investment advice for a fee with respect to our assets, or their affiliates). In such event, and unless and until such time as we comply with another exception under the Plan Asset Regulation, the sale, transfer or disposition of our shares may only be made if, immediately after such transaction, less than 25% of the value of such shares is held by benefit plan investors (determined without regard to the value of our shares which are held by our advisor, property manager, affiliates of our advisor or property manager, or other persons with discretionary authority or control over our assets or who provide investment advice for a fee with respect to our assets, or their affiliates).

Consequences of Holding Plan Assets

In the event that our underlying assets were treated by the DOL as Plan Assets, the assets of any Plan or Account investing in our equity interests would include an interest in a portion of the assets held by us. In such event, (i) such assets, transactions involving such assets and the persons with authority or control over and otherwise providing services with respect to such assets would be subject to the fiduciary responsibility provisions of Title I of ERISA and the prohibited transaction provisions of ERISA and Code Section 4975, and we cannot assure you that any statutory or administrative exemption from the application of such rules would be available, (ii) our assets could be subject to ERISA’s reporting and disclosure requirements, (iii) the fiduciary causing the Plan or Account to make an investment in our shares could be deemed to have delegated his, her, or its responsibility to manage the assets of such Plan or Account, (iv) an investment in our shares might expose the fiduciaries of the Plan or Account to co-fiduciary liability under ERISA for any breach by our management of the fiduciary duties mandated under ERISA, and (v) an investment by a Plan or Account in our shares might be deemed to result in an impermissible commingling of Plan Assets with other property.

If our management or affiliates were treated as fiduciaries with respect to Plan or Account stockholders, the prohibited transaction restrictions of ERISA and the Code would apply to any transaction involving our assets. These restrictions could, for example, require that we avoid transactions with entities that are affiliated with our affiliates or us or restructure our activities in order to obtain an administrative exemption from the prohibited transaction restrictions. Alternatively, we might have to provide Plan or Account stockholders with the opportunity to sell their shares to us or we might dissolve or terminate.

Prohibited Transactions Involving Assets of Plans or Accounts

Generally, both ERISA and the Code prohibit Plans and Accounts from engaging in certain transactions involving Plan Assets with specified parties (referred to as “parties-in-interest” or “disqualified persons”), such as sales or exchanges or leases of property, loans or other extensions of credit, furnishing goods or services, or transfers to, or use of, Plan Assets. Fiduciaries of a Plan that allow such a prohibited transaction to occur will breach their fiduciary responsibilities under ERISA and may be liable for any damage sustained by the Plan, as well as civil (and criminal, if the violation was willful) penalties. If it is determined by the DOL or the IRS that such a prohibited transaction has occurred, any disqualified person or party-in-interest (as defined below) involved with the prohibited transaction would be required to reverse or unwind the transaction and, for a Plan, compensate the Plan for any loss resulting therefrom. For Accounts, if an Account engages in a prohibited transaction, the tax-exempt status of the Account may be lost. The same may be true for Plans depending upon the provisions of such Plans. Additionally, the Code requires that a disqualified person and certain other third parties involved with a prohibited transaction with a Plan or Account must pay an excise tax equal to a percentage of the “amount involved” in such transaction for each year in which the transaction remains uncorrected. The percentage is generally 15%, but is increased to 100% if the prohibited transaction is not corrected promptly.

For purposes of these prohibited transaction rules, “parties-in-interest” as defined under ERISA and “disqualified persons” as defined under the Code generally include both parties owning threshold percentage interests in an investment entity and “persons providing services” to the Plan or Account, as well as employer sponsors of the Plan or Account, fiduciaries and family members and other individuals or entities affiliated with the foregoing. A person generally is a fiduciary under ERISA with respect to a Plan for these purposes if, among other things, the person has discretionary authority or control with respect to Plan Assets or qualified as an investment fiduciary with respect to the Plan. To qualify as an investment fiduciary, among other requirements, the person would need to provide investment advice on a regular basis and such advice must serve as the primary basis for investment decisions. If we are deemed to hold Plan Assets, our management could be characterized as fiduciaries with respect to such Plan assets, and each would be deemed to be a party-in-interest under ERISA and a disqualified person under the Code with respect to investing Plans and Accounts, creating a risk that their activities and/or compensation arrangements could trigger fiduciary liability or a prohibited transaction.

Other Legal Obligations May Impact Investments by Plans and Accounts

In addition to the ERISA and Code requirements described above, other laws or regulatory requirements may impact Plan and Account investments in our shares. Certain Plans not subject to ERISA, such as governmental plans (as defined in Section 3(32) of the Code), may be subject to state, local, or other applicable law or regulatory requirements that impose restrictions similar to those imposed by ERISA and the Code on Plans or Accounts. On June 5, 2019, the SEC adopted Regulation Best Interest, which establishes a new standard of conduct for broker-dealers and natural persons who are associated persons of a broker-dealer under the Exchange Act, that enhances the standard beyond suitability. Broker-dealers have been required to comply with Regulation Best Interest since June 30, 2020. Regulation Best Interest includes the general obligation that broker-dealers shall act in the “best interest” of retail customers in making any recommendation of any securities transaction or investment strategy, without putting the financial or other interests of the broker-dealer ahead of the retail customer. When making such a recommendation, a broker-dealer must act in such customer’s best interest at the time the recommendation is made. Furthermore, broker -dealers are under a duty of care to evaluate other reasonably available alternatives in the purchaser’s best interest and such alternatives are likely to exist. Additionally, under Regulation Best Interest, high cost, high risk, and complex products may require greater scrutiny by broker-dealers and their salespersons before they recommend such products. Listed entities may be reasonable alternatives to an investment in us, and may feature characteristics like lower cost, less complexity, and lesser or different risks than an investment in us; investments in listed securities often involve nominal or no commissions at the time of initial purchase. The general obligation can be satisfied by the broker-dealer’s compliance with four specified component obligations: (i) provide certain required disclosure before or at the time of the recommendation, about the recommendation and the relationship between the broker-dealer and the retail customer; (ii) exercise reasonable diligence, care, and skill in making the recommendation; (iii) establish, maintain, and enforce written policies and procedures reasonably designed to address conflicts of interest; and (iv) establish, maintain, and enforce written policies and procedures reasonably designed to achieve compliance with Regulation Best Interest. Like existing suitability obligations, the component obligations of Regulation Best Interest contain a quantitative standard. Such quantitative standard may be more or less restrictive pursuant to Regulation Best Interest than under the suitability standard. In addition to Regulation Best Interest, certain states, including Massachusetts, have adopted or may adopt state-level standards that seek to further enhance the broker-dealer standard of conduct to a fiduciary standard for all broker-dealer recommendations made to retail customers in their states. In comparison to the standards of Regulation Best Interest, the Massachusetts fiduciary standard, for example, requires broker-dealers to adhere to the duties of utmost care and loyalty to customers. The Massachusetts standard requires a broker-dealer to make recommendations without regard to the financial or any other interest of any party other than the retail customer, and that broker-dealers must make all reasonably practicable efforts to avoid conflicts of interest, eliminate conflicts that cannot reasonably be avoided, and mitigate conflicts that cannot reasonably be avoided or eliminated. In addition, broker-dealers are required to provide retail investors a brief relationship summary, or Form CRS, that summarizes for the investor key information about the broker-dealer. Form CRS is different from this prospectus, which contains information regarding this offering and our company. The impact of Regulation Best Interest on broker-dealers cannot be determined at this time as no administrative or case law exists under Regulation Best Interest and the full scope of its applicability is uncertain. Plan fiduciaries and the beneficial owners of IRAs and other Accounts are urged to consult with their own advisors to satisfy themselves that the investment of such assets in our shares will not violate any provision of applicable law or regulatory requirement.

DESCRIPTION OF SHARES

We were formed under the laws of the State of Maryland. The rights of our stockholders are governed by Maryland law as well as our charter and bylaws. The following summary of the terms of our common stock is only a summary, and you should refer to the MGCL and our charter and bylaws for a full description. The following summary is qualified in its entirety by the more detailed information contained in our charter and bylaws. Copies of our charter and bylaws are available upon request. See “Where You Can Find More Information.”

Our charter authorizes us to issue up to 900,000,000 shares of stock, of which 700,000,000 shares are designated as common stock at $0.001 par value per share and 200,000,000 shares are designated as preferred stock at $0.001 par value per share. Of the 700,000,000 shares of common stock authorized, 300,000,000 shares are classified as Class A shares, 30,000,000 shares are classified as Class P shares, 300,000,000 shares are classified as Class T shares, and 70,000,000 shares are classified as Class W shares. Our board of directors, with the approval of a majority of the entire board of directors and without any action by our stockholders, may amend our charter to increase or decrease the aggregate number of our authorized shares or the number of shares of any class or series that we have authority to issue.

Our charter also contains a provision permitting our board of directors, with the approval of a majority of the board of directors and without any action by our stockholders, to classify or reclassify any unissued common stock or preferred stock into one or more classes or series by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions or other distributions, qualifications, or terms or conditions of redemption of any new class or series of stock, subject to certain restrictions, including the express terms of any class or series of stock outstanding at the time. We believe that the power to classify or reclassify unissued shares of stock and thereafter issue the classified or reclassified shares provides us with increased flexibility in the event that we should pursue future financings or acquisitions that might help us to grow our business.

Our charter and bylaws contain certain provisions that could make it more difficult to acquire control of our company by means of a tender offer, a proxy contest or otherwise. These provisions are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of our company to negotiate first with our board of directors. We believe that these provisions increase the likelihood that proposals initially will be on more attractive terms than would be the case in their absence and facilitate negotiations that may result in improvement of the terms of an initial offer that might involve a premium price for our common stock or otherwise be in the best interest of our stockholders. See “Risk Factors — Risks Related to Our Corporate Structure.”

Common Stock

General

Subject to any preferential rights of any other class or series of stock and to the provisions of our charter regarding the restriction on the transfer of common stock, the holders of common stock are entitled to such distributions as may be authorized from time to time by our board of directors out of legally available funds and declared by us and, upon our liquidation, are entitled to receive all assets available for distribution to our stockholders. In the event of any voluntary or involuntary liquidation, dissolution or winding up of us, or any liquidating distribution of our assets, then such assets, or the proceeds therefrom, will be distributed between the holders of Class A shares, Class P shares, Class T shares, and Class W shares ratably in proportion to the respective net asset value for each class until the net asset value for each class has been paid. We will calculate the estimated net asset value per share as a whole for all Class A shares, Class P shares, Class T shares, and Class W shares and then will determine any differences attributable to each class. We expect the estimated net asset value per share of each Class A share, Class P share, Class T share, and Class W share to be the same, except in the unlikely event that the stockholder servicing fees exceed the amount otherwise available for distribution to holders of Class T shares or the dealer manager servicing fees exceed the amount otherwise available for distribution to holders of Class W shares in a particular period (prior to the deduction of the stockholder servicing fees or the dealer manager servicing fees, as applicable). If the stockholder servicing fees exceed the amount otherwise available for distribution to holders of Class T shares or if the dealer manager servicing fees exceed the amount otherwise available for distribution to the holders of Class W shares, the excess will reduce the estimated net asset value per share of each Class T share and Class W share, as applicable. Each holder of shares of a particular class of common stock will be entitled to receive, ratably with each other holder of shares of such class, that portion of such aggregate assets available for distribution as the number of outstanding shares of such class held by such holder bears to the total number of outstanding shares of such class then outstanding.

Upon issuance for full payment in accordance with the terms of this offering, all common stock issued in the offering will be fully paid and non-assessable. Holders of common stock will not have preemptive rights, which means that they will not have an automatic option to purchase any new shares that we issue, or preference, conversion, exchange, cumulative, sinking fund, redemption or appraisal rights. Class A shares, Class T shares, and Class W shares will vote together as a single class along with the Class P shares that were sold in our private offering, and each share is entitled to one vote on each matter submitted to a vote at a meeting of our stockholders; provided that with respect to any matter that would only have a material adverse effect on the rights of a particular class of common stock, only the holders of such affected class are entitled to vote.

Our share classes are designed for and available for different categories of investors. All investors can choose to purchase Class A shares or Class T shares in the offering, while Class W shares are only available to certain categories of investors, as described below under the heading “Class W shares.” The following summarizes the differences in sales commissions and other fees between the classes of common stock being sold in this offering.

Class A Shares

We will pay participating dealers sales commissions equal to 6.0% of the sale price per Class A share sold in the primary offering, or approximately $0.62 per Class A share, with certain exceptions. In addition, we will pay our dealer manager an upfront dealer manager fee equal to 3.0% of the sale price per Class A share sold in the primary offering, or approximately $0.31 per Class A share. We will not pay sales commissions or dealer manager fees on Class A shares sold pursuant to our distribution reinvestment plan. There are no stockholder servicing fees or dealer manager servicing fees charged with respect to Class A shares. See “Plan of Distribution—Compensation of Dealer Manager and Participating Broker-Dealers” for additional information. Certain purchasers of Class A shares may be eligible for volume discounts. See “Plan of Distribution—Volume Discounts” for additional information.

Class T Shares

We will pay participating dealers sales commissions equal to 3.0% of the sale price per Class T share sold in the primary offering, or approximately $0.30 per Class T share, with certain exceptions. In addition, we will pay our dealer manager an upfront dealer manager fee equal to 3.0% of the sale price per Class T share sold in the primary offering, or approximately $0.30 per Class T share. We will also pay an ongoing stockholder servicing fee to our dealer manager with respect to Class T shares sold in our primary offering. The stockholder servicing fee will accrue daily in an amount equal to 1/365th of 1% of the purchase price per share of Class T shares sold in our primary offering and will be paid monthly. We will cease paying the stockholder servicing fee with respect to the Class T shares sold in this offering at the earlier of (i) the date we list our shares on a national securities exchange, merge or consolidate with or into another entity, or sell or dispose of all or substantially all of our assets, (ii) the date at which the aggregate underwriting compensation from all sources equals 10% of the gross proceeds from the sale of Class A shares, Class T shares and Class W shares in our primary offering (i.e., excluding proceeds from sales pursuant to our distribution reinvestment plan), which calculation shall be made by us with the assistance of our dealer manager commencing after the termination of our primary offering, (iii) with respect to a particular Class T share, the third anniversary of the issuance of the share, and (iv) the date that such Class T share is redeemed or is no longer outstanding. We will not pay sales commissions, dealer manager fees, or stockholder servicing fees on Class T shares sold pursuant to our distribution reinvestment plan. See “Plan of Distribution—Compensation of Dealer Manager and Participating Broker-Dealers” for additional information.

Class W Shares

Class W shares are only available to certain investors who: (i) purchase shares through fee-based programs, also known as wrap accounts, (ii) purchase shares through participating broker dealers that have alternative fee arrangements with their clients, (iii) purchase shares through certain registered investment advisers, (iv) purchase shares through bank trust departments or any other organization or person authorized to act in a fiduciary capacity for its clients or customers, (v) are an endowment, foundation, pension fund or other institutional investor, or (vi) are a part of any other categories of purchasers or through any other distribution channels that we name in an amendment or supplement to this prospectus. We will pay not pay sales commissions or a dealer manager fee with respect to Class W shares.

We will pay to our dealer manager a monthly dealer manager servicing fee that will accrue daily in an amount equal to 1/365th of 0.50% of the purchase price per share of Class W shares sold in our primary offering. We will cease paying the dealer manager servicing fee with respect to the Class W shares sold in this offering at the earlier of (i) the date we list our shares on a national securities exchange, merge or consolidate with or into another entity, or sell or dispose of all or substantially all of our assets, (ii) the date at which the aggregate underwriting compensation from all sources equals 10% of the gross proceeds from the sale of Class A shares, Class T shares and Class W shares in our primary offering (i.e., excluding proceeds from sales pursuant to our distribution reinvestment plan), which calculation shall be made by us with the assistance of our dealer manager commencing after the termination of our primary offering, (iii) the end of the month in which the aggregate dealer manager servicing fees paid in our primary offering with respect to Class W shares equals 9.0% of the gross proceeds from the sale of Class W shares in our primary offering (i.e., excluding proceeds from sales pursuant to our distribution reinvestment plan), which calculation shall be made by us with the assistance of our dealer manager commencing after the termination of our primary offering, and (iv) the date that such Class W share is redeemed or is no longer outstanding. We will not pay dealer manager servicing fees on Class W shares sold pursuant to our distribution reinvestment plan. See “Plan of Distribution—Compensation of Dealer Manager and Participating Broker-Dealers” for additional information. See “Plan of Distribution—Compensation of Dealer Manager and Participating Broker-Dealers” for additional information.

Preferred Stock

Our charter authorizes our board of directors to designate and issue one or more classes or series of preferred stock without stockholder approval and to fix the voting rights, liquidation preferences, distribution rates, conversion rights, redemption rights and terms, including sinking fund provisions, and certain other rights and preferences with respect to such preferred stock. The issuance of one or more series or classes of preferred stock must be approved by a majority of our board of directors. A majority of our independent directors that do not have an interest in the transaction will approve any offering of preferred stock and will have access, at our expense, to our legal counsel or independent legal counsel in connection with such issuance. Because our board of directors has the power to establish the preferences and rights of each class or series of preferred stock, it may afford the holders of any series or class of preferred stock preferences, powers, and rights senior to the rights of holders of common stock. If we ever created and issued preferred stock with a distribution preference over common stock, payment of any distribution preferences of outstanding preferred stock would reduce the amount of funds available for the payment of distributions on the common stock. Further, holders of preferred stock are normally entitled to receive a preference payment in the event we liquidate, dissolve, or wind up before any payment is made to the common stockholders, likely reducing the amount common stockholders would otherwise receive upon such an occurrence.

We currently have no preferred stock issued or outstanding. Our board of directors has no present plans to issue shares of preferred stock.

Meetings and Special Voting Requirements

An annual meeting of our stockholders will be held each year, at least 30 days after delivery of our annual report to our stockholders. Special meetings of stockholders may be called only upon the request of a majority of our directors, a majority of our independent directors, our president, our chief executive officer or upon the written request of stockholders holding at least 10% of our outstanding shares. Upon receipt of a written request of stockholders holding at least 10% of our outstanding shares stating the purpose of the special meeting, our secretary will provide all of our stockholders written notice of the meeting and the purpose of such meeting within 10 days of such request. The meeting must be held not less than 15 nor more than 60 days after the distribution of the notice of meeting. The presence of stockholders, either in person or by proxy, entitled to cast 50% of all the votes entitled to be cast at a meeting constitutes a quorum.

Subject to our charter restrictions on transfer of our stock, and subject to the express terms of any series of preferred stock, each holder of common stock is entitled at each meeting of stockholders to one vote per share owned by such stockholder on all matters submitted to a vote of stockholders, including the election of directors. There is no cumulative voting in the election of our board of directors, which means that the holders of a majority of shares of our outstanding common stock can elect all of the directors then standing for election and the holders of the remaining shares of common stock will not be able to elect any directors.

As required by the NASAA REIT Guidelines, our charter provides that the concurrence of the board of directors is not required in order for the stockholders to amend the charter, dissolve the corporation, or remove directors. We have been advised, however, that Section 2-604 and Section 3-403 of the MGCL do require board of directors approval in order to amend our charter or dissolve, respectively, and we are required to comply with the MGCL. Therefore, our stockholders may vote to authorize the amendment of our charter or the dissolution of our Company, but only after such action has been declared advisable by our board of directors. Without the approval of a majority of the shares of common stock entitled to vote on the matter, the board of directors may not:

•	amend the charter to adversely affect the rights, preferences, and privileges of the common stockholders;

•	amend charter provisions relating to director qualifications, fiduciary duties, liability and indemnification, conflicts of interest, investment policies, or investment restrictions;

•	cause our liquidation or dissolution;

•	sell all or substantially all of our assets other than in the ordinary course of business; or

•	cause our merger or other reorganization.

Also, because our operating assets are held by our subsidiaries, these subsidiaries may be able to merge or sell all or substantially all of their assets without the approval of our stockholders; provided, however, the merger or sale of all or substantially all of the operating assets held by our operating partnership will require the approval of our stockholders.

Access to Records

As stated in our charter, any stockholder and any designated representative thereof shall be permitted access to our records to which it is entitled at all reasonable times and may inspect and copy any such records for a reasonable charge. Our policy is to allow our stockholders access to the following records: our charter; our bylaws; the minutes of the proceedings of our stockholders; our books of account; our stock ledger; our annual statements of affairs; and any voting trust agreements deposited with us. We will make any of these requested documents available at our principal office within seven days after receipt of a request. Our stockholders are entitled to receive a copy of our stockholder list upon request. The list provided by us will include each stockholder’s name, address and telephone number, and the number of shares owned by each stockholder and will be sent within 10 days of the receipt by us of the request. A stockholder requesting a list will be required to pay reasonable costs of postage and duplication. The request cannot be made to secure a copy of our stockholder list or other information for the purpose of selling the list or using the list or other information for a commercial purpose other than in the interest of the requesting stockholder as a stockholder relative to the affairs of our company. We have the right to request that a requesting stockholder represent to us that the list and records will not be used to pursue commercial interests.

Restrictions on Ownership and Transfer

In order for us to qualify as a REIT under the Code, we must meet the following criteria regarding our stockholders’ ownership of our shares:

•

five or fewer individuals (as defined in the Code to include certain tax-exempt organizations and trusts) may not own, directly or indirectly, more than 50% in value of our outstanding shares during the last half of a taxable year; and

•	100 or more persons must beneficially own our shares during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year.

See “Federal Income Tax Considerations” for further discussion of this topic. We may prohibit certain acquisitions and transfers of shares so as to ensure our initial and continued qualification as a REIT under the Code. However, we cannot assure you that this prohibition will be effective. Because we believe it is essential for us to qualify and continue to qualify as a REIT, our charter provides (subject to certain exceptions) that no stockholder may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8% in value of our outstanding shares of stock or more than 9.8% of the number or value (in either case as determined in good faith by our board of directors) of any class or series of our outstanding shares of common stock. The 9.8% ownership limit must be measured in terms of the more restrictive of value or number of shares.

Our board of directors, in its sole discretion, may waive this ownership limit if evidence satisfactory to our board is presented that such ownership will not then or in the future jeopardize our status as a REIT. Also, these restrictions on transferability and ownership will not apply if our directors determine that it is no longer in our best interests to continue to qualify as a REIT.

Additionally, our charter further prohibits the transfer or issuance of our stock if such transfer or issuance:

•	with respect to transfers only, results in our common stock being owned by fewer than 100 persons;

•	results in our being “closely held” within the meaning of Section 856(h) of the Code;

•	results in our owning, directly or indirectly, more than 9.9% of the ownership interests in any tenant; or

•	otherwise results in our disqualification as a REIT.

Any attempted transfer of our stock which, if effective, would result in our stock being owned by fewer than 100 persons will be null and void. In the event of any attempted transfer of our stock which, if effective, would result in (1) a violation of the ownership limit discussed above, (2) our being “closely held” under Section 856(h) of the Code, (3) our owning (directly or indirectly) more than 9.9% of the ownership interests in any tenant, or (4) our otherwise failing to qualify as a REIT, then the number of shares causing the violation (rounded to the nearest whole share) will be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries, and the proposed transferee will not acquire any rights in the shares. Such shares held in trust will remain issued and outstanding shares and will be entitled to the same rights and privileges as all other shares of the same class or series. The trustee of the beneficial trust, as holder of the shares, will be entitled to receive all distributions authorized by the board of directors on such securities for the benefit of the charitable beneficiary. Our charter further entitles the trustee of the beneficial trust to vote all shares held in trust.

The trustee of the beneficial trust may select a transferee to whom the shares may be sold as long as such sale does not violate the 9.8% ownership limit or the other restrictions on transfer. Upon sale of the shares held in trust, the intended transferee (the transferee of the shares held in trust whose ownership would violate the 9.8% ownership limit or the other restrictions on transfer) will receive from the trustee of the beneficial trust the lesser of such sale proceeds or the price per share the intended transferee paid for the shares (or, in the case of a gift or devise to the intended transferee, the price per share equal to the market value per share on the date of the transfer to the intended transferee). The trustee of the beneficial trust will distribute to the charitable beneficiary any amount the trustee receives in excess of the amount to be paid to the intended transferee.

In addition, we have the right to purchase any shares held in trust at the lesser of (1) the price per share paid in the transfer that created the shares held in trust, or (2) the current market price, until the shares held in trust are sold by the trustee of the beneficial trust. An intended transferee must pay, upon demand, to the trustee of the beneficial trust (for the benefit of the beneficial trust) the amount of any distribution we pay to an intended transferee on shares held in trust prior to our discovery that such shares have been transferred in violation of the provisions of our charter. If any legal decision, statute, rule, or regulation deems or declares the transfer restrictions included in our charter to be void or invalid, then we may, at our option, deem the intended transferee of any shares held in trust to have acted as an agent on our behalf in acquiring such shares and to hold such shares on our behalf.

Any person who (1) acquires or attempts to acquire shares in violation of the foregoing ownership restriction, transfers or receives shares subject to such limitations, or would have owned shares that resulted in a transfer to a charitable trust, or (2) proposes or attempts any of the transactions in clause (1), is required to give us 15 days’ written notice prior to such transaction. In both cases, such persons must provide to us such other information as we may request in order to determine the effect, if any, of such transfer on our status as a REIT. The foregoing restrictions will continue to apply until our board of directors determines it is no longer in our best interest to continue to qualify as a REIT.

The ownership restriction does not apply to the underwriter in a public offering of shares or to a person or persons so exempted from the ownership limit by our board of directors based upon appropriate assurances that our qualification as a REIT is not jeopardized. Any person who owns 5% or more of the outstanding shares during any taxable year will be asked to deliver a statement or affidavit setting forth the number of shares beneficially owned, directly or indirectly.

Distribution Policy

We commenced paying distributions to our stockholders in March 2021 and intend to continue to pay regular distributions to our stockholders. From the commencement of paying cash distributions in March 2021, 100% of our cash distributions have been paid from the net proceeds of our private offering. Until we are generating operating cash flow sufficient to fund distributions to our stockholders, we may decide to make stock distributions or to make distributions using a combination of stock and cash, or to fund some or all of our distributions from the proceeds of our private offering, proceeds of this offering or from borrowings in anticipation of future cash flow, which may reduce the amount of capital we ultimately invest in properties. Because substantially all of our operations will be performed indirectly through our operating partnership, our ability to pay distributions depends in large part on our operating partnership’s ability to pay distributions to its partners, including to us. In the event we do not have enough cash from operations to fund cash distributions, we may borrow, issue additional securities or sell assets in order to fund the distributions or make the distributions out of net proceeds from this offering. Therefore, it is likely that some or all of the distributions that we make will represent a return of capital to you, at least in the first few years of operation. Though we have no present intention to make in-kind distributions, we are authorized by our charter to make in-kind distributions of readily marketable securities, distributions of beneficial interests in a liquidating trust established for our dissolution and the liquidation of our assets in accordance with the terms of the charter or distributions that meet all of the following conditions: (a) our board of directors advises each stockholder of the risks associated with direct ownership of the property; (b) our board of directors offers each stockholder the election of receiving such in-kind distributions; and (c) in-kind distributions are only made to those stockholders who accept such offer.

Over the long-term, we expect that a greater percentage of our distributions will be paid from cash flows from operations. However, our operating performance cannot be accurately predicted and may deteriorate in the future due to numerous factors, including our ability to raise and invest capital at favorable yields, the financial performance of our investments in the current real estate and financial environment and the types and mix of investments in our portfolio. As a result, future distributions declared and paid may exceed cash flow from operations.

Distributions will be paid to our stockholders as of the record date selected by our board of directors. We declare and pay distributions monthly based on daily declaration and record dates so that investors may be entitled to distributions immediately upon purchasing our shares. We expect to continue to regularly pay distributions unless our results of operations, our general financial condition, general economic conditions, or other factors inhibit us from doing so. Distributions will be authorized at the discretion of our board of directors, which will be directed, in substantial part, by its obligation to cause us to comply with the REIT requirements of the Code. Our board of directors may increase, decrease or eliminate the distribution rate that is being paid at any time. Distributions will be made on all classes of our common stock at the same time. The per share amount of distributions on different classes of shares will likely differ because of different allocations of class-specific expenses. Specifically, distributions on Class T shares and Class W shares will likely be lower than distributions on Class A shares because Class T shares are subject to ongoing stockholder servicing fees and Class W shares are subject to ongoing dealer manager servicing fees. The funds we receive from operations that are available for distribution may be affected by a number of factors, including the following:

•	the amount of time required for us to invest the funds received in the offering;

•	our operating and interest expenses;

•	the amount of distributions or dividends received by us from our indirect real estate investments;

•	our ability to keep our properties occupied;

•	our ability to maintain or increase rental rates;

•	the performance of our lease-up, development and redevelopment properties;

•	any significant delays in construction for development or redevelopment properties;

•	construction defects or capital improvements;

•	capital expenditures and reserves for such expenditures;

•	the issuance of additional shares; and

•	financings and refinancings.

We must distribute to our stockholders at least 90% of our taxable income each year in order to meet the requirements for being treated as a REIT under the Code. This requirement is described in greater detail in the “Federal Income Tax Considerations — Requirements For Qualification as a REIT — Operational Requirements — Annual Distribution Requirement” section of this prospectus. Our directors may authorize distributions in excess of this percentage as they deem appropriate. Because we may receive income from interest or rents at various times during our fiscal year, distributions may not reflect our income earned in that particular distribution period, but may be made in anticipation of cash flow that we expect to receive during a later period and may be made in advance of actual receipt of funds in an attempt to make distributions relatively uniform. To allow for such differences in timing between the receipt of income and the payment of expenses, and the effect of required debt payments, among other things, we could be required to borrow funds from third parties on a short-term basis, issue new securities, or sell assets to meet the distribution requirements that are necessary to achieve the tax benefits associated with qualifying as a REIT. We are not prohibited from undertaking such activities by our charter, bylaws or investment policies, and we may use an unlimited amount from any source to pay our distributions. These methods of obtaining funding could affect future distributions by increasing operating costs and decreasing available cash, which could reduce the value of your investment in our shares. In addition, such distributions may constitute a return of investors’ capital. See “Federal Income Tax Considerations — Requirements for Qualification as a REIT.”

First Quarter 2022 Distribution Authorization

On December 20, 2021, our board of directors authorized a daily distribution rate of approximately $0.00137 per day per share on the outstanding common stock for the period commencing on January 1, 2022 and ending on March 31, 2022. Such distributions payable to each stockholder of record during a month will be paid the following month.

Distribution Declaration History

The following table shows the cash distributions we have paid through December 31, 2021:

Quarter	OP Unit Holders	Common Stockholders	Distributions Declared per Common Share(1)
1st Quarter 2021	$—	$—	$0.03	(2)
2nd Quarter 2021	$45,941	$24,770	$0.13
3rd Quarter 2021	$69,325	$145,355	$0.13
4th Quarter 2021	$68,603	$283,712	$0.13

(1)	Declared distributions are paid monthly in arrears.
(2)	Distributions in the first quarter of 2021 were declared for the month of March only.

The following shows our distributions and the sources of such distributions for the period presented:

	Year Ended December 31, 2021
Distributions paid in cash – common stockholders	$453,837
Distributions paid in cash – Operating Partnership unitholders	183,869
Distributions reinvested	329,158

Total distributions	$966,864

Source of distributions
Cash flows provided by operations	$—	—%
Offering proceeds from primary private offering	637,706	66%
Offering proceeds from distribution reinvestment plan	329,158	34%

Total sources	$966,864	100.0%

For the year ended December 31, 2021, we paid cumulative distributions of approximately $0.6 million, as compared to cumulative net loss attributable to our common stockholders of approximately $3.0 million. Net loss attributable to our common stockholders for the year ended December 31, 2021 reflects non-cash depreciation and amortization of approximately $0.9 million and acquisition related expenses of approximately $1.3 million.

We must distribute to our stockholders at least 90% of our taxable income each year in order to meet the requirements for being treated as a REIT under the Code. Our directors may authorize distributions in excess of this percentage as they deem appropriate. Because we may receive income from interest or rents at various times during our fiscal year, distributions may not reflect our income earned in that particular distribution period, but may be made in anticipation of cash flow that we expect to receive during a later period and may be made in advance of actual receipt of funds in an attempt to make distributions relatively uniform. To allow for such differences in timing between the receipt of income and the payment of expenses, and the effect of required debt payments, among other things, we could be required to borrow funds from third parties on a short-term basis, issue new securities, or sell assets to meet the distribution requirements that are necessary to achieve the tax benefits associated with qualifying as a REIT. We are not prohibited from undertaking such activities by our charter, bylaws or investment policies, and we may use an unlimited amount from any source to pay our distributions. These methods of obtaining funding could affect future distributions by increasing operating costs and decreasing available cash, which could reduce the value of our stockholders’ investment in our shares. In addition, such distributions may constitute a return of investors’ capital.

We have not been able to and may not be able to pay distributions from our cash flows from operations, in which case distributions may be paid in part from debt financing or from proceeds from the issuance of common stock in our offering. The payment of distributions from sources other than cash flows from operations may reduce the amount of proceeds available for investment and operations or cause us to incur additional interest expense as a result of borrowed funds.

Stockholder Liability

The MGCL provides that our stockholders:

•	are not liable personally or individually in any manner whatsoever for any debt, act, omission or obligation incurred by us or our board of directors; and

•	are under no obligation to us or our creditors with respect to their shares other than the obligation to pay to us the full amount of the consideration for which their shares were issued.

Business Combinations

Under Maryland law, “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

•	any person who beneficially owns 10% or more of the voting power of the corporation’s shares; or

•

an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then-outstanding voting stock of the corporation.

A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which such person otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board of directors.

After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of outstanding shares voting stock of the corporation; and

•

two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom, or with whose affiliate, the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These super-majority voting requirements do not apply if the corporation’s stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.

The statute permits various exemptions from its provisions, including business combinations that are exempted by the board of directors before the time that the interested stockholder becomes an interested stockholder. Our board of directors has adopted a resolution opting out of the business combinations statute, provided that such transactions that would otherwise be subject to the business combinations act are first approved by the board of directors.

Control Share Acquisitions

With some exceptions, Maryland law provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of stockholders holding two-thirds of the votes entitled to be cast on the matter, excluding “control shares”:

•	owned by the acquiring person;

•	owned by our officers; and

•	owned by our employees who are also directors.

“Control shares” mean voting shares which, if aggregated with all other voting shares owned by an acquiring person or shares for which the acquiring person can exercise or direct the exercise of voting power, would entitle the acquiring person to exercise voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A control share acquisition occurs when, subject to some exceptions, a person directly or indirectly acquires ownership or the power to direct the exercise of voting power (except solely by virtue of a revocable proxy) of issued and outstanding control shares. A person who has made or proposes to make a control share acquisition, upon satisfaction of some specific conditions, including an undertaking to pay expenses, may compel our board of directors to call a special meeting of our stockholders to be held within 50 days of a demand to consider the voting rights of the control shares. If no request for a meeting is made, we may present the question at any stockholders’ meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to some restrictions and limitations, we may redeem any or all of the control shares (except those for which voting rights have been previously approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition. The control share acquisition statute does not apply to shares acquired in a merger, consolidation, or share exchange if we are a party to the transaction or to acquisitions approved or exempted by our charter or bylaws. Our bylaws contain such a provision.

Subtitle 8

Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of the following five provisions:

•	a classified board of directors;

•	a two-thirds vote requirement for removing a director;

•	a requirement that the number of directors be fixed only by vote of the directors;

•	a requirement that a vacancy on the board of directors be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred; and

•	a majority requirement for the calling of a special meeting of stockholders.

Our bylaws currently provide that vacancies on our board of directors may be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred. In addition, our charter and bylaws also vest in the board of directors the exclusive power to fix the number of directorships.

Our charter provides that, so long as we are subject to the NASAA REIT Guidelines, we may not take advantage of the following permissive provisions of Subtitle 8: (1) we may not elect to be subject to a two-thirds voting requirement for removing a director; (2) we may not elect to be subject to a majority voting requirement for the calling of a special meeting of stockholders; and (3) we may not elect to adopt a classified board of directors.

Advance Notice of Director Nominations and New Business

Our bylaws provide that with respect to an annual meeting of stockholders, nominations of individuals for election to the board of directors and the proposal of business to be considered by stockholders may be made only (1) pursuant to our notice of the meeting, (2) by the board of directors, or (3) by a stockholder who is entitled to vote at the meeting and who has complied with the advance notice procedures of the bylaws. With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of individuals for election to the board of directors at a special meeting may be made only (A) pursuant to our notice of the meeting, (B) by the board of directors, or (C) provided that the board of directors has determined that directors will be elected at the meeting, by a stockholder who is entitled to vote at the meeting and who has complied with the advance notice provisions of the bylaws.

Distribution Reinvestment Plan

Our distribution reinvestment plan allows you to have distributions otherwise distributable to you invested in additional shares of our common stock. We are offering $95.0 million in shares of stock under our distribution reinvestment plan. The sale of these shares has been registered on the registration statement for this offering and are in addition to the $1.0 billion in shares being sold in our primary offering. The following discussion summarizes the principal terms of our distribution reinvestment plan. The full text of our distribution reinvestment plan is included as Appendix B to this prospectus.

Eligibility

Participation in our distribution reinvestment plan is limited to investors who have purchased stock in our offerings. See “Plan of Distribution — Compensation of Dealer Manager and Participating Broker-Dealers” below for other restrictions on eligibility to purchase stock under our distribution reinvestment plan. We may elect to deny your participation in our distribution reinvestment plan if you reside in a jurisdiction or foreign country where, in our judgment, the burden or expense of compliance with applicable securities laws makes your participation impracticable or inadvisable.

Election to Participate

Assuming you are eligible, you may elect to participate in our distribution reinvestment plan by completing the subscription agreement or other approved enrollment form available from our dealer manager or a participating broker-dealer. Your participation in our distribution reinvestment plan will begin with the next distribution made after receipt of your enrollment form. Once enrolled, you may continue to purchase stock under our distribution reinvestment plan until we have sold all of the shares of stock registered in this offering, have terminated this offering or have terminated our distribution reinvestment plan. You can choose to have all or a portion of your distributions reinvested through our distribution reinvestment plan. You may also change the percentage of your distributions that will be reinvested at any time if you complete a new enrollment form or other form provided for that purpose. Any election to increase your level of participation must be made through your participating broker-dealer or, if you purchased your stock in this offering other than through a participating broker-dealer, through our dealer manager.

Stock Purchases

Stock will be purchased under our distribution reinvestment plan on our distribution payment dates. The purchase of fractional shares is a permissible and likely result of the reinvestment of distributions under our distribution reinvestment plan.

Distributions on Class A shares will be reinvested in Class A shares at $9.81 per share, distributions on Class T shares will be reinvested in Class T shares at $9.50 per share and distributions on Class W shares will be reinvested in Class W shares at $9.40 per share. Our board of directors may change the offering price for shares purchased under our distribution reinvestment plan in its sole discretion at any time during the effectiveness of our distribution reinvestment plan and without amending the distribution reinvestment plan. We will not charge you any fees in connection with your purchase of shares under our distribution reinvestment plan. The price for shares purchased under our distribution reinvestment plan bears little relationship to, and will likely exceed, what you might receive for your shares if you tried to sell them or if we liquidated our portfolio. Purchase of our stock under our distribution reinvestment plan may effectively lower the total return on your investment with us. Our board of directors reserves the right to designate that certain cash or other distributions attributable to net sale proceeds will be excluded from distributions that may be reinvested in shares under our distribution reinvestment plan.

Account Statements

Our dealer manager or a participating broker-dealer will provide a confirmation of your periodic purchases under our distribution reinvestment plan. Within 30 days after the end of each fiscal quarter, we will provide you with an individualized report on your investment, including the purchase dates, purchase price, number of shares owned, and the amount of distributions made in the prior year. We will send to all participants in the plan, without charge, all supplements to and updated versions of this prospectus which we are required to provide under applicable securities laws.

Fees and Commissions

We will not pay a commission in connection with your purchase of stock in our distribution reinvestment plan. No dealer manager fees, stockholder servicing fees, or dealer manager servicing fees will be paid on stock sold under the plan. We will not receive a fee for selling stock under our distribution reinvestment plan. See “Plan of Distribution.”

Voting

You may vote all shares of stock acquired through our distribution reinvestment plan.

Tax Consequences of Participation

If you elect to participate in our distribution reinvestment plan and are subject to federal income taxation, you will incur a tax liability for distributions allocated to you even though you have elected not to receive the distributions in cash but rather to have the distributions withheld and reinvested pursuant to our distribution reinvestment plan.

Specifically, you will be treated as if you have received the distribution in cash and then applied such distribution to the purchase of additional stock. You will be taxed on the amount of such distribution as a dividend to the extent such distribution is from current or accumulated earnings and profits, unless we have designated all or a portion of the distribution as a capital gain dividend. See “Federal Income Tax Considerations — Taxation of U.S. Stockholders — Distributions Generally.” We will withhold 28% of the amount of distributions paid if you fail to furnish a valid taxpayer identification number, fail to properly report interest or dividends or fail to certify that you are not subject to withholding. See “Federal Income Tax Considerations — Taxation of U.S. Stockholders — Information Reporting Requirements and Backup Withholding for U.S. Stockholders.”

Termination of Participation

We will provide our stockholders with all material information regarding distributions and the effect of reinvesting distributions, including the tax consequences thereof, at least annually, as applicable. You may terminate your participation in our distribution reinvestment plan at any time by providing us with written notice. Any transfer of your stock will effect a termination of the participation of those shares of stock in our distribution reinvestment plan. We request that you promptly notify us in writing if at any time there is a material change in your financial condition, including failure to meet the minimum income and net worth standards described in the “Suitability Standards” section immediately following the cover page of this prospectus or cannot make the other representations or warranties set forth in the subscription agreement at any time prior to the listing of the stock on a national securities exchange. We will terminate your participation to the extent that a reinvestment of your distributions in our stock would cause you to exceed the ownership limitation contained in our charter.

Amendment or Termination of Plan

We may amend or terminate our distribution reinvestment plan for any reason at any time upon 10 days’ prior written notice to participants; provided, however, no such amendment shall add compensation to the plan or remove the opportunity for you to terminate your participation in the plan, as specified above.

Share Redemption Program

Our board of directors has adopted a share redemption program that enables our stockholders to sell their shares to us in limited circumstances. Our share redemption program permits you to submit your shares for redemption after you have held them for at least one year, subject to the significant restrictions and limitations described below.

Our common stock is currently not listed on a national securities exchange, and we will not seek to list our stock until such time as our independent directors believe that the listing of our stock would be in the best interest of our stockholders. In order to provide stockholders with the benefit of interim liquidity, stockholders who have held their shares for at least one year may present all or a portion consisting of at least 25% of the holder’s shares to us for redemption at any time in accordance with the procedures outlined below. At that time, we may, subject to the restrictions and limitations described below, redeem the shares presented for redemption for cash to the extent that we have sufficient funds available to us to fund such redemption. We will not pay to our board of directors, our advisor or their affiliates any fees to complete any transactions under our share redemption program.

We will not redeem shares that are subject to liens or other encumbrances until the stockholder presents evidence that the liens or encumbrances have been removed. If any shares subject to a lien are inadvertently redeemed or we are otherwise required to pay to any other party all or any amount in respect of the value of redeemed shares, then the recipient of amounts in respect of redemption shall repay to us the amount paid for such redemption up to the amount we are required to pay to such other party. We have no obligation to redeem shares if the redemption would violate the restrictions on distributions under Maryland law, which prohibits distributions that would cause a corporation to fail to meet statutory tests of solvency. We are under no obligation to redeem shares pursuant to our share redemption program.

Until we establish a net asset value per share, the redemption price per share for shares purchased in our public offering shall initially be equal to the net investment amount of such shares, which will be based on the “amount available for investment” percentage for the respective class of shares, assuming the maximum amount of our public offering is raised, shown in the estimated use of proceeds table in our prospectus in effect as of the investor’s purchase date. For each class of shares, this amount will equal the then-current offering price of the shares, less the associated sales commissions, dealer manager fee and estimated organization and offering expenses not reimbursed by our advisor assuming the maximum amount of our public offering is raised.

Once our board of directors approves an estimated net asset value per share, as published from time to time in an Annual Report on Form 10-K, a Quarterly Report on Form 10-Q, and/or a Current Report on Form 8-K publicly filed with the SEC, the per share price for the redemption of a given class of shares purchased in our public offering shall be equal to the then-current estimated net asset value per share for such class of shares.

You generally have to hold your shares for one year before submitting your shares for redemption under the program; however, we may waive the one-year holding period in the event of the death, commitment to a long-term care facility, qualifying disability or bankruptcy of a stockholder. If spouses are joint registered holders of shares, the request to redeem the shares may be made if either of the registered holders dies.

In order for a disability to be considered a “qualifying disability,” (1) the stockholder must receive a determination of disability based upon a physical or mental condition or impairment arising after the date the stockholder acquired the shares to be redeemed, and (2) such determination of disability must be made by the governmental agency responsible for reviewing the disability retirement benefits that the stockholder could be eligible to receive. The “applicable governmental agencies” are limited to the following: (1) the Social Security Administration; (2) the U.S. Office of Personnel Management; or (3) the Veteran’s Benefits Administration.

Redemption requests following an award by the applicable governmental agency of disability benefits must be accompanied by: (1) the investor’s initial application for disability benefits and (2) a Social Security

Administration Notice of Award, a U.S. Office of Personnel Management determination of disability, a Veteran’s Benefits Administration record of disability-related discharge or such other documentation issued by the applicable governmental agency that we deem acceptable and demonstrates an award of the disability benefits.

If a stockholder seeks redemption of his or her shares due to confinement to a long-term care facility, the stockholder must submit a written statement from a licensed physician certifying that the licensed physician has determined that the stockholder will be indefinitely confined to a long-term care facility. A long-term care facility means an institution that: (1) either (a) is approved by Medicare as a provider of skilled nursing care or (b) is licensed as a skilled nursing home by the state in which it is located; and (2) meets all of the following requirements: (a) its main function is to provide skilled, intermediate or custodial nursing care; (b) it provides continuous room and board to three or more persons; (c) it is supervised by a registered nurse or licensed practical nurse; (d) it keeps daily medical records of all medication dispensed; and (e) its primary service is other than to provide housing for residents.

During any calendar year, we will not redeem in excess of 5% of the weighted average number of shares outstanding during the prior calendar year. The cash available for redemption will be limited to the proceeds from the sale of shares pursuant to our distribution reinvestment plan.

We will redeem our shares on the last business day of the month following the end of each quarter. Requests for redemption would have to be received on or prior to the end of the quarter in order for us to redeem the shares as of the end of the next month. You may withdraw your request to have your shares redeemed at any time prior to the last day of the applicable quarter.

If we could not purchase all shares presented for redemption in any quarter, based upon insufficient cash available as described above or the limit on the number of shares we may redeem during any calendar year, we would attempt to honor redemption requests as follows (and in the following order of priority): (1) redemptions upon the death or disability of a stockholder (or pro rata if less than all of such death or disability redemption requests can be satisfied); (2) any redemptions that have been carried over from two previous quarters, where the redemption amount remaining is less than the minimum investment amount of $5,000; and (3) pro rata as to all other redemption requests. We would treat any unsatisfied portion of the redemption request as a request for redemption the following quarter. At such time, you may then (1) withdraw your request for redemption at any time prior to the last day of the new quarter or (2) allow your request to remain in the redemption pool for a redemption at such time, if, any, when sufficient funds become available. Such pending requests will generally be honored on a pro rata basis. We will determine whether we have sufficient funds available as soon as practicable after the end of each quarter, but in any event prior to the applicable payment date.

Our board of directors may choose to amend, suspend or terminate our share redemption program upon 30 days’ notice at any time. Additionally, we will be required to discontinue sales of shares under our distribution reinvestment plan on the earlier of [            ], 2024, which is two years from the effective date of this offering (unless extended for one additional year), or the date we sell $95,000,000 in shares under the distribution reinvestment plan, unless we file a new registration statement with the SEC and applicable states. Because the redemption of shares will be funded with the net proceeds we receive from the sale of shares under our distribution reinvestment plan, the discontinuance or termination of our distribution reinvestment plan will adversely affect our ability to redeem shares under our share redemption program. We would notify you of such developments (1) in the annual or quarterly reports mentioned above or (2) by means of a separate mailing to you, accompanied by disclosure in a current or periodic report under the Exchange Act. During this offering, we would also include this information in a prospectus supplement or post-effective amendment to the registration statement, as then-required under federal securities laws.

Our share redemption program is only intended to provide interim limited liquidity for stockholders until a liquidity event occurs, such as the listing of our shares on a national securities exchange or our merger with a listed company. Our share redemption program will be terminated if our shares become listed on a national securities exchange. We cannot guarantee that a liquidity event will occur.

The shares we redeem under our share redemption program will be cancelled and returned to the status of authorized but unissued shares. We do not intend to resell such shares to the public unless they are first registered with the SEC under the Securities Act and under appropriate state securities laws or otherwise sold in compliance with such laws.

Our board of directors may choose to amend, suspend or terminate our share redemption program upon 30 days’ written notice at any time.

Restrictions on Roll-up Transactions

Any roll-up transaction (which, in general terms, is any transaction involving the acquisition, merger, conversion or consolidation, directly or indirectly, of us and the issuance of securities of an entity that would be created or would survive after the successful completion of the roll-up transaction to which we are a party) will be entered into by us only if such transaction is in full compliance with all applicable federal and state securities and other laws. A roll-up transaction does not include:

•	a transaction involving our securities that have been listed on a national securities exchange for at least 12 months; or

•

a transaction involving only our conversion into a trust or association if, as a consequence of the transaction, there will be no significant adverse change in the voting rights of our common stockholders, the term of our existence, the compensation to our advisor or our investment objectives.

In connection with any proposed roll-up transaction, an appraisal of all of our assets shall be obtained from a competent independent expert. Our assets shall be appraised on a consistent basis, and the appraisal will be based on an evaluation of all relevant information and will indicate the value of our assets as of a date immediately preceding the announcement of the proposed roll-up transaction. The appraisal shall assume an orderly liquidation of assets over a 12-month period. The terms of the engagement of the independent expert shall clearly state that the engagement is for our benefit and the benefit of our stockholders. A summary of the appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to stockholders in connection with any proposed roll-up transaction. If the appraisal will be included in a prospectus used to offer the securities of the roll-up entity, the appraisal shall be filed with the SEC and the states as an exhibit to the registration statement for the offering.

In connection with a proposed roll-up transaction, the person sponsoring the roll-up transaction must offer to our common stockholders who vote “no” on the proposal the choice of:

(1)	accepting the securities of the roll-up entity offered in the proposed roll-up transaction; or

(2)	one of the following:

(a)	remaining as common stockholders of us and preserving their interests in us on the same terms and conditions as existed previously, or

(b)	receiving cash in an amount equal to the stockholders’ pro rata share of the appraised value of our net assets.

We are prohibited from participating in any proposed roll-up transaction that would result in our common stockholders having voting rights in a roll-up entity that are less than those provided in our charter and described elsewhere in this prospectus, including rights with respect to the election and removal of directors and the other voting rights of our common stockholders, annual reports, annual and special meetings of common stockholders, amendment of our charter, and our dissolution:

•

that includes provisions that would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the roll-up entity, except to the minimum extent necessary to preserve the tax status of the roll-up entity, or that would limit the ability of an investor to exercise the voting rights of its securities of the roll-up entity on the basis of the number of shares of common stock that such investor has held in us;

•

in which our investors’ rights of access to the records of the roll-up entity will be less than those provided in the section of this prospectus entitled “— Meetings and Special Voting Requirements” above; or

•	in which any of the costs of the roll-up transaction would be borne by us if the roll-up transaction is not approved by our common stockholders.

OUR OPERATING PARTNERSHIP AGREEMENT

General

Strategic Storage Operating Partnership VI, L.P., our operating partnership, was formed in October 2020 to acquire, own and operate properties on our behalf. It is an Umbrella Partnership Real Estate Investment Trust, or UPREIT, which structure is utilized generally to provide for the acquisition of real property from owners who desire to defer taxable gain that would otherwise be recognized by them upon the disposition of their property. These owners may also desire to achieve diversity in their investment and other benefits afforded to owners of stock in a REIT. For purposes of satisfying the asset and income tests for qualification as a REIT for tax purposes, the REIT’s proportionate share of the assets and income of an UPREIT, such as the operating partnership, will be deemed to be assets and income of the REIT.

A property owner may contribute property to an UPREIT in exchange for limited partnership units on a tax-free basis. In addition, our operating partnership is structured to make distributions with respect to limited partnership units that will be equivalent to the distributions made to holders of our common stock. Finally, a limited partner in our operating partnership may later exchange his or her limited partnership units in our operating partnership for shares of our common stock in a taxable transaction.

The Second Amended and Restated Limited Partnership Agreement of our operating partnership contains provisions that would allow, under certain circumstances, other persons, including other programs sponsored by our sponsor and its affiliates, to merge into or cause the exchange or conversion of their interests for interests of our operating partnership. In the event of such a merger, exchange or conversion, our operating partnership would issue additional limited partnership interests, which would be entitled to the same exchange rights as other limited partnership interests of our operating partnership. As a result, any such merger, exchange or conversion ultimately could result in the issuance of a substantial number of shares of our common stock, thereby diluting the percentage ownership interest of other stockholders.

We intend to hold substantially all of our assets through our operating partnership, directly or indirectly. We are the sole general partner of our operating partnership. SmartStop Storage Advisors, LLC (“SSA”), an affiliate of our advisor, has contributed $2,000 to our operating partnership. In addition, on March 10, 2021, prior to the acquisition of our first self storage facility, SmartStop OP contributed $5.0 million to our operating partnership in exchange for common units in our operating partnership in order to fund initial startup costs and to provide us with the flexibility to begin acquiring properties early in our private offering; the $5.0 million contribution was made net of sales commissions and dealer manager fees, but without giving effect to the early investor discounts then available in the private offering. As of March 1, 2022, SmartStop OP’s investment in our operating partnership represented approximately 6% of the outstanding units of limited partnership interest. Pursuant to our operating partnership agreement, SSA and SmartStop OP are prohibited from exchanging or otherwise transferring units representing $202,000 of these initial investments so long as our advisor is acting as our advisor. As the sole general partner of our operating partnership, we have the exclusive power to manage and conduct the business of our operating partnership.

The following is a summary of certain provisions of our operating partnership agreement. This summary is not complete and is qualified by the specific language in our operating partnership agreement. You should refer to our operating partnership agreement itself for more detail.

Capital Contributions

As we accept subscriptions for shares, we will transfer the net proceeds of the offering to our operating partnership as a capital contribution. However, we will be deemed to have made capital contributions in the amount of the gross offering proceeds received from investors. Our operating partnership will be deemed to have simultaneously paid the sales commissions and other costs associated with the offering. If our operating partnership requires additional funds at any time in excess of capital contributions made by our advisor or its affiliates and us (which are minimal in amount), or from borrowings, we may borrow funds from a financial institution or other lender and lend such funds to our operating partnership on the same terms and conditions as are applicable to our borrowing of such funds. In addition, we are authorized to cause our operating partnership to issue partnership interests for less than fair market value if we conclude in good faith that such issuance is in the best interests of our operating partnership and us.

Operations

Our operating partnership agreement requires that our operating partnership be operated in a manner that will enable us to (1) satisfy the requirements for being classified as a REIT for tax purposes, (2) avoid any federal income or excise tax liability, and (3) ensure that our operating partnership will not be classified as a “publicly traded partnership” for purposes of Section 7704 of the Code, which classification could result in our operating partnership being taxed as a corporation, rather than as a partnership. See “Federal Income Tax Considerations — Tax Aspects of Our Operating Partnership — Classification as a Partnership.”

Distributions and Allocations of Profits and Losses

Our operating partnership agreement provides that our operating partnership will distribute cash flow from operations to its partners in accordance with their relative percentage interests on at least a quarterly basis in amounts we, as general partner, determine. The effect of these distributions will be that a holder of one unit of limited partnership interest in our operating partnership, excluding the special limited partner, will receive the same amount of annual cash flow distributions as the amount of annual distributions made to the holder of one of our shares. In addition, SSA (as the special limited partner of the operating partnership) is entitled to receive distributions with respect to its special limited partnership interest in certain circumstances. See “Management Compensation – Liquidation/Listing Stage” for a summary of the special limited partner distributions payable to SSA.

Similarly, our operating partnership agreement provides that profits and taxable income are allocated to the partners of our operating partnership in accordance with their relative percentage interests. Subject to compliance with the provisions of Sections 704(b) and 704(c) of the Code and corresponding Treasury Regulations, the effect of these allocations will be that a holder of one unit of limited partnership interest in our operating partnership will be allocated, to the extent possible, taxable income for each taxable year in an amount equal to the amount of taxable income to be recognized by a holder of one of our shares. Losses, if any, will generally be allocated among the partners in accordance with their respective percentage interests in our operating partnership.

If our operating partnership liquidates, debts and other obligations must be satisfied before the partners may receive any distributions. Any distributions to partners then will be made to partners in accordance with their respective positive capital account balances. If we were to have a negative balance in our capital account following a liquidation, we would be obligated to contribute cash to our operating partnership equal to such negative balance for distribution to other partners, if any, having positive balances in such capital accounts.

Rights, Obligations and Powers of the General Partner

As our operating partnership’s general partner, we generally have complete and exclusive discretion to manage and control our operating partnership’s business and to make all decisions affecting its assets. This authority generally includes, among other things, the authority to:

•	acquire, purchase, own, operate, lease and dispose of any real property and any other property;

•	construct buildings and make other improvements on owned or leased properties;

•	authorize, issue, sell, redeem or otherwise purchase any debt or other securities;

•	borrow money;

•	make or revoke any tax election;

•	maintain insurance coverage in amounts and types as we determine is necessary;

•	retain employees or other service providers;

•	form or acquire interests in joint ventures; and

•	merge, consolidate or combine our operating partnership with another entity.

In addition to the administrative and operating costs and expenses incurred by our operating partnership in acquiring and operating real properties, our operating partnership will pay or cause our advisor or property manager to be reimbursed for all of our administrative and operating costs and expenses, and such expenses will be treated as expenses of our operating partnership. Such expenses will include:

•	all expenses relating to the formation and continuity of our existence;

•	all expenses relating to the offering and registration of securities by us;

•	all expenses associated with the preparation and filing of any periodic reports by us under federal, state or local laws or regulations, if any;

•	all expenses associated with compliance by us with applicable laws, rules and regulations;

•	all costs and expenses relating to any issuance or redemption of partnership interests; and

•

all of our other operating or administrative costs incurred in the ordinary course of our business on behalf of the operating partnership (including reimbursements to our advisor and property manager for personnel costs); provided, however, no reimbursement shall be made to the extent such personnel perform services in transactions for which the advisor receives the acquisition fee or disposition fee.

Exchange Rights

The limited partners of our operating partnership, including SSA, have the right to cause their limited partnership units to be redeemed by our operating partnership or purchased by us for cash. In either event, the cash amount to be paid will be equal to the cash value of the number of our shares that would be issuable if the limited partnership units were exchanged for our shares based on the conversion ratio set forth in our operating partnership agreement. Alternatively, we may elect to purchase the limited partnership units by issuing shares of our common stock for limited partnership units exchanged based on the conversion ratio set forth in our operating partnership agreement. The conversion ratio is initially one to one, but is adjusted based on certain events including: (i) if we declare or pay a distribution in shares on our outstanding shares, (ii) if we subdivide our outstanding shares, or (iii) if we combine our outstanding shares into a smaller number of shares. These exchange rights may not be exercised, however, if and to the extent that the delivery of shares upon exercise would (1) result in any person owning shares in excess of our ownership limits, (2) result in shares being owned by fewer than 100 persons, (3) cause us to be “closely held” within the meaning of Section 856(h) of the Code, or (4) cause us to own 9.9% or more of the ownership interests in a tenant within the meaning of Section 856(d)(2)(B) of the Code.

Subject to the foregoing, limited partners of our operating partnership may exercise their exchange rights at any time after one year following the date of issuance of their limited partnership units. However, a limited partner may not deliver more than two exchange notices each calendar year and may not exercise an exchange right for fewer than 1,000 limited partnership units, unless such limited partner holds fewer than 1,000 units, in which case, it must exercise his exchange right for all of its units. We do not expect to issue any of the shares of common stock offered hereby to limited partners of the operating partnership in exchange for their limited partnership units. Rather, in the event a limited partner of our operating partnership exercises its exchange rights, and we elect to purchase the limited partnership units with shares of our common stock, we expect to issue unregistered shares of common stock, or subsequently registered shares of common stock, in connection with such transaction.

Amendments to Our Operating Partnership Agreement

Our consent, as the general partner of our operating partnership, is required for any amendment to our operating partnership agreement. We, as the general partner of our operating partnership, and without the consent of any limited partner, may amend our operating partnership agreement in any manner, provided, however, that the consent of partners holding more than 50% of the partnership interests (other than partnership interests held by us, our advisor and other affiliates of our sponsor) is required for the following:

•	any amendment affecting the conversion factor or the exchange right in a manner adverse to the limited partners;

•

any amendment that would adversely affect the rights of the limited partners to receive the distributions payable to them pursuant to our operating partnership agreement (other than the issuance of additional limited partnership interests);

•	any amendment that would alter the allocations of our operating partnership’s profit and loss to the limited partners (other than the issuance of additional limited partnership interests);

•	any amendment that would impose on the limited partners any obligation to make additional capital contributions to our operating partnership; and

•	any amendment pursuant to a plan of merger, plan of exchange or plan of conversion.

Termination of Our Operating Partnership

Our operating partnership will have perpetual duration, unless it is dissolved earlier upon the first to occur of the following:

•	we file a petition for bankruptcy or withdraw from the partnership, provided, however, that the remaining partners may decide to continue the business;

•	90 days after the sale or other disposition of all or substantially all of the assets of the partnership;

•	the exchange of all limited partnership interests (other than such interests we, or our affiliates, hold); or

•	we elect, as the general partner, to dissolve our operating partnership.

Transferability of Interests

We may not (1) voluntarily withdraw as the general partner of our operating partnership, (2) engage in any merger, consolidation or other business combination, or (3) transfer our general partnership interest in our operating partnership (except to a wholly-owned subsidiary), unless the transaction in which such withdrawal, business combination or transfer occurs results in the limited partners receiving or having the right to receive an amount of cash, securities or other property equal in value to the amount they would have received if they had exercised their exchange rights immediately prior to such transaction or unless, in the case of a merger or other business combination, the successor entity contributes substantially all of its assets to our operating partnership in return for an interest in our operating partnership and agrees to assume all obligations of the general partner of our operating partnership. We may also enter into any merger, consolidation or other business combination upon the receipt of the consent of partners holding more than 50% of the partnership interests, including partnership interests held by us, our advisor and other affiliates of our sponsor. If we voluntarily seek protection under bankruptcy or state insolvency laws, or if we are involuntarily placed under such protection for more than 90 days, we would be deemed to be automatically removed as the general partner. Otherwise, the limited partners have no right to remove us as general partner. With certain exceptions, a limited partner may not transfer its interests in our operating partnership, in whole or in part, without our written consent as general partner. In addition, SSA and SmartStop OP may not transfer units representing $202,000 of their interest in our operating partnership as long as our advisor is acting as our advisor.

PLAN OF DISTRIBUTION

Offering Amount

We are publicly offering a maximum of $1.095 billion in shares through Pacific Oak Capital Markets, LLC, our dealer manager, which is a registered broker-dealer. Of this amount, we are offering $1.0 billion in shares in our primary offering, consisting of three classes of shares of common stock: Class A shares at a price of $10.33 per share (up to $450 million in shares); Class T shares at a price of $10.00 per share (up to $450 million in shares); and Class W shares at a price of $9.40 per share (up to $100 million in shares). Our share classes are designed for and available for different categories of investors. All investors can choose to purchase shares of Class A or Class T common stock in the offering, while Class W shares are only available to certain categories of investors described below.

We are offering these shares on a “best efforts” basis, which means that the dealer manager and participating broker-dealers must use only their best efforts to sell the stock and have no firm commitment or obligation to purchase any of the stock. We are also offering $95.0 million in shares through our distribution reinvestment plan at a purchase price of $9.81 per share for Class A shares, $9.50 per share for Class T shares and $9.40 per share for Class W shares. Class W shares are only available to investors who: (i) purchase shares through fee-based programs, also known as wrap accounts, (ii) purchase shares through participating broker-dealers that have alternative fee arrangements with their clients, (iii) purchase shares through certain registered investment advisers, (iv) purchase shares through bank trust departments or any other organization or person authorized to act in a fiduciary capacity for its clients or customers, (v) are an endowment, foundation, pension fund or other institutional investor, or (vi) are a part of any other categories of purchasers or through any other distribution channels that we name in an amendment or supplement to this prospectus. Our primary offering of $1.0 billion in shares will terminate on or before [                 , 20    ] (unless extended for one additional year). We reserve the right to reallocate the shares offered among classes of shares and between the primary offering and the distribution reinvestment plan. We also reserve the right to terminate the primary offering or the distribution reinvestment plan offering at any time.

Compensation of Dealer Manager and Participating Broker-Dealers

Except as provided below, our dealer manager will receive sales commissions of up to 6% of the gross offering proceeds for Class A shares sold in our primary offering and up to 3% of the gross offering proceeds for Class T shares sold in our primary offering. In addition, our dealer manager will receive an ongoing stockholder servicing fee that is payable monthly and accrues daily in an amount equal to 1/365th of 1% of the purchase price per share of Class T shares sold in our primary offering and an ongoing dealer manager servicing fee that is payable monthly and accrues daily in an amount equal to 1/365th of 0.50% of the purchase price per share of Class W shares sold in our primary offering. Except for shares sold under our distribution reinvestment plan, for which there is no dealer manager fee, and in other instances described below, our dealer manager will receive a dealer manager fee of up to 3% of the gross offering proceeds for Class A shares and Class T shares sold in our primary offering as compensation for managing and coordinating the offering, working with participating broker-dealers and providing sales and marketing assistance. Our dealer manager will pay all wholesaling costs, including, but not limited to, the salaries and commissions of its wholesalers, out of the dealer manager fee and the dealer manager servicing fee. We will not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of the stock.

Our dealer manager will enter into participating dealer agreements with certain other broker-dealers which are members of FINRA, referred to as participating broker-dealers, to authorize such broker-dealers to sell our shares, and will enter into placement agreements with registered investment advisors, referred to as participating registered investment advisors, to authorize such registered investment advisors to sell our shares. Upon sale of our shares by participating broker-dealers, our dealer manager will reallow all of the sales commissions paid in connection with sales made by these participating broker-dealers.

Our dealer manager may reallow to participating broker-dealers a portion of the dealer manager fee earned on the proceeds raised by the participating broker-dealers as marketing fees, reimbursement of the costs and expenses of attending training and education meetings sponsored by our dealer manager, payment of attendance fees required for employees of our dealer manager or other affiliates to attend retail seminars and public seminars sponsored by participating broker-dealers, or to defray other distribution-related expenses. The marketing fees portion of the reallowance will be paid to any particular participating broker-dealer based upon sales of shares in prior offerings sponsored by our sponsor, the projected volume of sales in this offering, and the amount of marketing assistance and level of marketing support we expect such participating broker-dealer to provide in this offering.

We will pay our dealer manager a stockholder servicing fee with respect to Class T shares sold in our primary offering as additional compensation to the dealer manager and participating broker-dealers for services and expenses related to the marketing, sale, and distribution of the Class T shares and for providing ongoing stockholder services. Such services may include ongoing account maintenance, assistance with recordkeeping, assistance with proxy solicitation, assistance with distribution payments and reinvestment decisions, assistance with share redemption requests, assistance with analysis of tender offers, and other similar services as may be reasonably required by the stockholders in connection with their investment in Class T shares; however, the amount of the stockholder servicing fee charged will not vary based upon the amount of such services received, therefore the fee is similar to a commission. The stockholder servicing fee will accrue daily in an amount equal to 1/365th of 1% of the purchase price per share of Class T shares sold in our primary offering and will be paid monthly. We will cease paying the stockholder servicing fee with respect to the Class T shares sold in this offering at the earlier of (i) the date we list our shares on a national securities exchange, merge or consolidate with or into another entity, or sell or dispose of all or substantially all of our assets, (ii) the date at which the aggregate underwriting compensation from all sources equals 10% of the gross proceeds from the sale of Class A shares, Class T shares and Class W shares in our primary offering (i.e., excluding proceeds from sales pursuant to our distribution reinvestment plan), which calculation shall be made by us with the assistance of our dealer manager commencing after the termination of our primary offering, (iii) with respect to a particular Class T share, the third anniversary of the issuance of the share, and (iv) the date that such Class T share is redeemed or is no longer outstanding. Our dealer manager will generally reallow 100% of the stockholder servicing fee to participating broker-dealers, provided, however, that our dealer manager will not reallow the stockholder servicing fee to any registered representative of a participating broker-dealer if such registered representative ceases to serve as the representative for an investor in our offering. In addition, our dealer manager will not reallow the stockholder servicing fee to any registered representative of a participating broker-dealer if such participating broker-dealer has not executed an agreement with our dealer manager.

We will also pay our dealer manager a dealer manager servicing fee with respect to Class W shares sold in our primary offering as additional compensation to the dealer manager for services and expenses related to the marketing, sale, and distribution of the Class W shares. Such ongoing services may include assisting the registered investment adviser with account maintenance, recordkeeping, distribution payments, share redemption requests, and other similar services as may be reasonably required by the registered investment adviser or stockholder in connection with an investment in the Class W shares. The dealer manager servicing fee will accrue daily in an amount equal to 1/365th of 0.50% of the purchase price per share of Class W shares sold in our primary offering and will be paid monthly. We will cease paying the dealer manager servicing fee with respect to the Class W shares sold in this offering at the earlier of (i) the date we list our shares on a national securities exchange, merge or consolidate with or into another entity, or sell or dispose of all or substantially all of our assets, (ii) the date at which the aggregate underwriting compensation from all sources equals 10% of the gross proceeds from the sale of Class A shares, Class T shares and Class W shares in our primary offering (i.e., excluding proceeds from sales pursuant to our distribution reinvestment plan), which calculation shall be made by us with the assistance of our dealer manager commencing after the termination of our primary offering, (iii) the end of the month in which the aggregate dealer manager servicing fees paid in our primary offering with respect to Class W shares equals 9% of the gross proceeds from the sale of Class W shares in our primary offering (i.e., excluding proceeds from sales pursuant to our distribution reinvestment plan), which calculation shall be made by us with the assistance of our dealer manager commencing after the termination of our primary offering, and (iv) the date that such Class W share is redeemed or is no longer outstanding.

We expect to pay an additional amount of gross offering proceeds as reimbursements to participating broker-dealers (either directly or through our dealer manager) for bona fide due diligence expenses incurred by our dealer manager and such participating broker-dealers in discharging their responsibility to ensure that all material facts pertaining to this offering are adequately and accurately disclosed in the prospectus. Such reimbursement of due diligence expenses may include travel, lodging, meals and other reasonable out-of-pocket expenses incurred by participating broker-dealers and their personnel when visiting our office to verify information relating to us and this offering and, in some cases, reimbursement of actual costs of third party professionals retained to provide due diligence services to our dealer manager and participating broker-dealers. If such due diligence expenses are not included on a detailed and itemized invoice presented to us or our dealer manager by a participating broker-dealer, any such expenses will be considered by FINRA to be a non-accountable expense and underwriting compensation, and will be included within the 10% compensation guideline under FINRA Rule 2310 and reflected on the participating broker-dealer’s books and records. Such amounts, when aggregated with all other non-accountable expenses, may not exceed 3% of gross offering proceeds.

Registered investment advisors who are generally compensated on a fee-for-service basis and are affiliated with a participating broker-dealer may purchase our Class W shares or our Class A shares. In the event of the sale of Class A shares in our primary offering through such an investment advisor compensated on a fee-for-service basis by the investor, our dealer manager will waive its right to a commission and our dealer manager may waive, in its discretion, a portion of the dealer manager fee.

If an investor purchases Class A shares in our primary offering net of commissions through a registered investment advisor with whom the investor has agreed to pay compensation for investment advisory services or other financial or investment advice, and if in connection with such purchase the investor must also pay a broker-dealer for custodial or other services relating to holding the shares in the investor’s account, we will reduce the aggregate purchase price of the investor’s Class A shares by the amount of the annual custodial or other fees paid to the broker-dealer in an amount up to $250. Each investor will receive only one reduction in purchase price for such fees and this reduction in the purchase price of our Class A shares is only available for the investor’s initial investment in our Class A common stock. The investor must include the “Request for Custodial Fee Reimbursement Form” with his or her subscription agreement to have the purchase price of the investor’s initial investment in Class A shares reduced by the amount of his or her annual custodial fee.

Our directors and officers, as well as directors, officers, and employees of our advisor and its affiliates or our dealer manager, including sponsors and consultants, their IRAs or other retirement plans, and their immediate family members may purchase Class A shares in our primary offering at a reduced price equal to $9.40 per share, reflecting the fact that sales commissions and dealer manager fees in the aggregate amount of $0.93 per share will not be payable in connection with such sales. Participating broker-dealers, registered representatives of participating broker-dealers, and participating registered investment advisors, their IRAs or other retirement plans, and their immediate family members may purchase Class A shares in our primary offering at a reduced price equal to $9.69 per share, reflecting the fact that sales commissions will not be payable in connection with such sales. In addition, in the event of the purchase of Class A shares in our primary offering by participating broker-dealers, registered representatives of participating broker-dealers, and participating registered investment advisors, their IRAs or other retirement plans, our dealer manager may waive, in its discretion, a portion of the dealer manager fee. Except for certain share ownership restrictions contained in our charter, there is no limit on the number of shares that may be sold to these parties. Our advisor and its affiliates are expected to hold their shares purchased as stockholders for investment and not with a view towards distribution.

Our dealer manager may enter into participating dealer agreements with participating broker-dealers that provide for a reduction or waiver of sales commissions. Any reduction in commissions in instances where lesser or no commissions or dealer manager fees are paid by us in connection with the sale of our shares will reduce the effective purchase price per share of Class A shares or Class T shares to the investor involved but will not alter the net proceeds payable to us as a result of such sale. Distributions will be the same with respect to all shares whether or not the purchaser received a discount. Investors for whom we pay reduced commissions or dealer manager fees will receive higher returns on their investments in our shares as compared to investors for whom we do not pay reduced commissions and dealer manager fees.

Underwriting Compensation and Organization and Offering Expenses

The following table shows the estimated maximum compensation payable to our dealer manager and participating broker-dealers, and estimated organization and offering expenses in connection with this offering, including amounts deemed to be underwriting compensation under applicable FINRA Rules. In the aggregate, underwriting compensation from all sources, including upfront sales commissions, dealer manager fees, stockholder servicing fees, dealer manager servicing fees, and other underwriting compensation, will not exceed 10% of the gross proceeds from our primary offering.

Type of Compensation and Expenses	Maximum Amount(1)	Percentage of Maximum (excluding DRP Shares)
Sales Commissions (2)
Class A Shares	$27,000,000	2.70%
Class T Shares	$13,500,000	1.35%
Class W Shares	$—	—%
Stockholder Servicing Fee – Class T(3)	$13,500,000	1.35%
Dealer Manager Servicing Fee – Class W(4)	$9,000,000	0.90%
Dealer Manager Fee (5)	$27,000,000	2.70%
Organization and Offering Expenses (6)	$9,000,000	0.90%

Total (7)	$99,000,000	9.90%

(1)

Assumes the sale of the maximum offering in our primary offering of $1.0 billion in shares of common stock, excluding shares sold under our distribution reinvestment plan, allocated as $450 million in Class A shares, $450 million in Class T shares and $100 million in Class W shares. We reserve the right to reallocate the shares of common stock we are offering among classes of shares and between the primary offering and the distribution reinvestment plan.

(2)

For purposes of this table, we have assumed no volume discounts or waived commissions as discussed elsewhere in this “Plan of Distribution” section. We will not pay commissions for sales of shares pursuant to our distribution reinvestment plan.

(3)

The stockholder servicing fee is an ongoing fee that is not paid at the time of purchase. We will cease paying the stockholder servicing fee with respect to the Class T shares sold in this offering at the earlier of (i) the date we list our shares on a national securities exchange, merge or consolidate with or into another entity, or sell or dispose of all or substantially all of our assets, (ii) the date at which the aggregate underwriting compensation from all sources equals 10% of the gross proceeds from the sale of Class A shares, Class T shares and Class W shares in our primary offering (i.e., excluding proceeds from sales pursuant to our distribution reinvestment plan), which calculation shall be made by us with the assistance of our dealer manager commencing after the termination of our primary offering, (iii) with respect to a particular Class T share, the third anniversary of the issuance of the share, and (iv) the date that such Class T share is redeemed or is no longer outstanding. Although we cannot predict the precise length of time over which this fee will be paid by any given Class T stockholder due to, among many factors, the timing of a liquidity event, we currently estimate that, assuming Class T shares account for 45% of our total primary offering, investors in Class T shares will be subject to the stockholder servicing fee for three years and the investors will pay aggregate stockholder servicing fees of approximately $13,500,000 during that time.

(4)

The dealer manager servicing fee is an ongoing fee that is not paid at the time of purchase. We will cease paying the dealer manager servicing fee with respect to the Class W shares sold in this offering at the earlier of (i) the date we list our shares on a national securities exchange, merge or consolidate with or into another entity, or sell or dispose of all or substantially all of our assets, (ii) the date at which the aggregate underwriting compensation from all sources equals 10% of the gross proceeds from the sale of Class A shares, Class T shares and Class W shares in our primary offering (i.e., excluding proceeds from sales pursuant to our distribution reinvestment plan), which calculation shall be made by us with the assistance of our dealer manager commencing after the termination of our primary offering, (iii) the end of the month in which the aggregate dealer manager servicing fees paid in our primary offering with respect to Class W shares equals 9% of the gross proceeds from the sale of Class W shares in our primary offering (i.e., excluding proceeds from sales pursuant to our distribution reinvestment plan), which calculation shall be made by us with the assistance of our dealer manager commencing after the termination of our primary offering, and (iv) the date that such Class W share is redeemed or is no longer outstanding. Although we cannot predict the length of time over which this fee will be paid by any given Class W stockholder due to, among many factors, the varying dates of purchase and the timing of a liquidity event, we currently estimate that, assuming Class W shares account for 10% of our total primary offering, investors in Class W shares will be subject to the dealer manager servicing fees for up to 18 years and the investors will pay aggregate dealer manager servicing fees of approximately $9,000,000 during that time.
(5)

For purposes of this table, we have assumed no waived dealer manager fees as discussed elsewhere in this “Plan of Distribution” section. We will not pay a dealer manager fee for sales of Class W shares or shares purchased pursuant to our distribution reinvestment plan. We will pay a dealer manager fee in the amount of 3% of the gross proceeds of the Class A and Class T shares sold to the public. We expect the marketing fee re-allowance to be approximately 1%, which is included in the 3% dealer manager fee. We and/or our sponsor shall reimburse or pay directly to our dealer manager or participating dealers for certain offering expenses, including payment of expenses associated with attendance at broker-dealer conferences and a monthly product placement retainer.

(6)

Organization and offering expenses consist of all expenses (other than sales commissions, dealer manager fees, stockholder servicing fees and dealer manager servicing fees) to be paid by us in connection with the offering, including our legal, accounting, printing, mailing, filing and registration fees, and other accountable organization and offering expenses including, but not limited to: (a) costs and expenses of conducting educational conferences and seminars; (b) costs and expenses of attending broker-dealer sponsored conferences; (c) amounts to reimburse our advisor for all marketing-related costs and expenses such as salaries, bonuses and related benefits of employees of our advisor and its affiliates in connection with registering and marketing of our shares, including, but not limited to, our named executive officers and various other accounting and finance employees and administrative overhead allocated to these employees; (d) facilities and technology costs, insurance expenses and other costs and expenses associated with the offering and to facilitate the marketing of our shares; and (e) payment or reimbursement of bona fide due diligence expenses. If the due diligence expenses described in clause (e) above are not included on a detailed and itemized invoice, such expenses will not be bona fide due diligence expenses classified as issuer costs, rather they will be considered underwriting compensation and included in the 10% compensation limits. Our advisor will fund 1% of gross offering proceeds from the sale of Class W shares only towards the payment of organization and offering expenses. Our advisor will not seek reimbursement from us for such payments.

(7)

Of the total estimated maximum compensation and expenses of $99,000,000, it is estimated that approximately $90,000,000 of this amount (i.e., the $40,500,000 in sales commissions, $13,500,000 in stockholder servicing fees, $9,000,000 in dealer manager servicing fees, and the $27,000,000 of dealer manager fees) would be considered underwriting compensation under applicable FINRA rules, and that approximately $9,000,000 of this amount would be treated as issuer or sponsor related organization and offering expenses, including bona fide due diligence expenses and, accordingly, would not be treated as underwriting compensation under applicable FINRA rules.

Our dealer manager employs wholesalers who attend local, regional and national conferences of the participating broker-dealers and who contact participating broker-dealers and their registered representatives to make presentations concerning us and this offering and to encourage them to sell our shares. The wholesalers generally receive some combination of base salaries, bonuses and/or commissions as compensation for their efforts. Our dealer manager sponsors training and education meetings for broker-dealers and their representatives. Our dealer manager will pay the travel, lodging and meal costs of its wholesalers and broker-dealer invitees, along with other dealer manager related costs. The other costs of the training and education meetings that relate to us, our officers, and our advisor and its affiliates and employees will be borne by us. Our estimated costs associated with these training and education meetings are included in our estimates of our organization and offering expenses.

In accordance with FINRA rules, in no event will our total underwriting compensation, including, but not limited to, sales commissions, dealer manager fees, stockholder servicing fees, dealer manager servicing fees and expense reimbursements to our dealer manager and participating broker-dealers, exceed 10% of our gross offering proceeds, in the aggregate. We expect to pay an additional amount of gross offering proceeds for bona fide accountable due diligence expenses; however, to the extent these due diligence expenses cannot be justified, any excess over actual due diligence expenses will be considered underwriting compensation subject to the above 10% limitation and, when aggregated with all other non-accountable expenses may not exceed 3% of gross offering proceeds. We may also reimburse our advisor for all expenses incurred by our advisor and its affiliates in connection with this offering and our organization, but in no event will such amounts exceed 15% of the gross offering proceeds raised by us in the terminated or completed offering (including sales commissions, dealer manager fees, stockholder servicing fees and dealer manager servicing fees). If the organization and offering expenses exceed such limit, within 60 days after the end of the month in which the offering terminates or is completed, our advisor must reimburse us for any excess amounts. FINRA and many states also limit our total organization and offering expenses to 15% of gross offering proceeds.

We will indemnify the participating broker-dealers and our dealer manager against some civil liabilities, including certain liabilities under the Securities Act and liabilities arising from breaches of our representations and warranties contained in the participating dealer agreement. If we are unable to provide this indemnification, we may contribute to payments the indemnified parties may be required to make in respect of those liabilities.

Volume Discounts (Class A Shares Only)

We are offering, and participating broker-dealers and their registered representatives will be responsible for implementing, volume discounts to investors who purchase more than $500,000 in Class A shares in this offering from the same participating broker-dealer, whether in a single purchase or as the result of multiple purchases. Any reduction in the amount of the sales commissions as a result of volume discounts received may be credited to the investor in the form of the issuance of additional shares.

The volume discounts operate as follows:

Amount of Shares Purchased	Commission Percentage	Price Per Share to the Investor	Sales Commission Paid Per Share	Dealer Manager Fee Paid Per Share	Net Offering Proceeds Per Share
Under $500,000	6%	$10.33	$0.62	$0.31	$9.40
$500,000 to less than $1,000,000	5%	$10.22	$0.51	$0.31	$9.40
$1,000,000 to less than $2,000,000	4%	$10.11	$0.40	$0.30	$9.40
$2,000,000 to less than $5,000,000	3%	$10.00	$0.30	$0.30	$9.40
$5,000,000 to less than $7,500,000	2%	$9.90	$0.20	$0.30	$9.40
$7,500,000 and over	1%	$9.79	$0.10	$0.29	$9.40

The reduced selling price per share and sales commissions are applied to the incremental dollar amounts falling within the indicated range only. All commission rates are calculated assuming a $10.33 price per Class A share. Thus, for example, an investment of $1,500,000 would result in a total purchase of approximately 146,804 Class A shares as follows:

•	Approximately 48,403 Class A shares at $10.33 per share (total: $500,000) and a 6% commission;

•	Approximately 48,935 Class A shares at $10.22 per share (total: $500,000) and a 5% commission; and

•	Approximately 49,467 Class A shares at $10.11 per share (total: $500,000) and a 4% commission.

In the above example, you will receive approximately 146,804 Class A shares instead of approximately 145,208 Class A shares, the number of shares you would have received if you had paid $10.33 per Class A share for all shares purchased. The net offering proceeds we receive from the sale of Class A shares are not affected by volume discounts.

If you qualify for a particular volume discount as the result of multiple purchases of our shares in this offering, you will receive the benefit of the applicable volume discount for the individual purchase which qualified you for the volume discount, but you will not be entitled to the benefit for prior purchases. Additionally, once you qualify for a volume discount, you will receive the benefit for subsequent purchases. For this purpose, if you purchase shares issued and sold in this offering, you will receive the benefit of such share purchases in connection with qualifying for volume discounts in future offerings.

As set forth below, a “single purchaser” may combine purchases by other persons for the purpose of qualifying for a volume discount, and for determining commissions payable to participating broker-dealers. You must request that your share purchases be combined for this purpose by designating such on your subscription agreement. For the purposes of such volume discounts, the term “single purchaser” includes:

•	an individual, his or her spouse and their parents or children under the age of 21 who purchase the common shares for his, her or their own accounts;

•	a corporation, partnership, association, joint-stock company, trust fund or any organized group of persons, whether incorporated or not;

•	an employees’ trust, pension, profit-sharing or other employee benefit plan qualified under Section 401(a) of the Code; and

•	all commingled trust funds maintained by a given bank.

Any request to combine purchases of our shares will be subject to our verification that such purchases were made by a “single purchaser.”

Requests to combine subscriptions as part of a combined order for the purpose of qualifying for volume discounts must be made in writing by the participating broker-dealer, and any resulting reduction in commissions will be prorated among the separate subscribers. As with volume discounts provided to qualifying single purchasers, the net proceeds we receive from the sale of Class A shares will not be affected by volume discounts provided as a result of a combined order.

Regardless of any reduction in any commissions for any reason, any other fees based upon gross proceeds of the offering will be calculated as though the purchaser paid $10.33 per share. An investor qualifying for a volume discount will receive a higher percentage return on his or her investment than investors who do not qualify for such discount. Notwithstanding the foregoing, after you have acquired our Class A shares and if you are a participant in our distribution reinvestment plan, you may not receive a discount greater than 5% on any subsequent purchase of our shares. This restriction may limit the amount of the volume discounts available to you after your initial investment.

California and Minnesota residents should be aware that volume discounts will not be available in connection with the sale of shares made to such investors to the extent such discounts do not comply with the laws of California and Minnesota. Pursuant to this rule, volume discounts can be made available to California or Minnesota residents only in accordance with the following conditions:

•	there can be no variance in the net proceeds to us from the sale of the shares to different purchasers of the same offering;

•	all purchasers of the shares must be informed of the availability of volume discounts;

•	the minimum amount of shares as to which volume discounts are allowed cannot be less than $10,000;

•	the variance in the price of the shares must result solely from a different range of commissions, and all discounts allowed must be based on a uniform scale of commissions; and

•	no discounts are allowed to any group of purchasers.

Accordingly, volume discounts for California and Minnesota residents will be available in accordance with the foregoing table of uniform discount levels based on dollar amount of Class A shares purchased for single purchasers. However, no discounts will be allowed to any group of purchasers, and no subscriptions may be aggregated as part of a combined order for purposes of determining the dollar amount of shares purchased.

For sales of $7,500,001 or more, our dealer manager may agree to waive all or a portion of the dealer manager fee such that some Class A shares purchased in any such transaction may be at a discount of up to 8% or $9.50 per share, reflecting a reduction in sales commissions from 6% to 1% as the result of volume discounts and an additional reduction of 3% due to the dealer manager’s waiver of its fee. The net offering proceeds we receive will not be affected by any such waiver of the dealer manager fee.

You should ask your financial advisor and broker-dealer about the ability to receive volume discounts through any of the circumstances described above.

Subscription Procedures

General

To purchase shares in this offering, you must complete, execute, and deliver to the address below, the subscription agreement, a sample of which is contained in this prospectus as Appendix A, along with a check or other acceptable payment instrument for the proper subscription amount payable to “Strategic Storage Trust VI, Inc.” Unless otherwise directed by us, the documents should be mailed or delivered to:

Strategic Storage Trust VI, Inc.

c/o Strategic Transfer Agent Services, LLC

10 Terrace Road

Ladera Ranch, California 92694

Attention: Investor Relations

Telephone: (866) 418-5144

Subscriptions will be effective only upon our acceptance, and we reserve the right to reject any subscription in whole or in part. We may not accept a subscription for shares until at least five business days after the date you receive a final prospectus. Our dealer manager and/or the broker-dealers participating in the offering will submit a subscriber’s check in compliance with Rule 15c2-4 promulgated under the Exchange Act, generally by noon on the next business day following receipt of the subscriber’s subscription documents and check. Subscriptions will be accepted or rejected within 30 days of receipt by us and, if rejected, all funds shall be returned to the rejected subscribers within 10 business days thereafter. If accepted, the funds will be transferred into our general account. You will receive a confirmation of your subscription. We generally accept investments from stockholders on a daily basis.

Subscription Agreement

The general form of subscription agreement that investors will use to subscribe for the purchase of shares in this offering is included as Appendix A to this prospectus. The subscription agreement requires all investors subscribing for shares to make the following certifications or representations:

•	your tax identification number set forth in the subscription agreement is accurate and you are not subject to backup withholding;

•	you received a copy of this prospectus;

•	you meet the minimum income, net worth and any other applicable suitability standards established for you, as described in the “Suitability Standards” section of this prospectus;

•	you are purchasing the shares for your own account; and

•	you acknowledge that there is no public market for the shares and, thus, your investment in shares is not liquid.

The above certifications and representations are included in the subscription agreement in order to help satisfy the responsibility of participating broker-dealers and our dealer manager to make every reasonable effort to determine that the purchase of our shares is a suitable and appropriate investment for you and that appropriate income tax reporting information is obtained. We will not sell any shares to you unless you are able to make the above certifications and representations by executing the subscription agreement. By executing the subscription agreement, you will not, however, be waiving any rights you may have under the federal securities laws.

Determination of Suitability

Our sponsor and participating broker-dealers and others selling shares on our behalf have the responsibility to make every reasonable effort to determine that the purchase of shares in this offering is a suitable and appropriate investment based on information provided by the stockholder regarding the stockholder’s financial situation and investment objectives. In making this determination, our sponsor or those selling shares on our behalf have a responsibility to ascertain that the prospective stockholder:

•	meets the applicable minimum income and net worth standards set forth in the “Suitability Standards” section immediately following the cover page of this prospectus;

•	can reasonably benefit from an investment in our common stock based on the prospective stockholder’s overall investment objectives and portfolio structure;

•	is able to bear the economic risk of the investment based on the prospective stockholder’s overall financial situation; and

•	has apparent understanding of:

•	the fundamental risks of an investment in our common stock;

•	the risk that the stockholder may lose their entire investment;

•	the lack of liquidity of our common stock;

•	the restrictions on transferability of our common stock;

•	the background and qualifications of our advisor and its affiliates; and

•	the tax consequences of an investment in our common stock.

Relevant information for this purpose will include at least the age, investment objectives, investment experience, income, net worth, financial situation and other investments of the prospective stockholder, as well as any other pertinent factors. Our sponsor or those selling shares on our behalf must maintain, for a six-year period, records of the information used to determine that an investment in stock is suitable and appropriate for each stockholder.

Minimum Purchase Requirements

The minimum initial investment is at least $5,000 in shares, except for purchases by (1) our existing stockholders, including purchases made pursuant to the distribution reinvestment plan, and (2) existing investors in other programs sponsored by our sponsor and its affiliates, which may be in lesser amounts, and (3) purchases made by an IRA, for which the minimum initial investment is at least $1,500. After you have purchased the minimum investment, any additional purchases must be investments of at least $100, except for purchases of shares pursuant to our distribution reinvestment plan, which may be in lesser amounts. In addition, you may not transfer, fractionalize or subdivide your investment in shares of our common stock so as to retain fewer than the number of shares of our common stock required under the applicable minimum initial investment. In order for retirement plans to satisfy the minimum initial investment requirements, unless otherwise prohibited by state law, a married couple may contribute funds from their separate IRAs, provided that each such contribution is at least $100. You should note that an investment in shares of our common stock will not, in itself, create a retirement plan and that in order to create a retirement plan, you must comply with all applicable provisions of the Code.

Until our shares are listed on a national securities exchange, you may not transfer your shares in a manner that causes you or your transferee to own fewer than the number of shares of stock required for the minimum purchase described above, except in the following circumstances: transfers by gift; transfers by inheritance; intrafamily transfers; family dissolutions; transfers to affiliates; and transfers by operation of law.

HOW TO SUBSCRIBE

Investors who meet the applicable suitability standards and minimum purchase requirements described in the “Suitability Standards” section of this prospectus may purchase shares of common stock. If you want to purchase shares, you must proceed as follows:

(1)	Receive a copy of the prospectus and the current supplement(s), if any, accompanying this prospectus.

(2)	Complete the execution copy of the subscription agreement. A specimen copy of the subscription agreement, including instructions for completing it, is included in this prospectus as Appendix A.

(3)

Deliver a completed subscription agreement and a check or other payment instrument for the full purchase price of the shares being subscribed for, payable to “Strategic Storage Trust VI, Inc.,” to Strategic Storage Trust VI, Inc., c/o Strategic Transfer Agent Services, LLC, 10 Terrace Road, Ladera Ranch, California 92694 or as otherwise instructed by your participating broker-dealer.

(4)

Execute the subscription agreement and pay the full purchase price for the shares subscribed for, attest that you meet the minimum income and net worth standards as provided in the “Suitability Standards” section of this prospectus and as stated in the subscription agreement and accept the terms of the subscription agreement.

SUPPLEMENTAL SALES MATERIAL

In addition to this prospectus, we may utilize certain sales material in connection with the offering of the shares, although only when accompanied by or preceded by the delivery of this prospectus. The sales materials may include information relating to this offering, the past performance of our advisor and its affiliates, property brochures and articles and publications concerning the self storage industry or real estate in general. In certain jurisdictions, some or all of our sales material may not be permitted and if so, will not be used in those jurisdictions.

The offering of shares is made only by means of this prospectus. Although the information contained in our supplemental sales material will not conflict with any of the information contained in this prospectus, the supplemental materials do not purport to be complete, and should not be considered a part of this prospectus or the registration statement of which this prospectus is a part.

LEGAL MATTERS

Nelson Mullins Riley & Scarborough LLP will pass upon the legality of the common stock of our offering and upon legal matters in connection with our status as a REIT for federal income tax purposes. Nelson Mullins Riley & Scarborough LLP does not purport to represent our stockholders or potential investors, who should consult their own counsel. Nelson Mullins Riley & Scarborough LLP also provides legal services to our advisor as well as certain of our affiliates and may continue to do so in the future.

EXPERTS

The consolidated financial statements and financial statement schedule of Strategic Storage Trust VI, Inc. as of December 31, 2021 and for the year then ended included in this prospectus have been so included in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, appearing elsewhere herein, given on the authority of said firm as experts in auditing and accounting.

The statements of revenues and certain operating expenses for the period from May 11, 2020 through December 31, 2020 for the Phoenix Property, for the year ended December 31, 2020 for the Surprise Property, and for the period from October 22, 2020 through December 31, 2020 for the Bradenton Property included in this prospectus have been so included in reliance on the reports of BDO USA, LLP, independent auditors, appearing elsewhere herein, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-11 with the SEC with respect to the shares of our common stock issued in this offering. The prospectus is a part of that registration statement as amended and, as allowed by SEC rules, does not include all of the information you can find in the registration statement or the exhibits to the registration statement. For additional information relating to us, we refer you to the registration statement and the exhibits to the registration statement. Statements contained in this prospectus as to the contents of any contract or document referred to are necessarily summaries of such contract or document and in each instance, if the contract or document is filed as an exhibit to the registration statement, we refer you to the copy of the contract or document filed as an exhibit to the registration statement.

After commencement of the offering, we will file annual, quarterly and special reports, proxy statements and other information with the SEC. We will furnish our stockholders by mail (or, where permitted, by electronic delivery and notification) with annual reports containing consolidated financial statements certified by an independent registered public accounting firm. The registration statement is, and all of these filings with the SEC will be, available to the public over the Internet at the SEC’s web site at www.sec.gov.

We will provide to each person to whom the prospectus is delivered, upon request, a copy of any or all of the information that we have incorporated by reference into the prospectus but not delivered with the prospectus. To receive a free copy of any of the documents incorporated by reference in the prospectus, other than exhibits, unless they are specifically incorporated by reference in those documents, call us at (877) 327-3485 or write us at Strategic Storage Trust VI, Inc., 10 Terrace Road, Ladera Ranch, California 92694. The information relating to us contained in the prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in the prospectus.

We maintain an Internet site at www.strategicreit.com, at which there is additional information about us. The contents of that site are not incorporated by reference in, or otherwise a part of, this prospectus.

ELECTRONIC DELIVERY OF DOCUMENTS

Subject to availability, you may authorize us to provide stockholder communications and reports including, but not limited to, the registration statement, prospectuses, prospectus supplements, quarterly reports, annual reports, proxy statements, charter, bylaws, opinion of counsel and other opinions, sales materials, the subscription agreement, and applicable exhibits, and any other stockholder communications and reports electronically by so indicating on the subscription agreement, or by sending us instructions in writing in a form acceptable to us to receive such documents electronically. Unless you elect in writing to receive documents electronically, all documents will be provided in paper form by mail. You must have Internet access to use electronic delivery. While we impose no additional charge for this service, there may be potential costs associated with electronic delivery, such as online charges. Documents will be available through our Internet web site or by a CD, USB thumb drive, or other means of electronic delivery that we will provide with links to, or copies of, our documents. You may access and print all documents provided through these services. As documents become available, we will notify you of this by sending you an e-mail message that will include instructions on how to retrieve the document. If our e-mail notification is returned to us as “undeliverable,” we will contact you to obtain your updated e-mail address. If we are unable to obtain a valid e-mail address for you, we will resume sending a paper copy by regular U.S. mail to your address of record. You may revoke your consent for electronic delivery at any time and we will resume sending you a paper copy of all required documents. However, in order for us to be properly notified, your revocation must be given to us a reasonable time before electronic delivery has commenced. We will provide you with paper copies at any time upon request. Such request will not constitute revocation of your consent to receive required documents electronically.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

CONSOLIDATED FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders

Strategic Storage Trust VI. Inc.

Ladera Ranch, California

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheet of Strategic Storage Trust VI, Inc. (the “Company”) as of December 31, 2021, the related consolidated statements of operations, equity and cash flows for the year ended December 31, 2021, and the related notes and financial statement schedule listed in the accompanying index (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2021, and the results of its operations and its cash flows for the year ended December 31, 2021, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ BDO USA, LLP

We have served as the Company’s auditor since 2021.

Costa Mesa, California

March 4, 2022

STRATEGIC STORAGE TRUST VI, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET

DECEMBER 31, 2021

ASSETS
Real estate facilities:
Land	$10,811,899
Buildings	61,778,581
Site improvements	2,766,245

75,356,725
Accumulated depreciation	(597,090)

74,759,635
Construction in process	86,987

Real estate facilities, net	74,846,622
Cash and cash equivalents	3,934,933
Restricted cash	645,826
Investment in unconsolidated real estate ventures (Note 4)	9,632,360
Other assets, net	797,285
Intangible assets, net of accumulated amortization	1,014,552

Total assets	$90,871,578

LIABILITIES AND EQUITY
Secured debt, net	$47,856,858
Accounts payable and accrued liabilities	1,194,900
Due to affiliates	725,621
Distributions payable	225,507

Total liabilities	50,002,886

Commitments and contingencies (Note 7)
Redeemable common stock	329,158
Equity:
Strategic Storage Trust VI, Inc. equity:
Preferred stock, $0.001 par value; 200,000,000 shares authorized; none issued and outstanding	—
Common stock, $0.001 par value; 700,000,000 shares authorized; 5,062,804 issued and outstanding	5,063
Additional paid-in capital	40,737,265
Distributions	(985,132)
Accumulated deficit	(2,985,345)

Total Strategic Storage Trust VI, Inc. equity	36,771,851
Noncontrolling interests in our Operating Partnership	3,767,683

Total equity	40,539,534

Total liabilities and equity	$90,871,578

See notes to consolidated financial statements.

STRATEGIC STORAGE TRUST VI, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

Revenues:
Self storage rental revenue	$1,245,751
Ancillary operating revenue	20,021

Total revenues	1,265,772

Operating expenses:
Property operating expenses	628,189
Property operating expenses – affiliates	274,787
General and administrative	764,130
Depreciation	603,413
Intangible amortization expense	320,576
Acquisition expense – affiliates	353,511
Other property acquisition expenses	957,517

Total operating expenses	3,902,123

Operating loss	(2,636,351)
Other income (expense):
Interest expense	(608,432)
Interest expense – debt issuance costs	(137,825)
Equity in loss of unconsolidated affiliate	(57,104)
Other expense	(136)
Foreign currency adjustment	(174,463)

Net loss	(3,614,311)

Net loss attributable to the noncontrolling interests in our Operating Partnership	628,966

Net loss attributable to Strategic Storage Trust VI, Inc. common stockholders	$(2,985,345)

Net loss per Common shares – basic and diluted	$(1.52)

Weighted average Common shares outstanding – basic and diluted	1,970,391

See notes to consolidated financial statements.

STRATEGIC STORAGE TRUST VI, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF EQUITY

FOR THE YEAR ENDED DECEMBER 31, 2021

	Number of Shares	Common Stock Par Value	Additional Paid-in Capital	Distributions	Accumulated Deficit	Total Strategic Storage Trust VI, Inc. Equity	Non controlling Interests in our Operating Partnership	Total Equity	Redeemable Common Stock
Balance as of January 1, 2021	—	$—	$—	$—	$—	$—	$—	$—	$—
Gross proceeds from issuance of common stock	5,026,902	5,027	47,072,631	—	—	47,077,658	7,000	47,084,658	—
Offering costs	—	—	(6,335,330)	—	—	(6,335,330)	—	(6,335,330)	—
Noncontrolling interest assumed in consolidation of Operating Partnership	—	—	—	—	—	—	4,574,294	4,574,294	—
Changes to redeemable common stock	—	—	(329,158)	—	—	(329,158)	—	(329,158)	329,158
Distributions	—	—	—	(985,132)	—	(985,132)	—	(985,132)	—
Distributions to noncontrolling interests	—	—	—	—	—	—	(184,645)	(184,645)	—
Issuance of shares for distribution reinvestment plan	35,902	36	329,122	—	—	329,158	—	329,158	—
Net loss attributable to Strategic Storage Trust VI, Inc.	—	—	—	—	(2,985,345)	(2,985,345)	—	(2,985,345)	—
Net loss attributable to the noncontrolling interests in our Operating Partnership	—	—	—	—	—	—	(628,966)	(628,966)	—

Balance as of December 31, 2021	5,062,804	$5,063	$40,737,265	$(985,132)	$(2,985,345)	$36,771,851	$3,767,683	$40,539,534	$329,158

See notes to consolidated financial statements.

STRATEGIC STORAGE TRUST VI, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2021

Cash flows from operating activities:
Net loss	$(3,614,311)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	923,989
Amortization of debt issuance costs	137,825
Equity in loss of unconsolidated affiliate	57,104
Interest payment added to debt principal	197,980
Unrealized foreign currency adjustment	174,463
Changes in operating assets and liabilities:
Other assets, net	(197,711)
Accounts payable and accrued liabilities	262,567
Due to affiliates	(905,699)

Net cash used in operating activities	(2,963,793)

Cash flows from investing activities:
Purchase of real estate facilities	(59,854,218)
Additions to real estate facilities	(285,123)
Deposits on acquisitions of real estate	(468,616)
Investment in unconsolidated real estate ventures	(6,079,039)

Net cash used in investing activities	(66,686,996)

Cash flows from financing activities:
Proceeds from issuance of non-revolving secured debt	48,662,500
Repayment of non-revolving secured debt	(14,435,579)
Debt issuance costs	(875,467)
Gross proceeds from issuance of common stock	47,427,658
Proceeds from issuance of noncontrolling interest in our Operating Partnership	7,000
Offering costs	(5,916,858)
Distributions paid to common stockholders	(453,837)
Distributions paid to noncontrolling interests in our Operating Partnership	(183,869)

Net cash provided by financing activities	74,231,548

Net change in cash and cash equivalents, and restricted cash	4,580,759
Cash and cash equivalents, and restricted cash, beginning of period	—

Cash and cash equivalents, and restricted cash, end of period	$4,580,759

Supplemental disclosures and non-cash transactions:
Cash paid for interest	$346,480
Real estate assumed in consolidation of Operating Partnership	$16,284,439
Investment in unconsolidated real estate venture assumed in consolidation of Operating Partnership	$3,711,918
Debt assumed in consolidation of Operating Partnership	$14,237,599
Non controlling interest assumed in consolidation of Operating Partnership	$4,574,294
Distribution payable to noncontrolling interest in our Operating Partnership assumed in consolidation of Operating Partnership	$22,594
Accounts payable, accrued liabilities and due to affiliate assumed in consolidation of Operating Partnership	$1,318,303
Other assets assumed in consolidation of Operating Partnership	$153,146
Real estate facilities in due to affiliates	$327,646
Debt issuance costs in due to affiliates	$68,000
Proceeds from issuance of Common Stock in accounts payable and accrued liabilities	$(350,000)
Offering costs included in accounts payable and accrued liabilities	$352,972
Issuance of shares pursuant to the distribution reinvestment plan	$329,158
Distributions payable to common stockholders	$202,137
Distributions payable to noncontrolling interests in our Operating Partnership	$23,370
Offering costs in due to affiliates	$65,500
Construction in process in accounts payable and accrued liabilities	$24,127

STRATEGIC STORAGE TRUST VI, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021

Note 1. Organization

Strategic Storage Trust VI, Inc., a Maryland corporation (the “Company”), was formed on October 14, 2020 under the Maryland General Corporation Law for the purpose of engaging in the business of investing in self storage facilities and commenced formal operations on March 10, 2021. Our year-end is December 31. As used herein, “we,” “us,” “our” and “Company” refer to Strategic Storage Trust VI, Inc. and each of our subsidiaries.

SmartStop REIT Advisors, LLC is our sponsor (our “Sponsor”). Our sponsor is an indirect subsidiary of SmartStop Self Storage REIT, Inc. (“SmartStop”). Our Sponsor is a company focused on providing self storage advisory, asset management, and property management services. Our Sponsor is the sole voting member of Strategic Storage Advisor VI, LLC (our “Advisor”) and Strategic Storage Property Management VI, LLC (our “Property Manager”).

We have no employees. Our Advisor, a Delaware limited liability company, was formed on October 7, 2020. Our Advisor is responsible for managing our affairs on a day-to-day basis and identifying and making acquisitions and investments on our behalf under the terms of an advisory agreement we entered into with our Advisor on February 26, 2021 (our “Private Offering Advisory Agreement”). A majority of our officers are also officers of our Advisor, Sponsor and SmartStop.

On January 15, 2021, our Advisor purchased approximately 110 shares of our common stock for $1,000 and became our initial stockholder. Our Articles of Incorporation (as amended and restated, our “Charter”) authorized 30,000 shares of common stock with a par value of $0.001 per share. Our Articles of Amendment and Restatement authorized 700,000,000 shares of common stock with a par value of $0.001 per share and 200,000,000 shares of preferred stock with a par value of $0.001 per share. In connection with the Public Offering, defined below, we intend to file articles of amendment to our Charter (the “Articles of Amendment”) and articles supplementary to our Charter (the “Articles Supplementary”). Following the filing of the Articles of Amendment and the Articles Supplementary, we will have authorized 300,000,000 shares of common stock designated as Class A shares, 30,000,000 shares of common stock designated as Class P shares, 300,000,000 shares of common stock designated as Class T shares, and 70,000,000 shares of common stock designated as Class W shares. Any outstanding common stock sold prior to the commencement of the Public Offering will be redesignated as Class P common stock upon the filing of the Articles of Amendment. On May 28, 2021, we filed a Form S-11 Registration Statement, which has subsequently been amended, with the Securities and Exchange Commission (“SEC”) to register a maximum of $1,000,000,000 in shares of Class A, Class T, and Class W common stock for sale to the public (the “Primary Offering”) and $95,000,000 in shares of Class A, Class T, and Class W common stock for sale pursuant to our distribution reinvestment plan (collectively, the “Public Offering”).

On February 26, 2021, pursuant to a confidential private placement memorandum (the “private placement memorandum”), we commenced a private offering of up to $200,000,000 in shares of our common stock and $20,000,000 in shares of common stock pursuant to our distribution reinvestment plan (collectively, the “Private Offering” and together with the Public Offering, the “Offerings”). On March 10, 2021, we commenced formal operations. As of December 31, 2021, approximately 5.1 million shares of common stock have been sold in the Private Offering for gross offering proceeds of approximately $47.1 million.

We have invested the net proceeds from our Private Offering primarily in self storage facilities consisting of both income-producing and growth properties located in the United States and Canada. As of December 31, 2021, we owned six operating self storage properties located in three states (Arizona, Florida and Nevada) as well as 50% equity interests in two unconsolidated real estate ventures located in the Greater Toronto Area that are intended to be developed into self storage facilities, with subsidiaries of SmartCentres Real Estate Investment Trust (“SmartCentres”) owning the other 50% of such entity. For more information, see Notes 3 and 4.

STRATEGIC STORAGE TRUST VI, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021

Our operating partnership, Strategic Storage Operating Partnership VI, L.P., a Delaware limited partnership (our “Operating Partnership”), was formed on October 15, 2020. On January 15, 2021, SmartStop Storage Advisors, LLC (“SSA”), an affiliate of our Advisor, purchased a limited partnership interest in our Operating Partnership for $1,000 and we contributed the initial $1,000 capital contribution we received to our Operating Partnership in exchange for the general partner interest. On February 26, 2021, in connection with entering into the Private Offering Advisory Agreement, SSA made an additional $1,000 investment in our Operating Partnership in exchange for additional limited partnership interests and a special limited partnership interest.

On March 10, 2021, SmartStop OP, L.P. (“SmartStop OP”), an affiliate of our Sponsor and the operating partnership of SmartStop, contributed $5.0 million to our Operating Partnership, in exchange for 549,450.55 units of limited partnership interest in our Operating Partnership (the “OP Investment”). The OP Investment was made net of sales commissions and dealer manager fees, but without giving effect to the early investor discounts available to the purchase of shares in the Private Offering. At the effective time of the OP Investment, SmartStop OP was admitted as a limited partner to our Operating Partnership. As of December 31, 2021, SmartStop OP’s investment in our Operating Partnership represented approximately 10% of the outstanding units of limited partnership interest.

Our Operating Partnership will own, directly or indirectly through one or more special purpose entities, all of the self storage properties that we acquire in the future. We will conduct certain activities through our taxable REIT subsidiary, Strategic Storage TRS VI, Inc., a Delaware corporation (the “TRS”) which was formed on October 16, 2020 and is a wholly owned subsidiary of our Operating Partnership.

Our Property Manager, a Delaware limited liability company, was formed on October 7, 2020 to manage our properties. Our Property Manager will derive substantially all of its income from the property management services it performs for us. Our Property Manager may enter into sub-property management agreements with third party management companies and pay part of its management fee to such sub-property manager. See Note 6 – Related Party Transactions – Property Management Agreement.

Our dealer manager is Pacific Oak Capital Markets, LLC, a Delaware limited liability company (our “Dealer Manager”). On February 26, 2021, we entered into a dealer manager agreement with our Dealer Manager (the “Private Offering Dealer Manager Agreement”), pursuant to which our Dealer Manager is responsible for marketing our shares being offered pursuant to the Private Offering. Prior to commencement of our Public Offering, we expect to enter into an additional agreement with our Dealer Manager, pursuant to which our Dealer Manager will be responsible for marketing our shares being offered pursuant to our Primary Offering.

As we accept subscriptions for shares of our common stock, we transfer all of the net offering proceeds to our Operating Partnership as capital contributions in exchange for additional units of interest in our Operating Partnership. However, we will be deemed to have made capital contributions in the amount of gross proceeds received from investors, and our Operating Partnership will be deemed to have simultaneously paid the sales commissions and other costs associated with the Offerings. In addition, our Operating Partnership is structured to make distributions with respect to limited partnership units that are equivalent to the distributions made to holders of common stock. Finally, a limited partner in our Operating Partnership may later exchange his or her limited partnership units in our Operating Partnership for shares of our common stock at any time after one year following the date of issuance of their limited partnership units, subject to certain restrictions outlined in the limited partnership agreement of our Operating Partnership, which will be amended in connection with the Public Offering (the “Operating Partnership Agreement”). SSA and SmartStop OP are prohibited from exchanging or otherwise transferring $200,000 of the limited partnership units acquired in their initial investments in our Operating Partnership so long as our Advisor is acting as our Advisor pursuant to our Advisory Agreement.

STRATEGIC STORAGE TRUST VI, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021

Recent Market Conditions

The current COVID-19 pandemic continues to impact the global economy, as well as the United States and the markets in which we will operate. Our rental revenue and operating results will depend significantly on the demand for self storage space. While we have not seen a material impact on the demand for self storage space resulting from the COVID-19 outbreak as of the date of these financial statements, if the outbreak causes weakness in national, regional and local economies that negatively impact the demand for self storage space and/or increase bad debts, our business, financial condition, liquidity, results of operations and prospects could be adversely impacted. In addition, as a result of the COVID-19 pandemic, there have been, and may continue to be, temporary shut downs or restrictions placed on businesses and entities by cities, counties, states, or the federal government. These events may negatively impact the demand for self storage space or the willingness or ability of customers to visit our facilities, which could reduce rental revenue and ancillary operating revenue produced by our facilities. These events may also require us to make certain operational changes such as suspending rate increases and late fees or pausing auctions, which could adversely impact our business, financial condition, liquidity and results of operations.

The ultimate extent and duration of the COVID-19 pandemic could still affect the self storage industry and/or us, potentially by the impact of governmental orders or broader economic conditions, which impact our customers, and in turn could affect our financial condition, collections, liquidity, and results of operations. These potential future developments are uncertain and cannot be predicted. This includes new information that may also emerge concerning the breadth of the COVID-19 outbreak, as well as the actions to contain or treat its impact, including the distribution and broad acceptance of various vaccines for COVID-19 or the efficacy of those vaccines against new COVID-19 variants.

Note 2. Summary of Significant Accounting Policies

Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) as contained within the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) and the rules and regulations of the Securities and Exchange Commission (the “SEC”).

Principles of Consolidation

The financial statements of the Company and the Operating Partnership, including its wholly-owned subsidiaries, are consolidated in the accompanying consolidated financial statements as of December 31, 2021. The portion of these entities not wholly-owned by us is presented as noncontrolling interests. All significant intercompany accounts and transactions have been eliminated in consolidation. Please see Consolidation Considerations section below.

Consolidation Considerations

Current accounting guidance provides a framework for identifying a variable interest entity (“VIE”) and determining when a company should include the assets, liabilities, noncontrolling interests, and results of activities of a VIE in its consolidated financial statements. In general, a VIE is an entity or other legal structure used to conduct activities or hold assets that either (1) has an insufficient amount of equity to carry out its principal activities without additional subordinated financial support, (2) has a group of equity owners that are unable to make significant decisions about its activities, or (3) has a group of equity owners that do not have the

STRATEGIC STORAGE TRUST VI, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021

obligation to absorb losses or the right to receive returns generated by its operations. Generally, a VIE should be consolidated if a party with an ownership, contractual, or other financial interest in the VIE (a variable interest holder) has the power to direct the VIE’s most significant activities and the obligation to absorb losses or right to receive benefits of the VIE that could be significant to the VIE. A variable interest holder that consolidates the VIE is called the primary beneficiary. Upon consolidation, the primary beneficiary generally must initially record all of the VIE’s assets, liabilities, and noncontrolling interest at fair value and subsequently account for the VIE as if it were consolidated based on majority voting interest. Our Operating Partnership is deemed to be a VIE and is consolidated by the Company as the primary beneficiary.

As a result of the OP Investment on March 10, 2021, our Operating Partnership and its subsidiaries were recorded as an equity investment by the Company from commencement of operations through April 30, 2021 as an affiliate of our Sponsor was determined to be the primary beneficiary. As the Company sold shares in the Private Offering and contributed the net offering proceeds to our Operating Partnership it became the primary beneficiary and consolidated the Operating Partnership and its wholly-owned subsidiaries on May 1, 2021. As a result of consolidation, the Company allocated the assets acquired and liabilities assumed to tangible and intangible assets based on their fair values as of the date of consolidation. The aggregate of the fair values were primarily allocated to real estate facilities of approximately $16.0 million, intangible assets of approximately $0.3 million, investment in unconsolidated real estate venture of $3.7 million, secured debt of approximately $14.2 million, other current liabilities of approximately $1.3 million and non controlling interest of approximately $4.6 million. There was no material impact on our net loss as a result of consolidation of our Operating Partnership on May 1, 2021.

As of December 31, 2021, we had not entered into any other contracts/interests that would be deemed to be variable interests in VIEs other than our two joint ventures with SmartCentres, which are accounted for under the equity method of accounting. Please see Note 4. Other than as noted above, we do not currently have any material relationships with unconsolidated entities or financial partnerships.

Under the equity method, our investments will be stated at cost and adjusted for our share of net earnings or losses and reduced by distributions. Equity in earnings will generally be recognized based on our ownership interest in the earnings of each of the unconsolidated investments.

Noncontrolling Interest in Consolidated Entities

We account for the noncontrolling interest in our Operating Partnership in accordance with the related accounting guidance. Due to our control through our general partnership interest in our Operating Partnership and the limited rights of the limited partner, our Operating Partnership, including its wholly-owned subsidiary, was consolidated by us beginning May 1, 2021, and the limited partner interest is reflected as a noncontrolling interest in the accompanying consolidated balance sheet for the period from May 1, 2021 through December 31, 2021. The noncontrolling interest shall be attributed its share of income and losses, even if that attribution results in a deficit noncontrolling interest balance.

Use of Estimates

The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. The current economic environment has increased the degree of uncertainty inherent in these estimates and assumptions. Management will adjust such estimates when facts and circumstances dictate. Actual results could materially differ from those estimates.

STRATEGIC STORAGE TRUST VI, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021

The most significant estimates made include the allocation of property purchase price to tangible and intangible assets acquired and liabilities assumed at relative fair value, the determination if certain entities should be consolidated, the evaluation of potential impairment of long-lived assets, and the estimated useful lives of real estate assets and intangibles.

Cash and Cash Equivalents

We consider all short-term, highly liquid investments that are readily convertible to cash with a maturity of three months or less at the time of purchase to be cash equivalents.

We may maintain cash and cash equivalents in financial institutions in excess of insured limits, but believe this risk will be mitigated by only investing in or through major financial institutions.

Restricted Cash

Restricted cash consists primarily of impound reserve accounts for interest and property taxes in connection with the requirements of our loan agreements.

Real Estate Purchase Price Allocation

We account for asset acquisitions in accordance with GAAP which requires that we allocate the purchase price of the property to the tangible and intangible assets acquired and the liabilities assumed based on estimated relative fair values as of the date of acquisition. This guidance will require us to make significant estimates and assumptions, including fair value estimates, which requires the use of significant unobservable inputs as of the acquisition date.

The value of the tangible assets, consisting of land and buildings, is determined as if vacant. Substantially all of the leases in place at acquired properties will be at market rates, as the majority of leases are month-to-month contracts. We will also consider whether in-place, market leases represent an intangible asset. We recorded approximately $1.3 million in intangible assets to recognize the value of in-place leases related to our acquisitions during the year ended December 31, 2021. We do not expect, nor to date have we recorded, intangible assets for the value of customer relationships because we expect we will not have concentrations of significant customers and the average customer turnover will be fairly frequent.

Allocation of purchase price to acquisitions of facilities will be allocated to the individual facilities based upon an income approach or a cash flow analysis using appropriate risk adjusted capitalization rates which will take into account the relative size, age, and location of the individual facility along with current and projected occupancy and rental rate levels or appraised values, if available.

Acquisitions that do not meet the definition of a business, as defined under current GAAP, are accounted for as asset acquisitions. During the year ended December 31, 2021, our acquisitions did not meet the definition of a business because substantially all of the fair value was concentrated in a single identifiable asset or group of similar identifiable assets (i.e. land, buildings, and related intangible assets) or because our acquisitions did not include a substantive process in the form of an acquired workforce or an acquired contract that cannot be replaced without significant cost, effort or delay. As a result, once an acquisition is deemed probable, transaction costs are capitalized rather than expensed. During the year ended December 31, 2021 our acquisitions did not meet the definition of a business, and we capitalized approximately $0.7 million of acquisition-related transaction costs.

STRATEGIC STORAGE TRUST VI, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021

During the year ended December 31, 2021, we expensed approximately $1.3 million of acquisition-related transaction costs that did not meet our capitalization policy during the respective periods.

Evaluation of Possible Impairment of Long-Lived Assets

Management monitors events and changes in circumstances that could indicate that the carrying amounts of our long-lived assets may not be recoverable. When indicators of potential impairment are present that indicate that the carrying amounts of the assets may not be recoverable, we will assess the recoverability of the assets by determining whether the carrying value of the long-lived assets will be recovered through the undiscounted future operating cash flows expected from the use of the asset and its eventual disposition. In the event that such expected undiscounted future cash flows do not exceed the carrying value, we will adjust the value of the long-lived assets to the fair value and recognize an impairment loss. During the year ended December 31, 2021, no impairment losses were recognized.

Advertising Costs

Advertising costs are included in property operating expenses in the accompanying consolidated statement of operations. These costs are expensed in the period in which the cost is incurred. The Company incurred advertising costs of approximately $0.1 million for the year ended December 31, 2021.

Revenue Recognition

Management believes that all of our leases are operating leases. Rental income is recognized in accordance with the terms of the leases, which generally are month-to-month. Revenues from any long-term operating leases will be recognized on a straight-line basis over the term of the lease. The excess of rents received over amounts contractually due pursuant to the underlying leases will be included in accounts payable and accrued liabilities in our consolidated balance sheet and contractually due but unpaid rent will be included in other assets.

Allowance for Doubtful Accounts

Tenant accounts receivable is reported net of an allowance for doubtful accounts. Management records a general reserve estimate based upon a review of the current status of tenant accounts receivable. It is reasonably possible that management’s estimate of the allowance will change in the future.

Real Estate Facilities

Real estate facilities are recorded based on relative fair value as of the date of acquisition. We capitalize costs incurred to develop, construct, renovate and improve properties, including interest and property taxes incurred during the construction period. The construction period begins when expenditures for the real estate assets have been made and activities that are necessary to prepare the asset for its intended use are in progress. The construction period ends when the asset is substantially complete and ready for its intended use.

Depreciation of Real Property Assets

Our management is required to make subjective assessments as to the useful lives of our depreciable assets. We consider the period of future benefit of the asset to determine the appropriate useful lives.

Depreciation of our real property assets is expected to be charged to expense on a straight-line basis over the estimated useful lives as follows:

Description	Standard Depreciable Life
Land	Not Depreciated
Buildings	35 years
Site Improvements	7 to 10 years

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Depreciation of Personal Property Assets

Personal property assets consist primarily of furniture, fixtures and equipment and are depreciated on a straight-line basis over the estimated useful lives generally ranging from 3 to 5 years, and are included in other assets on our consolidated balance sheet.

Intangible Assets

We have allocated a portion of our real estate purchase price to in-place leases. We are amortizing in-place leases on a straight-line basis over 18 months, the estimated average rental period for the leases. As of December 31, 2021, the gross amounts allocated to in-place lease intangibles were approximately $1.3 million and accumulated amortization of in-place lease intangibles totaled approximately $0.3 million.

The total estimated future amortization expense of intangible assets for the years ending December 31, 2022 and 2023 is approximately $0.8 million and $0.2 million, respectively.

Debt Issuance Costs

Costs incurred in connection with obtaining non-revolving financing are presented on the consolidated balance sheet as a deduction from the related secured debt and such amounts totaled approximately $0.8 million as of December 31, 2021. Debt issuance costs are amortized on a straight-line basis over the term of the related loan, which is not materially different than the effective interest method. For the year ended December 31, 2021, accumulated amortization of debt issuance costs related to our secured debt totaled approximately $25,000. For the year ended December 31, 2021, we expensed approximately $0.1 million of debt issuance cost in accordance with GAAP.

Organizational and Offering Costs

Our Advisor may fund organization and offering costs on our behalf. We are required to reimburse our Advisor for such organization and offering costs. Our Advisor funded our organization and offering costs on our behalf prior to the commencement of our formal operations on March 10, 2021. Offering costs are recorded as an offset to additional paid-in capital, and organization costs are recorded as an expense.

Foreign Currency Translation

For non-U.S. functional currency operations, assets and liabilities are translated to U.S. dollars at current exchange rates. Revenues and expenses are translated at the average rate for the period. Transactions denominated in a currency other than the functional currency of the related operations are recorded at rates of exchange in effect at the date of the translation. Changes in investments classified as short term in accordance with GAAP are recorded in other income (expense).

Redeemable Common Stock

We adopted a share redemption program that will enable stockholders to sell their shares to us in limited circumstances.

We record amounts that are redeemable under the share redemption program as redeemable common stock in the accompanying consolidated balance sheet since the shares are redeemable at the option of the holder and therefore their redemption is outside our control. The maximum amount redeemable under our share redemption program will be limited to the number of shares we could repurchase with the amount of the net proceeds from

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the sale of shares under the distribution reinvestment plan. However, accounting guidance states that determinable amounts that can become redeemable but that are contingent on an event that is likely to occur (e.g., the passage of time) should be presented as redeemable when such amount is known. Therefore, the net proceeds from the distribution reinvestment plan are considered to be temporary equity and are presented as redeemable common stock on our consolidated balance sheet.

In addition, current accounting guidance requires, among other things, that financial instruments that represent a mandatory obligation of us to repurchase shares be classified as liabilities and reported at settlement value. For the year ended December 31, 2021, we did not receive any redemption requests.

Fair Value Measurements

The accounting standard for fair value measurements and disclosures defines fair value, establishes a framework for measuring fair value, and provides for expanded disclosure about fair value measurements. Fair value is defined by the accounting standard for fair value measurements and disclosures as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. It also establishes a fair value hierarchy that prioritizes observable and unobservable inputs used to measure fair value into three levels. The following summarizes the three levels of inputs and hierarchy of fair value we will use when measuring fair value:

•	Level 1 inputs utilize quoted prices (unadjusted) in active markets for identical assets or liabilities that we have the ability to access;

•	Level 2 inputs may include quoted prices for similar assets and liabilities in active markets, as well as interest rates and yield curves that are observable at commonly quoted intervals; and

•	Level 3 inputs are unobservable inputs for the assets or liabilities that are typically based on an entity’s own assumptions as there is little, if any, related market activity.

In instances where the determination of the fair value measurement is based on inputs from different levels of the fair value hierarchy, the fair value measurement will fall within the lowest level that is significant to the fair value measurement in its entirety.

The accounting guidance for fair value measurements and disclosures provides a framework for measuring fair value and establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. In determining fair value, we will utilize valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs to the extent possible as well as consider counterparty credit risk in our assessment of fair value. Considerable judgment will be necessary to interpret Level 2 and 3 inputs in determining fair value of our financial and non- financial assets and liabilities. Accordingly, there can be no assurance that the fair values we will present will be indicative of amounts that may ultimately be realized upon sale or other disposition of these assets.

Financial and non-financial assets and liabilities measured at fair value on a non-recurring basis in our consolidated financial statements consist of real estate and related liabilities assumed related to our acquisition. The fair value of these assets and liabilities were determined as of the acquisition date using widely accepted valuation techniques, including (i) discounted cash flow analysis, which considers, among other things, leasing assumptions, growth rates, discount rates and terminal capitalization rates, (ii) income capitalization approach, which considers prevailing market capitalization rates, and (iii) comparable sales activity. In general, we consider

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multiple valuation techniques when measuring fair values. However, in certain circumstances, a single valuation technique may be appropriate. All of the fair values of the assets and liabilities assumed at the consolidation of the Operating Partnership were derived using Level 3 inputs.

The carrying amounts of cash and cash equivalents, restricted cash, other assets, accounts payable and accrued liabilities, distributions payable and amounts due to affiliates are expected to approximate fair value.

The table below summarizes our fixed rate notes payable at December 31, 2021. The estimated fair value of financial instruments is subjective in nature and is dependent on a number of important assumptions, including discount rates and relevant comparable market information associated with each financial instrument. The fair value of the fixed rate notes payable was estimated by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities. The use of different market assumptions and estimation methodologies may have a material effect on the reported estimated fair value amounts. Accordingly, the estimates presented below are not necessarily indicative of the amounts we would realize in a current market exchange.

	December 31, 2021
	Fair Value	Carrying Value
Fixed Rate Secured Debt	$4,850,000	$4,800,000

Income Taxes

We intend to make an election to be taxed as a Real Estate Investment Trust (“REIT”), under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”), commencing with our taxable year ended December 31, 2021. To qualify as a REIT, we must meet certain organizational and operational requirements, including a requirement to currently distribute at least 90% of the REIT’s ordinary taxable income to stockholders. As a REIT, we generally will not be subject to federal income tax on taxable income that we distribute to our stockholders. If we fail to qualify as a REIT in any taxable year, we will then be subject to federal income taxes on our taxable income at regular corporate rates and will not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year during which qualification is lost unless the IRS grants us relief under certain statutory provisions. Such an event could materially adversely affect our net income and net cash available for distribution to stockholders. However, we believe that we will be organized and operate in such a manner as to qualify for treatment as a REIT and intend to operate in the foreseeable future in such a manner that we will remain qualified as a REIT for federal income tax purposes.

Even if we qualify for taxation as a REIT, we may be subject to certain state and local taxes on our income and property, and federal income and excise taxes on our undistributed income.

We filed an election to treat our TRS as a taxable REIT subsidiary. In general, the TRS may perform additional services for our tenants and generally may engage in any real estate or non-real estate related business. The TRS is subject to corporate federal and state income tax. The TRS will follow accounting guidance which will require the use of the asset and liability method. Deferred income taxes will represent the tax effect of future differences between the book and tax bases of assets and liabilities.

Recently Issued Accounting Guidance

In March 2020, the FASB issued ASU 2020-04, “Reference Rate Reform (Topic 848).” ASU 2020-04 contains practical expedients for reference rate reform related activities that impact debt, leases, derivatives and

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other contracts. The guidance in ASU 2020-04 is optional and may be elected over time as reference rate reform activities occur. We continue to evaluate the impact of the guidance and may apply other elections as applicable as additional changes in the market occur.

Note 3. Real Estate Facilities

The following summarizes the activity in real estate facilities during the year ended December 31, 2021.

Real estate facilities
Balance at January 1, 2021	$—
Real estate facility acquisitions	75,131,175
Improvements and additions	225,550

Balance at December 31, 2021	$75,356,725

Accumulated depreciation
Balance at January 1, 2021	$—
Depreciation expense	(597,090)

Balance at December 31, 2021	$(597,090)

The following table summarizes the purchase price allocations for our acquisitions during the year ended December 31, 2021:

Property	Acquisition Date		Real Estate Assets	Intangibles	Total(2)	Debt Assumed	2021 Revenue(3)	2021 Property Operating Income (Loss)(3)(4)
Phoenix – AZ	5/1/2021	(1)	$15,955,237	$329,202	$16,284,439	$12,137,599	$654,644	$361,603
Las Vegas – NV	6/1/2021		8,009,440	94,887	8,104,327	—	296,566	122,893
Surprise – AZ	8/26/2021		13,066,103	584,584	13,650,687	—	309,989	191,059
Phoenix II – AZ	11/30/2021		11,139,983	—	11,139,983	—	2,633	(34,561)
Bradenton – FL	12/30/2021		15,505,523	310,229	15,815,752	—	1,871	(2,134)
Apopka – FL	12/30/2021		11,454,889	16,226	11,471,115	—	69	(1,277)

			$75,131,175	$1,335,128	$76,466,303	$12,137,599	$1,265,772	$637,583

(1)	The Phoenix property was acquired by our Operating Partnership on March 11, 2021.The date shown is the date of consolidation of our Operating Partnership. See note 2 – Consolidation Considerations
(2)

The allocations noted above are based on a determination of the relative fair value of the total consideration provided and represent the amount paid for the transaction, including capitalized acquisition costs.

(3)	The operating results of the facilities have been included in our consolidated statements of operations since their acquisition date and/or consolidation date.
(4)	Property operating income (loss) excludes corporate general and administrative expenses, asset management fees, depreciation, amortization, and acquisition expenses.

Note 4. Investment in Unconsolidated Real Estate Ventures

We have entered into various agreements with a subsidiary of SmartCentres, an unaffiliated third party, to acquire tracts of land and develop them into self storage facilities.

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We account for these investments using the equity method of accounting and they are stated at cost and adjusted for our share of net earnings or losses and reduced by distributions. Equity in earnings (loss) will generally be recognized based on our ownership interest in the earnings (loss) of each of the unconsolidated investments.

Property	Location	Date Real Estate Venture Acquired Land	Real Estate Venture Status	Equity Ownership %	Carrying Value of Investment
Toronto	Toronto, Ontario	April 2021	Under Development	50%	$3,750,217
Toronto II	Toronto, Ontario	December 2021	Under Development	50%	5,882,143

					$9,632,360

On April 19, 2021, our Operating Partnership (through its subsidiaries) and SmartCentres (through its subsidiaries) acquired an undeveloped tract of land located in Toronto, Ontario (the “Toronto Land”) from an unaffiliated third party. The Toronto Land is owned by a limited partnership in which we (through our subsidiaries) and SmartCentres (through its subsidiaries) are each a 50% limited partner and each have an equal ranking general partner. At closing, our Operating Partnership (through its subsidiaries) subscribed for 50% of the units of the limited partnership at an agreed upon subscription price of approximately $4.25 million CAD, representing a contribution equivalent to 50% of the purchase price of the Toronto Land. The contribution was funded with a combination of proceeds from the Term Loan (see Note 5 – Loans from SmartStop OP, L.P.) and proceeds from our Private Offering. We expect that the limited partnership will develop the Toronto Land and build a self storage facility (the “Toronto Property”). The project is expected to be funded with debt proceeds.

On December 14, 2021, our Operating Partnership (through its subsidiaries) and SmartCentres (through its subsidiaries) acquired three parcels of land located in Toronto, Ontario (the “Toronto II Land”) from an unaffiliated third party. The Toronto II Land is owned by a limited partnership in which we (through our subsidiaries) and SmartCentres (through its subsidiaries) are each a 50% limited partner and each have an equal ranking general partner. At closing, our Operating Partnership (through its subsidiaries) subscribed for 50% of the units of the limited partnership at an agreed upon subscription price of approximately $6.6 million CAD, representing a contribution equivalent to 50% of the purchase price of the Toronto II Land. The contribution was funded with proceeds from our Private Offering. We expect that the limited partnership will develop the Toronto II Land into a self storage facility (the “Toronto II Property”). The project is expected to be funded with debt proceeds.

Note 5. Secured Debt

The Company’s secured debt is summarized as follows:

Secured Debt	December 31, 2021	Interest Rate	Maturity Date
Huntington Credit Facility	$37,062,500	3.25%	11/30/2024
Skymar Loan	4,800,000	4.125%	8/1/2024
SmartStop Delayed Draw Mezzanine Loan	6,800,000	3.10%	12/30/2022
Debt issuance costs, net	(805,642)

Total Secured Debt, net	$47,856,858

The weighted average interest rate on our consolidated debt as of December 31, 2021 was approximately 3.32%.

Huntington Loan

On March 11, 2021, in connection with the acquisition of the Phoenix Property, we, through an indirect, wholly-owned subsidiary of our Operating Partnership, entered into a term loan agreement (the “Huntington

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DECEMBER 31, 2021

Loan Agreement”) with Huntington National Bank, a national banking association, as lead arranger and administrative agent for approximately $9.0 million (the “Huntington Loan”). At closing, we drew approximately $8.6 million. The remaining $0.4 million served as an interest holdback to cover monthly interest payments until fully utilized. The proceeds of the Huntington Loan were used to partially fund the acquisition of the Phoenix Property. The Huntington Loan was secured by a deed of trust on the Phoenix Property. We and our Operating Partnership serve as limited guarantors with respect to the Huntington Loan. The interest rate on the Huntington Loan was equal to the greater of (i) 3.50% per annum, or (ii) 30-day LIBOR plus 2.75%. Payments on the Huntington Loan were interest only until March 11, 2024, which was the initial maturity date.

On November 30, 2021, in conjunction with entering into the Huntington Credit Facility, the Huntington Loan was repaid and terminated in accordance with the Huntington Loan Agreement without fees or penalties.

Loans from SmartStop OP, L.P.

On March 11, 2021, in connection with the acquisition of the Phoenix Property, we, through a wholly owned subsidiary of our Operating Partnership, entered into a mezzanine loan agreement (the “Mezzanine Loan Agreement”) with SmartStop OP, an affiliate of our sponsor, for $3.5 million (the “Mezzanine Loan”). The Mezzanine Loan required a commitment fee equal to 1.0% of the amount drawn at closing of the Mezzanine Loan. The proceeds of the Mezzanine Loan were used to partially fund the acquisition of the Phoenix Property. The Mezzanine Loan was secured by a pledge of the equity interest in the indirect, wholly-owned subsidiary of our Operating Partnership that owns the Phoenix Property. Our Operating Partnership served as a limited guarantor with respect to the Mezzanine Loan.

The interest rate on the Mezzanine Loan was equal to 8.5% per annum. Payments on the Mezzanine Loan were interest only until September 7, 2021, which was the initial maturity date of the Mezzanine Loan. In accordance with the terms of the Mezzanine Loan Agreement, we extended the maturity date of the Mezzanine Loan through March 6, 2022 by providing written notice to SmartStop OP, at which time the interest rate of the Mezzanine Loan increased to 9.25% per annum. On November 12, 2021, we repaid the outstanding balance on the Mezzanine Loan along with all accrued interest. The loan was terminated in accordance with the Mezzanine Loan Agreement without fees or penalties.

On April 16, 2021, in connection with the acquisition of the Toronto Land, we, through our Operating Partnership, entered into a term loan agreement (the “Term Loan Agreement”) with SmartStop OP, for $2.1 million (the “Term Loan”). The Term Loan required a commitment fee equal to 1.0% of the amount of the Term Loan. The proceeds of the Term Loan were used to fund our contribution to the limited partnership that purchased the Toronto Land. The Term Loan was secured by a pledge of the equity interest in the wholly-owned subsidiary of our Operating Partnership that indirectly owns a portion of the Toronto Property.

The initial interest rate on the Term Loan was equal to 8.5% per annum. Commencing on October 14, 2021 and continuing until April 16, 2022, the maturity date of the Term Loan (the “Maturity Date”), the interest rate was equal to 9.25% per annum. Payments on the Term Loan were interest only until the Maturity Date. On November 12, 2021, we repaid the outstanding balance on the Term Loan along with all accrued interest. The loan was terminated in accordance with the Term Loan Agreement without fees or penalties.

On December 30, 2021, in connection with the acquisition of the Bradenton Property and the Apopka Property, we, through a wholly-owned subsidiary of our operating partnership, entered into a mezzanine loan agreement (the “SmartStop Delayed Draw Mezzanine Loan Agreement”) with SmartStop OP, an affiliate of our sponsor, for up to $45 million (the “SmartStop Delayed Draw Mezzanine Loan”). The SmartStop Delayed Draw

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Mezzanine Loan required a commitment fee equal to 1.0% of the amount drawn at closing. On December 30, 2021, we borrowed $6.8 million pursuant to the SmartStop Delayed Draw Mezzanine Loan. The proceeds were used to partially fund the acquisitions of the Bradenton Property and the Apopka Property. The SmartStop Delayed Draw Mezzanine Loan is secured by a pledge of the equity interest in the indirect, wholly-owned subsidiaries of our operating partnership that own the Bradenton Property and the Apopka Property. Our operating partnership serves as a non-recourse guarantor with respect to the SmartStop Delayed Draw Mezzanine Loan.

The interest rate on the SmartStop Delayed Draw Mezzanine Loan is a variable rate equal to LIBOR plus 3%. Payments are interest only until December 30, 2022, which is the initial maturity date. We may, in certain circumstances, extend the ultimate maturity date of the SmartStop Delayed Draw Mezzanine Loan through December 30, 2023 upon written notice to SmartStop OP, in which event the interest rate will increase to LIBOR plus 4% per annum. The SmartStop Delayed Draw Mezzanine Loan may be prepaid in whole or in part at any time without fees or penalty and, in certain circumstances, equity interests securing the SmartStop Delayed Draw Mezzanine Loan may be released from the pledge of collateral.

Skymar Loan

On July 8, 2021, we, through a wholly-owned special purposes entity, entered into a $4.8 million financing with Skymar Capital Corporation (“Skymar”) as lender pursuant to a mortgage loan (the “Las Vegas Loan”). The Las Vegas Loan is secured by a first mortgage deed of trust on the Las Vegas property. The loan has a maturity date of August 1, 2024. Monthly payments due under the loan agreement (the “Las Vegas Loan Agreement”) are interest-only for the first two years, with principal and interest payments thereafter.

The amount outstanding under the Las Vegas Loan bears interest at an annual fixed rate equal to 4.125%. The loan may be prepaid in whole, but not in part, at any time, subject to certain conditions as set forth in the Las Vegas Loan Agreement. The loan documents contain: agreements; representations; warranties and borrowing conditions; reserve requirements and events of default all as set forth in such loan documents. In addition, and pursuant to the terms of the limited recourse guaranty, we serve as a non-recourse guarantor with respect to the Las Vegas Loan.

Huntington Credit Facility

On November 30, 2021, we, through three special purpose entities (collectively, the “Borrower”) wholly owned by our operating partnership, entered into a credit agreement (the “Credit Agreement”) with Huntington National Bank (“Huntington”), as administrative agent and sole lead arranger.

Under the terms of the Credit Agreement, the Borrower has a maximum borrowing capacity of $50 million (the “Huntington Credit Facility”). However, certain financial requirements with respect to both the Borrower and the “Pool” of “Mortgaged Properties” (as each term is defined in the Credit Agreement) must be satisfied prior to making any drawdowns on the Huntington Credit Facility in accordance with the Credit Agreement. At close, we borrowed approximately $22.4 million on the Huntington Credit Facility, secured by a first mortgage deed of trust on the Surprise, Phoenix and Phoenix II Properties. In conjunction with the initial draw on the Huntington Credit Facility, the Huntington Loan was repaid and terminated in accordance with the Huntington Loan Agreement without any fees or penalties. On December 30, 2021 in connection with the acquisitions of the Bradenton Property and Apopka Property, we borrowed an additional $14.7 million pursuant to the Huntington Credit Facility and the Bradenton and the Apopka Properties were added as security. Accordingly, the Borrower is currently able to borrow approximately an additional $12.9 million under the Huntington Credit Facility. It is

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anticipated that the Huntington Credit Facility will be used by the Borrower to fund future self storage property acquisitions in accordance with the Credit Agreement.

The Huntington Credit Facility is a term loan that has a maturity date of November 30, 2024, which may, in certain circumstances, be extended at the option of the Borrower until November 30, 2026. Payments due under the Huntington Credit Facility are interest-only during the initial term of the loan.

The amounts outstanding under the Huntington Credit Facility bear interest at a variable rate equal to Secured Overnight Financing Rate (“SOFR”) plus 2.61%, adjusted monthly, with a floor of 3.25%. As of December 31, 2021, the interest rate on the Huntington Credit Facility was 3.25%. The loan may be prepaid in whole, but not in part, at any time, subject to certain conditions as set forth in the Credit Agreement.

The Credit Agreement contains certain customary representations and warranties, affirmative, negative and financial covenants, borrowing conditions, and events of default. In particular, the financial covenants include a minimum debt service coverage ratio and minimum net worth and liquid assets requirements applicable to us and our Operating Partnership as guarantors. As of December 31, 2021, we are in compliance with all such covenants. The Huntington Credit Facility may be repaid after one year in accordance with the Credit Agreement.

The following table presents the future principal payment requirements on outstanding secured debt as of December 31, 2021:

2022	$6,800,000
2023	—
2024	41,862,500
Thereafter	—

Total payments	48,662,500

Debt issuance costs, net	(805,642)

Total	$47,856,858

Note 6. Related Party Transactions

Fees to Affiliates

Our Private Offering Advisory Agreement and Private Offering Dealer Manager Agreement entitle our Advisor and our Dealer Manager to specified fees upon the provision of certain services with regard to the Private Offering and investment of funds in real estate properties, among other services, as well as reimbursement for organizational and offering costs incurred by our Advisor on our behalf and reimbursement of certain costs and expenses incurred by our Advisor in providing services to us.

Additionally, the advisory agreement (the “Advisory Agreement”) and dealer manager agreement (the “Dealer Manager Agreement”) to be executed in connection with the Public Offering will entitle our Advisor and our Dealer Manager to specified fees upon the provision of certain services with regard to the Public Offering and investment of funds in real estate properties, among other services, as well as reimbursement for organizational and offering costs incurred by our Advisor on our behalf and reimbursement of certain costs and expenses incurred by our Advisor in providing services to us. The Advisory Agreement and the Dealer Manager Agreement, upon execution, will replace the Private Offering Advisory Agreement and the Private Offering Dealer Manager Agreement, respectively, in their entirety.

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Organization and Offering Costs

Organization and offering costs of the Private Offering are paid by our Advisor on our behalf and reimbursed to our Advisor from the proceeds of our Private Offering. Organization and offering costs consist of all expenses (other than sales commissions and the dealer manager fee) to be paid by us in connection with the Private Offering, including our legal, accounting, printing, mailing and filing fees, charges of our escrow holder and other accountable organization and offering expenses, including, but not limited to, (i) amounts to reimburse our Advisor for all marketing related costs and expenses such as salaries and direct expenses of employees of our Advisor and its affiliates in connection with registering and marketing our shares; (ii) technology costs associated with the Private Offering; (iii) our costs of conducting our training and education meetings; (iv) our costs of attending retail seminars conducted by participating broker-dealers; and (v) payment or reimbursement of bona fide due diligence expenses.

We have incurred and will incur similar organization and offering costs in connection with the Public Offering. Pursuant to the Advisory Agreement, our Advisor will be required to reimburse us within 60 days after the end of the month which the Public Offering terminates to the extent we paid or reimbursed organization and offering costs (including sales commissions, dealer manager fees, stockholder servicing fees, and dealer manager servicing fees) in excess of 15% of the gross offering proceeds from the Primary Offering. Organization and offering costs of the Public Offering may be paid by our Advisor on our behalf and will be reimbursed to our Advisor from the proceeds of our Public Offering; provided, however, that our Advisor will fund, and will not be reimbursed for, 1.0% of the gross offering proceeds from the sale of Class W shares.

Advisory Agreement

We do not have any employees. Our Advisor is primarily responsible for managing our business affairs and carrying out the directives of our board of directors. Our Advisor receives various fees and expenses under the terms of our Advisory Agreement. As discussed above, we will be required under our Advisory Agreement to reimburse our Advisor for organization and offering costs; provided, however, our Advisor funded, and will not be reimbursed for, 1% of the gross offering proceeds from the sale of Class W shares towards payment of organization and offering expenses. As noted above, the Advisory Agreement will also require our Advisor to reimburse us to the extent that offering expenses, including sales commissions, dealer manager fees, stockholder servicing fees and dealer manager servicing fees, are in excess of 15% of gross proceeds from the Primary Offering.

Our Advisor receives acquisition fees equal to 1.0% of the contract purchase price of each property we acquire plus reimbursement of any acquisition expenses our Advisor incurs. Our Advisor also receives a monthly asset management fee equal to 0.0625%, which is one-twelfth of 0.75%, of our aggregate asset value, as defined. Under our Private Offering Advisory Agreement, our Advisor will receive a disposition fee equal to 1.5% of the contract sales price of each property sold; pursuant to our Advisory Agreement, our Advisor will receive a disposition fee equal to the lesser of 1% of the contract sales price of each property sold or 50% of the competitive commission rate.

SSA may also be entitled to various subordinated distributions under our operating partnership agreement if we (1) list our shares of common stock on a national exchange, (2) terminate or do not renew our Private Offering Advisory Agreement or the Advisory Agreement, (3) liquidate our portfolio, or (4) effect a merger or other corporate reorganization.

Our Advisory Agreement provides for reimbursement of our Advisor’s direct and indirect costs of providing administrative and management services to us. Beginning four fiscal quarters after commencement of the Public

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Offering, pursuant to our Advisory Agreement, our Advisor will be required to pay or reimburse us the amount by which our aggregate annual operating expenses, as defined, exceed the greater of 2% of our average invested assets or 25% of our net income, as defined, unless a majority of our independent directors determine that such excess expenses were justified based on unusual and non-recurring factors. For any fiscal quarter for which total operating expenses for the 12 months then ended exceed the limitation, we will disclose this fact in our next quarterly report or within 60 days of the end of that quarter and send a written disclosure of this fact to our stockholders. In each case the disclosure will include an explanation of the factors that the independent directors considered in arriving at the conclusion that the excess expenses were justified.

Our Private Offering Advisory Agreement shall continue in force until March 31, 2022. Thereafter, our Private Offering Advisory Agreement may be renewed for an unlimited number of successive one-year terms upon mutual consent of the parties.

Dealer Manager Agreement

In connection with our Private Offering, our Dealer Manager receives a sales commission of up to 6.0% of gross proceeds from sales of common stock and a dealer manager fee up to 3.0% of gross proceeds from sales of common stock.

In connection with our Private Offering, our Dealer Manager enters into participating dealer agreements with certain other broker-dealers which authorizes them to sell our shares. Upon sale of our shares by such broker-dealers, our Dealer Manager will re-allow all of the sales commissions and, subject to certain limitations, the stockholder servicing fees paid in connection with sales made by these broker-dealers. Our Dealer Manager may also re-allow to these broker- dealers a portion of their dealer manager fee as marketing fees, reimbursement of certain costs and expenses of attending training and education meetings sponsored by our Dealer Manager, payment of attendance fees required for employees of our Dealer Manager or other affiliates to attend retail seminars and public seminars sponsored by these broker-dealers, or to defray other distribution-related expenses.

In connection with our Public Offering, our Dealer Manager will receive a sales commission of up to 6.0% of gross proceeds from sales of Class A shares and up to 3% of gross proceeds from the sales of Class T shares in the Primary Offering and a dealer manager fee equal to up to 3.0% of gross proceeds from sales of both Class A and Class T shares in the Primary Offering under the terms of the Dealer Manager Agreement. Our Dealer Manager will not receive an upfront sales commission or dealer manager fee from the sale of Class W shares in the Primary Offering. In addition, our Dealer Manager will receive an ongoing stockholder servicing fee that is payable monthly and accrues daily in an amount equal to 1/365th of 1% of the purchase price per share of the Class T shares sold in the Primary Offering. Our Dealer Manager will also receive an ongoing dealer manager servicing fee that is payable monthly and accrues daily in an amount equal to 1/365th of 0.5% of the purchase price per share of the Class W shares sold in the Primary Offering. We will cease paying the stockholder servicing fee with respect to the Class T shares sold in the Primary Offering at the earlier of (i) the date we list our shares on a national securities exchange, merge or consolidate with or into another entity, or sell or dispose of all or substantially all of our assets, (ii) the date at which the aggregate underwriting compensation from all sources equals 10% of the gross proceeds from the sale of Class A shares, Class T shares and Class W shares in our Primary Offering (i.e., excluding proceeds from sales pursuant to our distribution reinvestment plan), which calculation shall be made by us with the assistance of our Dealer Manager commencing after the termination of our Primary Offering, (iii) with respect to a particular Class T share, the third anniversary of the issuance of the share, and (iv) the date that such Class T share is redeemed or is no longer outstanding. We will cease paying the dealer manager servicing fee with respect to the Class W shares sold in the Primary Offering at the earlier of (i) the date we list our shares on a national securities exchange, merge or consolidate with or into another entity,

STRATEGIC STORAGE TRUST VI, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021

or sell or dispose of all or substantially all of our assets, (ii) the date at which the aggregate underwriting compensation from all sources equals 10% of the gross proceeds from the sale of Class A shares, Class T shares and Class W shares in our Primary Offering (i.e., excluding proceeds from sales pursuant to our distribution reinvestment plan), which calculation shall be made by us with the assistance of our Dealer Manager commencing after the termination of our Primary Offering, (iii) the end of the month in which the aggregate underwriting compensation paid in our Primary Offering with respect to Class W shares, comprised of the dealer manager servicing fees, equals 9.0% of the gross proceeds from the sale of Class W shares in our Primary Offering (i.e., excluding proceeds from sales pursuant to our distribution reinvestment plan), which calculation shall be made by us with the assistance of our Dealer Manager commencing after the termination of our Primary Offering, and (iv) the date that such Class W share is redeemed or is no longer outstanding.

In connection with our Public Offering, our Dealer Manager will enter into participating dealer agreements with certain other broker-dealers which will authorize them to sell our shares. Upon sale of our shares by such broker-dealers, our Dealer Manager will re-allow all of the sales commissions paid in connection with sales made by these broker-dealers. Our Dealer Manager may also re-allow to these broker-dealers a portion of their dealer manager fee as marketing fees, reimbursement of certain costs and expenses of attending training and education meetings sponsored by our Dealer Manager, payment of attendance fees required for employees of our Dealer Manager or other affiliates to attend retail seminars and public seminars sponsored by these broker-dealers, or to defray other distribution-related expenses. Our Dealer Manager will also receive reimbursement of bona fide due diligence expenses; however, to the extent these due diligence expenses cannot be justified, any excess over actual due diligence expenses will be considered underwriting compensation subject to a 10% FINRA limitation and, when aggregated with all other non-accountable expenses in connection with our Public Offering, may not exceed 3% of gross offering proceeds from sales in the Public Offering.

Property Management Agreement

Each of our self storage properties is managed by our Property Manager under separate property management agreements. Under each agreement, our Property Manager receives a fee for its services in managing our properties, generally equal to the greater of $3,000 or 6% of the gross revenues from the properties plus reimbursement of the Property Manager’s costs of managing the properties. In addition, our Property Manager or an affiliate has the exclusive right to offer tenant insurance plans, tenant protection plans or similar programs (collectively “Tenant Programs”) to customers at our properties and is entitled to substantially all of the benefits of such Tenant Programs. The property management agreements have a three-year term and automatically renew for successive three year periods thereafter, unless we or our Property Manager provide prior written notice at least 90 days prior to the expiration of the term. After the end of the initial three year term, either party may terminate a property management agreement generally upon 60 days’ prior written notice. With respect to each new property we acquire for which we enter into a property management agreement with our Property Manager we also pay our Property Manager a one-time start-up fee in the amount of $3,750.

All of our properties are operated under the “SmartStop® Self Storage” brand. An affiliate of our Sponsor owns the rights to the “SmartStop® Self Storage” brand.

Transfer Agent Agreement

Our Chief Executive Officer is also the chief executive officer and indirect owner of the parent company of our transfer agent, which is a registered transfer agent with the SEC. Pursuant to our transfer agent agreement, our Transfer Agent provides transfer agent and registrar services to us. These services are substantially similar to what a third party transfer agent would provide in the ordinary course of performing its functions as a transfer

STRATEGIC STORAGE TRUST VI, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021

agent, including, but not limited to: providing customer service to our stockholders, processing the distributions and any servicing fees with respect to our shares and issuing regular reports to our stockholders. Our Transfer Agent may retain and supervise third party vendors in its efforts to administer certain services. We believe that our Transfer Agent, through its knowledge and understanding of the direct participation program industry which includes non-traded REITs, is particularly suited to provide us with transfer agent and registrar services. Our Transfer Agent also conducts transfer agent and registrar services for our Sponsor and other non-traded REITs sponsored by our Sponsor.

Fees paid to our Transfer Agent are based on a fixed quarterly distribution fee, monthly open account fee, monthly portal fee, one-time initial account setup fee, one-time transfer fee and phone call fee per investor call received by our transfer agent. In addition, we will reimburse our Transfer Agent for all reasonable expenses or other charges incurred by it in connection with the provision of its services to us, and we will pay our Transfer Agent fees for any additional services we may request from time to time, in accordance with its rates then in effect. Upon the request of our Transfer Agent, we may also advance payment for substantial reasonable out-of-pocket expenditures to be incurred by it.

The initial term of the Transfer Agent Agreement is three years, which term will be automatically renewed for one year successive terms, but either party may terminate the Transfer Agent Agreement upon 90 days’ prior written notice. In the event that we terminate the Transfer Agent Agreement, other than for cause, we will pay our transfer agent all amounts that would have otherwise accrued during the remaining term of the Transfer Agent Agreement; provided, however, that when calculating the remaining months in the term for such purposes, such term is deemed to be a 12-month period starting from the date of the most recent annual anniversary date.

Pursuant to the terms of the agreements described above, the following table summarizes related party costs incurred and paid by us for the year ended December 31, 2021, as well as any related amounts payable as of December 31, 2021.

	Year Ended December 31, 2021
	Incurred	Paid	Payable
Expensed
Operating expenses (including organizational costs)	$1,120,374	$997,903	$122,471
Asset management fees	178,282	156,138	22,144
Property management fees	96,505	88,300	8,205
Transfer Agent expenses	42,949	42,949	—
Acquisition expenses(1)	662,957	551,302	111,655
Capitalized
Acquisition related(2)	1,442,319	1,046,673	395,646
Additional Paid-in Capital
Offering costs	501,712	436,212	65,500

Total	$4,045,098	$3,319,477	$725,621

(1)	Amounts include third party acquisition expenses paid by our Sponsor and reimbursed by the Company.
(2)	Amounts include acquisition fees paid to our Sponsor and third party earnest money deposits paid by our Sponsor and reimbursed by the Company.

STRATEGIC STORAGE TRUST VI, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021

Tenant Programs

We may offer Tenant Programs to customers at our properties pursuant to which our Property Manager or an affiliate is entitled to substantially all of the net revenue attributable to the sale of Tenant Programs at our properties.

In order to protect the interest of the Property Manager in receiving these revenues in light of the fact that we control the properties and, hence, the ability of the Property Manager to receive such revenues, we and an affiliate of our Property Manager agreed to transfer our respective rights in such revenue to a joint venture entity owned 0.1% by our TRS subsidiary and 99.9% by our Property Manager’s affiliate (the “PM Affiliate”). Under the terms of the operating agreement of the joint venture entity, dated March 8, 2021 (the “JV Agreement”), our TRS receives 0.1% of the net revenues generated from such Tenant Programs and the PM Affiliate receives the other 99.9% of such net revenues. The JV Agreement further provides, among other things, that if a member or its affiliate terminates all or substantially all of the property management agreements or defaults in its material obligations under the JV Agreement or undergoes a change of control, as defined, (the “Triggering Member”), the other member generally shall have the right (but not the obligation) to either (i) sell all of its interest in the joint venture to the Triggering Member at fair market value (as agreed upon or as determined under an appraisal process) or (ii) purchase all of the Triggering Member’s interest in the joint venture at 95% of fair market value. For the year ended December 31, 2021, an affiliate of our Property Manager received net revenue from this joint venture of approximately $75,000.

Storage Auction Program

Our Sponsor owns a minority interest in a company that owns 50% of an online auction company (the “Auction Company”) that serves as a web portal for self storage companies to post their auctions for the contents of abandoned storage units online instead of using live auctions conducted at the self storage facilities. The Auction Company will receive a service fee for such services. During the year ended December 31, 2021, we paid approximately $400 in fees to the Auction Company related to our properties. Our properties will receive the proceeds from such online auctions.

Note 7. Commitments and Contingencies

Distribution Reinvestment Plan

We adopted a distribution reinvestment plan that will allow our stockholders to have distributions otherwise distributable to them invested in additional shares of our common stock at a price equal to 95% of the then-current per share offering price. We expect to adopt a new distribution reinvestment plan in connection with the Public Offering. The purchase price per share will be 95% of the current offering price of our shares in the Primary Offering. No sales commission or dealer manager fee will be paid on shares sold through the distribution reinvestment plan. We may amend or terminate the distribution reinvestment plan for any reason at any time upon 10 days’ prior written notice to stockholders.

As of December 31, 2021, we have sold approximately 35,900 shares of common stock through our distribution reinvestment plan offering.

Share Redemption Program

In connection with the Private Offering, we adopted a share redemption program that enables stockholders who purchased shares in our Private Offering to sell their shares to us in limited circumstances. As long as our

STRATEGIC STORAGE TRUST VI, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021

common stock is not listed on a national securities exchange or over-the-counter market, our stockholders who have held their stock for at least one year may be able to have all or any portion of their shares of stock redeemed by us. We may redeem the shares of stock presented for redemption for cash to the extent that we have sufficient funds available to fund such redemption.

The redemption price per share for shares purchased in the Private Offering will depend on the length of time the stockholder has held such shares, as follows:

•	after one year from the purchase date – 90.0% of the Redemption Amount (as defined below);

•	after two years from the purchase date – 92.5% of the Redemption Amount;

•	after three years from the purchase date – 95.0% of the Redemption Amount; and

•	after four years from the purchase date – 100% of the Redemption Amount.

As long as we are engaged in an offering, the Redemption Amount will be the lesser of the price paid for the shares or the price per share in the offering. If we are no longer engaged in an offering, the Redemption Amount will be determined by our board of directors.

In connection with our Public Offering, we expect to adopt a share redemption program that enables stockholders who purchased shares in our Public Offering to sell their shares to us in limited circumstances.

Until we establish a net asset value per share, the redemption price per share for shares purchased in our Public Offering shall initially be equal to the net investment amount of such shares, which will be based on the “amount available for investment” percentage for the respective class of shares, assuming the maximum amount of our public offering is raised, shown in the estimated use of proceeds table in our prospectus in effect as of the investor’s purchase date. For each class of shares, this amount will equal the then-current offering price of the shares, less the associated sales commissions, dealer manager fees and estimated organization and offering expenses not reimbursed by our Advisor assuming the maximum amount of our Public Offering is raised.

Our board of directors may amend, suspend or terminate the share redemption program with 30 days’ notice to our stockholders. We may provide this notice by a separate mailing to our stockholders. The complete terms of our share redemption program are described in detail in our prospectus.

There are several limitations on our ability to redeem shares under the share redemption program, including, but not limited to:

•

Unless the shares are being redeemed in connection with a stockholder’s death, “qualifying disability” (as defined under the share redemption program) or bankruptcy, we may not redeem shares until the stockholder has held his or her shares for one year.

•	During any calendar year, we will not redeem in excess of 5% of the weighted-average number of shares outstanding during the prior calendar year.

•	The cash available for redemption is limited to the proceeds from the sale of shares pursuant to our distribution reinvestment plan.

•

We have no obligation to redeem shares if the redemption would violate the restrictions on distributions under Maryland law, which prohibits distributions that would cause a corporation to fail to meet statutory tests of solvency.

STRATEGIC STORAGE TRUST VI, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021

Operating Partnership Redemption Rights

The limited partners of our Operating Partnership have the right to cause our Operating Partnership to redeem their limited partnership units for cash equal to the value of an equivalent number of our shares, or, at our option, we may purchase their limited partnership units by issuing one share of our common stock for each limited partnership unit redeemed. These rights may not be exercised under certain circumstances that could cause us to lose our REIT election. Furthermore, limited partners may exercise their redemption rights only after their limited partnership units have been outstanding for one year. SSA and SmartStop OP are prohibited from exchanging or otherwise transferring $200,000 of the limited partnership units acquired in their initial investments in our Operating Partnership so long as our Advisor is acting as our Advisor pursuant to our Advisory Agreement.

Other Contingencies

From time to time, we are party to legal proceedings that arise in the ordinary course of our business. We are not aware of any legal proceedings of which the outcome is reasonably likely to have a material adverse effect on our results of operations or financial condition, nor are we aware of any such legal proceedings contemplated by governmental authorities.

Note 8. Declaration of Distributions

On March 3, 2021, our board of directors authorized a daily distribution rate of approximately $0.00137 per day per share on the outstanding common stock for the period commencing on April 1, 2021 and ending on June 30, 2021. Such distributions payable to each stockholder of record during a month were paid the following month.

On June 23, 2021, our board of directors authorized a daily distribution rate of approximately $0.00137 per day per share on the outstanding common stock for the period commencing on July 1, 2021 and ending on September 30, 2021. Such distributions payable to each stockholder of record during a month were paid the following month.

On September 23, 2021, our board of directors authorized a daily distribution rate of approximately $0.00137 per day per share on the outstanding common stock for the period commencing on October 1, 2021 and ending on December 31, 2021. Such distributions payable to each stockholder of record during a month were paid the following month.

On December 20, 2021, our board of directors authorized a daily distribution rate of approximately $0.00137 per day per share on the outstanding common stock for the period commencing on January 1, 2022 and ending on March 31, 2022. Such distributions payable to each stockholder of record during a month will be paid the following month.

Note 9. Potential Acquisitions

Potential Acquisition of Etobicoke Property

On May 19, 2021, an affiliate of our sponsor assigned its interest in a purchase and sale agreement (the “Etobicoke Purchase Agreement”) with an unaffiliated third party for the acquisition of a parcel of land to be developed into a self storage facility located in Etobicoke, in the city of Toronto, Ontario (the “Etobicoke Property”) to a wholly-owned subsidiary of our operating partnership. The purchase price of the Etobicoke

STRATEGIC STORAGE TRUST VI, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021

Property is approximately $2.2 million CAD. The Etobicoke Property will be developed into a self storage facility. We expect the acquisition of the Etobicoke Property to close in the first half of 2022. Construction is expected to commence following the closing of the acquisition. We expect to fund the acquisition of the Etobicoke Property with a combination of net proceeds from our offerings and/or potential future debt financing. If we fail to complete the acquisition, we may forfeit $250,000 CAD in earnest money deposits.

Potential Acquisition of Scarborough Property

On July 15, 2021, an affiliate of our sponsor assigned its interest in a purchase and sale agreement (the “Scarborough Purchase Agreement”) with an unaffiliated third party for the acquisition of a parcel of land to be developed into a self storage facility located in Scarborough, in the city of Toronto, Ontario (the “Scarborough Property”) to a wholly-owned subsidiary of our Operating Partnership. The purchase price of the Scarborough Property is approximately $2.2 million CAD. We expect the acquisition of the Scarborough Property to close in the first half of 2023. Construction is expected to commence following the closing of the acquisition. We expect to fund the acquisition of the Scarborough Property with a combination of net proceeds from our offerings and/or potential future debt financing. If we fail to complete the acquisition, we may forfeit $250,000 CAD in earnest money deposits.

Potential Acquisition of Hamilton Property

On August 31, 2021, one of our subsidiaries entered into a contribution agreement with a subsidiary of SmartCentres, to acquire a tract of land owned by SmartCentres and located in Hamilton, Ontario (the “Hamilton Land”) in the Greater Toronto Area of Canada.

Upon closing, the Hamilton Land will be owned by a limited partnership (the “Hamilton Limited Partnership”), in which we (through our subsidiaries) and SmartCentres (through its subsidiaries) will each be a 50% limited partner and each have an equal ranking general partner in the Hamilton Limited Partnership. It is intended that the Hamilton Limited Partnership develops a self storage facility on the land. At closing, we (through our subsidiaries) will subscribe for 50% of the units in the Hamilton Limited Partnerships at an agreed upon subscription price of approximately $750,000 CAD, representing contributions equivalent to 50% of the agreed upon fair market value of the land. We expect the acquisition of the Hamilton Land to close in the second half of 2022. Construction is expected to commence following the closing of the acquisition. We expect to fund the acquisition of the Hamilton Land with a combination of net proceeds from our offerings and/or potential future debt financing. If we fail to complete the acquisition, we may forfeit $75,000 CAD in earnest money deposits.

Note 10. Subsequent Events

Offering Update

As of March 1, 2022, we have received approximately $83.7 million in offering proceeds from the sale of common stock in our Private Offering. We continue to raise funds through our Private Offering as of the date of this filing.

STRATEGIC STORAGE TRUST VI, INC. AND SUBSIDIARIES

SCHEDULE III

DECEMBER 31, 2021

			Initial Cost to Company				Gross Carrying Amount at December 31, 2021
Description	ST	Encumbrance	Land	Building and Improvements	Total	Cost Capitalized Subsequent to Acquisition	Land	Building and Improvements	(1) Total	Accumulated Depreciation	Date of Construction	Date Acquired
Phoenix	AZ	$8,800,000	$2,171,375	$13,783,862	$15,955,237	$72,414	$2,171,375	$13,856,276	$16,027,651	$(304,107)	2020	5/1/2021
Las Vegas	NV	4,800,000	1,468,351	6,541,089	8,009,440	32,101	1,468,351	6,573,190	8,041,541	(134,821)	2020	6/1/2021
Surprise	AZ	7,425,000	1,742,097	11,324,006	13,066,103	87,153	1,742,097	11,411,159	13,153,256	(127,913)	2017	8/26/2021
Phoenix II	AZ	6,160,000	806,933	10,333,050	11,139,983	33,882	806,933	10,366,932	11,173,865	(26,594)	2021	11/30/2021
Bradenton	FL	12,507,500	2,293,357	13,212,166	15,505,523	—	2,293,357	13,212,166	15,505,523	(2,144)	2020	12/30/2021
Apopka	FL	8,970,000	2,329,786	9,125,103	11,454,889	—	2,329,786	9,125,103	11,454,889	(1,511)	2021	12/30/2021

		$48,662,500	$10,811,899	$64,319,276	$75,131,175	$225,550	$10,811,899	$64,544,826	$75,356,725	$(597,090)

(1)	The aggregate cost of real estate for United States federal income tax purposes is $75,879,452.

STRATEGIC STORAGE TRUST VI, INC. AND SUBSIDIARIES

REAL ESTATE AND ACCUMULATED DEPRECIATION

DECEMBER 31, 2021

The following summarizes the activity in real estate facilities during the year ended December 31, 2021.

Real estate facilities
Balance at January 1, 2021	$—
Real estate facility acquisition	75,131,175
Improvements and additions	225,550

Balance at December 31, 2021	$75,356,725

Accumulated depreciation
Balance at January 1, 2021	$—
Depreciation expense	(597,090)

Balance at December 31, 2021	$(597,090)

Real estate facilities, net	$74,759,635

EXPLANATORY NOTE

Strategic Storage Trust VI, Inc., a Maryland corporation (the “Company”) is including these financial statements and pro forma financial information with respect to our acquisition of self storage facilities in Phoenix, Las Vegas and Surprise from unaffiliated third parties in accordance with Rule 3-14 and Article 11 of Regulation S-X, respectively.

In accordance with Rule 3-14 and Article 11 of Regulation S-X, we have included the following financial statements and pro forma financial information in the Company’s Form S-11 Registration Statement, respectively.

Independent Auditor’s Report

To the Board of Directors and Stockholders

Strategic Storage Trust VI, Inc.

Ladera Ranch, California

Opinion

We have audited the accompanying statement of revenues and certain operating expenses (the “financial statement”) of the self storage property located in Phoenix, Arizona acquired on March 11, 2021 (the “Phoenix Property”) for the period from May 11, 2020 through December 31, 2020, and the related notes to the financial statement.

In our opinion, the financial statement referred to above, presents fairly, in all material respects, the revenue and certain operating expenses as described in Note 1 to the financial statement in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (“GAAS”). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statement section of our report. We are required to be independent of the Phoenix Property and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Emphasis of Matter

The accompanying financial statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in Note 1 and is not intended to be a complete presentation of the Phoenix Property’s revenues and expenses. Our opinion is not modified with respect to that matter.

Responsibilities of Management for the Financial Statement

Management is responsible for the preparation and fair presentation of the financial statement in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the financial statement that is free from material misstatement, whether due to fraud or error.

In preparing the financial statement, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Phoenix Property’s ability to continue as a going concern within one year after the date that the financial statement is issued or available to be issued.

Auditor’s Responsibilities for the Audit of the Financial Statement

Our objectives are to obtain reasonable assurance about whether the financial statement as a whole is free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statement.

In performing an audit in accordance with GAAS, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.

•

Identify and assess the risks of material misstatement of the financial statement, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statement.

•

Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Phoenix Property’s internal control. Accordingly, no such opinion is expressed.

•

Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statement.

•

Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Phoenix Property’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

/s/ BDO USA, LLP

Costa Mesa, California

May 28, 2021

PHOENIX PROPERTY

STATEMENT OF REVENUES AND CERTAIN OPERATING EXPENSES

PERIOD FROM MAY 11, 2020 THROUGH DECEMBER 31, 2020

Period from May 11, 2020 through December 31, 2020
Revenues:
Self storage rental revenue	$142,803
Ancillary revenue	12,764

Total revenues	155,567

Certain operating expenses:
Property operating expenses	43,735
Salaries and related expenses	46,238
Marketing expense	29,712
Property insurance	5,130
Real estate taxes	8,364

Total certain operating expenses	133,179

Revenues in excess of certain operating expenses	$22,388

See Notes to Statement of Revenues and Certain Operating Expenses.

PHOENIX PROPERTY

NOTES TO STATEMENT OF REVENUES AND CERTAIN OPERATING EXPENSES

PERIOD FROM MAY 11, 2020 THROUGH DECEMBER 31, 2020

Note 1 - Organization and Basis of Presentation

The financial statement includes the revenues and certain operating expenses of the self storage property located in Phoenix, Arizona (the “Phoenix Property”). Strategic Storage Trust VI, Inc. (the “Company”) acquired the Phoenix Property on March 11, 2021 for a purchase price of approximately $16.0 million, plus closing and acquisition costs. The construction of the Phoenix Property was completed and the property opened for operations on May 11, 2020.

The accompanying financial statement was prepared for the purpose of complying with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission (“SEC”) for the acquisition of real estate properties. The financial statement is not representative of the actual operations of the Phoenix Property for the period presented because certain operating expenses that may not be comparable to the expenses to be incurred in the proposed future operations of the Phoenix Property have been excluded. Items excluded generally consist of management fees, interest and debt related costs, depreciation and intangible amortization expense and certain other allocated corporate expenses not directly related to the operations of the Phoenix Property. Therefore, the financial statement may not be comparable to a statement of operations for the Phoenix Property after its acquisition by the Company.

COVID 19

The COVID-19 pandemic is widespread and has impacted the global economy, as well as the United States and the market in which the Phoenix Property operates. Rental revenue and operating results depend significantly on the demand for self storage space. While we have not seen a material impact on the demand for self storage space resulting from the COVID-19 outbreak as of the date of this financial statement, if the outbreak causes weakness in national, regional and local economies that negatively impact the demand for self storage space and/or increase bad debts, the property’s financial condition, results of operations and prospects could be adversely impacted.

Note 2 - Summary of Significant Accounting Policies

Basis of Accounting

The financial statement has been prepared using the accrual method of accounting on the basis of presentation described in Note 1. As such, revenue is recorded when earned and expenses are recognized when incurred.

Revenue Recognition

Self storage rental revenue is recognized when due over the lease terms, which are generally month-to-month leases. Ancillary operating revenue, consisting primarily of merchandise sales, is recognized when earned.

Certain Operating Expenses

Certain operating expenses represent the direct expenses of operating the Phoenix Property and consist primarily of repairs and maintenance, utilities, real estate taxes, property insurance, salaries, marketing and other operating expenses that are expected to continue in the ongoing operation of the Phoenix Property.

PHOENIX PROPERTY

NOTES TO STATEMENT OF REVENUES AND CERTAIN OPERATING EXPENSES

PERIOD FROM MAY 11, 2020 THROUGH DECEMBER 31, 2020

Use of Estimates

The preparation of the financial statement in accordance with accounting principles generally accepted in the United States of America requires management to make certain estimates and assumptions that affect the reported amounts of revenues and certain operating expenses during the reporting period. Actual results could materially differ from those estimates.

Advertising and Marketing

Advertising and marketing costs are charged to expense as incurred.

Note 3 - Commitments and Contingencies

The Phoenix Property, from time to time, may be involved with lawsuits arising in the ordinary course of business. In the opinion of the management of the seller of the Phoenix Property, any liability resulting from such litigation would not be material in relation to the Phoenix Property’s financial position and results of operations.

Note 4 - Subsequent Events

The Company has evaluated subsequent events through May 28, 2021, the date the financial statements were available to be issued.

LAS VEGAS PROPERTY

STATEMENTS OF REVENUES AND CERTAIN OPERATING EXPENSES (UNAUDITED)

PERIOD FROM SEPTEMBER 21, 2020 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2020

AND THE FIVE MONTHS ENDED MAY 31, 2021

	For the period from September 21, 2020 (date of inception) through December 31, 2020 (Unaudited)	Five months Ended May 31, 2021 (Unaudited)
Revenues:
Self storage rental revenue	$21,619	$48,124

Total revenues	21,619	48,124

Certain operating expenses:
Property operating expenses	7,400	14,417
Salaries and related expenses	22,727	28,374
Marketing expense	700	3,778
Property insurance	2,878	4,361
Real estate taxes	10,904	16,521

Total certain operating expenses	44,609	67,451

Certain operating expenses in excess of revenues	$(22,990)	$(19,327)

See Notes to Statements of Revenues and Certain Operating Expenses.

LAS VEGAS PROPERTY

NOTES TO STATEMENTS OF REVENUES AND CERTAIN OPERATING EXPENSES (UNAUDITED)

PERIOD FROM SEPTEMBER 21, 2020 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2020

AND THE FIVE MONTHS ENDED MAY 31, 2021

Note 1 - Organization and Basis of Presentation

The financial statements include the revenues and certain operating expenses of the self storage property located in Las Vegas, Nevada (the “Las Vegas Property”). Strategic Storage Trust VI, Inc. (the “Company”) acquired the Las Vegas Property on June 1, 2021 for a purchase price of approximately $8.0 million, plus closing and acquisition costs. The construction of the Las Vegas Property was completed and the property opened for operations on September 21, 2020.

The accompanying financial statements were prepared for the purpose of complying with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission (“SEC”) for the acquisition of real estate properties. The financial statements are not representative of the actual operations of the Las Vegas Property for the periods presented because certain operating expenses that may not be comparable to the expenses to be incurred in the proposed future operations of the Las Vegas Property have been excluded. Items excluded generally consist of management fees, interest and debt related costs, depreciation and intangible amortization expense and certain other allocated corporate expenses not directly related to the operations of the Las Vegas Property. Therefore, the financial statements may not be comparable to a statement of operations for the Las Vegas Property after its acquisition by the Company.

COVID 19

The current COVID-19 pandemic continues to impact the global economy, as well as the United States and the markets in which we will operate. Our rental revenue and operating results will depend significantly on the demand for self storage space. While we have not seen a material impact on the demand for self storage space resulting from the COVID-19 outbreak as of the date of this prospectus, if the outbreak causes weakness in national, regional and local economies that negatively impact the demand for self storage space and/or increase bad debts, our business, financial condition, liquidity, results of operations and prospects could be adversely impacted. In addition, as a result of the COVID-19 pandemic, there have been, and may continue to be, temporary shut downs or restrictions placed on businesses and entities by cities, counties, states, or the federal government. These events may negatively impact the demand for self storage space or the willingness or ability of customers to visit our facilities, which could reduce rental revenue and ancillary operating revenue produced by our facilities. These events may also require us to make certain operational changes such as suspending rate increases and late fees or pausing auctions, which could adversely impact our business, financial condition, liquidity and results of operations.

The ultimate extent and duration of the COVID-19 pandemic could still affect the self storage industry and/or us, potentially by the impact of governmental orders or broader economic conditions, which impact our customers, and in turn could affect our financial condition, collections, liquidity, and results of operations. These potential future developments are uncertain and cannot be predicted. This includes new information that may also emerge concerning the breadth of the COVID-19 outbreak, as well as the actions to contain or treat its impact, including the distribution and broad acceptance of various vaccines for COVID-19 or the efficacy of those vaccines against new COVID-19 variants.

Note 2 - Summary of Significant Accounting Policies

Basis of Accounting

The financial statements have been prepared using the accrual method of accounting on the basis of presentation described in Note 1. As such, revenue is recorded when earned and expenses are recognized when incurred.

LAS VEGAS PROPERTY

NOTES TO STATEMENTS OF REVENUES AND CERTAIN OPERATING EXPENSES (UNAUDITED)

PERIOD FROM SEPTEMBER 21, 2020 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2020

AND THE FIVE MONTHS ENDED MAY 31, 2021

The statements of revenues and certain operating expenses for the period from September 21, 2020 through December 31, 2020 and the five months ended May 31, 2021 are unaudited; however, management believes that all material adjustments of a normal, recurring nature considered necessary for a fair presentation of the statement of revenues and certain operating expenses have been included. The financial information does not necessarily represent or indicate what the operating results would be for a full year.

Revenue Recognition

Self storage rental revenue is recognized when due over the lease terms, which are generally month-to-month leases.

Certain Operating Expenses

Certain operating expenses represent the direct expenses of operating the Las Vegas Property and consist primarily of repairs and maintenance, utilities, real estate taxes, property insurance, salaries, marketing and other operating expenses that are expected to continue in the ongoing operation of the Las Vegas Property.

Use of Estimates

The preparation of the financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make certain estimates and assumptions that affect the reported amounts of revenues and certain operating expenses during the reporting period. Actual results could materially differ from those estimates.

Advertising and Marketing

Advertising and marketing costs are charged to expense as incurred.

Note 3 - Commitments and Contingencies

The Las Vegas Property, from time to time, may be involved with lawsuits arising in the ordinary course of business. In the opinion of the management of the seller of the Las Vegas Property, any liability resulting from such litigation would not be material in relation to the Las Vegas Property’s financial position and results of operations.

Note 4 - Subsequent events

The Company has evaluated subsequent events through August 3, 2021, the date the financial statements were available to be issued.

Independent Auditor’s Report

To the Board of Directors and Stockholders

Strategic Storage Trust VI, Inc.

Ladera Ranch, California

Opinion

We have audited the accompanying statement of revenues and certain operating expenses (the “financial statement”) of the self storage property located in Surprise, Arizona (the “Surprise Property”) for the year ended December 31, 2020, and the related notes to the financial statement.

In our opinion, the financial statement referred to above, presents fairly, in all material respects, the revenue and certain operating expenses as described in Note 1 to the financial statement in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (“GAAS”). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statement section of our report. We are required to be independent of the Surprise Property and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Emphasis of Matter

The accompanying financial statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in Note 1 and is not intended to be a complete presentation of the Surprise Property’s revenues and expenses. Our opinion is not modified with respect to that matter.

Responsibilities of Management for the Financial Statement

Management is responsible for the preparation and fair presentation of the financial statement in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the financial statement that is free from material misstatement, whether due to fraud or error.

In preparing the financial statement, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Surprise Property’s ability to continue as a going concern within one year after the date that the financial statement is issued or available to be issued.

Auditor’s Responsibilities for the Audit of the Financial Statement

Our objectives are to obtain reasonable assurance about whether the financial statement as a whole is free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statement.

In performing an audit in accordance with GAAS, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.

•

Identify and assess the risks of material misstatement of the financial statement, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statement.

•

Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Surprise Property’s internal control. Accordingly, no such opinion is expressed.

•

Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statement.

•

Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Surprise Property’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

/s/ BDO USA, LLP

Costa Mesa, California

September 15, 2021

SURPRISE PROPERTY

STATEMENTS OF REVENUES AND CERTAIN OPERATING EXPENSES

YEAR ENDED DECEMBER 31, 2020 AND THE SIX MONTHS ENDED JUNE 30, 2021

	Year Ended December 31, 2020	Six months Ended June 30, 2021 (Unaudited)
Revenues:
Self storage rental revenue	$518,609	$313,372
Ancillary revenue	25,950	19,854

Total revenues	544,559	333,226

Certain operating expenses:
Property operating expenses	80,157	36,009
Salaries and related expenses	90,646	45,128
Marketing expense	23,747	9,576
Property insurance	4,995	2,497
Real estate taxes	90,099	45,615

Total certain operating expenses	289,644	138,825

Revenue in excess of certain operating expenses	$254,915	$194,401

SURPRISE PROPERTY

NOTES TO STATEMENTS OF REVENUES AND CERTAIN OPERATING EXPENSES

YEAR ENDED DECEMBER 31, 2020 AND THE SIX MONTHS ENDED JUNE 30, 2021

Note 1 - Organization and Basis of Presentation

The financial statements include the revenues and certain operating expenses of the self storage property located in Surprise, Arizona (the “Surprise Property”). Strategic Storage Trust VI, Inc. (the “Company”) acquired the Surprise Property on August 26, 2021 for a purchase price of approximately $13.5 million, plus closing and acquisition costs.

The accompanying financial statements were prepared for the purpose of complying with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission (“SEC”) for the acquisition of real estate properties. The financial statements are not representative of the actual operations of the Surprise Property for the period presented because certain operating expenses that may not be comparable to the expenses to be incurred in the proposed future operations of the Surprise Property have been excluded. Items excluded generally consist of management fees, interest and debt related costs, depreciation and intangible amortization expense and certain other allocated corporate expenses not directly related to the operations of the Surprise Property. Therefore, the financial statements may not be comparable to a statement of operations for the Surprise Property after its acquisition by the Company.

COVID 19

The current COVID-19 pandemic continues to impact the global economy, as well as the United States and the markets in which we will operate. Our rental revenue and operating results will depend significantly on the demand for self storage space. While we have not seen a material impact on the demand for self storage space resulting from the COVID-19 outbreak as of the date of this prospectus, if the outbreak causes weakness in national, regional and local economies that negatively impact the demand for self storage space and/or increase bad debts, our business, financial condition, liquidity, results of operations and prospects could be adversely impacted. In addition, as a result of the COVID-19 pandemic, there have been, and may continue to be, temporary shut downs or restrictions placed on businesses and entities by cities, counties, states, or the federal government. These events may negatively impact the demand for self storage space or the willingness or ability of customers to visit our facilities, which could reduce rental revenue and ancillary operating revenue produced by our facilities. These events may also require us to make certain operational changes such as suspending rate increases and late fees or pausing auctions, which could adversely impact our business, financial condition, liquidity and results of operations.

The ultimate extent and duration of the COVID-19 pandemic could still affect the self storage industry and/or us, potentially by the impact of governmental orders or broader economic conditions, which impact our customers, and in turn could affect our financial condition, collections, liquidity, and results of operations. These potential future developments are uncertain and cannot be predicted. This includes new information that may also emerge concerning the breadth of the COVID-19 outbreak, as well as the actions to contain or treat its impact, including the distribution and broad acceptance of various vaccines for COVID-19 or the efficacy of those vaccines against new COVID-19 variants.

Note 2 - Summary of Significant Accounting Policies

Basis of Accounting

The financial statements have been prepared using the accrual method of accounting on the basis of presentation described in Note 1. As such, revenue is recorded when earned and expenses are recognized when incurred.

SURPRISE PROPERTY

NOTES TO STATEMENTS OF REVENUES AND CERTAIN OPERATING EXPENSES

YEAR ENDED DECEMBER 31, 2020 AND THE SIX MONTHS ENDED JUNE 30, 2021

Revenue Recognition

Self storage rental revenue is recognized when due over the lease terms, which are generally month-to-month leases. Ancillary operating revenue, consisting primarily of truck rentals and merchandise sales, is recognized when earned.

Certain Operating Expenses

Certain operating expenses represent the direct expenses of operating the Surprise Property and consist primarily of repairs and maintenance, utilities, real estate taxes, property insurance, salaries, marketing and other operating expenses that are expected to continue in the ongoing operation of the Surprise Property.

Use of Estimates

The preparation of the financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make certain estimates and assumptions that affect the reported amounts of revenues and certain operating expenses during the reporting period. Actual results could materially differ from those estimates.

Advertising and Marketing

Advertising and marketing costs are charged to expense as incurred.

Note 3 - Commitments and Contingencies

The Surprise Property, from time to time, may be involved with lawsuits arising in the ordinary course of business. In the opinion of the management of the seller of the Surprise Property, any liability resulting from such litigation would not be material in relation to the Surprise Property’s financial position and results of operations.

Note 4 - Subsequent events

The Company has evaluated subsequent events through September 15, 2021, the date the financial statements were available to be issued.

Independent Auditor’s Report

To the Board of Directors and Stockholders

Strategic Storage Trust VI, Inc.

Ladera Ranch, California

Opinion

We have audited the statement of revenues and certain operating expenses of the self storage property located in Bradenton, Florida (the “Bradenton Property”), and the related notes to the financial statement (the “financial statement”), for the period from October 22, 2020 through December 31, 2020.

In our opinion, the accompanying financial statement presents fairly, in all material respects, the revenue and certain operating expenses as described in Note 1 to the financial statement for the period from October 22, 2020 through December 31, 2020, in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (“GAAS”). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statement section of our report. We are required to be independent of the Bradenton Property and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Emphasis of Matter – Basis of Accounting

We draw attention to Note 1 to the financial statement, which describes that the accompanying financial statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in Note 1 and is not intended to be a complete presentation of the Bradenton Property’s revenues and expenses. As a result, the financial statement may not be suitable for another purpose. Our opinion is not modified with respect to this matter.

Responsibilities of Management for the Financial Statement

Management is responsible for the preparation and fair presentation of the financial statement in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the financial statement that is free from material misstatement, whether due to fraud or error.

In preparing the financial statement, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Bradenton Property’s ability to continue as a going concern within one year after the date that the financial statement is issued or available to be issued.

Auditor’s Responsibilities for the Audit of the Financial Statement

Our objectives are to obtain reasonable assurance about whether the financial statement as a whole is free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statement.

In performing an audit in accordance with GAAS, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.

•

Identify and assess the risks of material misstatement of the financial statement, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statement.

•

Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Bradenton Property’s internal control. Accordingly, no such opinion is expressed.

•

Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statement.

•

Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Bradenton Property’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

/s/ BDO USA, LLP

Costa Mesa, California

January 18, 2022

BRADENTON PROPERTY

STATEMENTS OF REVENUES AND CERTAIN OPERATING EXPENSES

PERIOD FROM OCTOBER 22, 2020 THROUGH DECEMBER 31, 2020

AND THE NINE MONTHS ENDED SEPTEMBER 30, 2021

	Period from October 22, 2020 to December 31, 2020	Nine months Ended September 30, 2021 (Unaudited)
Revenues:
Self storage rental revenue	$10,949	$218,607

Total revenues	10,949	218,607

Certain operating expenses:
Property operating expenses	13,281	76,832
Salaries and related expenses	15,461	52,961
Marketing expense	6,002	23,697
Property insurance	8,863	34,343
Real estate taxes	6,973	63,339

Total certain operating expenses	50,580	251,172

Certain operating expenses in excess of revenues	$(39,631)	$(32,565)

See Notes to Statements of Revenues and Certain Operating Expenses.

BRADENTON PROPERTY

NOTES TO STATEMENTS OF REVENUES AND CERTAIN OPERATING EXPENSES

PERIOD FROM OCTOBER 22, 2020 THROUGH DECEMBER 31, 2020

AND THE NINE MONTHS ENDED SEPTEMBER 30, 2021

Note 1 – Organization and Basis of Presentation

The financial statements include the revenues and certain operating expenses of the self storage property located in Bradenton, Florida (the “Bradenton Property”). Strategic Storage Trust VI, Inc. (the “Company”) acquired the Bradenton Property on December 30, 2021 for a purchase price of approximately $15.7 million, plus closing and acquisition costs. The construction of the Bradenton Property was completed and the property opened for operations on October 22, 2020.

The accompanying financial statements were prepared for the purpose of complying with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission (“SEC”) for the acquisition of real estate properties. The financial statements are not representative of the actual operations of the Bradenton Property for the periods presented because certain operating expenses that may not be comparable to the expenses to be incurred in the proposed future operations of the Bradenton Property have been excluded. Items excluded generally consist of management fees, interest and debt related costs, depreciation and intangible amortization expense and certain other allocated corporate expenses not directly related to the operations of the Bradenton Property. Therefore, the financial statements may not be comparable to a statement of operations for the Bradenton Property after its acquisition by the Company.

COVID 19

The current COVID-19 pandemic continues to impact the global economy, as well as the United States and the markets in which we operate. Our rental revenue and operating results will depend significantly on the demand for self storage space. While we have not seen a material impact on the demand for self storage space resulting from the COVID-19 outbreak as of the date of this report, if the outbreak causes weakness in national, regional and local economies that negatively impact the demand for self storage space and/or increase bad debts, our business, financial condition, liquidity, results of operations and prospects could be adversely impacted. In addition, as a result of the COVID-19 pandemic, there have been, and may continue to be, temporary shut downs or restrictions placed on businesses and entities by cities, counties, states, or the federal government. These events may negatively impact the demand for self storage space or the willingness or ability of customers to visit our facilities, which could reduce rental revenue and ancillary operating revenue produced by our facilities. These events may also require us to make certain operational changes such as suspending rate increases and late fees or pausing auctions, which could adversely impact our business, financial condition, liquidity and results of operations.

The ultimate extent and duration of the COVID-19 pandemic could still affect the self storage industry and/or us, potentially by the impact of governmental orders or broader economic conditions, which impact our customers, and in turn could affect our financial condition, collections, liquidity, and results of operations. These potential future developments are uncertain and cannot be predicted. This includes new information that may also emerge concerning the breadth of the COVID-19 outbreak, as well as the actions to contain or treat its impact, including the distribution and broad acceptance of various vaccines for COVID-19 or the efficacy of those vaccines against new COVID-19 variants.

Note 2 – Summary of Significant Accounting Policies

Basis of Accounting

The financial statements have been prepared using the accrual method of accounting on the basis of presentation described in Note 1. As such, revenue is recorded when earned and expenses are recognized when incurred.

BRADENTON PROPERTY

NOTES TO STATEMENTS OF REVENUES AND CERTAIN OPERATING EXPENSES

PERIOD FROM OCTOBER 22, 2020 THROUGH DECEMBER 31, 2020

AND THE NINE MONTHS ENDED SEPTEMBER 30, 2021

Revenue Recognition

Self storage rental revenue is recognized when due over the lease terms, which are generally month-to-month leases.

Certain Operating Expenses

Certain operating expenses represent the direct expenses of operating the Bradenton Property and consist primarily of repairs and maintenance, utilities, real estate taxes, property insurance, salaries, marketing and other operating expenses that are expected to continue in the ongoing operation of the Bradenton Property.

Use of Estimates

The preparation of the financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make certain estimates and assumptions that affect the reported amounts of revenues and certain operating expenses during the reporting period. Actual results could materially differ from those estimates.

Advertising and Marketing

Advertising and marketing costs are charged to expense as incurred.

Note 3 – Commitments and Contingencies

The Bradenton Property, from time to time, may be involved with lawsuits arising in the ordinary course of business. In the opinion of the management of the seller of the Bradenton Property, any liability resulting from such litigation would not be material in relation to the Bradenton Property’s financial position and results of operations.

Note 4 – Subsequent events

The Company has evaluated subsequent events through January 18, 2022, the date the financial statements were available to be issued.

STRATEGIC STORAGE TRUST VI, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

The following Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2021 gives effect to the acquisition of the following properties acquired in 2021 as if they were acquired by the Company on January 1, 2021

•	Phoenix Property – acquired March 11, 2021;

•	Las Vegas Property – acquired June 1, 2021;

•	Surprise Property – acquired August 26, 2021; and

•	Bradenton Property – acquired December 30, 2021.

The Phoenix II Property is a newly constructed self storage facility that was acquired and commenced operations on November 30, 2021, and the Apopka Property is a newly constructed self storage facility that commenced operations on November 19, 2021, and was acquired on December 30, 2021. Pursuant to SEC guidance related to properties with no or nominal leasing history, no financial statements or pro forma financial information is required with respect to the Phoenix II Property or the Apopka Property.

The historical column of the Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2021 was derived from the Company’s consolidated statement of operations included in the Company’s Form S-11 Registration Statement filed with the SEC. While the Company was formed on October 14, 2020, we commenced formal operations on March 10, 2021.

The information included in the “Phoenix Property” column in the Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2021 sets forth the Phoenix Property’s historical statement of revenues and certain operating expenses for the period from January 1, 2021 through March 10, 2021 (period prior to date of acquisition), as derived from the seller’s unaudited underlying books and records.

The information included in the “Las Vegas Property” column in the Unaudited Pro Forma Consolidated Statements of Operations for the year ended December 31, 2021 sets forth the Las Vegas Property’s historical statements of revenues and certain operating expenses for the period from January 1, 2021 through May 31, 2021 (period prior to date of acquisition), as derived from the accompanying unaudited Statements of Revenues and Certain Operating Expenses in accordance with Rule 3-14 of Regulation S-X of the Securities Exchange Commission.

The information included in the “Surprise Property” column in the Unaudited Pro Forma Consolidated Statements of Operations for the year ended December 31, 2021 sets forth the Surprise Property’s historical statement of revenues and certain operating expenses for the period from January 1, 2021 through August 25, 2021 (period prior to date of acquisition), as derived from the seller’s unaudited underlying books and records.

The information included in the “Bradenton Property” column in the Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2021 sets forth the Bradenton Property’s historical statement of revenues and certain operating expenses for the period from January 1, 2021 through December 29, 2021 (period prior to date of acquisition), as derived from the seller’s unaudited underlying books and records.

The unaudited transaction accounting adjustments are based on available information and certain estimates and assumptions that the Company believes are reasonable and factually supportable. The statements of revenues and certain operating expenses of the Phoenix Property, Las Vegas Property, Surprise Property and Bradenton Property were prepared for the purpose of complying with Rule 3-14 of Regulation S-X of the SEC (for inclusion in the Company’s Form S-11 Registration Statement). These unaudited pro forma consolidated financial statements do not purport to represent what the actual financial position or results of the Company would have been assuming such transactions had been completed as set forth above nor does it purport to represent the results of the Company for future periods.

STRATEGIC STORAGE TRUST VI, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

The Unaudited Pro Forma Consolidated Financial Statements set forth below should be read in conjunction with the unaudited consolidated financial statements and related notes of the Company included in the SEC filing discussed above.

STRATEGIC STORAGE TRUST VI, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

	Strategic Storage Trust VI Inc. Historical Note (1)	Phoenix Property Acquisition Note (1) and (2)	Las Vegas Property Acquisition Note (1) and (2)	Surprise Property Acquisition Note (1) and (2)	Bradenton Property Acquisition Note (1) and (2)	Pro Forma Adjustments Note (3)		Strategic Storage Trust VI, Inc. Historical
Revenues:
Self storage revenue	$1,245,751	$90,462	$48,124	$420,190	$361,115	$69,534	a	$2,235,176
Ancillary revenue	20,021	—	—	20,382	—	(17,938)	a	22,465

Total revenue	1,265,772	90,462	48,124	440,572	361,115	51,596		2,257,641

Operating expenses:
Property operating expenses	628,189	42,197	67,451	188,131	334,549	161,794	b	1,422,311
Property operating expenses-affiliates	274,787	—	—	—	—	361,233	c	636,020
General and administrative	764,130	—	—	—	—	155,715	i	919,845
Depreciation	603,413	—	—	—	—	875,516	d	1,478,929
Intangible amortization expense	320,576	—	—	—	—	560,124	d	880,700
Property acquisition expenses - affiliates	353,511	—	—	—	—	76,253	i	429,764
Other property acquisition expenses	957,517	—	—	—	—	38,950	i	996,467

Total operating expenses	3,902,123	42,197	67,451	188,131	334,549	2,229,585		6,764,036

Operating income (loss)	(2,636,351)	48,265	(19,327)	252,441	26,566	(2,177,989)		(4,506,395)
Other income (expense):
Interest expense	(608,432)	—	—	—	—	(716,181)	e	(1,324,613)
Debt issuance costs expenses	(137,825)	—	—	—	—	(149,316)	f	(287,141)
Equity in loss of unconsolidated affiliate	(57,104)	—	—	—	—	57,104	i	—
Other income	(136)	—	—	—	—	—		(136)
Foreign currency adjustment	(174,463)	—	—	—	—	51,594	i	(122,869)

Net income (loss)	(3,614,311)	48,265	(19,327)	252,441	26,566	(2,934,788)		(6,241,154)
Less: Net loss (income) attributable to the noncontrolling interest in our operating partnership	628,966	(4,757)	1,905	(24,883)	(2,619)	16,577	g	615,189

Net income (loss) attributable to Strategic Storage Trust VI, Inc. common shareholders	$(2,985,345)	$43,508	$(17,422)	$227,558	$23,947	$(2,918,211)		$(5,625,965)

Net Loss per Common Stock	$(1.52)							$(1.12)
Weighted Average Common Stock	1,970,391							5,026,792	h

See accompanying notes to the unaudited pro forma consolidated financial statements.

STRATEGIC STORAGE TRUST VI, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

Note 1. Basis of Presentation

The historical column of the Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2021 was derived from the Company’s consolidated statement of operations included in the Company’s Form S-11 Registration Statement filed with the SEC. Formal operations commenced on March 10, 2021.

The Unaudited Pro Forma consolidated financial statements include Strategic Storage Operating Partnership VI, L.P. (our “Operating Partnership”) and its wholly-owned subsidiaries, including the sole owners of the Phoenix Property. From March 10, 2021 through April 30, 2021, our Operating Partnership and its subsidiaries were not consolidated by the Company as an affiliate of our Sponsor was determined to be the primary beneficiary during that period based on its $5.0 million investment in our Operating Partnership. On May 1, 2021 the Company consolidated the Operating Partnership and its wholly-owned subsidiaries. As such, we have consolidated our Operating Partnership in these Unaudited Pro Forma Consolidated Financial Statements.

Note 2. Acquisitions

Phoenix Property

On March 11, 2021, the Company acquired a self storage facility from an unaffiliated third party located in Phoenix, Arizona (the “Phoenix Property”) for a purchase price of approximately $16.0 million, plus closing and acquisition costs. The purchase was funded with loan proceeds from TCF National Bank, loan proceeds from SmartStop OP, L.P., an affiliate of our Sponsor (“SmartStop OP”), and the OP Investment as discussed below.

On March 11, 2021, in connection with the acquisition of the Phoenix Property, we, through an indirect, wholly-owned subsidiary of our Operating Partnership, entered into a term loan agreement (the “TCF Loan Agreement”) with TCF National Bank, a national banking association, as lead arranger and administrative agent for approximately $9.0 million (the “TCF Loan”). At close, the Company drew approximately $8.6 million on the loan. The proceeds of the TCF Loan were used to partially fund the acquisition of the Phoenix Property. The TCF Loan was secured by a deed of trust on the Phoenix Property. We and our Operating Partnership serve as limited guarantors with respect to the TCF Loan.

The initial interest rate on the TCF Loan was equal to the greater of (i) 3.50% per annum, or (ii) 30-day LIBOR plus 2.75%. Upon the achievement of a minimum debt service coverage ratio and debt yield on the Phoenix Property, the interest rate may be reduced to the greater of (i) 3.50%, or (ii) 30-day LIBOR, plus 2.25%. Payments on the TCF Loan were interest only until March 11, 2024, which was the initial maturity date of the TCF Loan. On November 30, 2021, in conjunction with entering into the Huntington Credit Facility, the TCF Loan was repaid and terminated in accordance with the loan agreement without fees or penalties.

On March 11, 2021, in connection with the acquisition of the Phoenix Property, we, through a wholly-owned subsidiary of our Operating Partnership, entered into a mezzanine loan agreement (the “Mezzanine Loan Agreement”) with SmartStop OP for $3.5 million (the “Mezzanine Loan”). The Mezzanine Loan required a commitment fee equal to 1.0% of the amount drawn at closing of the Mezzanine Loan. The proceeds of the Mezzanine Loan were used to partially fund the acquisition of the Phoenix Property. The Mezzanine Loan was secured by a pledge of the equity interest in the indirect, wholly-owned subsidiary of our Operating Partnership that owns the Phoenix Property. Our Operating Partnership served as a limited guarantor with respect to the Mezzanine Loan.

STRATEGIC STORAGE TRUST VI, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

The interest rate on the Mezzanine Loan was equal to 8.5% per annum. Payments on the Mezzanine Loan were interest only until September 7, 2021, which was the initial maturity date of the Mezzanine Loan. In accordance with the terms of the Mezzanine Loan Agreement, we extended the maturity date of the Mezzanine Loan through March 6, 2022 by providing written notice to SmartStop OP, in which event the interest rate of the Mezzanine Loan increased to 9.25% per annum. On November 12, 2021, we repaid the outstanding balance on the Mezzanine Loan along with all accrued interest. The loan was terminated in accordance with the Mezzanine Loan Agreement without fees or penalties.

On March 10, 2021, SmartStop OP contributed $5.0 million to our Operating Partnership in exchange for 549,450.55 units of limited partnership interest in our Operating Partnership (the “OP Investment”). This investment represented approximately 10% of the outstanding units of limited partnership interest of our Operating Partnership as of December 31, 2021. The OP Investment was made net of sales commissions and dealer manager fees, but without giving effect to the early investor discounts available to the purchase of shares in our private offering. At the effective time of the OP Investment, SmartStop OP was admitted as a limited partner to our Operating Partnership. The proceeds of the OP Investment were primarily used to partially fund the acquisition of the Phoenix Property.

Las Vegas Property

On June 1, 2021, the Company acquired a self storage facility from an unaffiliated third party located in Las Vegas, Nevada (the “Las Vegas Property”) for a purchase price of approximately $8.0 million, plus closing and acquisition costs, which was funded from the net proceeds of the Company’s offering.

On July 8, 2021, we, through a wholly-owned special purposes entity, entered into an approximately $4.8 million financing with Skymar Capital Corporation (“Skymar”) as lender pursuant to a mortgage loan (the “Las Vegas Loan”). The Las Vegas Loan is secured by a first mortgage deed of trust on the Las Vegas property. The loan has a maturity date of August 1, 2024. Monthly payments due under the loan agreement (the “Las Vegas Loan Agreement”) are interest-only for the first two years, with principal and interest payments thereafter.

The amount outstanding under the Las Vegas Loan bears interest at an annual fixed rate equal to 4.125%. The loan may be prepaid in whole, but not in part, at any time, subject to certain conditions as set forth in the Las Vegas Loan Agreement.

Surprise Property

On August 26, 2021, the Company acquired a self storage facility from an unaffiliated third party located in Surprise, Arizona (the “Surprise Property”) for a purchase price of approximately $13.5 million, plus closing and acquisition costs, which was funded from the net proceeds of the Company’s offering.

Phoenix II Property

On November 30, 2021, upon issuance of the certificate of occupancy, the Company acquired a newly constructed self storage facility from an unaffiliated third party located in Phoenix, Arizona (the “Phoenix II Property”) for a purchase price of approximately $11.0 million, plus closing and acquisition costs, which was funded from loan proceeds from Huntington Credit Facility.

On November 30, 2021, the Company, through three special purpose entities (collectively, the “Borrower”) wholly owned by our Operating Partnership, entered into a credit agreement (the “Credit Agreement”) with Huntington Bank (“Huntington”), as administrative agent and sole lead arranger.

STRATEGIC STORAGE TRUST VI, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

Under the terms of the Credit Agreement, the Borrower has a maximum borrowing capacity up to $50 million (the “Huntington Credit Facility”). However, certain financial requirements with respect to both the Borrower and the “Pool” of “Mortgaged Properties” (as each term is defined in the Credit Agreement) must be satisfied prior to making any drawdowns on the Huntington Credit Facility in accordance with the Credit Agreement. At close, we borrowed approximately $22.4 million on the Huntington Credit Facility (approximately $6.2 million of the draw was related to the Phoenix II Property), secured by a first mortgage deed of trust on the Surprise, Phoenix and Phoenix II Properties. In conjunction with the draw on the Huntington Credit Facility, the TCF Loan was repaid in full and terminated. It is anticipated that the Huntington Credit Facility will be used by the Borrower to fund future self storage property acquisitions in accordance with the Credit Agreement.

The Huntington Credit Facility is a term loan that has a maturity date of November 30, 2024, which may, in certain circumstances, be extended at the option of the Borrower until November 30, 2026. Payments due under the Huntington Credit Facility are interest-only during the initial term of the loan.

The amounts outstanding under the Huntington Credit Facility bear a floating rate equal to Secured Overnight Financing Rate (“SOFR”) plus 2.61%, adjusted monthly, with a floor of 3.25%. As of December 31, 2021, the interest rate on the Huntington Credit Facility was 3.25%. The loan may be prepaid at any time, subject to certain conditions as set forth in the Huntington Credit Agreement.

Bradenton Property

On December 30, 2021, the Company acquired a self storage facility from an unaffiliated third party located in Bradenton, Florida (the “Bradenton Property”) for a purchase price of approximately $15.7 million, plus closing and acquisition costs, which was funded from net proceeds from the Company’s offering, loan proceeds from SmartStop OP, L.P. and a draw on the Huntington Credit Facility. In connection with the acquisition of the Bradenton property we borrowed approximately $8.6 million on the Huntington Credit Facility and added the property as security to the loan.

On December 30, 2021, in connection with the acquisition of the Bradenton Property and the Apopka Property, we, through a wholly-owned subsidiary of our Operating Partnership, entered into a mezzanine loan agreement (the “SmartStop Delayed Draw Mezzanine Loan Agreement”) with SmartStop OP, L.P. for up to $45 million (the “SmartStop Delayed Draw Mezzanine Loan”). The SmartStop Delayed Draw Mezzanine Loan required a commitment fee equal to 1.0% of the amount drawn at closing of the loan. On December 30, 2021, we borrowed $3.9 million pursuant to the SmartStop Delayed Draw Mezzanine Loan. The proceeds were used to partially fund the acquisitions of the Bradenton Property. The SmartStop Delayed Draw Mezzanine Loan is secured by a pledge of the equity interest in the indirect, wholly-owned subsidiaries of our Operating Partnership that own the Bradenton Property. Our Operating Partnership serves as a non-recourse guarantor with respect to the SmartStop Delayed Draw Mezzanine Loan.

The interest rate on the SmartStop Delayed Draw Mezzanine Loan is a variable rate equal to LIBOR plus 3%. Payments are interest only until December 30, 2022, which is the initial maturity date. We may, in certain circumstances, extend the ultimate maturity date of the SmartStop Delayed Draw Mezzanine Loan through December 30, 2023 upon written notice to SmartStop OP, in which event the interest rate will increase to LIBOR plus 4% per annum. The SmartStop Delayed Draw Mezzanine Loan may be prepaid in whole or in part at any time without fees or penalty and, in certain circumstances, equity interests securing the SmartStop Delayed Draw Mezzanine Loan may be released from the pledge of collateral.

STRATEGIC STORAGE TRUST VI, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

Apopka Property

On December 30, 2021, the Company acquired a newly constructed self storage facility that commenced operations on November 19, 2021 from an unaffiliated third party located in Apopka, Florida (the “Apopka Property”) for a purchase price of approximately $11.4 million, plus closing and acquisition costs, which was funded from net proceeds from the Company’s offering, loan proceeds from SmartStop OP, L.P. and a draw on the Huntington Credit Facility. In connection with the acquisition of the Apopka property we borrowed approximately $6.1 million on the Huntington Credit Facility and added the property as security to the loan. In connection with the acquisition of the Apopka property we borrowed approximately $2.9 million on the SmartStop Delayed Draw Mezzanine Loan.

Note 3. Unaudited Consolidated Statements of Operations – Pro Forma Transaction Accounting Adjustments

The acquisitions requiring financial statements in accordance with Rule 3-14 and Article 11 of Regulation S-X have been shown separately in the Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2021.

(a)

Represents adjusting historical revenue to exclude truck rentals and tenant insurance that were not included in the acquisitions. Adjustments also include revenue at the Phoenix Property from March 10, 2021 through April 30, 2021 as if we consolidated our Operating Partnership.

(b)

Represents adjustments to property operating expenses to include the estimated change in the cost of property taxes as compared to the respective property’s historical results under the previous owner as a result of the corresponding change in the property’s assessed value. Adjustments also include removal of truck rental expenses that were not included in the acquisition and to include expenses at the Phoenix Property from March 10, 2021 through April 30, 2021 as if we consolidated our Operating Partnership.

(c)

Adjustment reflects the additional fees pursuant to the Company’s property management and advisory agreements as compared to the respective property’s historical results under the previous owner. The Company’s property manager is entitled to a monthly fee equal to the greater of $3,000 or 6% of gross revenues and a one-time startup fee of $3,750. In addition, the Company’s advisor is entitled to a monthly asset management fee of one-twelfth of 0.75% of average invested assets, as defined. Adjustments also include property management and asset management fees at the Phoenix Property from March 10, 2021 through April 30, 2021 as if we consolidated our Operating Partnership.

(d)

Adjustment reflects the depreciation and intangible amortization expense resulting from acquisitions during 2021 as if the Phoenix, Las Vegas, Surprise and Bradenton Properties were acquired on January 1, 2021. Such depreciation and intangible amortization expense for the Phoenix Property was based on estimated purchase price allocations totaling approximately $2.1 million to land, $0.8 million to site improvements, $12.9 million to building, and $0.3 million to intangible assets. Such depreciation and intangible amortization expense for the Las Vegas Property was based on estimated purchase price allocations totaling approximately $1.5 million to land, $0.6 million to site improvements, $6.0 million to building, and $0.1 million to intangible assets. Such depreciation and intangible amortization expense for the Surprise Property was based on estimated purchase price allocations totaling approximately $1.8 million to land, $0.5 million to site improvements, $10.8 million to building, and $0.6 million to intangible assets. Such depreciation and intangible amortization expense for the Bradenton Property was based on estimated purchase price allocations totaling approximately $2.3 million to land, $0.3 million to site improvements, $12.9 million to building, and $0.3 million to intangible assets. Depreciation expense on the purchase price allocated to

STRATEGIC STORAGE TRUST VI, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

buildings is recognized using the straight-line method over a 35 year life and the depreciation for the site improvements is recognized using the straight-line method over a 10 year life. Intangible amortization expense on the purchase price allocated to intangible assets is recognized using the straight-line method over the estimated respective benefit period of approximately 18 months.

(e)

Adjustment reflects the estimated interest expense at a rate of 3.5% for the TCF Loan as if the loan, which was utilized to complete the Phoenix Property acquisition, was outstanding from January 1, 2021 through April 30, 2021. The TCF Loan bears interest at a rate based on LIBOR plus 275 basis points with a floor of 3.50%. The adjustment also reflects the estimated interest expense at a rate of 8.5% for the Mezzanine Loan as if the loan, which was utilized to complete the Phoenix Property acquisition, was outstanding from January 1, 2021 through April 30, 2021. The Mezzanine Loan bears interest at a rate of 8.5% per annum commencing on the closing date and continuing to the initially-stated maturity date of 180 days. Thereafter, the loan proceeds bear interest at a rate of 9.25% per annum also provided the initially-stated maturity date has been extended in accordance with the terms stated. Adjustment reflects the estimated interest expense at a rate of 4.125% for the Skymar Loan as if the loan, which was utilized to complete the Las Vegas Property acquisition, was outstanding from January 1, 2021 through July 7, 2021. Adjustment reflects the estimated interest expense at a rate of 3.25% for the Huntington Credit Facility as if the facility, which was utilized to complete the Bradenton Property acquisition, was outstanding from January 1, 2021 through December 30, 2021. The adjustment also reflects the estimated interest expense at a rate of 3.10% for the Bradenton draw on the SmartStop Delayed Draw Mezzanine Loan as if the loan, which was utilized to complete the Bradenton Property acquisition, was outstanding from January 1, 2021 through December 30, 2021. Please see Note 2.

(f)	Represents the amortization of debt issuance costs from the loan used to finance the acquisition of the Las Vegas, Surprise and Bradenton Properties.

(g)	Noncontrolling interest is adjusted based on the additional pro forma losses and allocated based on outstanding units in the Company’s Operating Partnership.

(h)	Represents shares issued in order to generate cash needed to acquire the pro forma properties as if completed on January 1, 2021.

(i)	Adjustments include activity from March 10, 2021 through April 30, 2021 as if we consolidated our Operating Partnership at commencement of operations.

APPENDIX A SUBSCRIPTION INSTRUCTIONS TO AGREEMENT INVESTORS Any person(s) desiring to subscribe for shares of common stock (the "Shares") in Strategic Storage Trust VI, Inc. (the "Company") should carefully read and review the prospectus, as supplemented and amended to date (the "Prospectus"), and if he/she/they desire(s) to subscribe for Shares, complete the Subscription Agreement that follows these instructions. Follow the appropriate instructions listed below for the indicated section. Please type the information or print in ballpoint pen. AN INVESTMENT IN STRATEGIC STORAGE TRUST VI, INC. CANNOT BE COMPLETED UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER THE INVESTOR RECEIVED THE FINAL PROSPECTUS. IF AN INVESTOR'S SUBSCRIPTION IS ACCEPTED, THEN THE COMPANY WILL SEND THE INVESTOR CONFIRMATION OF THEIR PURCHASE AFTER THEY HAVE BEEN ADMITTED AS AN INVESTOR. (1) Enter the Investment Amount to be invested in either Class A, Class T, or Class W Shares. Please refer to our Prospectus, including INVESTMENT the "Questions and Answers About This Offering" section, for a description of our share classes and which classes are available for specific investors. Payment for the full price of the Shares subscribed for should be made payable to Strategic Storage Trust VI, Inc. Select the share class to specify your subscription to either Class A, Class T, or Class W Shares. Indicate your method of payment — either by mail, or by wire — and fill out the specified information for your method of payment. Class W Shares are only available for purchase by certain categories of purchasers. Class W Shares may only be sold to investors who: (i) purchase shares through fee-based programs, also known as wrap accounts, (ii) purchase shares through participating broker dealers that have alternative fee arrangements with their clients, (iii) purchase shares through certain registered investment advisers, (iv) purchase shares through bank trust departments or any other organization or person authorized to act in a fiduciary capacity for its clients or customers, (v) are an endowment, foundation, pension fund, or other institutional investor, or (vi) are a part of any other categories of purchasers or through any other distribution channels that we name in an amendment or supplement to the Prospectus. Waiver of Commission Only: For sales of Class A shares, if you are eligible for a waiver of sales commissions, check this box and then also check the box that describes the reason you are eligible. Waiver of Commission and Dealer Manager Fee: For sales of Class A shares, check this box if you are eligible for a waiver of sales commissions and the dealer manager fee, as described. Registered Representative – Waiver or Reduction of Commission: Check this box if you are eligible for a waiver or reduction of the selling commission, as allowed by a participating Broker-Dealer. Enter the amount to be waived. (Requires signature of Broker Dealer CCO or Registered Principal on page 6). Volume Discount Purchase — Check this box if your purchase of Class A shares qualifies for a volume discount. If this purchase is eligible to be combined with purchases by another person/entity as a "single purchaser" (as described in the Prospectus) for purposes of a volume discount, then provide the account number of the other person/entity. Please see the "Plan of Distribution — Volume Discounts (Class A Shares Only)" section of our Prospectus for additional information about volume discounts. The minimum required initial investment is $5,000; provided, however, that the minimum required initial investment for purchases made by an individual retirement account, or IRA, is $1,500. If additional investments in the Company are made, you will need to complete an Additional Subscription Agreement Form with the exact registration in which the original purchase was made. The investor(s) acknowledge(s) that the broker-dealer named on the original Subscription Agreement may receive a commission on any such additional investments in the Company. (2) (2)a For non-custodial ownership accounts, enter the exact name in which the Shares are to be held. For multiple investors, enter the INVESTOR names of all investors. For custodial ownership accounts, enter "FBO" followed by the name of the investor. INFORMATION (2)b Note: Enter the Section (required) 4 should home contain address, the custodian's city, state, zip mailing code, address home telephone, . business telephone, and email address of the investor. (2)c Enter an alternate mailing address if different than the home address in item (2)b. (2)d Enter the date of birth of the investor (required) and joint investor, if applicable, or date of incorporation. Enter the social security number (SSN) of the investor (required) and joint investor, if applicable. The investor is certifying that the number is correct. For custodial accounts, enter the investor's social security number (for identification purposes). Enter Tax ID number, if applicable. (2)e Check for an identification the appropriate number box. If via the Form investor(s) SS-4 for is/are an individual a non-resident or SS- 5 alien(s), for a corporation, he/she/they and must supply apply the to the number Internal to the Revenue Company Serviceas soon as it is available. If a non-resident alien, the investor(s) must submit an original of the appropriate W-8 Form (W-8BEN, W-8ECI, W-8EXP, or W-8IMY) in order to make an investment. (3) We encourage you to reduce printing and mailing costs and to conserve natural resources by electing to receive electronic ELECTRONIC delivery of stockholder communications. By electing to receive stockholder communications electronically, you authorize the Company to (i) email stockholder communications and reports to you directly, (ii) make stockholder communications and reports DELIVERY OF available a copy of on the the stockholder Company's communications website and notify and you reports, by email or links or mail to such when stockholder and where communications such documents and are reports, available, to you or (iii) on provide a REPORTS AND UPDATES CD, USB drive, or other electronic medium mailed to my address of record, or sent by other means of electronic delivery. The stockholder communications we may send electronically include, but are not limited to, the registration statement, Prospectus, Prospectus supplements, quarterly reports, annual reports, proxy statements, charter, bylaws, sales materials, this Subscription Agreement, and applicable exhibits, and any other stockholder communications and reports. You will not receive paper copies of these electronic materials unless you request them or unless we are unable to electronically provide you with copies of these electronic materials. We may also choose to send one or more items to you in paper form despite your consent to access them electronically. Your consent will be effective until you revoke it by terminating your registration by sending an e-mail to investorrelations@sam.com. In addition, by connecting to electronic access, you will be responsible for your usual Internet charges (e.g., online fees) in connection with the electronic access of stockholder relations materials. Please initial and provide an e-mail address if you choose to consent to electronic delivery. (4) Non-Custodial Ownership: The Subscription Agreement must be completed in its entirety. Please select the appropriate type of FORM OF ownership and mail the complete, initialed, signed Subscription Agreement and your form of payment made payable to Strategic OWNERSHIP Storage Trust VI, Inc. to the address on page 6. Custodial Ownership: The Subscription Agreement must be completed in its entirety. Select the appropriate type of entity; enter the exact name of the custodian, mailing address, business phone and custodial account number. Subscription Agreement must be initialed and signed by investor and sent to Custodian for execution and Medallion Signature Guarantee (MSG) or Corporate Resolution. Custodian will forward the Subscription Agreement and form of payment to the address on page 6. PAGE 1 OF 6 SST6-02-2022

(5) Check the appropriate box to have the distributions mailed to the address of record (either the residence address or the mailing DISTRIBUTION address that is specified in Section 2) or to a third-party or alternate address. Check the appropriate box to participate in the OPTIONS Distribution Reinvestment Plan (the "DRP"). If you are reinvesting pursuant to the DRP, you may elect to reinvest all or a portion of your cash distribution by indicating in Section 5 the percentage desired in case and the percentage desired to be reinvested (percentages must add up to 100%). If the investor(s) prefer(s) direct deposit of cash distributions to an account or address other than as set forth in the Subscription Agreement, check the preferred option and complete the required information. A voided check must be enclosed if it is a checking account. If it is a savings account, please obtain written verification of the routing and account numbers from the bank. If you participate in the DRP, we request that you notify the Company and your broker-dealer in writing at any time there is a material change in your financial condition, including failure to meet the minimum income and net worth standards imposed by the state in which you reside. AUTOMATED CLEARING HOUSE (ACH): I (we) hereby authorize the Company to deposit distributions from my (our) common stock of the Company into the account listed on the voided check or bank verification provided in response to Section 5 of the Subscription Agreement (the "Bank Account"). I (we) further authorize the Company to debit my (our) Bank Account in the event that the Company erroneously deposits additional funds into my (our) Bank Account to which I am (we are) not entitled, provided that such debit shall not exceed the original amount of the erroneous deposit. In the event that I (we) withdraw funds erroneously deposited into my (our) Bank Account before the Company reverses such erroneously deposited amount, I (we) agree that the Company has the right to retain any future distributions to which I am (we are) entitled until the erroneously deposited amount is recovered by the Company. (6) Please separately initial the representations in paragraphs (1) through (4) where indicated. Please note the higher suitability SUBSCRIBER requirements described in the Prospectus for residents of certain states. If you are a resident of one of the states indicated, please SIGNATURES initial the representations in paragraph (5) as applicable. Except in the case of fiduciary accounts, the investor may not grant any person a power of attorney to make such representations on his or her behalf. The Subscription Agreement must be signed/initialed and dated by the investor(s) and, if applicable, the trustee or custodian. The Subscription Agreement must be signed and guaranteed by the custodian(s) if investing through an IRA, Keogh, or qualified plan, if applicable. If title is to be held jointly, all parties must sign. If the registered owner is a partnership, corporation, or trust, then the general partner(s), officer(s), or trustee(s) of the entity must sign. (7) This Section is to be competed and executed by the Registered Representative or RIA. If there is more than one Registered REGISTERED Representative or RIA, all Registered Representatives and RIAs must complete and execute this Section. Please complete all REPRESENTATIVE broker-dealer information contained in this Section including the suitability certification (Investor State of Residence). OR RIA INFORMATION The Subscription Agreement, which has been delivered with the Prospectus, together with a check (if applicable) for the full purchase price, should be delivered or mailed to your broker-dealer. NOTICE The Shares TO of STOCKHOLDERS common stock of the Company are subject to restrictions on transfer. In addition, the Company has the authority to issue Shares of stock of more 2 than -211 three of the classes Maryland . Upon General the request Corporation of any Law stockholder, with respect and to without (1) certain charge, restrictions the Company on ownership will furnish and a transferability full statement of of the the Company's information common required stock by Section and (2) the and designations terms and conditions and any preferences, of redemption conversion, for the Shares and of other each rights, class voting of stock powers, which restrictions, the Company limitations has authority as to to dividends issue, the and differences other distributions, in the relative qualifications, rights subsequent and preferences series. Such between request the must Shares be made of each to the series Secretary to the of extent the Company set, and the at its authority principal of office the board . of directors to set such rights and preferences to ACCEPTABLE A. Wire transfers FORMS OF PAYMENT B C.. Pre Cashier's -printed checks personal over checks $10,000 E D.. Trust Business checks checks for trust when accounts applied to company/corporate account G F.. Custodial Checks endorsed checks for from IRA other accounts investment programs will be accepted if they meet the minimum investment requirement Pay to the order of "Strategic Storage Trust VI, Inc." WE or traveler's CANNOT checks ACCEPT: . Please Cash, do cashier's not send checks/official via ACH. bank checks $10,000 or less, foreign checks, money orders, third party checks, temporary/starter checks, Payer PLEASE printed NOTE: on Because the form(s) of our of payment, anti-money we laundering may request policies, documents if the or investor's other evidence name used as we in this may Subscription reasonably require Agreement/Signature in order to correlate Page does the investor's not match name the to the Payer on the form(s) of payment. MAILING ADDRESS: Strategic c/o Strategic Storage Transfer Trust Agent VI, Inc Services, . LLC Attention: 10 Terrace Investor Road, Ladera Relations Ranch, CA 92694 The WIRE Huntington INSTRUCTIONS: National Bank, 7 Easton Oval (EA2W47), Columbus, OH 43219 Account Name: Strategic Storage Trust VI, Inc., Account #: 01368568733, Routing #: 044000024 When sending a wire, please request that the wire references the subscriber's name in order to assure the wire is credited to the proper account. PAGE 2 OF 6 SST6-02-2022

SSTVI STRATEGIC STORAGE TRUST

SUBSCRIPTION AGREEMENT

(1) INVESTMENT

☐ Funds Enclosed
☐ Funds Wired
☐ Check Sent Separately by: ____________

Total Invested in Class **A SHARES**	Total Invested in Class **T SHARES**	Total Invested in Class **W SHARES**
$	$	$

For ***Class A shares only***, check if applicable:

☐ **Waiver of Commission Only:**
If this box is checked, sales commission will be waived for one of the following (check one):

☐ If a Registered Investment Advisor (RIA) has introduced a sale and the RIA is affiliated with a Broker-Dealer, the sales commission will be waived if the sale is conducted by the RIA in his or her capacity as a Registered Representative of a Broker-Dealer.

☐ If an RIA has introduced a sale and the RIA is not affiliated with a Broker-Dealer, the sales commission will be waived if the sale is made pursuant to a RIA Selling Agreement.

☐ **Waiver of Commission and Dealer Manager Fee: (Requires signature of Broker Dealer CCO or Registered Principal on page 6).**
Please check this box only if you are eligible for a waiver of sales commission and dealer manager fee.

Waivers of sales commissions and dealer manager fees are generally only available for purchases made by the following for their own account, IRAs, or other retirement plans: (a) our directors and officers, or (b) directors, officers, and employees of our advisor or its affiliates, including sponsors and consultants.

(2) INVESTOR INFORMATION (REQUIRED)

SECTION (2)a

NAME OF JOINT INVESTOR

SECTION (2)b

CITY | STATE | ZIP CODE

HOME PHONE **(REQUIRED)** | BUSINESS PHONE | PHONE EXTENSION

SECTION (2)c

ALTERNATIVE MAILING ADDRESS OR P.O. BOX

CITY | STATE | ZIP CODE

SECTION (2)d

INVESTOR DATE OF BIRTH (MM/DD/YYYY) **(REQUIRED)** (TRUST OR ENTITY DATE)

JOINT INVESTOR / AUTHORIZED SIGNER DATE OF BIRTH (MM/DD/YYYY)

ENTITY TAX ID # (If Applicable)

INVESTOR SSN# **(REQUIRED)**

JOINT INVESTOR / AUTHORIZED SIGNER SSN#

SECTION (2)e

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SST6-02-2022

SUBSCRIPTION AGREEMENT If you need further assistance in completing this Subscription Agreement/signature page, please call Investor Relations at 866-418-5144. (1) Initial Investment Additional Investment (Minimum $100.00)—Existing Account # INVESTMENT Minimum initial investment = $5,000 (Subscription Agreement or Additional Investment Subscription Agreement must be completed) Minimum initial IRA investment = $1,500 **Unless otherwise described in the Prospectus Please issue form(s) of payment payable to: Funds Funds Enclosed Wired Strategic Storage Trust VI, Inc. Check Sent Separately by: Total Invested in Class Total Invested in Class Total Invested in Class A SHARES T SHARES W SHARES $ $ $ For Class A shares only, check if applicable: Waiver If this box of is Commission checked, sales Only: commission will be waived for one of the following (check one): If waived a Registered if the sale Investment is conducted Advisor by the (RIA) RIA has in introduced his or her capacity a sale and as the a Registered RIA is affiliated Representative with a Broker of a- Dealer, Broker- the Dealer sales . commission will be pursuant If an RIA has to a introduced RIA Selling a Agreement sale and the . RIA is not affiliated with a Broker-Dealer, the sales commission will be waived if the sale is made A participating RIA for his, her, or its (a) own account, IRAs, or other retirement plans, or (b) immediate family members and their IRAs or other retirement plans (in this case, this Subscription Agreement must be signed by the participating Registered Investment Advisor). A participating Broker-Dealer or Registered Representative of a participating Broker-Dealer for his, her, or its (a) own account, IRAs, or other retirement plans, or (b) immediate family members and their IRAs or other retirement plans. Requires signature of Broker Dealer CCO or Registered Principal (on page 6): If for a family member pursuant to (b) of either the third or fourth checkbox above, indicate relationship: Waiver Please check of Commission this box only and if you Dealer are eligible Manager for a waiver Fee: (of Requires sales commission signature of and Broker dealer Dealer manager CCO fee or . Registered Principal on page 6). IRAs, Waivers or other of sales retirement commissions plans: and (a) our dealer directors manager and fees officers, are generally or (b) directors, only available officers, for and purchases employees made of our by advisor the following or its affiliates, for their own including account, sponsors and consultants. Volume Please check Discount this box Purchase: if you are eligible for a volume discount on this purchase. If this purchase is eligible to be combined with purchases by another person/entity as a "single purchaser" (as described in the Prospectus) for purposes of a volume discount, then provide the account number of the other person/entity: (2) SECTION (2)a INVESTOR NAME OF INVESTOR, TRUSTEE OR AUTHORIZED SIGNER (REQUIRED) Mr. Mrs. Ms. Other INFORMATION (REQUIRED) NAME OF JOINT INVESTOR NAME OF TRUST, BUSINESS OR PLAN (ALL SIGNERS MUST COMPLETE PERSONAL & ENTITY INFORMATION BELOW) SECTION (2)b INVESTOR, TRUSTEE OR AUTHORIZED SIGNER'S STREET ADDRESS (REQUIRED)—NO P.O. BOX CITY STATE ZIP CODE HOME PHONE (REQUIRED) BUSINESS PHONE PHONE EXTENSION ALTERNATIVE SECTION (2) c MAILING ADDRESS OR P.O. BOX CITY STATE ZIP CODE INVESTOR SECTION DATE (2)d OF BIRTH (TRUST OR JOINT INVESTOR / AUTHORIZED (MM/DD/YYYY) (REQUIRED) ENTITY DATE) SIGNER DATE OF BIRTH (MM/DD/YYYY) ENTITY TAX ID # (If Applicable) JOINT INVESTOR / AUTHORIZED INVESTOR SSN# (REQUIRED) SIGNER SSN# SECTION (2)e Please indicate Citizenship Status (REQUIRED): if a box is not checked, U.S. Citizenship will be applied by default. U.S. Citizen Resident Alien Non-Resident Alien*—Country of Origin *If non-resident alien, investor must submit the appropriate W-8 form (W-8BEN, W-8ECI, W-8EXP, or W-8IMY) in order to make an investment. PAGE 3 OF 6 SST6-02-2022

(3)ELECTRONIC DELIVERY OF REPORTS AND UPDATESInitial hereInitial hereInstead of receiving paper copies of the registration statement, Prospectus, Prospectus supplements, quarterly reports, annual reports, proxy statements, charter, bylaws, sales materials, this Subscription Agreement, and applicable exhibits, and any other stockholder communications and reports (including, but not limited to, those specied in this sentence), I (a) authorize the Company and consent to electronic delivery of this Subscription Agreement, the Prospectus, and any other stockholder communications and reports delivered therewith, and (b) authorize the Company to electronically deliver to me all stockholder communications and reports from the Company. In making this authorization, I hereby consent for the Company to electronically send me stockholder communications and reports, including my account-specic information, by either (i) emailing stockholder communications and reports to me directly, (ii) making stockholder communications and reports available on the Company's website and notify me by email or mail when and where such documents are available, or (iii) providing a copy of the stockholder communications and reports, or links to such stockholder communications and reports, to me on a CD, USB drive, or other electronic medium mailed to my address of record, or sent by other means of electronic delivery.(You must provide an e-mail address if you choose this option.) E-mail address:We also provide an investor portal at www.strategicreitportal.com at which you can access documents related to your investment.(4)FORM OF OWNERSHIP NON-CUSTODIAL OWNERSHIPIndividual Investor must sign, initial, & dateJoint Tenants with Right of SurvivorshipAll parties must sign, initial, & dateTenants in Common All parties must sign, initial, & dateCommunity Property All parties must sign, initial, & dateTransfer on Death Include Transfer on Death FormPension, Prot Sharing Plan or 401KTrustee or custodian signature required. Include copy of plan documentTrust or Certicate - Include of a Trust copy of the TrustTrustee or Grantor signature(s) requiredDate Established(Required)Currently Revocable IrrevocableCorporationS-Corp C-CorpInclude copy of Corporate Documents. Authorized officer(s) must sign, initial, and date.Uniform Gift to Minors Act / Uniform Transfers to Minors ActCustodian must sign, initial, & datePartnership or LLCAuthorized Agent must sign, initial, & date. Partnership or Operating Agreement required.Other:(Specify)Include any pertinent documentsCUSTODIAL OWNERSHIP SEND ALL PAPERWORK DIRECTLY TO THE CUSTODIANIRA(Type)Qualied Prot Sharing Pension Plan orAccount Non-Qualied CustodianOther:(Specify)NAME OF CUSTODIAN OR TRUSTEEInherited/Beneciary IRADeceaseds Name (required)MAILING ADDRESSCITYSTATEZIP CODEBUSINESS PHONETO BE COMPLETED BY CUSTODIAN OR OTHER ADMINISTRATORCUSTODIAN TAX IDCUSTODIAN ACCOUNT #NAME OF CUSTODIAN OR OTHER ADMINISTRATORCustodian Medallion Signature GuaranteeSIGNATURE OF CUSTODIAN (IF APPLICABLE)DATE (REQUIRED)(MUST BE SIGNED BY CUSTODIAN OR TRUSTEE IF IRA OR QUALIFIED PLAN OR NON-QUALIFIED CUSTODIAL ACCOUNT IS ADMINISTERED BY A THIRD PARTY)(5)DISTRIBUTION OPTIONS ALL DISTRIBUTIONS FOR CUSTODIAL ACCOUNTS WILL BE SENT TO THE CUSTODIAN(REQUIRED)If a box is not checked below, 100% of your distributions will be paid in cash and sent to the address of record.Cash Distributions Directed To:NAME OF BANK, BROKERAGE FIRM OR INDIVIDUALMAILING ADDRESSCITYSTATEZIP CODEBANK ABA# (FOR ACH ONLY)ACCOUNT #Via Direct Deposit (ACH)Complete information above. See ACH language in Section 5 of the instructions.Checking (MUST ENCLOSE VOIDED CHECK)Savings (VERIFICATION FROM BANK MUST BE PROVIDED)Mail to Alternate Address (2c)Mail to Street Address (2b)Distribution Reinvestment Plan (DRP)Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus.% of each distribution in DRP% of each distribution in cash (TOTAL MUST EQUAL 100%)New Jersey Investors OnlyInitial hereNew Jersey investors are advised that the Class A and Class T shares will be subject to upfront selling commissions and/ or dealer manager fees of up to 6% and 3%, respectively, of the gross offering proceeds of shares sold in the primary offering and that the Class T shares are subject to a stockholder servicing fee and the Class W shares are subject to a dealer manager servicing fee. Upfront commissions and fees will reduce the amount of the purchase price that is available for investment and will cause the per share purchase price to be greater than the estimated value per share that will be reected on my account statement (by broker-dealers reporting a valuation calculated in accordance with FINRA Rule 2231(c)(1)(A) relating to net investment valuation guidelines). The stockholder servicing fee and dealer manager servicing fee may also reduce the amount of distributions that are paid with respect to Class T and Class W shares.(MUST ENCLOSE A VOIDED CHECK OR VERIFICATION FROM BANK)PAGE 4 OF 6SST6-02-2022

(6) Please separately initial each of the representations (1) through (4) and any applicable representation in (5) below. Except in the case SUBSCRIBER of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf. In order to SIGNATURES induce Strategic Storage Trust VI, Inc. to accept this subscription, I hereby represent and warrant to you as follows: (REQUIRED) (SIGNATURE/INITIAL & DATE REQUIRED) JOINT ALL ITEMS MUST BE READ AND INITIALED. OWNER/ OWNER CUSTODIAN (1) I have received the final Prospectus of Strategic Storage Trust VI, Inc. (2) I$ have 70,000 (i) a and net have worth a (exclusive minimum of of home, $70,000 home gross furnishings annual income, and automobiles) or that I meet of $ the 250,000 higher or suitability more, or requirements (ii) a net worth imposed (as described by my above) state of of primary at least residence requirements as set at the forth time in of the purchase Prospectus . under "SUITABILITY STANDARDS." I will not purchase additional Shares unless I meet those suitability (3) I acknowledge that there is no public market for the Shares and, thus, my investment in Shares is not liquid. (4) Iagent, am purchasing then I represent the Shares that for I have my own due account authority or, to if execute I am purchasing the Subscription shares on Agreement/Signature behalf of a trust or other Page entity and of do which hereby I am legally trustee bind or the authorized trust or other entity of which I am trustee or authorized agent. (5) PLEASE SEPARATELY INITIAL, ONLY AS APPLICABLE, THE ITEMS BELOW. INITIAL AS APPLICABLE For home these furnishings, purposes, and unless automobiles otherwise . Unless specified otherwise below, specified "net worth" below, in all "liquid cases net should worth" be is calculated defined as excluding that portion the of value net worth of an which investor's consists home, of cash, cash equivalents, and readily marketable securities. If I am an Alabama resident, I acknowledge that Shares will only be sold to residents of the State of Alabama representing that they have a liquid net worth of at least 10 times their investment in this Company and its affiliates. If I am a California resident, I acknowledge that my investment must not exceed 10% of my net worth. If I am an Idaho resident, I acknowledge that Idaho investors must have either (a) a liquid net worth of $85,000 and annual gross income of $85,000 or (b) a liquid net worth of $300,000. Additionally, an Idaho investor's total investment in the Company shall not exceed 10% of his or her liquid net worth. If I am a Kansas resident, I acknowledge that it is recommended by the office of the Kansas Securities Commissioner that Kansas investors not invest, in the aggregate, more than 10% of their liquid net worth in this and other non-traded REITs. For these purposes, "liquid net worth" is defined as that portion of total net worth that is comprised of cash, cash equivalents, and readily marketable securities, as determined in conformity with Generally Accepted Accounting Principles. If I am a Kentucky resident, I acknowledge that my aggregate investment in this Company and any affiliate non-publicly traded REITs must not exceed 10% of my liquid net worth. If I am a Maine resident, I acknowledge that the Maine Office of Securities recommends that an investor's aggregate investment in this offering and similar direct participation investments not exceed 10% of the investor's liquid net worth. If I am a Massachusetts resident, I acknowledge that Massachusetts investors may not invest more than 10% of their liquid net worth in this Company, in illiquid business development companies, illiquid REITs, and illiquid direct participation programs. If I am a Missouri resident, I acknowledge that no more than ten percent (10%) of any one (1) Missouri investor's liquid net worth shall be invested in any single class of this Company's stock. If I am a Nebraska resident, I acknowledge that, in addition to the suitability standards above, Nebraska investors must limit their aggregate investment in the Company's shares and in other non-publicly traded REITs to 10% of their net worth. Accredited investors, as defined in 17 C.F.R. § 230.501, as amended, are not subject to this limitation. If I am a New Jersey resident, I acknowledge that (i) shares will only be sold to residents of New Jersey who have either (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of at least $85,000, or (b) a minimum liquid net worth of $350,000, and (ii) a New Jersey investor's investment in this Company, its affiliates, and other non-publicly traded direct investment programs (including real estate investment trusts, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) may not exceed ten percent (10%) of his or her liquid net worth. If I am a New Mexico resident, I acknowledge that, in addition to the suitability standards above, the State of New Mexico requires that each investor in that state limit his or her investment in this Company, its affiliates, and other non-traded real estate investment trusts to not more than ten percent (10%) of their liquid net worth. If I am a North Dakota resident, I acknowledge that Shares will only be sold to residents of the State of North Dakota representing that they have a net worth of at least 10 times their investment in this Company and that they meet one of this Company's suitability standards. If I am an Ohio resident, I acknowledge that it shall be unsuitable for an Ohio investor's aggregate investment in shares of this Company, its affiliates, and in other non-traded real estate investment trusts to exceed ten percent (10%) of his or her liquid net worth. If I am an Oregon resident, I acknowledge that Shares will only be sold to residents of the State of Oregon representing that they have a liquid net worth of at least 10 times their investment in this Company and its affiliates and that they meet one of this Company's suitability standards. If I am a Pennsylvania resident, I acknowledge that my investment in this Company must be no more than 10% of my net worth. If I am a Tennessee resident, I acknowledge that my investment in this Company must not exceed 10% of my liquid net worth (exclusive of home, home furnishings and automobiles). If I am a Vermont resident, I acknowledge that accredited investors in Vermont, as defined in 17 C.F.R. § 230.501, as amended, may invest freely in this offering. I also acknowledge that, in addition to the suitability standards described above, non-accredited Vermont investors may not purchase an amount in this offering that exceeds 10% of the investor's liquid net worth. Your sale is not final for five (5) business days after your receipt of the final Prospectus. We will deliver a confirmation of sale to you after your purchase is completed. TAXPAYER IDENTIFICATION NUMBER OR SOCIAL SECURITY NUMBER CERTIFICATION (required): The investor signing below, under penalties of perjury, certifies that (1) the number shown on this Subscription Agreement is my correct taxpayer identification number (or I am waiting for a number to be issued to me), (2) I am not subject to backup withholding because I am exempt from backup withholding, I have not been notified by the Internal Revenue Service ("IRS") that I am subject to backup withholding as a result of a failure to report all interest or dividends, or the IRS has notified me that I am no longer subject to backup withholding, and (3) I am a U.S. person (including a U.S. resident alien), unless I have otherwise indicated in Section 2 above. CERTIFICATION INSTRUCTIONS: You must cross out certification 2 in the previous paragraph if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. I understand that I will not be admitted as a stockholder until my investment has been accepted. Depositing of my check alone does not constitute acceptance. The acceptance process includes, but is not limited to, reviewing the Subscription Agreement for completeness and signatures, conducting an Anti-Money Laundering check as required by the USA PATRIOT Act and depositing funds. The IRS does not require your consent to any provision of this document other than the certifications required to avoid backup withholding. SIGNATURE OF JOINT OWNER OR SIGNATURE OF OWNER (REQUIRED) DATE (REQUIRED) BENEFICIAL OWNER (REQUIRED) DATE (REQUIRED) PAGE 5 OF 6 SST6-02-2022

(7) TO The BE Registered COMPLETED Representative BY REGISTERED or Registered REPRESENTATIVE Investment Advisor ("RIA") OR RIA must sign below to complete the order. The Registered Representative or REGISTERED REPRESENTATIVE RIA warrants that he/she is duly licensed and may lawfully sell Shares in the state designated as the investor's legal residence. OR RIA INFORMATION BROKER-DEALER OR RIA FIRM NAME (REQUIRED) FIRM CRD # (REQUIRED) REP / RIA CRD # (REQUIRED) BROKER-DEALER OR RIA FIRM ADDRESS OR P.O. BOX CITY STATE ZIP CODE BUSINESS PHONE (REQUIRED) FAX # REGISTERED REPRESENTATIVE(S) OR ADVISOR(S) NAME(S) (REQUIRED) REPRESENTATIVE # (REQUIRED) REGISTERED REPRESENTATIVE OR ADVISOR ADDRESS OR P.O. BOX BRANCH ID # CITY STATE ZIP CODE BUSINESS PHONE (REQUIRED) FAX # EMAIL ADDRESS (REQUIRED) The undersigned confirm on behalf of the Broker-Dealer or RIA Firm that they (1) have reasonable grounds to believe that the information and representations concerning the investor identified herein are true, correct, and complete in all respects; (2) have discussed such investor's prospective purchase of Shares with such investor; (3) have advised such investor of all pertinent facts with regard to the lack of liquidity and marketability of the Shares; (4) have delivered a current Prospectus and related supplements, if any, to such investor; (5) have reasonable grounds to believe that the investor is purchasing these Shares for his or her own account; and (6) have reasonable grounds to believe that the purchase of Shares is a suitable investment for such investor, that such investor meets the suitability standards applicable to such investor set forth in the Prospectus and related supplements, if any, and that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto. I hereby certify that I hold a Series 7 or Series 62 FINRA license and I INVESTOR STATE OF RESIDENCE (REQUIRED) am registered in the following state in which this sale was completed. (Not applicable for RIAs.) SIGNATURE(S) OF REGISTERED REPRESENTATIVE(S) OR ADVISORS (REQUIRED) DATE(S) (REQUIRED) X X / SIGNATURE OF BROKER-DEALER OR RIA (IF REQUIRED BY BROKER-DEALER) DATE (REQUIRED) (REQUIRED FOR ALL WAIVER OF COMMISSION &/OR IF REQURIED BY BROKER DEALER / RIA FIRM) X All items on the Subscription Agreement must be completed in order for your subscription to be processed. Subscribers are encouraged to read the Prospectus entirely for a complete explanation of an investment in Strategic Storage Trust VI, Inc. MAIL TO: Strategic Storage Trust VI, Inc. c/o Strategic Transfer Agent Services, LLC 10 Terrace Road, Ladera Ranch, CA 92694 Attention: Investor Relations Wire Information: The Huntington National Bank, 7 Easton Oval (EA2W47), Columbus, OH 43219 Account Name: Strategic Storage Trust VI, Inc., Account #: 01368568733, Routing #: 044000024 Investor Relations Toll Free Phone Line: 866-418-5144 PAGE 6 OF 6 SST6-02-2022

APPENDIX B

STRATEGIC STORAGE TRUST VI, INC.

AMENDED AND RESTATED DISTRIBUTION REINVESTMENT PLAN

Effective as of _____________, 2021

Strategic Storage Trust VI, Inc., a Maryland corporation (the “Company”), has adopted this amended and restated distribution reinvestment plan (the “DRP”), the terms and conditions of which are set forth below.

1. Distribution Reinvestment. As agent for the stockholders of the Company (“Stockholders”) who (A) purchased Class P shares pursuant to the Company’s private offering (the “Private Offering”) detailed in that certain confidential private placement memorandum dated February 26, 2021, and any amendments or supplements thereto (the “Memorandum”), or (B) purchase Class A shares, Class T shares or Class W shares pursuant to the Company’s initial public offering (the “Initial Public Offering”), or (C) purchase Class P shares, Class A shares, Class T shares or Class W shares (collectively, the “Shares”) pursuant to any subsequent offering of the Company (“Subsequent Offering,” each of the Private Offering, the Initial Public Offering and Subsequent Offering is an “Offering”) and who elect to participate in the DRP (the “Participants”), the Company will apply all distributions declared and paid in respect of the Shares held by each participating Stockholder (the “Distributions”), including Distributions paid with respect to any full or fractional Shares acquired under the DRP, to the purchase of Shares of the same class for such participating Stockholders directly.

2. Effective Date. The DRP was approved by the Board of Directors and became effective on ____________, 2021. Any additional amendment or amendment and restatement to the DRP shall be effective as provided in Section 12.

3. Eligibility and Procedure for Participation. Any Stockholder who purchases Shares pursuant to the Private Offering, the Initial Public Offering or purchases shares in any Subsequent Offering, and who has received a Memorandum or a prospectus, as contained in the Company’s registration statement filed with the Securities and Exchange Commission (the “SEC”), as applicable, may elect to become a Participant by completing and executing the Subscription Agreement, an enrollment form or any other appropriate authorization form as may be available from the Company, the dealer manager or participating dealer. The Company may elect to deny a Stockholder participation in the DRP if the Stockholder resides in a jurisdiction or foreign country where, in the Company’s judgment, the burden or expense of compliance with applicable securities laws makes the Stockholder’s participation impracticable or inadvisable. Participation in the DRP will begin with the next Distribution payable after receipt of a Participant’s accepted subscription, enrollment or authorization.

Once enrolled, a Participant may continue to purchase stock under the DRP until the Company has terminated the DRP. A Participant can choose to have all or a portion of Distributions reinvested through the DRP. A Participant may also change the percentage of Distributions that will be reinvested at any time by completing a new enrollment form or other form provided for that purpose. Shares will be purchased under the DRP on the date that Distributions are paid by the Company.

Each Participant agrees that if, at any time prior to the listing of the Shares on a national securities exchange, he or she fails to meet the suitability requirements for making an investment in the Company or cannot make the other representations or warranties set forth in the Subscription Agreement, he or she will promptly so notify the Company in writing.

4. Purchase of Shares. Participants may acquire DRP Shares from the Company as follows: (i) stockholders who purchased Class P shares in the Private Offering will pay a price equal to 95% of the latest per share offering price offered in the Private Offering, (ii) stockholders who purchased Class A shares will pay a price equal to approximately $9.81 per Class A share; (iii) stockholders who purchased Class T shares will pay a price equal to $9.50 per Class T share; and (iv) stockholders who purchased Class W shares will pay a price equal to $9.40 per Class W share. The DRP Share price for the Class P shares, Class A shares, the Class T shares, and the Class W shares was determined by the board of directors in its business judgment. The board of directors may set or change the DRP Share price for the purchase of Class P shares, Class A shares, Class T shares, and Class W shares at any time in its sole and absolute discretion based upon the Company’s estimated net asset value per share, when calculated, or such factors as it deems appropriate, and without amending this DRP. Participants in the DRP may also purchase fractional Shares so that 100% of the Distributions will be used to acquire Shares; however, a Participant will not be able to acquire DRP Shares to the extent that any such purchase would cause such Participant to exceed the ownership limit as set forth in the Company’s charter or otherwise would cause a violation of the share ownership restrictions set forth in the Company’s charter.

Shares to be distributed by the Company in connection with the DRP may (but are not required to) be supplied from: (a) Shares registered, or to be registered, with the SEC in an Offering for use in the DRP (a “Registration”), or (b) Shares of the Company’s common stock purchased by the Company for the DRP in a secondary market (if available) or on a national securities exchange (collectively, the “Secondary Market”).

Shares purchased in any Secondary Market will be purchased at the then-prevailing market price, which price will be used for purposes of issuing Shares in the DRP. Shares acquired by the Company in any Secondary Market or registered in a Registration for use in the DRP may be at prices lower or higher than the Share price which will be paid for the DRP Shares pursuant to the Initial Public Offering.

If the Company acquires Shares in any Secondary Market for use in the DRP, the Company shall use its reasonable efforts to acquire Shares at the lowest price then reasonably available. However, the Company does not in any respect guarantee or warrant that the Shares so acquired and purchased by the Participant in the DRP will be at the lowest possible price. Further, irrespective of the Company’s ability to acquire Shares in any Secondary Market or to make an Offering for Shares to be used in the DRP, the Company is in no way obligated to do either, in its sole discretion.

5. No Commissions or Other Charges. No dealer manager fee, stockholder servicing fees, dealer manager servicing fees nor sales commissions will be paid with respect to the DRP Shares.

6. Exclusion of Certain Distributions. The board of directors of the Company reserves the right to designate that certain cash or other distributions attributable to net sale proceeds will be excluded from Distributions that may be reinvested in Shares under the DRP.

7. Taxation of Distributions. The reinvestment of Distributions in the DRP does not relieve Participants of any taxes which may be payable as a result of those Distributions and their reinvestment pursuant to the terms of this Plan.

8. Stock Certificates. The ownership of the Shares purchased through the DRP will be in book-entry form unless and until the Company issues certificates for its outstanding common stock.

9. Voting. A Participant may vote all Shares acquired through the DRP.

10. Reports. Within 30 days after the end of each fiscal quarter, the Company shall provide each Stockholder with an individualized report on his or her investment, including the purchase date(s), purchase price and number of Shares owned, as well as the dates of Distribution payments and amounts of Distributions paid during the prior fiscal year.

11. Termination by Participant. A Participant may terminate participation in the DRP at any time, without penalty by delivering to the Company a written notice. Prior to listing of the Shares on a national securities exchange, any transfer of Shares by a Participant to a non-Participant will terminate participation in the DRP with respect to the transferred Shares. Upon termination of DRP participation for any reason, Distributions paid subsequent to termination will be distributed to the Stockholder in cash.

12. Amendment or Termination of DRP by the Company. The board of directors of the Company may by majority vote (including a majority of the Independent Directors) amend, modify, suspend or terminate the DRP for any reason upon 10 days’ written notice to the Participants; provided, however, no such amendment shall add compensation to the DRP or remove the opportunity for a Participant to terminate participation in the plan, as specified above.

13. Liability of the Company. The Company shall not be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims or liability (a) arising out of failure to terminate a Participant’s account upon such Participant’s death prior to receipt of notice in writing of such death, or (b) with respect to the time and the prices at which Shares are purchased or sold for a Participant’s account. Any limitation of the Company’s liability under this Section 13 may be further limited by Section II.G. of the Statement of Policy Regarding Real Estate Investment Trusts published by the North American Securities Administrators Association, as applicable. To the extent that indemnification may apply to liabilities arising under the Securities Act of 1933, as amended, or the securities laws of a particular state, the Company has been advised that, in the opinion of the SEC and certain state securities commissioners, such indemnification is contrary to public policy and, therefore, unenforceable.

APPENDIX C

PRIOR PERFORMANCE TABLES

The following Prior Performance Tables provide historical unaudited financial information relating to three public and one private real estate investment programs (“Prior Real Estate Programs”), which we deem to have similar investment objectives to us, sponsored by our sponsor or its affiliates. As described elsewhere in this prospectus, on June 28, 2019, SmartStop and its operating partnership entered into the Self Administration Transaction with SAM and its affiliates, pursuant to which, effective as of June 28, 2019, SmartStop acquired the self storage advisory, asset management, property management, investment management, and certain joint venture interests of SAM, along with certain other assets. As a result of the Self Administration Transaction, SmartStop REIT Advisors, our sponsor and an indirect wholly owned subsidiary of SmartStop, is deemed to be an affiliate of SAM for prior performance purposes relating to prior self storage programs. This information should be read together with the summary information included in the “Prior Performance Summary” section of this prospectus.

The Prior Real Estate Programs presented provide an indication of prior real estate programs sponsored by our sponsor or its affiliates and the performance of these programs. However, the general condition of the economy, as well as other factors, can affect the real estate market and operations and impact the financial performance significantly.

Investors should not construe inclusion of the following tables as implying, in any manner, that we will have results comparable to those reflected in such tables. Distributable cash flow, federal income tax deductions, or other factors could be substantially different. Investors should note that by acquiring our shares of common stock, they will not be acquiring any interest in any prior program.

The following tables are included herein:

Table I – Experience in Raising and Investing Funds — Table I summarizes information of the prior performance of our sponsor and its affiliates in raising funds for the Prior Real Estate Programs, the offerings of which closed in the most recent three years ended December 31, 2020. The information in Table I is unaudited.

Table II – Compensation to Sponsor — Table II summarizes the compensation paid to our sponsor and its affiliates for the Prior Real Estate Programs, the offerings of which closed in the most recent three years ended December 31, 2020. The information in Table II is unaudited.

Table III – Annual Operating Results of Prior Real Estate Programs — Table III summarizes the operating results for the Prior Real Estate Programs, the offerings of which closed in the most recent five years ended December 31, 2020. The information in Table III is unaudited.

Table IV – Results of Completed Prior Real Estate Programs — Table IV summarizes the results for the Prior Real Estate Programs that have completed operations during the previous five years ended December 31, 2020. The information in Table IV is unaudited.

Table V – Sales or Disposals of Properties for Prior Real Estate Programs — Table V includes all sales or disposals of properties by Prior Real Estate Programs within the most recent three years ended December 31, 2020. The information in Table V is unaudited.

The Prior Real Estate Programs presented in the Prior Performance Tables are considered to have similar investment objectives as ours. We intend to invest in income and growth self storage properties (such as development, re-development, lease-up, and expansion opportunities) and related self storage investments. Our stockholders will not own any interest in any Prior Real Estate Program and should not assume that they will experience returns, if any, comparable to those experienced by investors in the Prior Real Estate Programs.

Please see “Risk Factors — Risks Related to Investments in Real Estate” in the prospectus. Due to the risks involved in the ownership of and investment in real estate, there is no guarantee of any level of return on your investment and you may lose some or all of your investment.

TABLE I

EXPERIENCE IN RAISING AND INVESTING FUNDS (UNAUDITED)

This table provides a summary of the experience of our sponsor or its affiliates in investing and raising funds in Prior Real Estate Programs for which the offerings have closed in the most recent three years ended December 31, 2020. Information is provided pertaining to the timing and length of this offering and the time period over which the proceeds have been invested in the properties.

	Strategic Storage Trust IV, Inc. (Public Offering)(1)	Strategic Storage Growth Trust II, Inc. (Private Offering)(2)
Dollar amount offered	$1,095,000,000	$270,000,000
Dollar amount raised	$247,201,659	$114,371,345
Length of offering (in months)	41	17
Months to invest 90% of amount available for investment	35	21

NOTES TO TABLE I

(1)

Amounts included herein relate to proceeds raised and invested pursuant to SST IV’s public offering, which terminated on September 11, 2020. Additionally, amounts included herein relate to amounts reinvested pursuant to the related distribution reinvestment plan, but do not include any amounts related to SST IV’s Registration Statement on Form S-3 for its distribution reinvestment plan offering filed with the SEC on July 30, 2020 (the “SST IV Form S-3”).

(2)

Amounts included herein relate to proceeds raised and invested pursuant to SSGT II’s private offering, which closed on September 30, 2020. Additionally, amounts included herein relate to amounts reinvested pursuant to the related distribution reinvestment plan.

TABLE II

COMPENSATION TO SPONSOR (UNAUDITED)

This table sets forth the compensation paid to our sponsor or its affiliates for Prior Real Estate Programs for which the offerings have closed in the most recent three years ended December 31, 2020. The table includes compensation paid out of the offering proceeds and compensation paid in connection with the ongoing operations of Prior Real Estate Programs. The Prior Real Estate Programs for which information is presented below have a similar investment objective to this program.

	Strategic Storage Trust IV, Inc.(1)		Strategic Storage Growth Trust II, Inc.(18)
Date offering commenced	Multiple	(2)	January 9, 2019
Dollar amount raised	$254,702,659		$114,371,345
Amount paid or payable to sponsor from proceeds of offering:
Selling commissions(3)	$12,030,853		$8,286,252
Stockholder servicing fees(4)	$2,755,807		$—
Dealer manager fees(5)	$4,356,531		$2,365,792
Dealer manager servicing fees(6)	$567,340		$—
Offering expenses(7)	$2,301,707		$990,775
Acquisition costs
Acquisition fees(8)	$—		$—
Acquisition expenses(9)	$1,980,846		$902,400
Other(10)	$90,000		$37,500
Dollar amount of cash generated from operations before deducting payments to sponsor	$13,944,629		$1,459,327
Amounts paid or payable to sponsor from operations:
Property management fees(11)	$2,432,926		$452,416
Asset management fees(12)	$5,044,695		$1,597,932
Construction fees(13)	$—		$—
Transfer agent fees(14)	$715,568		$240,286
Tenant protection plan revenues(15)	$5,331		$258
Reimbursements(16)	$3,593,678		$1,847,476
Debt issuance costs	$—		$—
Dollar amount of property sales and refinancing before deducting payments to sponsor(17)
Cash	—		—
Notes	—		—
Amount paid to sponsor from property sales and refinancing
Incentive fees	—		—
Real estate commissions	—		—
Other	—		—

NOTES TO TABLE II

(1)

The offering related amounts included herein are presented for the entire SST IV program (private offering transaction and public offering), and do not include any amounts offered or raised pursuant to the SST IV Form S-3. The operating related amounts included herein are presented through September 30, 2020. On March 17, 2021, SmartStop acquired SST IV by way of merger.

(2)

With respect to SST IV the offering related amounts herein relate to both SST IV’s private offering transaction and public offering. SST IV’s private offering transaction and public offering commenced on January 25, 2017 and March 17, 2017, respectively.

(3)	Represents selling commissions paid to the dealer manager, an affiliate of our sponsor, all of which was reallowed to participating broker-dealers.
(4)

Represents stockholder servicing fees, which were paid on an ongoing basis, payable monthly and accrued to the broker-dealers daily in an amount equal to 1/365th of 1% of the purchase price per share of the Class T shares sold in the primary public offering for SST IV. Such stockholder servicing fees ceased to be paid on behalf of SST IV shortly after the SST IV Merger on March 17, 2021.

(5)	Represents amounts paid to the dealer manager, a portion of which was reallowed to participating broker-dealers.
(6)

Represents dealer manager servicing fees, which were paid to the dealer manager on an ongoing basis, payable monthly and accrued to the dealer manager daily in an amount equal to 1/365th of 0.5% of the purchase price per share of the Class W shares sold in the primary public offering for SST IV. Such dealer manager servicing fees ceased to be paid on the behalf of SST IV at the closing of the SST IV Merger on March 17, 2021.

(7)

Represents direct costs of the offering, paid to the sponsor or an affiliate. Such costs include reimbursable costs of the program’s advisor and third party costs originally paid by the program’s advisor. In addition to such costs, direct costs of the offering paid by SST IV and SSGT II directly to third parties for offering costs totaled approximately $4.6 million and $0.8 million, respectively.

(8)	Represents acquisition fees incurred by the program and paid to its advisor.
(9)

Represents acquisition related reimbursable costs paid to the program’s advisor. In addition to such costs, acquisition related costs paid directly by SST IV and SSGT II to third parties totaled approximately $1.5 million and $0.3 million, respectively.

(10)	Represents set-up fees paid to an affiliated property manager of $3,750 per property, as applicable.
(11)	Represents property management fees paid by SST IV and SSGT II to an affiliated property manager.
(12)	Represents asset management fees paid to the program’s advisor.
(13)	Represents construction fees paid to the program’s property manager.
(14)	Represents fees paid to an affiliate of the program’s sponsor for transfer agent and registrar services provided.
(15)	Amounts represent net tenant protection plan revenues paid to an affiliate of the property manager pursuant to joint venture arrangements.
(16)

Represents general and administrative costs, paid to the program’s advisor and its affiliates. Such costs include reimbursable costs of the program’s advisor (and its affiliates) and third party costs originally paid by the program’s advisor and its affiliates.

(17)

Certain programs have had activity relating to these line items. However, no fees were paid to affiliates of the sponsor in connection therewith. As such, including any related data is not meaningful and has therefore been omitted.

(18)

Amounts relate to proceeds raised and invested pursuant to SSGT II’s private offering, which closed on September 30, 2020. Additionally, amounts included herein relate to amounts reinvested pursuant to the related distribution reinvestment plan.

TABLE III

OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED)

The following sets forth the unaudited operating results of Prior Real Estate Programs sponsored by our sponsor or its affiliates, the offerings of which have closed in the most recent five years ended December 31, 2020. The information relates only to programs with investment objectives similar to this program. Unless otherwise indicated, all amounts are as of and for the year ended December 31 for the year indicated.

	SmartStop Self Storage REIT, Inc. January 2017(5)
	2016	2017	2018	2019	2020
Summary Operating Results
Total revenue	$45,431,146	$76,108,906	$80,412,257	$109,528,549	$124,024,363
Operating expenses(1)	$21,700,658	$35,119,216	$35,483,338	$48,327,320	$46,912,928
Depreciation and amortization(2)	$22,078,280	$33,452,073	$22,802,691	$41,098,672	$42,071,743
Other operating expenses	$16,562,711	$3,962,506	$5,974,785	$4,569,849	$56,179,902
Gain on sale of real estate	$—	$—	$—	$3,944,696	$—
Operating income (loss)	$(14,910,503)	$3,575,111	$16,151,443	$11,588,012	$(21,140,210)
Interest expense	$10,906,668	$18,194,016	$19,170,970	$41,428,312	$36,053,312
Net loss — GAAP basis	$(26,103,609)	$(14,986,290)	$(3,720,730)	$(25,095,538)	$(51,206,803)
Summary of Statement of Cash Flows
Net cash flows provided by (used in) operating activities	$(874,470)	$19,935,013	$18,359,125	$9,767,022	$26,769,871
Net cash flows used in investing activities	$(508,377,715)	$(57,546,328)	$(3,179,291)	$(347,783,873)	$(28,958,838)
Net cash flows provided by financing activities	$498,943,670	$31,278,664	$(12,541,473)	$392,223,412	$13,739,338
Amount and Source of Distributions
Total distributions paid in cash to common stockholders	$11,358,337	$16,671,024	$17,566,799	$18,207,418	$19,160,171
Distribution Data Per $1,000 invested(3)
Total distributions paid in cash to common stockholders	$21.16	$30.09	$31.71	$32.17	$33.85
From operations	$—	$30.09	$31.71	$17.26	$33.85
From offering proceeds	$21.16	$—	$—	$—	$—
From financing activities	$—	$—	$—	$14.91	$—
Summary Balance Sheet
Total assets	$752,553,611	$817,497,838	$796,354,037	$1,311,433,731	$1,282,221,057
Total liabilities	$331,209,006	$410,062,755	$418,870,325	$775,802,382	$785,289,170
Redeemable equity	$10,711,682	$24,497,059	$32,226,815	$43,391,362	$57,335,575
Preferred equity	$—	$—	$—	$146,426,164	$196,356,107
Common equity	$410,632,923	$382,938,024	$345,256,897	$345,813,823	$243,240,205
Estimated per share value(4)	$10.09	$10.22	$10.65	$10.66	$10.40

TABLE III

OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED)—CONTINUED

	Strategic Storage Growth Trust, Inc. January 2015(7)
	2015	2016	2017	2018(8)
Summary Operating Results
Total revenue	$4,857,407	$9,313,759	$13,786,361	$14,369,493
Operating expenses(1)	$2,205,173	$4,016,072	$5,945,010	$6,277,406
Depreciation and amortization(2)	$2,107,159	$3,298,559	$4,803,665	$5,401,800
Other operating expenses	$2,895,764	$3,857,079	$6,853,793	$4,739,171
Operating loss	$(2,350,689)	$(1,857,951)	$(3,816,107)	$(2,048,884)
Interest expense	$1,026,798	$2,057,428	$518,390	$664,431
Net loss — GAAP basis	$(3,375,721)	$(3,955,374)	$(3,955,942)	$(2,727,009)
Summary of Statement of Cash Flows
Net cash flows (used in) provided by operating activities	$(672,711)	$167,590	$2,041,912	$2,988,004
Net cash flows used in investing activities	$(44,311,649)	$(29,988,936)	$(100,107,167)	$(54,311,670)
Net cash flows provided by financing activities	$47,084,108	$26,923,887	$147,193,760	$1,200,444
Amount and Source of Distributions
Total distributions paid in cash to common stockholders	$5,983	$576,046	$3,313,927	$3,948,280
Distribution Data Per $1,000 invested(3)
Total distributions paid in cash to common stockholders	$0.23	$5.42	$11.94	$14.23
From operations	$—	$1.58	$7.36	$10.77
From offering proceeds	$0.23	$3.84	$4.58	$3.46
Summary Balance Sheet
Total assets	$69,929,708	$93,937,975	$239,929,758	$238,744,685
Total liabilities	$40,644,751	$15,278,591	$13,635,347	$21,015,247
Redeemable equity	$10,706	$1,086,603	$5,679,485	$8,208,920
Preferred equity	$15,884,852	$—	$—	$—
Common equity	$13,389,399	$77,572,781	$220,614,926	$209,520,518
Estimated per share value(6)	N/A	$10.05	$11.56	$11.58

TABLE III

OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED)—CONTINUED

	Strategic Storage Trust IV, Inc. March 2017(9)
	2017	2018	2019	2020(11)
Summary Operating Results
Total revenue	$475,404	$5,764,028	$17,248,341	$16,702,140
Operating expenses(1)	$286,373	$2,814,717	$8,929,428	$10,249,330
Depreciation and amortization(2)	$284,869	$3,416,033	$10,264,931	$8,645,653
Other operating expenses	$1,150,842	$3,050,772	$3,465,539	$2,895,067
Operating loss	$(1,246,680)	$(3,517,494)	$(5,411,557)	$(5,087,910)
Interest expense	$—	$(1,341,631)	$(4,131,356)	$(4,195,045)
Net loss — GAAP basis	$(1,246,680)	$(4,719,953)	$(9,568,728)	$(9,381,755)
Summary of Statement of Cash Flows
Net cash flows (used in) provided by operating activities	$(1,289,006)	$(97,732)	$927,028	$1,352,194
Net cash flows used in investing activities	$(13,337,799)	$(132,453,332)	$(142,287,477)	$(27,149,635)
Net cash flows provided by financing activities	$36,354,930	$126,417,379	$131,330,362	$30,760,232
Amount and Source of Distributions
Total distributions paid in cash to common stockholders	$(681,700)	$(2,620,607)	$(5,401,316)	$(5,791,928)
Distribution Data Per $1,000 invested(3)
Total distributions paid in cash to common stockholders	$16.07	$22.58	$24.58	$23.75
From operations	$—	$—	$—	$—
From offering proceeds	$16.07	$22.58	$24.58	$23.75
Summary Balance Sheet
Total assets	$35,804,087	$161,942,760	$288,469,695	$310,207,553
Total liabilities	$1,105,316	$69,129,692	$118,657,170	$133,427,775
Redeemable equity	$183,420	$2,093,989	$5,793,896	$11,084,494
Preferred equity	$—	$—	$—	$—
Common equity	$34,515,351	$90,719,079	$164,018,629	$165,695,284
Estimated per share value(10)	N/A	N/A	$22.65	$22.65

TABLE III

OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED)—CONTINUED

	Strategic Storage Growth Trust II, Inc. October 2018(12)
	2019	2020
Summary Operating Results
Total revenue	$1,327,822	$4,747,638
Operating expenses(1)	$1,455,803	$3,918,136
Depreciation and amortization(2)	$1,256,280	$3,744,411
Other operating expenses	$1,830,077	$1,892,033
Operating loss	$(3,214,338)	$(4,807,212)
Interest expense	$(232,197)	$(1,798,204)
Net loss — GAAP basis	$(3,287,666)	$(7,244,603)
Summary of Statement of Cash Flows
Net cash flows used in by operating activities	$(1,953,617)	$(1,387,280)
Net cash flows used in investing activities	$(83,014,514)	$(59,710,023)
Net cash flows provided by financing activities	$118,245,379	$31,527,581
Amount and Source of Distributions
Total distributions paid in cash to common stockholders	$(1,132,896)	$(1,937,026)
Distribution Data Per $1,000 invested(3)
Total distributions paid in cash to common stockholders	$(11.68)	$(17.48)
From operations	$—	$—
From offering proceeds	$(11.68)	$(17.48)
Summary Balance Sheet
Total assets	$116,006,945	$141,387,652
Total liabilities	$33,863,803	$43,153,497
Redeemable equity	$1,364,275	$3,588,637
Preferred equity	$—	$13,449,229
Common equity	$80,778,867	$81,196,289
Estimated per share value	N/A	N/A

NOTES TO TABLE III

(1)	Operating expenses include the ongoing operating costs, excluding the costs separately detailed in the tables.
(2)

Depreciation of real property is calculated on the straight-line method over estimated useful lives ranging primarily from 5 to 35 years. The fair value of in-place leases upon the acquisition of a property is amortized over the estimated future benefit period.

(3)

Distribution data was calculated based on the gross proceeds invested as of the end of each respective period shown. Distributions in excess of cash flow from operations were funded from offering proceeds. For SmartStop Self Storage REIT, Inc. and Strategic Storage Trust IV, Inc., the years in which cash distributions were funded from offering proceeds represent years in which each company was still in its offering phase and did not yet have positive cash flow from operations. For Strategic Storage Growth Trust, Inc. and Strategic Storage Growth Trust II, Inc., all or a portion of cash distributions were paid from offering proceeds for all years due to each company’s strategy of acquiring a portfolio growth self storage properties with the objective of stabilizing and growing revenue after acquisition.

(4)

On April 8, 2016, SmartStop’s board of directors approved a net asset valuation of $10.09 per share as of December 31, 2015. On April 13, 2017, SmartStop’s board of directors approved a net asset valuation of $10.22 per share as of December 31, 2016. On April 19, 2018, SmartStop’s board of directors approved a net asset valuation of $10.65 per share as of December 31, 2017. On June 26, 2019, SmartStop’s board of directors approved a net asset valuation of $10.66 per share as of March 31, 2019. On April 20, 2020, SmartStop’s board of directors approved a net asset valuation of $10.40 per share as of December 31, 2019. For the purposes of calculating these estimated net asset values per share, independent third party appraisers valued SmartStop’s properties.

(5)	SmartStop terminated its initial public offering on January 9, 2017.
(6)

On April 8, 2016, SSGT’s board of directors approved a net asset valuation of $10.05 per share as of December 31, 2015. On April 13, 2017, SSGT’s board of directors approved a net asset valuation of $11.56 per share as of December 31, 2016. On April 19, 2018, SSGT’s board of directors approved a net asset valuation of $11.58 per share as of December 31, 2017. For the purposes of calculating these estimated net asset values per share, an independent third party appraiser valued SSGT’s properties. On January 24, 2019, SmartStop acquired SSGT by way of merger.

(7)	SSGT terminated its private offering on January 16, 2015 and terminated its public offering on March 31, 2017.
(8)

The 2018 results are presented as of and for the nine months ended September 30, 2018. On January 24, 2019, SmartStop acquired SSGT by way of merger. As such, the financial information contained in Table III is provided through September 30, 2018. For financial information following September 30, 2018, refer to the financials include in Table III for SmartStop.

(9)	SST IV terminated its initial public offering on September 11, 2020.
(10)

On June 20, 2019, SST IV’s board of directors approved an estimated value per share of SST IV’s common stock of $22.65 for each of its Class A, Class T, and Class W shares based on the estimated value of SST IV’s assets less the estimated value of SST IV’s liabilities, or net asset value, divided by the number of shares outstanding on an adjusted fully diluted basis, calculated as of March 31, 2019. On June 29, 2020, SST IV’s board of directors approved an estimated value per share of SST IV’s common stock of $22.65 for each of its Class A, Class T, and Class W shares based on the estimated value of SST IV’s assets less the estimated value of SST IV’s liabilities, or net asset value, divided by the number of shares outstanding on an adjusted fully diluted basis, calculated as of March 31, 2020. SST IV’s primary offering was suspended as of April 30, 2020 and terminated on September 11, 2020. For the purposes of calculating these estimated net asset values per share, an independent third party appraiser valued SST IV’s properties. On March 17, 2021, SmartStop acquired SST IV by way of merger.

(11)

The 2020 results are presented as of and for the nine months ended September 30, 2020. On March 17, 2021, SmartStop acquired SST IV by way of merger. As such, the financial information contained in Table III is provided through September 30, 2020.

(12)

SSGT II commenced its private offering and operations on January 9, 2019 upon reaching the minimum escrow requirements of the private offering, suspended its primary offering on April 30, 2020 and closed its primary offering on September 30, 2020.

TABLE IV

RESULTS OF COMPLETED PRIOR REAL ESTATE PROGRAMS (UNAUDITED)

This table sets forth summary information on the results of Prior Real Estate Programs sponsored by our sponsor or its affiliates that completed operations during the previous five years ended December 31, 2020. The information relates only to programs with investment objectives similar to this program.

Program Name	Strategic Storage Growth Trust, Inc.(1)
Date of closing of offering	January 16, 2015 and March 31, 2017
Duration of offering (in months)	19.0 and 27.0
Date program terminated	January 24, 2019
Dollar amount raised	$279,933,449
Annualized return on investment	9.3%(2)
Annual median leverage	13%

NOTES TO TABLE IV

(1)

SSGT merged into a subsidiary of SmartStop on January 24, 2019. The offering related amounts included herein do not include any amounts offered or raised pursuant to the SSGT Form S-3 or SSGT’s private offering which terminated on January 16, 2015.

(2)

Annualized return on investment was calculated as (a) the difference between the aggregate amounts distributed to investors and invested by investors, divided by (b) the aggregate amount invested by investors, divided by (c) the number of years from the initial receipt of offering proceeds from a third party investor to the liquidity event. As applicable, the aggregate amount distributed to investors includes distributions paid in cash and any operating partnership units issued upon acquisition by SSGT.

TABLE V

SALES OR DISPOSALS OF PROPERTIES FOR PRIOR REAL ESTATE PROGRAMS (UNAUDITED)

The following table sets forth sales or other disposals of properties by Prior Real Estate Programs sponsored by our sponsor or its affiliates during the most recent three years ended December 31, 2020. The information relates only to programs with investment objectives similar to this program.

Selling Price, Net of Closing Costs and GAAP Adjustments

Property	Date Acquired		Date of Sale	Cash Received Net of Closing Costs(1)	Mortgage Balance at Time of Sale	Purchase Money Mortgage Taken Back by Program	Adjustments Resulting from Application of GAAP	Total
San Antonio II	1/24/2019	(2)	10/18/2019	$8,224,286	$7,497,324	—	—	$15,721,610

Cost of Properties Including Closing and Soft Costs

Property	Original Mortgage Financing	Total Acquisition Cost, Capital Improvements, Closing and Soft Costs(3)	Total	Gain on Sale of Investment	Excess (Deficiency) of Property Operating Cash Receipts Over Cash Expenditures
San Antonio II	$7,497,324	$4,728,578	$12,225,902	$3,495,708	$387,336

NOTES TO TABLE V

(1)	Excludes amounts used to repay mortgage.
(2)	SmartStop acquired the San Antonio II Property in the SSGT Merger on January 24, 2019. SSGT originally acquired the San Antonio Property on January 6, 2016.
(3)	Excludes mortgage amount.

Until [        ] 2022, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as soliciting dealers.

We have not authorized any dealer, salesperson or other individual to give any information or to make any representations that are not contained in this prospectus. If any such information or statements are given or made, you should not rely upon such information or representation. This prospectus does not constitute an offer to sell any securities other than those to which this prospectus relates, or an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. This prospectus speaks as of the date set forth below. You should not assume that the delivery of this prospectus or that any sale made pursuant to this prospectus implies that the information contained in this prospectus will remain fully accurate and correct as of any time subsequent to the date of this prospectus.

Strategic Storage Trust VI, Inc.

Maximum Offering of

$1.095 Billion in Shares

of Common Stock

PROSPECTUS

Pacific Oak Capital Markets, LLC

[                ], 2022

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 31.	Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses to be paid by us, other than the sales commissions, dealer manager fees, stockholder servicing fees, and dealer manager servicing fees, while issuing and distributing the common stock being registered. All amounts are estimates except the registration fee and the FINRA filing fee.

SEC Registration Fee	$119,465
FINRA Filing Fee	164,750
Printing Expenses	828,000
Legal Fees and Expenses	1,700,000
Accounting Fees and Expenses	125,000
Blue Sky Fees and Expenses	500,000
Educational Seminars and Conferences	600,000
Due Diligence Expenses	1,640,339
Advertising and Sales Literature	1,250,000
Miscellaneous	3,065,000

Total Expenses	$9,992,554

Item 32.	Sales to Special Parties

None.

Item 33.	Recent Sales of Unregistered Securities

In connection with our incorporation, we issued 109.89 shares of our common stock to Strategic Storage Advisor VI, LLC for $9.10 per share in a private placement offering on January 15, 2021. Such offering was exempt from the registration requirements pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Act”).

We are engaged in a private offering of up to $220.0 million in shares of common stock to accredited investors (as defined in Rule 501 under the Act) pursuant to a confidential private placement memorandum dated February 26, 2021, as amended and supplemented. As of March 1, 2022, we have received net offering proceeds of approximately $83.7 million from the sale of approximately 8.8 million shares of common stock in the private offering after commissions, fees and expenses. We incurred approximately $6.8 million in sales commissions and dealer manager fees in connection with the private offering. Pacific Oak Capital Markets, LLC is the dealer manager for the private offering.

Each of the purchasers of our shares of common stock under our private offering has represented that he or she is an accredited investor. Based upon these representations, we believe that the issuances of our shares of common stock were exempt from the registration requirements pursuant to Rule 506 and Section 4(a)(2) of the Act and Regulation D promulgated thereunder.

Item 34.	Indemnification of the Directors and Officers

The Maryland General Corporation Law, as amended (the “MGCL”), permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action.

The MGCL requires a Maryland corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his service in that capacity. The MGCL permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of (a) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and (b) a written undertaking by or on his behalf to repay the amount paid or reimbursed if it shall ultimately be determined that the standard of conduct was not met. It is the position of the Securities and Exchange Commission that indemnification of directors and officers for liabilities arising under the Act is against public policy and is unenforceable pursuant to Section 14 of the Act.

Subject to the significant conditions below, our charter provides that we shall indemnify and hold harmless a director, officer, employee, agent, advisor or affiliate against any and all losses or liabilities reasonably incurred by such director, officer, employee, agent, advisor or affiliate in connection with or by reason of any act or omission performed or omitted to be performed on our behalf in such capacity.

However, under our charter, we shall not indemnify our directors, officers, employees, agents, advisor or any affiliate for any liability or loss suffered by the directors, officers, employees, agents, advisors or affiliates, nor shall we provide that the directors, officers, employees, agents, advisors or affiliates be held harmless for any loss or liability suffered by us, unless all of the following conditions are met: (i) the directors, officers, employees, agents, advisor or affiliates have determined, in good faith, that the course of conduct which caused the loss or liability was in our best interests; (ii) the directors, officers, employees, agents, advisor or affiliates were acting on our behalf or performing services for us; (iii) such liability or loss was not the result of (A) negligence or misconduct by the directors, excluding the independent directors, officers, employees, agents, advisor or affiliates; or (B) gross negligence or willful misconduct by the independent directors; and (iv) such indemnification or agreement to hold harmless is recoverable only out of our net assets and not from stockholders. Notwithstanding the foregoing, the directors, officers, employees, agents, advisor or affiliates and any persons acting as a broker-dealer shall not be indemnified by us for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; and (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which our securities were offered or sold as to indemnification for violations of securities laws.

Our charter provides that the advancement of funds to our directors, officers, employees, agents, advisor or affiliates for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought is permissible only if all of the following conditions are satisfied: (i) the legal action relates to acts or omissions with respect to the performance of duties or services on our behalf; (ii) the legal action is initiated by a third party who is not a stockholder or the legal action is initiated by a stockholder acting in his or her capacity as such and a court of competent jurisdiction specifically approves such advancement; (iii) the directors, officers, employees, agents, advisor or affiliates undertake to repay the advanced funds to us together with the applicable legal rate of interest thereon, in cases in which such directors, officers, employees, agents, advisor or affiliates are found not to be entitled to indemnification.

We also maintain insurance on behalf of all of our directors and executive officers against liability asserted against or incurred by them in their official capacities with us, subject to our limitations on indemnification.

Item 35.	Treatment of Proceeds from Stock Being Registered

Not Applicable

Item 36.	Financial Statements and Exhibits

(a) Financial Statements: The following consolidated financial statements are filed as part of this registration statement and included in the prospectus:

Audited Consolidated Financial Statements:

(1)	Report of Independent Registered Public Accounting Firm

(2)	Consolidated Balance Sheet as of December 31, 2021

(3)	Consolidated Statement of Operations for the year ended December 31, 2021

(4)	Consolidated Statement of Equity for the year ended December 31, 2021

(5)	Consolidated Statement of Cash Flows for the year ended December 31, 2021

(6)	Notes to Consolidated Financial Statements

Financial Statement Schedule:

Schedule III – Real Estate and Accumulated Depreciation

Audited Financial Statement for the Phoenix Property:

(1)	Independent Auditor’s Report

(2)	Statement of Revenues and Certain Operating Expenses for the Period from May 11, 2020 through December 31, 2020

(3)	Notes to Statement of Revenues and Certain Operating Expenses for the Period from May 11, 2020 through December 31, 2020

Unaudited Financial Statements for the Las Vegas Property:

(1)	Statements of Revenues and Certain Operating Expenses for the Period from September 21, 2020 through December 31, 2020 and for the Five Months ended May 31, 2021

(2)	Notes to Statements of Revenues and Certain Operating Expenses for the Period from September 21, 2020 through December 31, 2020 and for the Five Months ended May 31, 2021

Audited Financial Statements for the Surprise Property:

(1)	Independent Auditor’s Report

(2)	Statements of Revenues and Certain Operating Expenses for the Year Ended December 31, 2020 and for the Six Months Ended June 30, 2021 (unaudited)

(3)	Notes to Statements of Revenues and Certain Operating Expenses for the Year Ended December 31, 2020 and for the Six Months Ended June 30, 2021 (unaudited)

Audited Financial Statements for the Bradenton Property:

(1)	Independent Auditor’s Report

(2)	Statements of Revenues and Certain Operating Expenses for the Period from October 22, 2020 through December 31, 2020 and for the Nine Months Ended September 30, 2021 (unaudited)

(3)	Notes to Statements of Revenues and Certain Operating Expenses for the Period from October 22, 2020 through December 31, 2020 and for the Nine Months Ended September 30, 2021 (unaudited)

Unaudited Pro Forma Consolidated Financial Statements:

(1)	Unaudited Pro Forma Consolidated Statement of Operations for the Year ended December 31, 2021

(2)	Notes to Unaudited Pro Forma Consolidated Financial Statements

(b) Exhibits:

Exhibit No.	Description

1.1	Dealer Manager Agreement and Participating Dealer Agreement

3.1*	First Articles of Amendment and Restatement of Strategic Storage Trust VI, Inc.

3.2	Bylaws of Strategic Storage Trust VI, Inc.

3.3	Articles of Amendment of Strategic Storage Trust VI, Inc.

3.4	Articles Supplementary of Strategic Storage Trust VI, Inc.

3.5	Second Articles of Amendment of Strategic Storage Trust VI, Inc.

4.1	Form of Subscription Agreement and Subscription Agreement Signature Page (included as Appendix A to the prospectus)

5.1	Opinion of Nelson Mullins Riley & Scarborough LLP as to legality of securities

8.1	Opinion of Nelson Mullins Riley & Scarborough LLP as to tax matters

10.1	Second Amended and Restated Limited Partnership Agreement of Strategic Storage Operating Partnership VI, L.P.

10.2	Amended and Restated Advisory Agreement

10.3	Strategic Storage Trust VI, Inc. Amended and Restated Distribution Reinvestment Plan (included as Appendix B to the prospectus)

10.4*	Employee and Director Long-Term Incentive Plan of Strategic Storage Trust VI, Inc.

10.5*	Phoenix Property Purchase Agreement, dated January 14, 2021

10.6*	Toronto Property Purchase Agreement, dated November 18, 2020

10.7*	Amending Agreement to Toronto Property Purchase Agreement, dated January 15, 2021

Exhibit No.	Description

10.8*	Las Vegas Property Purchase Agreement, dated March 19, 2021

10.9*	Amendment No. 1 to Las Vegas Property Purchase Agreement, dated April 9, 2021

10.10*	Phoenix II Property Purchase Agreement, dated March 24, 2021

10.11*	Etobicoke Property Purchase Agreement, dated June 8, 2020

10.12*	Revival and Amending Agreement relating to the Etobicoke Property, dated April 21, 2021

10.13*	Surprise Property Purchase Agreement, dated July 2, 2021

10.14*	Scarborough Property Purchase Agreement, dated September 1, 2020

10.15*	Revival and Amending Agreement relating to the Scarborough Property, dated April 21, 2021

10.16*	Second Amending Agreement relating to the Scarborough Property, dated July 19, 2021

10.17*	Promissory Note for Skymar Loan, dated July 8, 2021

10.18*	Deed of Trust, Assignment of Rents and Security Agreement, dated July 8, 2021

10.19*	Guaranty, dated July 8, 2021

10.20*	Hamilton Property Contribution Agreement, dated August 31, 2021

10.21*	Bradenton Property Purchase Agreement, dated September 29, 2021

10.22*	First Amendment to Bradenton Property Purchase Agreement, dated October 14, 2021

10.23*	Second Amendment to Bradenton Property Purchase Agreement, dated November 17, 2021

10.24*	Assignment Agreement for Toronto II Property, dated November 12, 2021

10.25*	Apopka Property Purchase Agreement, dated October 26, 2021

10.26*	First Amendment to Apopka Property Purchase Agreement, dated November 9, 2021

10.27*	Second Amendment to Apopka Property Purchase Agreement, dated November 30, 2021

10.28*	Third Amendment to Apopka Property Purchase Agreement, dated December 20, 2021

10.29*	Syndicated Term Loan Agreement with Huntington National Bank and the co-lenders party thereto, dated November 30, 2021

10.30*	Promissory Note in favor of Huntington National Bank, dated November 30, 2021

10.31*	Guaranty of Payment and Recourse Carve-Outs in favor of Huntington National Bank, dated November 30, 2021

10.32*	Joinder Agreement and First Amendment to Loan Documents, dated December 30, 2021

10.33*	Promissory Note in favor of Huntington National Bank, dated December 30, 2021

10.34*	Mezzanine Loan Agreement with SmartStop OP, L.P., dated December 30, 2021

10.35*	Promissory Note in favor of SmartStop OP, L.P., dated December 30, 2021

10.36*	Guaranty of Recourse Obligations in favor of SmartStop OP, L.P., dated December 30, 2021

21.1*	Subsidiaries of Strategic Storage Trust VI, Inc.

23.1	Consent of Nelson Mullins Riley & Scarborough LLP (included in Exhibit 5.1)

Exhibit No.	Description

23.2	Consent of Nelson Mullins Riley & Scarborough LLP with respect to tax opinion (included in Exhibit 8.1)

23.3	Consent of BDO USA, LLP, Independent Registered Public Accounting Firm

24.1*	Power of Attorney dated May 27, 2021

*	Previously filed.

Item 37.	Undertakings

(a) The Registrant undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(b) The Registrant undertakes (i) that, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof, (ii) that all post-effective amendments will comply with the applicable forms, rules and regulations of the Commission in effect at the time such post-effective amendments are filed, and (iii) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(c) The Registrant undertakes that, for the purpose of determining liability under the Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(d) For the purpose of determining liability of the Registrant under the Act to any purchaser in the initial distribution of the securities, the Registrant undertakes that in a primary offering of securities pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the Registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the Registrant or used or referred to by the Registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the Registrant or its securities provided by or on behalf of the Registrant; and (iv) any other communication that is an offer in the offering made by the Registrant to the purchaser.

(e) The Registrant undertakes to send to each stockholder, at least on an annual basis, a detailed statement of any transaction with our advisor or its affiliates, and of fees, commissions, compensation and other benefits paid or accrued to our advisor or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

(f) The Registrant undertakes to file a sticker supplement pursuant to Rule 424(c) under the Act during the distribution period describing each significant property not identified in the prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months, with the information contained in such amendment provided simultaneously to the existing stockholders. Each sticker supplement will disclose all compensation and fees received by our advisor and its affiliates in connection with any such acquisition. The post-effective amendment shall include or incorporate by reference audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X that have been filed or should have been filed on Form 8-K for all significant properties acquired during the distribution period.

(g) The Registrant undertakes to file after the distribution period a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, for each significant property acquired and to provide the information contained in such report to the stockholders at least once each quarter after the distribution period of the offering has ended.

(h) The Registrant undertakes to provide to the stockholders the financial statements required by Form 10-K for the first full fiscal year of operations.

(i) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-11 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ladera Ranch, State of California, on March 15, 2022.

STRATEGIC STORAGE TRUST VI, INC.

By:	/s/ Matt F. Lopez
Matt F. Lopez
Chief Financial Officer and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/s/ H. Michael Schwartz H. Michael Schwartz*	Chief Executive Officer and Director (Principal Executive Officer)	March 15, 2022

/s/ Matt F. Lopez Matt F. Lopez	Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	March 15, 2022

/s/ Stephen G. Muzzy Stephen G. Muzzy*	Independent Director	March 15, 2022

/s/ Alexander S. Vellandi Alexander S. Vellandi*	Independent Director	March 15, 2022

*	By: Matt F. Lopez, as Attorney in fact, pursuant to Power of Attorney dated May 27, 2021.